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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

IXYS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear IXYS Corporation Stockholder:

          On August 25, 2017, IXYS Corporation (referred to as IXYS), Littelfuse, Inc. (referred to as Littelfuse) and Iron Merger Co., Inc., a wholly owned subsidiary of Littelfuse (referred to as Merger Sub), entered into an Agreement and Plan of Merger that provides for the acquisition of IXYS by Littelfuse (such agreement, as amended by Amendment No. 1, dated as of December 4, 2017, by and among IXYS, Littelfuse, Merger Sub and IXYS Merger Co., LLC, a wholly owned subsidiary of Littelfuse (referred to as Merger Sub Two), as it may be further amended from time to time, is referred to as the merger agreement). Pursuant to the terms of the merger agreement, Merger Sub will merge with and into IXYS (referred to as the initial merger), with IXYS continuing as the surviving corporation in the initial merger and a wholly owned subsidiary of Littelfuse. Further to the terms of the merger agreement, IXYS, as the surviving corporation of the initial merger, will merge with and into Merger Sub Two (referred to as the follow-on merger, and collectively with the initial merger, the merger), with Merger Sub Two continuing as the surviving company in the follow-on merger and a wholly owned subsidiary of Littelfuse. The respective boards of directors of IXYS and Littelfuse have unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

          Upon the terms and subject to the conditions of the merger agreement, at the effective time of the initial merger (referred to as the effective time), each share of common stock, par value $0.01 per share, of IXYS that you own immediately prior to the effective time will be cancelled and extinguished and automatically converted into the right to receive, at your election and subject to proration, (i) $23.00 in cash (subject to applicable withholding tax), without interest (referred to as the cash consideration), or (ii) 0.1265 of a share of common stock, par value $0.01 per share, of Littelfuse (referred to as the stock consideration and together with the cash consideration, the merger consideration). You will receive cash in lieu of any fractional shares of Littelfuse common stock that you would otherwise be entitled to receive. Additionally, at the effective time, each outstanding option to purchase shares of IXYS common stock granted under an IXYS equity plan will be assumed by Littelfuse and converted into an option to acquire (i) a number of shares of Littelfuse common stock equal to the number of shares of IXYS common stock subject to such option immediately prior to the effective time multiplied by 0.1265, rounded down to the nearest whole share, with (ii) an exercise price per share of Littelfuse common stock equal to the exercise price of such IXYS stock option immediately prior to the effective time divided by 0.1265, rounded up to the nearest whole cent.

          Based on the closing stock price of Littelfuse common stock on August 25, 2017, the last full trading day before the announcement of the merger, the per share value of IXYS common stock implied by the stock consideration is $22.55. Based on the closing stock price of Littelfuse common stock on December 11, 2017, the most recent practicable date prior to the date of the accompanying proxy statement/prospectus, the per share value implied by the stock consideration is $24.90, which represents a premium of approximately 56% over IXYS' closing stock price on August 25, 2017. The implied value of the stock consideration will fluctuate as the market price of Littelfuse common stock fluctuates because the stock consideration is payable in a fixed number of shares of Littelfuse common stock. As a result, the value of the stock consideration that IXYS stockholders will receive upon completion of the merger could be greater than, less than or the same as the value of the stock consideration on the date of the accompanying proxy statement/prospectus or at the time of the special meeting of the IXYS stockholders described in the accompanying proxy statement/prospectus (referred to as the special meeting). Accordingly, you should obtain current stock price quotations for Littelfuse common stock and IXYS common stock before deciding how to vote with respect to the approval of the merger proposal. Littelfuse common stock and IXYS common stock trade on The NASDAQ Global Select Market under the symbols "LFUS" and "IXYS," respectively.

          Based on the number of shares of Littelfuse common stock and IXYS common stock outstanding on December 6, 2017, upon completion of the merger, former IXYS stockholders will own approximately 8% of the outstanding shares of Littelfuse common stock and Littelfuse stockholders immediately prior to the merger will own approximately 92% of the outstanding shares of Littelfuse common stock.

          The IXYS board of directors unanimously determined that the merger and the merger agreement are fair to and in the best interests of IXYS and its stockholders, and approved and declared it advisable to enter into the merger agreement.

          At the special meeting, you will be asked to approve the merger proposal and to vote on other merger-related matters. The IXYS board of directors unanimously recommends that IXYS stockholders vote "FOR" the merger proposal and "FOR" each of the other proposals described in the accompanying proxy statement/prospectus.

          Your vote is very important.    Littelfuse and IXYS cannot complete the merger without the approval of the merger proposal by IXYS stockholders holding at least a majority of the shares of IXYS common stock outstanding at the close of business on December 6, 2017, the record date for the special meeting. The failure of any stockholder to vote will have the same effect as a vote against the approval of the merger proposal. It is important that your shares of IXYS common stock be represented and voted regardless of the size of your holdings. Whether or not you plan to attend the special meeting, IXYS urges you to submit a proxy in advance of the special meeting to have your shares voted by using one of the methods described in the accompanying proxy statement/prospectus.

          More information about Littelfuse, IXYS, the special meeting, the merger and the other proposals for consideration at the special meeting is contained in the accompanying proxy statement/prospectus. Please carefully read the entire proxy statement/prospectus, including the section titled "Risk Factors" beginning on page 32, for a discussion of the risks relating to the proposed merger, and the annexes and documents incorporated by reference.

On behalf of the IXYS board of directors, thank you for your continued support.

Sincerely,

Uzi Sasson
 President and Chief Executive Officer

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER OR OTHER TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS OR THE SECURITIES TO BE ISSUED PURSUANT TO THE MERGER UNDER THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS NOR HAVE THEY DETERMINED IF THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The accompanying proxy statement/prospectus is dated December 13, 2017 and is first being mailed to IXYS stockholders on or about December 13, 2017.

IXYS CORPORATION
1590 Buckeye Drive
Milpitas, California 95035-7418

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 12, 2018

        This is a notice that the special meeting of stockholders of IXYS Corporation (referred to as IXYS) will be held on January 12, 2018, beginning at 9:00 a.m., local time, at IXYS' principal executive offices at the above address, unless postponed to a later date. The special meeting will be held for the following purposes:

  1.
  to adopt the Agreement and Plan of Merger, dated as of August 25, 2017, as amended by Amendment No. 1, dated as of December 4, 2017 (such agreement, as it may be further amended from time to time, is referred to as the merger agreement), by and among IXYS, Littelfuse, Inc. (referred to as Littelfuse), Iron Merger Co., Inc., a wholly owned subsidiary of Littelfuse (referred to as Merger Sub), and IXYS Merger Co., LLC, a wholly owned subsidiary of Littelfuse (referred to as Merger Sub Two), pursuant to which, upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into IXYS (referred to as the initial merger), with IXYS surviving the initial merger as a wholly owned subsidiary of Littelfuse, and further to which IXYS, as the surviving corporation of the initial merger, will merge with and into Merger Sub Two (referred to as the follow-on merger, and collectively with the initial merger, the merger), with Merger Sub Two continuing as the surviving company in the follow-on merger and a wholly owned subsidiary of Littelfuse (referred to as the merger proposal);

  2.
  to approve on an advisory (non-binding) basis the compensation that may be paid or become payable to IXYS' named executive officers that is based on or otherwise relates to the merger (referred to as the merger-related compensation proposal); and

  3.
  to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the merger proposal (referred to as the adjournment proposal).

        The accompanying proxy statement/prospectus describes the proposals listed above in more detail. Please refer to the accompanying proxy statement/prospectus, including the merger agreement and the other annexes and documents included in, or incorporated by reference into, the accompanying proxy statement/prospectus for further information with respect to the business to be transacted at the special meeting. You are encouraged to read the entire proxy statement/prospectus carefully before voting. In particular, see the section titled "Risk Factors" beginning on page 32.

        The IXYS board of directors unanimously determined that the terms of the merger agreement and the merger are fair to, and in the best interests of, IXYS and its stockholders, and that it is in the best interests of IXYS and its stockholders, and declared it advisable, for IXYS to enter into the merger agreement. The IXYS board of directors recommends that IXYS stockholders vote "FOR" the merger proposal and "FOR" each of the other proposals listed above and described in more detail in the accompanying proxy statement/prospectus.

        The IXYS board of directors has fixed the close of business on December 6, 2017 as the record date for determination of IXYS stockholders entitled to receive notice of, and to vote at, the special meeting or any adjournments or postponements thereof. Only holders of record of IXYS common stock as of the close of business on the record date are entitled to receive notice of, and to vote at, the special meeting.

        YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN.

        The merger cannot be completed unless the merger proposal is approved by the affirmative vote, in person or by proxy, of holders of a majority of the outstanding shares of IXYS common stock entitled to vote thereon.

        The affirmative vote of holders of a majority of the shares of IXYS common stock present in person or represented by proxy at the special meeting and entitled to vote thereon is required to approve the merger-related compensation proposal and the adjournment proposal.

        Whether or not you expect to attend the special meeting in person, IXYS urges you to submit a proxy to have your shares voted as promptly as possible by either: (1) logging onto the website shown on your proxy card and following the instructions to submit a proxy online; (2) dialing the toll-free number shown on your proxy card and following the instructions to submit a proxy by phone; or (3) signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the special meeting. If your shares are held in the name of a bank, brokerage firm or other nominee, please follow the instructions on the voting instruction card furnished by such bank, brokerage firm or other nominee. Any stockholder of record attending the special meeting may vote in person even if such stockholder has returned a proxy card.

        If you have any questions about the special meeting, the merger, the proposals or the accompanying proxy statement/prospectus, would like additional copies of the proxy statement/prospectus, need to obtain proxy cards or other information related to this proxy solicitation or need help submitting a proxy or voting your shares of IXYS common stock, you should contact:

IXYS Corporation
1590 Buckeye Drive
Milpitas, CA 95035
(408) 457-9000
Attention: Investor Relations

or

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005

Banks and Brokerage Firms Call: (212) 493-3910
Stockholders Call Toll Free: (800) 334-0384
Email: ixys@dfking.com

By order of the board of directors

Uzi Sasson
 President and Chief Executive Officer

Dated: December 13, 2017
 Milpitas, California

ADDITIONAL INFORMATION

        This proxy statement/prospectus incorporates important business and financial information about Littelfuse and IXYS from other documents that Littelfuse and IXYS have filed with the U.S. Securities and Exchange Commission (referred to in this proxy statement/prospectus as the SEC) and that are contained in or incorporated by reference into this proxy statement/prospectus. For a listing of documents incorporated by reference into this proxy statement/prospectus, please see the section titled "Where You Can Find More Information" beginning on page 151. This information is available for you to review at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, DC 20549, and through the SEC's website at www.sec.gov.

        You can obtain copies of this proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus free of charge by requesting them in writing or by telephone at the following addresses and telephone numbers:

For Information Regarding Littelfuse:	For Information Regarding IXYS:
Littelfuse, Inc.	IXYS Corporation
8755 West Higgins Road, Suite 500	1590 Buckeye Drive
Chicago, Illinois 60631	Milpitas, California 95035
(773) 628-1000	(408) 457-9000
Attention: Investor Relations	Attention: Investor Relations

        In addition, if you have questions about the special meeting, the merger, the proposals or this proxy statement/prospectus, would like additional copies of the proxy statement/prospectus, need to obtain proxy cards or other information related to the proxy solicitation or need help submitting a proxy or voting your shares of IXYS common stock, you may contact D.F. King & Co., Inc. (referred to in this proxy statement/prospectus as D.F. King or IXYS' proxy solicitor), at the address and telephone number listed below. You will not be charged for any of these documents that you request.

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005

Banks and Brokerage Firms Call: (212) 493-3910
Stockholders Call Toll Free: (800) 334-0384
Email: ixys@dfking.com

        If you would like to request any documents, please do so by January 5, 2018, which is the date that is five business days prior to the date of the special meeting, in order to receive them before the special meeting.

 ABOUT THIS PROXY STATEMENT/PROSPECTUS

        This proxy statement/prospectus, which forms part of a registration statement on Form S-4 (Registration No. 333-221147) filed with the SEC by Littelfuse, constitutes a prospectus of Littelfuse under the Securities Act of 1933, as amended (referred to in this proxy statement/prospectus as the Securities Act), with respect to the Littelfuse common stock to be issued to IXYS stockholders pursuant to the merger. This proxy statement/prospectus also constitutes a proxy statement for IXYS under the Securities Exchange Act of 1934, as amended (referred to in this proxy statement/prospectus as the Exchange Act), and a notice of meeting with respect to the special meeting of IXYS stockholders.

        You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated December 13, 2017, and you should assume that the information contained in this proxy statement/prospectus is accurate only as of such date. You should also assume that the information incorporated by reference into this proxy statement/prospectus is accurate only as of the date of such information.

        This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement/prospectus regarding Littelfuse has been provided by Littelfuse, and information contained in this proxy statement/prospectus regarding IXYS has been provided by IXYS.

i

ii

LITIGATION RELATING TO THE MERGER	114
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	115
NOTES TO THE UNAUDTED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS GIVING EFFECT TO THE TRANSACTION	119
DESCRIPTION OF LITTELFUSE CAPITAL STOCK	126
Common Stock	126
Potential Anti-Takeover Effects of Various Provisions of Delaware Law and Littelfuse's Certificate of Incorporation and Bylaws	126
COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS OF LITTELFUSE AND IXYS	128
APPRAISAL RIGHTS OF IXYS STOCKHOLDERS	143
LEGAL MATTERS	148
EXPERTS	148
Littelfuse	148
IXYS	148
IXYS 2018 STOCKHOLDER PROPOSALS	149
HOUSEHOLDING OF PROXY STATEMENT/PROSPECTUS	150
WHERE YOU CAN FIND MORE INFORMATION	151

Annex A—Agreement and Plan of Merger, dated as of August 25, 2017, by and among IXYS Corporation, Littelfuse, Inc. and Iron Merger Co., Inc. with Amendment No. 1 to the Agreement and Plan of Merger, dated as of December 4, 2017, by and among IXYS Corporation, Littelfuse, Inc., Iron Merger Co.,  Inc. and IXYS Merger Co., LLC

Annex B—Voting Agreement, dated as of August 25, 2017, by and between Littelfuse,  Inc. and Dr. Nathan Zommer, Sharkz, L.P., The Nathan Zommer Dynasty Trust Dated July 17, 2006 and the Nathan Zommer TTEE FBO Nathan Zommer Trust U/A/D 04-08-2003

Annex C—Opinion of Needham & Company, LLC
Annex D—General Corporation Law of the State of Delaware, Section 262

iii

QUESTIONS AND ANSWERS

        The following questions and answers are intended to briefly address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as an IXYS stockholder. Please refer to the section titled "Summary" beginning on page 12 and the more detailed information contained elsewhere in this proxy statement/prospectus, the annexes to this proxy statement/prospectus and the documents referred to in this proxy statement/prospectus, which you should read carefully and in their entirety. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions under the section titled "Where You Can Find More Information" beginning on page 151.

Q:    Why am I receiving this proxy statement/prospectus?

A:
IXYS Corporation (referred to in this proxy statement/prospectus as IXYS) is sending these materials to IXYS stockholders to help them decide how to vote their shares of IXYS common stock with respect to the adoption of the Agreement and Plan of Merger, dated as of August 25, 2017, as amended by Amendment No. 1, dated as of December 4, 2017, by and among IXYS, Littelfuse, Inc. (referred to in this proxy statement/prospectus as Littelfuse), Iron Merger Co., Inc., a wholly owned subsidiary of Littelfuse (referred to in this proxy statement/prospectus as Merger Sub), and IXYS Merger Co., LLC, a wholly owned subsidiary of Littelfuse (referred to in this proxy statement/prospectus as Merger Sub Two), which agreement provides for the acquisition of IXYS by Littelfuse (such agreement, as it may be further amended from time to time, is referred to in this proxy statement/prospectus as the merger agreement) and with respect to the other proposals to be considered at the special meeting of IXYS stockholders to be held on January 12, 2018 (referred to in this proxy statement/prospectus as the special meeting).

  This document constitutes both a proxy statement of IXYS and a prospectus of Littelfuse. It is a proxy statement because IXYS is soliciting proxies from its stockholders. It is a prospectus because Littelfuse will issue shares of its common stock in exchange for shares of IXYS common stock in the merger if the merger is completed.

Q:    What is the merger?

A:
IXYS has agreed to be acquired by Littelfuse under the terms of the merger agreement, which is further described in this proxy statement/prospectus. If the merger agreement is adopted by IXYS stockholders and the other conditions to closing under the merger agreement are satisfied or waived, Merger Sub will merge with and into IXYS (referred to in this proxy statement/prospectus as the initial merger), with IXYS continuing as the surviving corporation in the initial merger and a wholly owned subsidiary of Littelfuse. Further to the terms of the merger agreement, IXYS, as the surviving corporation of the initial merger, will merge with and into Merger Sub Two (referred to in this proxy statement/prospectus as the follow-on merger, and collectively with the initial merger, the merger), with Merger Sub Two continuing as the surviving company in the follow-on merger and a wholly owned subsidiary of Littelfuse.

  The merger cannot be completed unless the merger proposal is approved by the affirmative vote, in person or by proxy, of holders of a majority of the outstanding shares of IXYS common stock entitled to vote thereon. Your failing to submit a proxy or vote in person at the special meeting, or your abstaining from voting or your failing to provide your bank, brokerage firm or other nominee with instructions on how to vote your shares, as applicable, will have the same effect as a vote "AGAINST" the merger proposal. The IXYS board of directors unanimously recommends that stockholders vote "FOR" the merger proposal. This proxy statement/prospectus includes important information about the merger and the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. IXYS stockholders should read this information carefully and in its entirety.

Q:    Are there any risks that I should consider in deciding whether to vote for the approval of the merger proposal?

A:
Yes. You should read and carefully consider the risk factors set forth in the section titled "Risk Factors" beginning on page 32. You should also read and carefully consider the risk factors of Littelfuse and IXYS contained in the documents that are incorporated by reference into this proxy statement/prospectus.

Q:    What will IXYS stockholders receive for their shares if the merger is completed?

A:
At the effective time of the initial merger (referred to in this proxy statement/prospectus as the effective time), you will be entitled to receive, at your election and subject to proration, for each share of IXYS common stock that you hold, merger consideration equal to $23.00 in cash, without interest, less any applicable withholding taxes (referred to in this proxy statement/prospectus as the cash consideration), or 0.1265 of a share of Littelfuse common stock (referred to in this proxy statement/prospectus as the stock consideration and together with the cash consideration, the merger consideration). The exchange ratio was derived by dividing the cash consideration of $23.00 by the volume weighted average price per share of Littelfuse common stock for a pre-determined trading period prior to the signing of the merger agreement. You will receive cash in lieu of any fractional shares of Littelfuse common stock that you would otherwise be entitled to receive.

  The merger consideration is subject to proration so that 50% of IXYS common stock issued and outstanding immediately prior to the effective time will be converted into cash consideration and the remaining IXYS common stock will be converted into stock consideration. You may elect to receive either the stock consideration or the cash consideration. However, the ability to receive the merger consideration of your choice will depend on the election of other IXYS stockholders. The proration of the merger consideration payable to IXYS stockholders in the merger will not be known until IXYS tallies the results of the elections made by IXYS stockholders, which will not occur until immediately prior to or following the closing of the initial merger. Holders of IXYS common stock who do not make an election will be treated as having elected to receive cash consideration or stock consideration in accordance with the proration methodology in the merger agreement.

  Based on the closing stock price of Littelfuse common stock on August 25, 2017, the last full trading day before the announcement of the merger, the per share value of IXYS common stock implied by the stock consideration is $22.55. Based on the closing stock price of Littelfuse common stock on December 11, 2017, the most recent practicable date prior to the date of this proxy statement/prospectus, the per share value of IXYS common stock implied by the stock consideration is $24.90. The implied value of the stock consideration will fluctuate as the market price of Littelfuse common stock fluctuates because the stock consideration is payable in a fixed number of shares of Littelfuse common stock. As a result, the value of the stock consideration that IXYS stockholders will receive upon completion of the merger could be greater than, less than or the same as the value of the stock consideration on the date of this proxy statement/prospectus or at the time of the IXYS special meeting. Accordingly, you should obtain current stock price quotations for Littelfuse common stock and IXYS common stock before deciding how to vote with respect to approval of the merger proposal.

  The following chart sets forth the implied value, per share of IXYS common stock, of the stock consideration based upon a range of hypothetical Littelfuse share prices, from $150.00, which is approximately 20% less than the closing market price of one share of Littelfuse common stock on

  December 6, 2017, to $230.00, which is approximately 20% greater than the closing market price of one share of Littelfuse common stock on December 6, 2017.

Implied Value, Per Share of IXYS Common Stock, of Stock Consideration
Based on Range of Hypothetical Littelfuse Share Prices(1)

(1)
The implied value, per share of IXYS common stock, of the stock consideration, at each hypothetical Littelfuse share price, is equal to 0.1265, the exchange ratio for the stock consideration, multiplied by the hypothetical Littelfuse share price.

  For additional information regarding the consideration to be received in the merger, see the section titled "The Merger—Merger Consideration" beginning on page 50.

  See Note 4 in the section titled "Unaudited Pro Forma Condensed Combined Financial Information" on page 122 for a table showing sensitivities with respect to the aggregate purchase price, including the aggregate value of the stock consideration, for the acquisition of IXYS by Littelfuse based on changes in the market value per share of Littelfuse common stock.

Q:    What happens if I am eligible to receive a fraction of a share of Littelfuse common stock as part of the stock consideration?

A:
If the aggregate number of shares of Littelfuse common stock that you are entitled to receive as part of the stock consideration otherwise would include a fraction of a share of Littelfuse common stock, you will receive cash in lieu of that fractional share. See the section titled "The Merger—Exchange of Shares; Elections As to Form of Consideration" beginning on page 85.

Q:    What will holders of IXYS stock options receive in the merger?

A:
At the effective time, each outstanding and unexercised option to purchase shares of IXYS common stock granted by IXYS under one of its equity plans (each, an IXYS stock option) will be assumed by Littelfuse and converted into an option (each, a Littelfuse stock option) to acquire (i) that number of whole shares of Littelfuse common stock (rounded down to the nearest whole share) equal to the product of (x) the number of shares of IXYS common stock subject to such IXYS stock option immediately prior to the effective time multiplied by (y) 0.1265, (ii) at an exercise price per share of Littelfuse common stock (rounded up to the nearest whole cent) equal to the quotient of (x) the exercise price per share of IXYS common stock of such IXYS stock option divided by (y) 0.1265. Each IXYS stock option assumed and converted into a Littelfuse stock option will continue to have, and will be subject to, the same vesting schedule (including any accelerated vesting terms) and all other terms and conditions as applied to such IXYS stock option immediately prior to the effective time.

  See the section titled "The Merger Agreement—Treatment of IXYS Equity Awards" beginning on page 95.

Q:    How will IXYS stockholders make their election to receive either the cash consideration or the stock consideration in the merger?

A:
An election form will be mailed to each holder of record of IXYS common stock as of the business day immediately preceding the mailing. The mailing will occur at least 20 business days prior to the anticipated election deadline, which is expected to be 5:00 p.m. local time (in the city in which the principal office of the exchange agent is located) on the date Littelfuse and IXYS expect to be two business days before the closing date. Littelfuse will also make an election form available to each IXYS stockholder who requests such form before the election deadline. Each IXYS stockholder should complete and return the election form, along with IXYS stock certificate(s) (or a properly completed notice of guaranteed delivery, as set forth in the election form), according to the instructions included with the form. The election form will be provided to IXYS stockholders under separate cover and is not being provided with this document.

  If you own shares of IXYS common stock in "street name" through a bank, broker or other nominee and you wish to make an election, you should seek instructions from the bank, broker or other nominee holding your shares concerning how to make an election. If you do not send in the election form with your stock certificate(s) by the election deadline, you will be treated as though you had not made an election.

Q:    What happens if an IXYS stockholder does not make a valid election to receive either the cash consideration or the stock consideration?

A:
If an IXYS stockholder does not return a properly completed election form by the election deadline specified in the election form, such stockholder's shares of IXYS common stock will be considered "non-election" shares and will be converted into the right to receive the stock consideration or the cash consideration according to the allocation procedures specified in the merger agreement. Generally, in the event one form of merger consideration (i.e., cash or shares of Littelfuse common stock) is undersubscribed, shares of IXYS common stock for which no election was validly made will be allocated to that form of merger consideration before shares of IXYS common stock electing the oversubscribed form of merger consideration will be allocated to the undersubscribed form of merger consideration pursuant to the proration and adjustment procedures. Accordingly, although electing one form of merger consideration will not guarantee you will receive that form of merger consideration for all of your shares of IXYS common stock, in the event proration is necessary, electing shares will be allocated the undersubscribed form of consideration only after such consideration is allocated to "non-election" shares.

Q:    How will I receive the merger consideration to which I am entitled?

A:
After receiving the proper documentation from you, following completion of the initial merger, the exchange agent for the merger (referred to in this proxy statement/prospectus as the exchange agent) will forward to you the stock consideration and/or cash consideration to which you are entitled. More information on the documentation you are required to deliver to the exchange agent may be found in the section titled "The Merger Agreement—Exchange and Payment Procedures" beginning on page 93.

Q:    What will happen to IXYS as a result of the merger?

A:
If the merger is completed, IXYS, as the surviving corporation of the initial merger, will merge with and into Merger Sub Two, with Merger Sub Two continuing as the surviving company in the follow-on merger and a wholly owned subsidiary of Littelfuse. As a result of the merger, IXYS will no longer be a publicly held company. Following the merger, IXYS common stock will be delisted from The NASDAQ Global Select Market and deregistered under the Exchange Act.

Q:    Will the Littelfuse common stock received at the time of completion of the merger be traded on an exchange?

A:
It is a condition to the consummation of the merger that the shares of Littelfuse common stock to be issued to IXYS stockholders in the merger be approved for listing on The NASDAQ Global Select Market, subject to official notice of issuance.

Q:    When is the merger expected to be completed?

A:
Littelfuse and IXYS currently expect the merger to be completed during the first quarter of calendar year 2018, subject to the affirmative vote of the holders of a majority of the outstanding shares of IXYS common stock in favor of adoption of the merger agreement and the satisfaction or waiver of the other conditions to closing contained in the merger agreement. However, Littelfuse and IXYS cannot predict the actual date on which the merger will be completed because completion is subject to conditions beyond their control and it is possible that such conditions could result in the merger being completed earlier or later or not being completed at all. See the sections titled "The Merger—Regulatory Approvals" beginning on page 84 and "The Merger Agreement—Conditions to Completion of the Merger" beginning on page 108.

Q:    What am I being asked to vote on?

A:
IXYS stockholders are being asked to vote upon the following proposals:

1.
Proposal 1—The Merger Proposal:    the proposal to adopt the merger agreement, which is further described in the sections titled "The Merger" beginning on page 50 and "The Merger Agreement" beginning on page 88 and a copy of which is attached to this proxy statement/prospectus as Annex A;

2.
Proposal 2—The Merger-Related Compensation Proposal:    the proposal to approve on an advisory (non-binding) basis the compensation that may be paid or become payable to IXYS' named executive officers that is based on or otherwise relates to the merger; and

3.
Proposal 3—The Adjournment Proposal:    the proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the merger proposal.

Q:    How does the IXYS board of directors recommend that I vote at the special meeting?

A:
The IXYS board of directors unanimously recommends that IXYS stockholders vote "FOR" the merger proposal and "FOR" each of the other proposals described in this proxy statement/prospectus.

Q:    What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement/prospectus, please submit your proxy as soon as possible so that your shares of IXYS common stock will be represented and voted at the special meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in "street name" by your bank, brokerage firm or other nominee.

Q:    Should I send in my IXYS stock certificates now?

A:
No. Please do not send in your IXYS stock certificates with your proxy. You should submit your IXYS stock certificates with your election form. Any IXYS stockholder who has not submitted its, his or her physical stock certificate(s) with a form of election will be sent materials after the merger closes to effect the exchange of such stockholder's IXYS common stock for the merger consideration. See "The Merger Agreement—Exchange and Payment Procedures."

Q:    When and where is the special meeting of the IXYS stockholders?

A:
The special meeting will be held on January 12, 2018, beginning at 9:00 a.m., local time, at IXYS' principal executive offices at 1590 Buckeye Drive, Milpitas, California 95035, unless postponed to a later date.

Q:    Who can vote at the special meeting?

A:
Only IXYS stockholders who held shares of record as of the close of business on December 6, 2017, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. IXYS' official stock ownership records will conclusively determine whether a stockholder is a "holder of record" as of the record date.

Q:    How many votes do I have?

A:
Each IXYS stockholder is entitled to one vote on each matter properly brought before the special meeting for each share of IXYS common stock held of record as of the close of business on the record date. As of the close of business on the record date, there were 32,935,335 shares of IXYS common stock outstanding and owned by stockholders (i.e., excluding shares of IXYS common stock held in treasury by IXYS), held by 216 holders of record.

Q:    What constitutes a quorum for the special meeting?

A:
The presence at the special meeting, in person or by proxy, of the holders of a majority of the outstanding shares of IXYS common stock as of the record date entitled to vote at the special meeting constitutes a quorum for the purposes of the special meeting. The Inspector of Elections at the special meeting will determine whether or not a quorum is present. Abstentions are considered present for purposes of establishing a quorum, but will not be counted as votes cast "FOR" any matter. Broker non-votes are considered present for purposes of establishing a quorum, but will not be counted as votes cast "FOR" any matter.

Q:    What vote is required to approve each proposal to be considered at the IXYS special meeting?

A:
The votes required for each proposal are as follows:

1.
The Merger Proposal:    The affirmative vote, in person or by proxy, of holders of a majority of the outstanding shares of IXYS common stock entitled to vote on the merger proposal is required to approve the merger proposal.

  2.
  The Merger-Related Compensation Proposal:    The affirmative vote of holders of a majority of the shares of IXYS common stock present in person or represented by proxy and entitled to vote on the merger-related compensation proposal is required to approve, on an advisory (non-binding) basis, the merger-related compensation proposal.

  3.
  The Adjournment Proposal:    The affirmative vote of holders of a majority of the shares of IXYS common stock present in person or represented by proxy and entitled to vote on the adjournment proposal is required to approve the adjournment proposal.

  As of December 6, 2017, the record date, IXYS directors and executive officers, as a group, owned and were entitled to vote 6,917,562 shares of IXYS common stock, or approximately 21.0% of the outstanding shares of IXYS common stock. IXYS currently expects that these directors and executive officers will vote their shares in favor of the merger proposal and each of the other proposals described in this proxy statement/prospectus, although none of them, other than Dr. Nathan Zommer, has entered into any agreement obligating them to do so.

  Concurrently with the execution of the merger agreement, each of Dr. Nathan Zommer (the current Chairman and Chief Executive Officer of IXYS) and certain of his controlled affiliates entered into a letter agreement with Littelfuse (referred to in this proxy statement/prospectus as the voting agreement) pursuant to which each party agreed, among other things, to vote the shares of IXYS common stock held by such party in favor of the merger proposal. See the section titled "The Voting Agreement" beginning on page 113.

  As of December 6, 2017, the record date, approximately 20.5% of the outstanding shares of IXYS common stock were subject to the voting agreement, a copy of which is attached to this proxy statement/prospectus as Annex B.

Q:    How are proxies counted and what results from a failure to vote, abstention or broker non-vote?

A:
The Merger Proposal:    If you are an IXYS stockholder on the record date and take any action other than voting (or causing your shares to be voted) "FOR" the merger proposal, it will have the same effect as a vote "AGAINST" the merger proposal. For example, if you fail to instruct your bank, brokerage firm or other nominee to vote, it will have the same effect as a vote "AGAINST" the merger proposal.

  The Merger-Related Compensation Proposal:    If you are an IXYS stockholder on the record date and attend the IXYS special meeting in person but fail to vote, or you are a stockholder and mark your proxy or voting instructions to abstain, it will have the same effect as a vote "AGAINST" the merger-related compensation proposal. If you are an IXYS stockholder and fail to vote by not attending the IXYS special meeting, in person or by proxy, or you fail to instruct your bank, brokerage firm or other nominee to vote, it will have no effect on the merger-related compensation proposal (assuming a quorum is present).

  The Adjournment Proposal:    If you are an IXYS stockholder on the record date and attend the IXYS special meeting in person but fail to vote, or you are a stockholder and mark your proxy or voting instructions to abstain, it will have the same effect as a vote "AGAINST" the adjournment proposal. If you are an IXYS stockholder and fail to vote by not attending the IXYS special meeting, in person or by proxy, or you fail to instruct your bank, brokerage firm or other nominee to vote, it will have no effect on the adjournment proposal (assuming a quorum is present).

Q:    What will happen if the merger-related compensation proposal is not approved?

A:
The merger-related compensation proposal is advisory only and not binding on IXYS or Littelfuse, whether or not the merger is completed. The vote on the merger-related compensation proposal is separate and apart from the vote to adopt the merger agreement and not a condition to the completion of the merger. If the merger is completed, the merger-related compensation that is the subject of this proposal may be paid to IXYS' named executive officers in accordance with the terms of their compensation agreements and arrangements even if the stockholders fail to approve this proposal.

Q:    How do I vote or have my shares voted?

A:
If you are an IXYS stockholder of record, you may vote in person at the special meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•
To vote in person, come to the special meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your shares as you direct.

•
To vote by telephone, submit your proxy by dialing the following number: 1-800-652-VOTE (8683). Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m., Pacific time, on January 11, 2018, the day before the special meeting.

•
To vote via the Internet, submit your proxy by going to the following website: www.investorvote.com/IXYS. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m., Pacific time, on January 11, 2018, the day before the special meeting.

  If you are a beneficial owner of shares registered in the name of your bank, brokerage firm or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the special meeting, you must obtain a valid proxy from your bank, brokerage firm or other nominee. Follow the instructions from the nominee included with these proxy materials, or contact the nominee to request a proxy form.

Q:    How will my proxy be voted?

A:
If you are a holder of record and submit your proxy via the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card, your shares will be voted in accordance with your instructions contained in the proxy. If you are a holder of record and submit your proxy without specifying how your shares should be voted in one or more matters, your shares will be voted on those matters as the IXYS board of directors recommends.

  If you are a non-record owner, please refer to the instructions provided by your bank, brokerage firm or other nominee as to how to vote your shares.

Q:    What must I bring to attend the special meeting?

A:
Only stockholders of record as of the record date, non-record owners as of the record date, holders of valid proxies for the special meeting and invited guests of IXYS may attend the special meeting. All attendees should be prepared to present picture identification for admittance. The additional items, if any, that attendees must bring depend on whether they are stockholders of record, non-record owners or proxy holders.

  Additional information on attending the special meeting can be found under the section titled "Information About the IXYS Special Meeting" beginning on page 41. Whether or not you plan to attend the special meeting, IXYS urges you to submit your proxy by completing and returning the proxy card as promptly as possible, or by submitting your proxy by telephone or via the Internet prior to the special meeting to ensure that your shares of IXYS common stock will be represented and voted at the special meeting if you are unable to attend. If you are a non-record owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a non-record owner and wish to vote in person at the special meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee.

Q:    If my shares are held in "street name" by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares for me?

A:
No. If your shares are held in "street name" by your bank, brokerage firm or other nominee, you must direct your bank, brokerage firm or other nominee on how to vote and you will receive instructions from your bank, brokerage firm or other nominee describing how to vote your shares of IXYS common stock. The availability of Internet or telephonic voting will depend on the nominee's voting process. Please check with your bank, brokerage firm or other nominee and follow the voting procedures your bank, brokerage firm or other nominee provides.

  If you are a non-record owner and do not provide your bank, brokerage firm or other nominee instructions on how to vote your shares of IXYS common stock with respect to a "non-routine" matter, a broker "non-vote" occurs with respect to those matters. Under applicable stock exchange rules, the organization that holds your shares of IXYS common stock (i.e., your bank, brokerage firm or other nominee) may generally vote on routine matters at its discretion but cannot vote your shares on "non-routine" matters without your instructions. If you are a non-record owner and the organization that holds your shares of IXYS common stock does not receive instructions from you on how to vote your shares of IXYS common stock on a "non-routine" matter, the organization that holds your shares of IXYS common stock will inform the inspector of elections that it does not have the authority to vote your shares on such matters. The merger proposal, the merger-related compensation proposal and the adjournment proposal will be considered "non-routine." Accordingly, if you are a non-record owner and do not provide your bank, brokerage firm or other nominee instructions on how to vote your shares of IXYS common stock, your bank, brokerage firm or other nominee generally will not be permitted to vote your shares on any of the proposals at the special meeting. If you are a non-record owner, IXYS strongly encourages you to provide voting instructions to your bank, brokerage firm or other nominee so that your vote will be counted on all matters.

Q:    What is the difference between holding shares as a stockholder of record and in "street name"?

A:
If your shares of IXYS common stock are registered directly in your name with the transfer agent of IXYS, Computershare Inc., you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote or to grant a proxy for your vote directly to IXYS or to a third party to vote at the special meeting.

  If your shares are held by a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares held in "street name," and, for the purposes of this proxy statement/prospectus, a non-record owner, and your bank, brokerage firm or other nominee is considered the stockholder of record with respect to those shares. If you are a non-record owner, you have a right to direct your bank, brokerage firm or other nominee on how to vote the shares held in your account. The availability of Internet or telephonic voting will depend on the nominee's voting process. Please check with your bank, brokerage firm or other nominee and follow the voting procedures your bank, brokerage firm or other nominee provides. You are invited to attend the special meeting; however, you may not vote your shares in person at the special meeting unless you obtain a "legal proxy" from your bank, brokerage firm or other nominee that holds your shares, giving you the right to vote the shares at the special meeting.

Q:    What should I do if I receive more than one set of voting materials for the special meeting?

A:
You may receive more than one set of voting materials for the special meeting, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your IXYS common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please submit each separate proxy or voting instruction card that you receive by following the instructions set forth in each separate proxy or voting instruction card.

Q:    What do I do if I am an IXYS stockholder and I want to revoke my proxy?

A:
IXYS stockholders of record may revoke their proxies at any time prior to the voting at the special meeting in any of the following ways:

•
submitting another properly completed proxy card with a later date;

•
sending timely written notice that you are revoking your proxy to IXYS Corporation's Secretary, Uzi Sasson, at 1590 Buckeye Drive, Milpitas, California 95035;

•
submitting a proxy via the Internet or by telephone at a later date but before the voting at the special meeting (in which case only the later-dated proxy is counted and the earlier proxy is revoked); or

•
attending the special meeting and voting in person. Attendance at the special meeting will not, however, in and of itself, constitute a vote or revocation of a prior proxy.

  IXYS non-record owners may change their voting instructions only by following the directions received from their bank, brokerage firm or other nominee for changing their voting instructions.

Q:    What happens if I sell my shares of IXYS common stock before the special meeting?

A:
The record date is earlier than both the date of the special meeting and the closing of the merger. If you transfer your shares of IXYS common stock after the record date but before the special meeting, you will, unless the transferee requests a proxy from you, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares. In order to receive the merger consideration, you must hold your shares upon completion of the merger.

Q:    Do IXYS stockholders have appraisal rights?

A:
Yes. IXYS stockholders are entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware (referred to in this proxy statement/prospectus as the DGCL), provided they follow the procedures and satisfy the conditions set forth in Section 262 of the DGCL. For more information regarding appraisal rights, see the section titled "Appraisal Rights of IXYS Stockholders" beginning on page 143. In addition, a copy of Section 262 of the DGCL is attached as Annex D to this proxy statement/prospectus. Failure to strictly comply with Section 262 of the DGCL may result in your waiver of, or inability to, exercise appraisal rights.

Q:    Who will solicit and pay the cost of soliciting proxies?

A:
IXYS will pay for the proxy solicitation costs related to the special meeting. IXYS has engaged D.F. King to assist in the solicitation of proxies for the special meeting. IXYS estimates that it will pay D.F. King a fee of approximately $10,500, plus reasonable out-of-pocket expenses. IXYS will also reimburse banks, brokerage firms, custodians, trustees, nominees and fiduciaries who hold shares for the benefit of another party for their expenses incurred in sending proxies and proxy materials to non-record owners of IXYS common stock. IXYS' directors, officers and employees also may solicit proxies in person by telephone or over the Internet. They will not be paid any additional amounts for soliciting proxies.

Q:    How can I find more information about Littelfuse and IXYS?

A:
You can find more information about Littelfuse and IXYS from various sources described in the section titled "Where You Can Find More Information" beginning on page 151.

Q:    Who can answer any questions I may have about the special meeting or the proxy materials?

A:
If you have any questions about the special meeting, the merger, the proposals or this proxy statement/prospectus, would like additional copies of the proxy statement/prospectus, need to obtain proxy cards or other information related to this proxy solicitation or need help submitting a proxy or voting your shares of IXYS common stock, you should contact:

IXYS Corporation
1590 Buckeye Drive
Milpitas, CA 95035
(408) 457-9000
Attention: Investor Relations

or
D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005

Banks and Brokerage Firms Call: (212) 493-3910
Stockholders Call Toll Free: (800) 334-0384
Email: ixys@dfking.com

SUMMARY

        The following summary highlights selected information described in more detail elsewhere in this proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus, and may not contain all the information that may be important to you. To understand the merger and the matters being voted on by IXYS stockholders at the special meeting more fully, and to obtain a more complete description of the legal terms of the merger agreement, you should carefully read this entire proxy statement/prospectus, including the annexes, and the documents to which Littelfuse and IXYS refer you. Each item in this summary includes a page reference directing you to a more complete description of that topic. See the section titled "Where You Can Find More Information" beginning on page 151.

The Parties

        (see page 40)

IXYS Corporation

        IXYS Corporation, a Delaware corporation (referred to in this proxy statement/prospectus as IXYS), has been developing technology-driven products to improve energy conversion efficiency, generate clean energy, advance automation and provide solutions for the transportation, medical and telecommunication industries since its founding in Silicon Valley. IXYS, with its subsidiaries, has developed power semiconductors, solid state relays, high voltage integrated circuits and microcontrollers that are used in conserving energy and in reducing the world's dependence on fossil fuels. Diminishing natural resources, demand for renewable energy and environmental directives for energy efficiency represent a significant challenge. IXYS' power semiconductors and mixed-signal integrated circuits can reduce energy costs and consumption by improving the energy efficiency of everyday products. IXYS semiconductors are also used in medical devices and systems that provide diagnostics and therapy by medical equipment OEMs worldwide. IXYS common stock trades on The NASDAQ Global Select Market under the symbol "IXYS". The principal executive offices of IXYS are located at 1590 Buckeye Drive, Milpitas, California 95035, and its telephone number is (408) 457-9000.

Littelfuse, Inc.

        Littelfuse, Inc., a Delaware corporation (referred to in this proxy statement/prospectus as Littelfuse), is the world leader in circuit protection with growing global platforms in power control and sensing. The company serves customers in the electronics, automotive and industrial markets with technologies including fuses, semiconductors, polymers, ceramics, relays and sensors. Littelfuse has over 10,000 employees in more than 40 locations throughout the Americas, Europe and Asia. Littelfuse common stock trades on The NASDAQ Global Select Market under the symbol "LFUS". The principal executive offices of Littelfuse are located at 8755 West Higgins Road, Suite 500, Chicago, Illinois 60631, and its telephone number is (773) 628-1000.

Iron Merger Co., Inc.

        Iron Merger Co., Inc., a Delaware corporation (referred to in this proxy statement/prospectus as Merger Sub), is a wholly owned subsidiary of Littelfuse. Merger Sub was formed by Littelfuse solely in contemplation of the merger, has not conducted any business and has no assets, liabilities or obligations of any nature other than in connection with the merger. The principal executive offices of Merger Sub are located at c/o Littelfuse, Inc., 8755 West Higgins Road, Suite 500, Chicago, Illinois 60631, and its telephone number is (773) 628-1000.

IXYS Merger Co., LLC

        IXYS Merger Co., LLC, a Delaware limited liability company (referred to in this proxy statement/prospectus as Merger Sub Two), is a wholly owned subsidiary of Littelfuse. Merger Sub Two was formed by Littelfuse solely in contemplation of the merger, has not conducted any business and has no assets, liabilities or obligations of any nature other than in connection with the merger. The principal executive offices of Merger Sub Two are located at c/o Littelfuse, Inc., 8755 West Higgins Road, Suite 500, Chicago, Illinois 60631, and its telephone number is (773) 628-1000.

The Merger and the Merger Agreement

        (see pages 50 and 88)

        The terms and conditions of the merger are contained in the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. IXYS encourages you to read the merger agreement carefully and in its entirety, as it is the legal document that governs the merger.

        The merger agreement provides that, subject to the terms and conditions of the merger agreement, Merger Sub will merge with and into IXYS, with IXYS continuing as the surviving corporation in the initial merger and a wholly owned subsidiary of Littelfuse. Further to the terms of the merger agreement, IXYS, as the surviving corporation of the initial merger, will merge with and into Merger Sub Two, with Merger Sub Two continuing as the surviving company in the follow-on merger and a wholly owned subsidiary of Littelfuse.

Merger Consideration

        (see page 50)

        At the effective time, each issued and outstanding share of IXYS common stock (other than shares (i) owned or held in treasury by IXYS or owned by Littelfuse or Merger Sub (referred to in this proxy statement/prospectus as cancelled shares) or (ii) owned by stockholders that did not vote in favor of the adoption of the merger agreement and have validly made a demand for appraisal and not validly withdrawn such demand or otherwise lost their rights of appraisal with respect to such shares pursuant to Section 262 of the DGCL) (referred to in this proxy statement/prospectus as dissenting shares) will be converted into the right to receive, at the election of the holder of such share and subject to proration, $23.00 in cash, less any applicable withholding taxes and without interest, or 0.1265 of a share of Littelfuse common stock (which exchange ratio was derived by dividing the cash consideration of $23.00 by the volume weighted average price per share of Littelfuse common stock for a pre-determined trading period prior to the signing of the merger agreement). No fractional shares of Littelfuse common stock will be issued in the merger, and holders of IXYS common stock will instead receive cash in lieu of fractional shares of Littelfuse common stock.

        The merger consideration is subject to proration so that 50% of IXYS common stock issued and outstanding immediately prior to the effective time will be converted into cash consideration and the remaining IXYS common stock will be converted into stock consideration, based on an exchange ratio of 0.1265 of a share of Littelfuse common stock for each share of IXYS common stock entitled to receive stock consideration. A holder of IXYS common stock who does not make an election will be treated as having elected to receive cash consideration or stock consideration in accordance with the proration methodology in the merger agreement, which is described in the section titled "The Merger Agreement—Effect of the Merger on Capital Stock—Proration and Allocation of Merger Consideration" beginning on page 90.

        Based on the closing stock price of Littelfuse common stock on August 25, 2017, the last full trading day before the announcement of the merger, the per share value of IXYS common stock implied by the stock consideration is $22.55. Based on the closing stock price of Littelfuse common stock on December 11, 2017, the most recent practicable date prior to the date of this proxy statement/prospectus, the per share value of IXYS common stock implied by the stock consideration is $24.90. The implied value of the stock consideration will fluctuate as the market price of Littelfuse common stock fluctuates because the stock consideration is payable in a fixed number of shares of Littelfuse common stock. As a result, the value of the stock consideration that IXYS stockholders will receive upon completion of the merger could be greater than, less than or the same as the value of the stock consideration on the date of this proxy statement/prospectus or at the time of the IXYS special meeting. Accordingly, Littelfuse and IXYS encourage you to obtain current stock price quotations for Littelfuse common stock and IXYS common stock before deciding how to vote with respect to approval of the merger proposal. Littelfuse common stock and IXYS common stock trade on The NASDAQ Global Select Market under the symbols "LFUS" and "IXYS," respectively.

IXYS Special Meeting

        (see page 41)

Purposes of the Special Meeting

        At the special meeting, IXYS stockholders will be asked to vote upon the following proposals:

  •
  the merger proposal;

  •
  the merger-related compensation proposal; and

  •
  the adjournment proposal.

Record Date

        The record date for the determination of IXYS stockholders entitled to notice of and to vote at the special meeting is December 6, 2017. Only IXYS stockholders who held shares of record as of the close of business on December 6, 2017 are entitled to receive notice of and vote at the special meeting and any adjournment or postponement of the special meeting, as long as such shares remain outstanding on the date of the special meeting.

Required Vote

  •
  The Merger Proposal:  The affirmative vote, in person or by proxy, of holders of a majority of the outstanding shares of IXYS common stock entitled to vote on the merger proposal is required to approve the merger proposal.

  •
  The Merger-Related Compensation Proposal:  The affirmative vote of holders of a majority of the shares of IXYS common stock present in person or represented by proxy and entitled to vote on the merger-related compensation proposal is required to approve, on an advisory (non-binding) basis, the merger-related compensation proposal.

  •
  The Adjournment Proposal:  The affirmative vote of holders of a majority of the shares of IXYS common stock present in person or represented by proxy and entitled to vote on the adjournment proposal is required to approve the adjournment proposal.

        As of December 6, 2017, the record date, IXYS directors and executive officers, as a group, owned and were entitled to vote 6,917,562 shares of IXYS common stock, or approximately 21.0% of the outstanding shares of IXYS common stock. IXYS currently expects that these directors and executive officers will vote their shares in favor of approving the merger proposal and each of the other proposals described in this proxy statement/prospectus, although none of them, other than Dr. Nathan Zommer, has entered into any agreement obligating them to do so.

        Concurrently with the execution of the merger agreement, each of Dr. Nathan Zommer (the current Chairman and Chief Executive Officer of IXYS) and certain of his controlled affiliates entered into the voting agreement with Littelfuse pursuant to which each party agreed, among other things, to vote the shares of IXYS common stock held by such party in favor of the merger proposal. See the section titled "The Voting Agreement" beginning on page 113.

        As of December 6, 2017, the record date, approximately 20.5% of the outstanding shares of IXYS common stock were subject to the voting agreement, a copy of which is attached to this proxy statement/prospectus as Annex B.

How Proxies Are Counted; Failure to Vote; Abstentions and Broker Non-Votes

        The Merger Proposal:    If you are an IXYS stockholder on the record date and take any action other than voting (or causing your shares to be voted) "FOR" the merger proposal, it will have the same effect as a vote "AGAINST" the merger proposal. For example, if you fail to instruct your bank, brokerage firm or other nominee to vote, it will have the same effect as a vote "AGAINST" the merger proposal.

        The Merger-Related Compensation Proposal:    If you are an IXYS stockholder on the record date and attend the IXYS special meeting in person but fail to vote, or you are a stockholder and mark your proxy or voting instructions to abstain, it will have the same effect as a vote "AGAINST" the merger-related compensation proposal. If you are an IXYS stockholder and fail to vote by not attending the IXYS special meeting, in person or by proxy, or you fail to instruct your bank, brokerage firm or other nominee to vote, it will have no effect on the merger-related compensation proposal (assuming a quorum is present).

        The Adjournment Proposal:    If you are an IXYS stockholder on the record date and attend the IXYS special meeting in person but fail to vote, or you are a stockholder and mark your proxy or voting instructions to abstain, it will have the same effect as a vote "AGAINST" the adjournment proposal. If you are an IXYS stockholder and fail to vote by not attending the IXYS special meeting, in person or by proxy, or you fail to instruct your bank, brokerage firm or other nominee to vote, it will have no effect on the adjournment proposal (assuming a quorum is present).

IXYS' Reasons for the Merger; Recommendation of IXYS Board of Directors

        (see page 56)

        After careful evaluation of the merger agreement and the transactions contemplated thereby, the IXYS board of directors unanimously determined that the terms of the merger agreement and the merger are fair to, and in the best interests of, IXYS and its stockholders, and that it is in the best interests of IXYS and its stockholders, and declared it advisable, for IXYS to enter into the merger agreement.

        The IXYS board of directors unanimously recommends that IXYS stockholders vote "FOR" the merger proposal, and "FOR" each of the other proposals described in this proxy statement/prospectus.

        In the course of reaching its recommendation, the IXYS board of directors consulted with IXYS' senior management and financial advisor, Needham & Company, LLC (referred to in this proxy statement/prospectus as Needham & Company) and outside legal counsel and considered a number of factors. See the section titled "The Merger—IXYS' Reasons for the Merger; Recommendation of IXYS Board of Directors" beginning on page 56.

Opinion of IXYS' Financial Advisor

        (see page 65)

        In connection with the merger, on August 25, 2017, Needham & Company delivered its oral opinion, which it subsequently confirmed in writing, that as of such date, and based upon and subject to the assumptions, qualifications, limitations and other matters set forth in its written opinion, the consideration of $23.00 in cash or 0.1265 of a share of Littelfuse common stock per share of IXYS common stock to be received by the holders of IXYS common stock (other than the holders of cancelled shares and dissenting shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

        The full text of Needham & Company's written opinion, dated August 25, 2017, is attached as Annex C to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference. Needham & Company provided its opinion to the IXYS board of directors for the information and assistance of the IXYS board of directors (in its capacity as such) in connection with and for the purpose of the IXYS board of directors' evaluation of the transactions contemplated by the merger agreement. Needham & Company's opinion does not address any other aspect of the merger, or any related transaction, and does not constitute a recommendation to any stockholder of IXYS as to whether that stockholder should elect to receive the cash consideration or the stock consideration, or make no such election, or how that stockholder should vote or act on any matter relating to the merger.

Interests of IXYS' Directors and Executive Officers in the Merger

        (see page 75)

        When considering the recommendation of the IXYS board of directors with respect to the merger proposal and the merger-related compensation proposal, you should be aware that IXYS' directors and executive officers may have interests in the merger that are different from, or in addition to, those of IXYS stockholders more generally. The IXYS board of directors was aware of these interests during its deliberations on the merits of the merger and considered them in deciding to recommend that IXYS stockholders vote in favor of the merger proposal and the merger-related compensation proposal. These interests include, among others, the rights to accelerated vesting of stock options and certain payments and benefits in connection with the merger and/or a qualifying termination of employment following the merger, as described in more detail in the section titled "The Merger—Interests of IXYS' Directors and Executive Officers in the Merger" beginning on page 75.

Material U.S. Federal Income Tax Consequences

        (see page 80)

        The initial merger and the follow-on merger, taken together, are intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (referred to in this proxy statement/prospectus as the Code). The completion of the initial merger and the follow-on merger is conditioned upon the delivery by each of Wachtell, Lipton, Rosen & Katz (or other nationally recognized outside counsel), counsel to Littelfuse, and Latham & Watkins LLP (or other nationally recognized outside counsel), counsel to IXYS, of its opinion to the effect that the initial merger and the follow-on merger, taken together, will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. If the initial merger and the follow-on merger, taken together, qualify as a "reorganization" within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences to IXYS stockholders who are U.S. holders (as defined in the section titled "Material U.S. Federal Income Tax Consequences") and receive stock consideration and/or cash consideration in exchange for their shares of IXYS common stock pursuant to the merger agreement generally will be as follows:

  •
  if an IXYS stockholder receives solely cash consideration in exchange for such stockholder's shares of IXYS common stock, such stockholder generally will recognize gain or loss equal to the difference between the amount of cash consideration received and the stockholder's adjusted tax basis in the shares of IXYS common stock surrendered;

  •
  if an IXYS stockholder receives solely stock consideration in exchange for such stockholder's shares of IXYS common stock, such stockholder generally will not recognize any gain or loss, except in respect of cash in lieu of a fractional share of Littelfuse common stock; and

  •
  if an IXYS stockholder receives a combination of stock consideration and cash consideration (other than cash in lieu of a fractional share of Littelfuse common stock) pursuant to the merger, such stockholder generally will recognize gain (but not loss) in an amount equal to the lesser of (1) the sum of the amount of cash consideration and the fair market value of the stock consideration received, minus such stockholder's adjusted tax basis in its shares of IXYS common stock surrendered and (2) the amount of cash consideration received.

        Each IXYS stockholder should read the discussion under the section titled "Material U.S. Federal Income Tax Consequences" and should consult his, her or its own tax advisor for a full understanding of the tax consequences of the merger to such stockholder.

Accounting Treatment of the Merger

        (see page 80)

        Littelfuse prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (referred to in this proxy statement/prospectus as GAAP). The merger will be accounted for using the acquisition method of accounting. Littelfuse will be treated as the acquiror for accounting purposes.

Regulatory Approvals Required to Complete the Merger

        (see pages 84 and 109)

        Littelfuse, IXYS and Merger Sub have each agreed to use their respective reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all reasonable things necessary, proper or advisable under any applicable laws to consummate the merger and obtain (and to cooperate with each other in obtaining) the required regulatory approvals, as described in the section titled "The Merger—Regulatory Approvals" beginning on page 84.

        The obligations of Littelfuse and IXYS to consummate the merger were subject to, among other matters, the termination or expiration of the waiting period (and any extension thereof) applicable to the merger under the HSR Act and the receipt of the clearances and approvals applicable to the merger under the antitrust/merger control laws of Germany. On October 2, 2017, Littelfuse and IXYS received early termination of the applicable waiting period under the HSR Act in the United States, and on October 6, 2017, Littelfuse and IXYS received the required German clearance. There are no other known regulatory approvals required before the closing of the merger.

Expected Timing of Merger

        Littelfuse and IXYS currently expect the merger to be completed during the first quarter of calendar year 2018, subject to the affirmative vote of the holders of a majority of the outstanding shares of IXYS common stock in favor of adoption of the merger agreement and the satisfaction or waiver of the other conditions to closing contained in the merger agreement. However, Littelfuse and IXYS cannot predict the actual date on which the merger will be completed because completion is subject to conditions beyond their control and it is possible that such conditions could result in the merger being completed earlier or later or not being completed at all. See the sections titled "The

Merger—Regulatory Approvals" beginning on page 84 and "The Merger Agreement—Conditions to Completion of the Merger" beginning on page 108.

Treatment of IXYS Stock Options

        (see pages 75 and 95)

        At the effective time, each outstanding and unexercised IXYS stock option will be assumed by Littelfuse and converted into a Littelfuse stock option to acquire (i) that number of whole shares of Littelfuse common stock (rounded down to the nearest whole share) equal to the product of (x) the number of shares of IXYS common stock subject to such IXYS stock option immediately prior to the effective time multiplied by (y) 0.1265, (ii) at an exercise price per share of Littelfuse common stock (rounded up to the nearest whole cent) equal to the quotient of (x) the exercise price per share of IXYS common stock of such IXYS stock option divided by (y) 0.1265. Each IXYS stock option assumed and converted into a Littelfuse stock option will continue to have, and will be subject to, the same vesting schedule (including any accelerated vesting terms) and all other terms and conditions as applied to such IXYS stock option immediately prior to the effective time.

Listing of Littelfuse Common Stock; Delisting of IXYS Common Stock

        (see page 87)

        It is a condition to the consummation of the merger that the shares of Littelfuse common stock to be issued to IXYS stockholders in the merger be approved for listing on The NASDAQ Global Select Market, subject to official notice of issuance. As a result of the merger, shares of IXYS common stock will cease to be listed on The NASDAQ Global Select Market.

Appraisal Rights

        (see page 143)

        IXYS stockholders who do not vote in favor of approval of the merger proposal, who continuously hold their shares of IXYS common stock through the effective time and who otherwise comply precisely with the applicable provisions of Section 262 of the DGCL will be entitled to seek appraisal of the fair value of their shares of IXYS common stock, as determined by the Delaware Court of Chancery, if the merger is completed. The "fair value" of your shares of IXYS common stock as determined by the Delaware Court of Chancery could be greater than, the same as, or less than the value of the merger consideration that you would otherwise be entitled to receive under the terms of the merger agreement. IXYS stockholders who wish to exercise the right to seek an appraisal of their shares must so advise IXYS by submitting a written demand for appraisal in the form described in this proxy statement/prospectus prior to the vote to approve the merger proposal, and must otherwise follow the procedures prescribed by Section 262 of the DGCL. A person having a beneficial interest in shares of IXYS common stock held of record in the name of another person, such as a nominee or intermediary, must act promptly to cause the record holder to follow the steps summarized in this proxy statement/prospectus and in a timely manner to perfect appraisal rights.

        The text of Section 262 of the DGCL is attached as Annex D to this proxy statement/prospectus. You are encouraged to read these provisions carefully and in their entirety. Due to the complexity of the procedures for exercising appraisal rights, IXYS stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel and their financial advisors. Failure to strictly comply with these provisions may result in the loss of appraisal rights.

No Solicitation of Company Takeover Proposals

        (see page 101)

        As more fully described in this proxy statement/prospectus and in the merger agreement, and subject to the exceptions summarized below, IXYS has agreed that it will not (1) solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a company takeover proposal (as defined on page 102), (2) engage in, continue or otherwise participate in any discussions or negotiations regarding any company takeover proposal, or (3) approve, recommend, or enter into, or propose to approve, recommend, or enter into, any agreement with respect to a company takeover proposal.

        Notwithstanding these restrictions, if at any time prior to obtaining the approval by IXYS stockholders of the merger proposal, IXYS receives a written, bona fide, unsolicited company takeover proposal that did not result from a breach of the merger agreement and that the IXYS board of directors determines in good faith (after consultation with its advisors) constitutes or would reasonably be expected to lead to a company superior proposal (as defined on page 102), IXYS may (1) furnish information with respect to IXYS to the party making the company takeover proposal (subject to certain conditions and obligations in the merger agreement) and (2) engage in discussions or negotiations with the party making the company takeover proposal.

        IXYS has agreed to notify Littelfuse within one business day of the receipt of any company takeover proposal or any request for information that is reasonably likely to lead to a company takeover proposal, or of any determination by the IXYS board of directors that a company takeover proposal constitutes or would be reasonably expected to lead to a company superior proposal. IXYS has also agreed to keep Littelfuse reasonably informed, on a reasonably current basis, as to the status of any company takeover proposal, and to promptly provide Littelfuse with any draft agreements relating to a company takeover proposal.

Changes in Board Recommendation

        (see page 103)

        The merger agreement provides that, subject to certain exceptions, the IXYS board of directors will not (i) fail to include its recommendation in favor of the merger proposal in this proxy statement/prospectus, (ii) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify (in each case in a manner adverse to Littelfuse) its recommendation in favor of the merger proposal, or (iii) adopt, approve or recommend to IXYS stockholders, or publicly propose or announce its intention to adopt, approve or recommend to IXYS stockholders, any company takeover proposal or agreement relating to a company takeover proposal (any of the foregoing, an adverse recommendation change). Notwithstanding these restrictions, at any time prior to obtaining the approval by IXYS stockholders of the merger proposal, the IXYS board of directors may, if it determines in good faith (after consultation with its advisors) that a company takeover proposal is a company superior proposal (and subject to compliance with certain obligations set forth in the merger agreement, including providing Littelfuse with prior notice and the right under certain circumstances to negotiate to match the terms of any company superior proposal), make an adverse recommendation change or terminate the merger agreement in order to enter into a binding agreement with respect to the company superior proposal.

        In addition, the IXYS board of directors is permitted under certain circumstances, prior to obtaining the approval by IXYS stockholders of the merger proposal and subject to compliance with certain obligations set forth in the merger agreement (including providing Littelfuse with prior notice and the right under certain circumstances to negotiate to amend the terms of the merger agreement) to make an adverse recommendation change in response to an intervening event (as defined on page 104) if the IXYS board of directors determines in good faith (after consultation with its advisors) that the failure to do so would be inconsistent with its fiduciary duties.

Conditions to Completion of the Merger

        (see page 108)

        The obligations of each of IXYS and Littelfuse to effect the merger are subject to the satisfaction or waiver of the following conditions:

  •
  the approval by IXYS stockholders of the merger proposal;

  •
  the SEC having declared effective the registration statement of which this proxy statement/prospectus forms a part;

  •
  the absence of any order, law or legal restraint by a court or other governmental entity of competent jurisdiction that prohibits, enjoins or makes illegal the closing of the merger;

  •
  the expiration or termination of the waiting period (and any extensions thereof) applicable to the merger under the HSR Act and the receipt of the clearances and approvals applicable to the merger under the antitrust/merger control laws of Germany;

  •
  the approval for listing by the NASDAQ Global Select Market of the shares of Littelfuse common stock to be issued to IXYS stockholders in the initial merger;

  •
  the accuracy of the representations and warranties of the other party set forth in the merger agreement, subject to the materiality standards set forth in the merger agreement;

  •
  the other party having performed, in all material respects, all obligations required to be performed by it under the merger agreement; and

  •
  the receipt of a written tax opinion from each party's counsel in form and substance reasonably satisfactory to such party.

        In addition, Littelfuse's obligations to effect the merger are subject to IXYS' repayment of all of its outstanding debt obligations and delivery to Littelfuse of evidence of such repayment.

        Neither Littelfuse nor IXYS can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination of the Merger Agreement

        (see page 109)

        Littelfuse and IXYS may mutually agree to terminate the merger agreement before completing the merger, whether before or after the receipt of IXYS stockholder approval of the merger proposal.

        Either Littelfuse or IXYS may terminate the merger agreement, whether before or after the receipt of IXYS stockholder approval of the merger proposal:

  •
  if the merger has not been consummated by February 28, 2018 (which deadline may be extended, under certain circumstances, to May 28, 2018);

  •
  if IXYS stockholders fail to approve the merger proposal;

  •
  if a court or other governmental entity issues a final, nonappealable order or adopts or enacts a law that in either case permanently restrains, enjoins or makes illegal the consummation of the merger; or

  •
  if the other party breaches the merger agreement in a way that would entitle the party seeking to terminate the merger agreement not to consummate the merger, subject to the rights of the breaching party to cure the breach.

        IXYS may also terminate the merger agreement, prior to the receipt of IXYS stockholder approval of the merger proposal, in order to enter into an agreement for a company superior proposal, provided that IXYS has complied with its non-solicitation obligations under the merger agreement and pays a termination fee of $28.5 million to Littelfuse prior to or concurrently with such termination.

        Littelfuse may also terminate the merger agreement, prior to the receipt of IXYS stockholder approval of the merger proposal, if IXYS has made an adverse recommendation change or if IXYS is in willful breach of its non-solicitation obligations. Following such termination, IXYS must pay Littelfuse a termination fee of $28.5 million.

Expenses and Termination Fees Relating to the Merger

        (see page 110)

        IXYS must pay Littelfuse a termination fee of $28.5 million if the merger agreement is terminated in certain circumstances involving a company takeover proposal, an adverse recommendation change or a willful breach of IXYS' non-solicitation obligations under the merger agreement.

        All other expenses relating to the merger will generally be paid by the party incurring the expense.

Comparison of Rights of Common Stockholders of Littelfuse and IXYS

        (see page 128)

        IXYS stockholders receiving shares of Littelfuse common stock in the initial merger will have different rights once they become stockholders of Littelfuse due to differences between the governing corporate documents applicable to IXYS and Littelfuse.

Risk Factors

        (see page 32)

        You should consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented in this proxy statement/prospectus.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

Selected Historical Consolidated Financial Data of Littelfuse

        The following selected historical consolidated financial data of Littelfuse for each of the fiscal years during the three-year period ended December 31, 2016 and the selected historical consolidated balance sheet data as of December 31, 2016 and January 2, 2016 have been derived from Littelfuse's audited consolidated financial statements as of and for the fiscal year ended December 31, 2016 contained in Littelfuse's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference into this proxy statement/prospectus. The selected historical consolidated financial data for each of the fiscal years ended December 28, 2013 and December 29, 2012 and the selected balance sheet data as of December 27, 2014, December 28, 2013 and December 29, 2012 have been derived from Littelfuse's audited consolidated financial statements as of and for such years contained in Littelfuse's other reports filed with the SEC, which are not incorporated by reference into this proxy statement/prospectus.

        The unaudited selected financial data for Littelfuse as of September 30, 2017, and for the nine months ended September 30, 2017 and October 1, 2016, are derived from Littelfuse's unaudited condensed consolidated financial statements and accompanying notes, which are contained in Littelfuse's Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which is incorporated by reference into this proxy statement/prospectus. The selected financial data as of October 1, 2016 is derived from Littelfuse's unaudited condensed consolidated financial statements for the quarter ended October 1, 2016, which have previously been filed with the SEC but which are not incorporated by reference into this proxy statement/prospectus. The unaudited financial data presented have been prepared on a basis consistent with Littelfuse's audited consolidated financial statements. In the opinion of Littelfuse's management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

        The information set forth below is only a summary and is not necessarily indicative of the results of future operations of Littelfuse, including following completion of the merger, and you should read the following information together with Littelfuse's consolidated financial statements, the related notes and the sections titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Littelfuse's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which are incorporated by reference into this proxy statement/prospectus, and in Littelfuse's other reports filed with the SEC. For more information, see the section titled "Where You Can Find More Information" beginning on page 151.

 LITTELFUSE, INC.
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
(Dollar Amounts in Thousands, Except Per Share Data)

	Nine Months Ended or As of
			Fiscal Years Ended
	September 30, 2017	October 1, 2016
			2016	2015	2014	2013	2012
	(Unaudited)	(Unaudited)
Net sales	$916,685	$771,641	$1,056,159	$867,864	$851,995	$757,853	$667,913
Gross profit	379,909	298,780	413,117	330,499	324,428	296,232	258,467
Operating income	167,731	89,656	130,644	104,157	133,830	129,881	106,870
Net income	130,338	77,243	104,488	80,866	98,100	87,814	74,370
Per share of common stock:
Income from continuing operations
Basic	5.75	3.43	4.63	3.58	4.35	3.94	3.41
Diluted	5.69	3.41	4.60	3.56	4.32	3.90	3.37
Cash dividends paid	0.99	0.91	1.24	1.08	0.94	0.84	0.76
Cash and cash equivalents	372,828	194,494	275,124	328,786	297,571	305,192	235,404
Total assets	1,702,192	1,458,103	1,491,194	1,065,475	1,069,859	1,024,373	777,728
Short-term debt	9,375	6,250	6,250	87,000	88,500	126,000	84,000
Long-term debt, less current portion	492,272	434,206	447,892	83,753	105,691	93,750	—

Selected Historical Consolidated Financial Data of IXYS

        The following selected historical consolidated financial data of IXYS for the fiscal years ended March 31, 2017, March 31, 2016 and March 31, 2015 and the selected historical consolidated balance sheet data as of March 31, 2017 and March 31, 2016 have been derived from IXYS' audited consolidated financial statements contained in IXYS' Annual Report on Form 10-K for the fiscal year ended March 31, 2017, which is incorporated by reference into this proxy statement/prospectus. The selected historical consolidated financial data for the fiscal years ended March 31, 2014 and March 31, 2013 and the selected balance sheet data as of March 31, 2015, March 31, 2014 and March 31, 2013 have been derived from IXYS' audited consolidated financial statements as of and for such years, which statements are not incorporated by reference into this proxy statement/prospectus.

        The unaudited selected financial data for IXYS as of September 30, 2017, and for the six months ended September 30, 2017 and September 30, 2016, are derived from IXYS' unaudited condensed consolidated financial statements and accompanying notes, which are contained in IXYS' Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which is incorporated by reference into this proxy statement/prospectus. The selected financial data as of September 30, 2016 is derived from IXYS' unaudited condensed consolidated financial statements for the quarter ended September 30, 2016, which have previously been filed with the SEC but which are not incorporated by reference into this proxy statement/prospectus. The unaudited financial data presented have been prepared on a basis consistent with IXYS' audited consolidated financial statements. In the opinion of IXYS' management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

        The information set forth below is only a summary and is not necessarily indicative of the results of future operations of IXYS, and you should read the following information together with IXYS' consolidated financial statements, the related notes and the sections titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in IXYS' Annual Report on Form 10-K for the fiscal year ended March 31, 2017, which is incorporated by reference into this proxy statement/prospectus, and in IXYS' other reports filed with the SEC. For more information, see the section titled "Where You Can Find More Information" beginning on page 151.

 IXYS CORPORATION
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
(Dollar Amounts in Thousands, Except Per Share Data)

	Six Months Ended September 30		Years Ended March 31,
	2017	2016	2017	2016	2015	2014(1)	2013
	(Unaudited)
Statement of operations data:
Net revenues	$171,226	$159,267	$322,123	$317,209	$338,767	$336,330	$280,014
Cost of goods sold	117,893	109,818	216,541	217,451	236,802	236,120	195,134

Gross profit	53,333	49,449	105,582	99,758	101,965	100,210	84,880

Operating expenses
Research, development and engineering	15,804	15,758	30,538	29,986	26,667	30,884	28,022
Selling, general and administrative	22,897	20,178	41,733	38,384	41,810	41,983	39,287
Amortization of acquisition-related intangible assets	1,193	1,713	3,068	5,555	5,978	10,521	2,244
Impairment of acquisition-related intangible assets	—	—	1,391	—	—	—	—

Total operating expenses	39,894	37,649	76,730	73,925	74,455	83,388	69,553

Operating income	13,439	11,800	28,852	25,833	27,510	16,822	15,327
Other income (expense):
Interest income	168	115	265	212	240	157	334
Interest expense	(1,128)	(1,250)	(2,545)	(1,641)	(1,397)	(1,579)	(938)
Other income (expense), net	(705)	1,401	2,328	(915)	4,077	(1,941)	(41)

Income before income tax provision	11,774	12,066	28,900	23,489	30,430	13,459	14,682
Provision for income tax	(2,817)	(5,112)	(7,552)	(8,748)	(6,690)	(7,413)	(7,034)

Net income	8,957	6,954	21,348	14,741	23,740	6,046	7,648

Net income per share:
Basic	0.28	0.22	0.68	0.47	0.75	0.19	0.25

Diluted	0.27	0.22	0.66	0.46	0.74	0.19	0.24

Cash dividends per common share	—	0.040	0.040	0.155	0.135	0.120	0.060

Weighted average shares used in per share calculation:
Basic	32,364	31,447	31,544	31,579	31,531	31,146	31,025

Diluted	33,572	32,074	32,248	32,381	32,239	31,916	31,695

(1)
During fiscal 2014, IXYS acquired a microcontroller product line from Samsung Electronics Co., Ltd.

	Six Months Ended September 30		Years Ended March 31,
	2017	2016	2017	2016	2015	2014(1)	2013
	(Unaudited)
Balance sheet data:
Cash and cash equivalents	$168,771	$153,804	$167,904	$155,806	$121,164	$98,438	$107,116
Working capital	275,601	250,418	266,000	253,820	169,096	177,684	188,111
Total assets	462,978	422,700	433,979	422,701	373,855	383,182	333,476
Total long-term obligations	99,179	100,369	98,310	108,896	27,760	43,204	31,640
Total stockholders' equity	324,332	285,789	297,855	279,295	267,301	270,632	253,608

	Six Months Ended September 30		Years Ended March 31,
	2017	2016	2017	2016	2015	2014(1)	2013
	(Unaudited)
Cash flow data:
Cash provided by (used in) operating activities	$6,389	$13,398	$34,537	$29,593	$48,194	$19,329	$31,637
Cash used in investing activities(2)	(15,076)	(6,351)	(11,193)	(22,185)	(15,148)	(27,111)	(11,277)
Cash provided by (used in) financing activities	5,088	(8,132)	(6,998)	25,977	(5,129)	(3,344)	(10,856)

(1)
During fiscal 2014, IXYS acquired a microcontroller product line from Samsung Electronics Co., Ltd.

(2)
Cash used in investing activities has been restated in accordance with the amended guidance we adopted in fiscal 2017 which requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and restricted cash. See Note 2, "Summary of Significant Accounting Policies" in the Notes to Consolidated Financial Statements in Item 8 of the IXYS Annual Report on Form 10-K for further information regarding the amended guidance.

UNAUDITED COMPARATIVE PER SHARE INFORMATION

        The following tables summarize unaudited per share data for (i) Littelfuse on a historical basis for the fiscal year ended December 31, 2016 and the nine months ended September 30, 2017; (ii) Littelfuse on a pro forma condensed combined basis, assuming that the merger occurred on the dates indicated; (iii) IXYS on a historical basis for the fiscal year ended March 31, 2017 and the six months ended September 30, 2017; and (iv) IXYS on a pro forma equivalent basis, which was calculated by multiplying the corresponding pro forma condensed combined data by the exchange ratio of 0.1265 of a share of Littelfuse common stock to 1.0 share of IXYS common stock. It has been assumed for purposes of the pro forma condensed combined financial information provided below that the pro forma events occurred on January 3, 2016 for earnings per share purposes and on September 30, 2017 for book value per share purposes.

        The historical earnings per share information should be read in conjunction with the historical consolidated financial statements and notes thereto of Littelfuse and IXYS incorporated by reference into this proxy statement/prospectus. See the section titled "Where You Can Find More Information" on page 151. The unaudited pro forma condensed combined earnings per share information is derived from, and should be read in conjunction with, the section titled "Unaudited Pro Forma Condensed Combined Financial Information" and related notes included in this proxy statement/prospectus beginning on page 115. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position of Littelfuse following the merger.

	Littelfuse Twelve Months Ended December 31, 2016		IXYS Twelve Months Ended March 31, 2017
	Historical	Pro Forma Condensed Combined	Historical	Pro Forma Equivalent(1)
Basic earnings per share	$4.63	$4.43	$0.68	$0.09
Diluted earnings per share	4.60	4.38	0.66	0.08
Cash dividends per share(2)	1.24	1.24	0.04	0.01
Book value per share(3)	36.02	N/A	9.33	N/A

	Littelfuse Nine Months Ended September 30, 2017		IXYS Six Months Ended September 30, 2017
	Historical	Pro Forma Condensed Combined	Historical	Pro Forma Equivalent(1)
Basic earnings per share	$5.75	$5.73	$0.28	$0.04
Diluted earnings per share	5.69	5.63	0.27	0.03
Cash dividends per share(2)	0.99	0.99	—	—
Book value per share(3)	41.09	60.80	9.90	1.25

(1)
The pro forma equivalent share amounts were calculated by multiplying the pro forma condensed combined per share amounts by the exchange ratio of 0.1265 of a share of Littelfuse common stock per share of IXYS common stock. This information shows how each share of IXYS common stock would have participated in the combined company's net income and book value if the pro forma events had occurred on the relevant dates.

(2)
For the twelve months ended December 31, 2016 and the nine months ended September 30, 2017, Littelfuse paid a cash dividend of $1.24 and $0.99 per share, respectively, to its stockholders. The pro forma dividends per share are based solely on Littelfuse's historical dividends.

(3)
Amount is calculated by dividing stockholders' equity by common shares outstanding at the end of the period.

 COMPARATIVE STOCK PRICE DATA AND DIVIDENDS

Stock Prices

        Littelfuse common stock trades on The NASDAQ Global Select Market under the symbol "LFUS." IXYS common stock trades on The NASDAQ Global Select Market under the symbol "IXYS."

        The following table sets forth the closing sales prices per share of Littelfuse common stock and IXYS common stock on The NASDAQ Global Select Market, and the implied value per share of one share of IXYS common stock, on the following dates:

  •
  August 25, 2017, the last full trading day before the announcement of the merger, and

  •
  December 11, 2017, the last full trading day for which this information could be calculated before the date of this proxy statement/prospectus.

	Littelfuse Common Stock	IXYS Common Stock	Implied Value Per Share of Stock Consideration(1)
August 25, 2017	$178.26	$15.95	$22.55
December 11, 2017	$196.85	$23.85	$24.90

(1)
The implied value per share of the stock consideration, as of each date, is equal to 0.1265, the exchange ratio for the stock consideration, multiplied by the closing market price of one share of Littelfuse common stock on such date.

        The following table sets forth, for the periods indicated, the high and low sales prices per share of Littelfuse common stock and of IXYS common stock as reported on The NASDAQ Global Select Market.

Littelfuse Common Stock

	Price Range
			Cash Dividends
	High	Low
Fiscal Year ending December 30, 2017
Fourth Quarter (through December 11, 2017)	$215.00	$182.03	$0.37
Third Quarter	$199.26	$161.65	$0.37
Second Quarter	$173.14	$149.81	$0.33
First Quarter	$167.21	$146.94	$0.33
Fiscal Year ended December 31, 2016
Fourth Quarter	$156.54	$124.32	$0.33
Third Quarter	$130.79	$113.42	$0.33
Second Quarter	$123.15	$106.26	$0.29
First Quarter	$124.59	$90.61	$0.29
Fiscal Year ended January 2, 2016
Fourth Quarter	$114.90	$87.32	$0.29
Third Quarter	$97.96	$82.53	$0.29
Second Quarter	$102.78	$93.31	$0.25
First Quarter	$103.08	$89.11	$0.25

IXYS Common Stock

	Price Range
			Cash Dividends
	High	Low
Fiscal Year ending March 31, 2018
Third Quarter (through December 11, 2017)	$24.96	$22.90	—
Second Quarter	$23.95	$14.90	—
First Quarter	$16.95	$13.50	—
Fiscal Year ended March 31, 2017
Fourth Quarter	$14.60	$11.10	—
Third Quarter	$12.25	$10.06	—
Second Quarter	$12.24	$10.08	—
First Quarter	$12.02	$9.59	$0.04
Fiscal Year ended March 31, 2016
Fourth Quarter	$12.60	$10.03	$0.04
Third Quarter	$14.00	$10.84	$0.04
Second Quarter	$15.62	$10.00	$0.04
First Quarter	$16.76	$11.05	$0.035

        As of December 6, 2017, the record date for the special meeting, there were 22,713,798 shares of Littelfuse common stock outstanding and 70 holders of record of Littelfuse common stock, and 32,935,335 shares of IXYS common stock outstanding and 216 holders of record of IXYS common stock.

        Because the number of shares of Littelfuse common stock issuable for each share of IXYS Common Stock in the merger will not be adjusted for changes in the market price of either Littelfuse common stock or IXYS common stock, the market value of the shares of Littelfuse common stock that holders of IXYS common stock will have the right to receive on the date the merger is completed may vary significantly from the market value of the shares of Littelfuse common stock that holders of IXYS common stock would receive if the merger were completed on the date of this proxy statement/prospectus.

        As a result, you should obtain recent market prices of Littelfuse common stock and IXYS common stock prior to voting your shares. See the section titled "Risk Factors—Risks Relating to the Merger" beginning on page 32.

Dividends

        Littelfuse currently pays regular quarterly cash dividends on its common stock. Littelfuse most recently paid a cash dividend on September 7, 2017, of $0.37 per share. Littelfuse currently expects to continue to pay quarterly cash dividends, although they remain subject to determination and declaration by Littelfuse's board of directors. The payment of future dividends, if any, will be based on several factors, including Littelfuse's financial performance, outlook and liquidity.

        IXYS pays quarterly cash dividends on its common stock at the discretion of its board of directors. IXYS most recently paid a cash dividend on July 5, 2016 of $0.04 per share. The payment of future dividends, if any, will be based on IXYS' financial performance.

        Under the terms of the merger agreement, during the period before the closing of the merger, Littelfuse is not permitted to pay any dividends or make any distributions on its capital stock other than quarterly cash dividends not exceeding $0.37 per share, and IXYS is not permitted to pay any dividends or make any distributions on its capital stock, in each case without the consent of the other party.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts but reflect Littelfuse's and IXYS' current beliefs, expectations or intentions regarding future events. Words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "guidance," "intend," "may," "plan," "possible," "potential," "predict," "project," "pursue," "will," "should," "target," and other similar words, phrases or expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Littelfuse's and IXYS' expectations with respect to the synergies, costs and other anticipated financial impacts of the merger; future financial and operating results of the combined company; the combined company's plans, objectives, expectations and intentions with respect to future operations and services; required adoption of the merger agreement by IXYS stockholders; required approvals of the merger by governmental regulatory authorities; the satisfaction of the closing conditions to the merger; and the timing of the completion of the merger.

        All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Littelfuse and IXYS and difficult to predict. These risks and uncertainties include, among others, those set forth under "Risk Factors" beginning on page 32, as well as risks and uncertainties relating to:

  •
  the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement or the failure to satisfy the closing conditions;

  •
  the risk that the financing required to complete the merger is not obtained or is obtained on terms other than those currently anticipated;

  •
  the possibility that the consummation of the merger is delayed or does not occur, including due to the failure of IXYS stockholders to approve the merger proposal;

  •
  the ability to obtain the regulatory approvals required to complete the merger, and the timing and conditions for such approvals, including conditions that could reduce the expected synergies and other benefits of the merger, result in a material delay or the abandonment of the merger or otherwise have an adverse effect on Littelfuse;

  •
  the taking of governmental action (including the passage of legislation) to block the merger or otherwise adversely affecting Littelfuse and IXYS;

  •
  the outcome of any legal proceedings that have been or may be instituted against Littelfuse, IXYS or others following announcement of the merger;

  •
  the possibility that the expected synergies from the merger will not be realized or will take longer to realize than expected;

  •
  the ability of Littelfuse to successfully integrate the business of IXYS;

  •
  unexpected costs or unexpected liabilities that may arise from the merger, whether or not consummated;

  •
  the uncertainty of the value of the stock consideration that IXYS stockholders will receive in the initial merger due to a fixed exchange ratio and a potential fluctuation in the market price of Littelfuse common stock;

  •
  IXYS' directors and executive officers having interests in the merger that are different from, or in addition to, the interests of IXYS stockholders more generally;

  •
  the possibility of changes in circumstances between the date of the signing of the merger agreement and the closing of the merger that are not reflected in the fairness opinion obtained by the IXYS board of directors;

  •
  the effect of restrictions placed on Littelfuse's, IXYS' or their respective subsidiaries' business activities and the limitations put on IXYS' ability to pursue alternatives to the merger pursuant to the merger agreement;

  •
  the disruption from the merger making it more difficult for Littelfuse and IXYS to maintain relationships with their respective customers, employees or suppliers;

  •
  the response of activist stockholders to the merger;

  •
  the inability of Littelfuse and IXYS to retain key personnel;

  •
  the effect of the additional indebtedness that Littelfuse will incur in connection with the merger;

  •
  the possibility of actual results of operations, cash flows and financial position after the merger materially differing from the unaudited pro forma condensed combined financial information contained in this proxy statement/prospectus; and

  •
  the impact of global economic conditions, fluctuations in exchange rates, labor relations, competitive actions taken by other semiconductor businesses or other competitors, terrorist attacks or natural disasters.

        Littelfuse and IXYS caution that the foregoing list of factors is not exhaustive. Additional information concerning these and other risk factors is contained in Littelfuse's and IXYS' most recently filed Annual Reports on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings, as such filings may be amended from time to time. All of the forward-looking statements made by Littelfuse or IXYS contained or incorporated by reference in this proxy statement/prospectus and all subsequent written and oral forward-looking statements concerning Littelfuse, IXYS, the merger or other matters attributable to Littelfuse or IXYS or any person acting on either of their behalf are expressly qualified in their entirety by the cautionary statement above.

        Readers are cautioned not to place undue reliance on forward-looking statements contained in this proxy statement/prospectus, which speak only as of the date such statements were made. Neither Littelfuse nor IXYS undertakes any obligation to update or revise any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by applicable law. Neither Littelfuse nor IXYS intends to make any update or other revision to forward-looking statements, except as may be required by applicable law.

RISK FACTORS

        In addition to the other information included in and incorporated by reference into this proxy statement/prospectus, including the matters addressed in the section titled "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 30, you should carefully consider the following risk factors before deciding whether to vote for the merger proposal and the other proposals described in this proxy statement/prospectus. In addition, you should read and consider the risk factors associated with each of the businesses of Littelfuse and IXYS because these risk factors will relate to the combined company following the completion of the merger. These risk factors may be found in Littelfuse's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and IXYS' Annual Report on Form 10-K for the fiscal year ended March 31, 2017 and, in each case, any amendments thereto, as such risk factors may be updated or supplemented in each company's subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference into this proxy statement/prospectus. You should also consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. See the section titled "Where You Can Find More Information" beginning on page 151.

Risks Relating to the Merger

Because the share-election exchange ratio is fixed and will not be adjusted for stock price changes and the market price of Littelfuse common stock has fluctuated and will continue to fluctuate, IXYS stockholders cannot be sure of the value of the consideration they will receive.

        Upon completion of the initial merger, each issued and outstanding share of IXYS common stock (other than (i) cancelled shares or (ii) dissenting shares) will be converted into the right to receive, at the election of the stockholder and subject to proration, $23.00 in cash, without interest, less any applicable withholding taxes or 0.1265 of a share of Littelfuse common stock.

        The share-election ratio was derived using the volume weighted average price per share of Littelfuse common stock for a pre-determined trading period prior to the signing of the merger agreement and will not change to reflect changes in the market price of IXYS and Littelfuse common stock. The market price of Littelfuse common stock at the time of completion of the merger may vary significantly from the market price of Littelfuse common stock on the date the merger agreement was executed, the date of this proxy statement/prospectus and the date of the IXYS special meeting. In addition, as discussed below, the merger consideration will be subject to proration. Accordingly, IXYS stockholders will not know or be able to calculate at the time of the IXYS special meeting the market value of the stock consideration they will receive upon completion of the merger.

        In addition, the merger might not be completed until a significant period of time has passed after the IXYS special meeting. Because the share-election exchange ratio will not be adjusted to reflect any changes in the market values of Littelfuse common stock and IXYS common stock, the market value of the Littelfuse common stock issued in connection with the merger and the IXYS common stock surrendered in connection with the merger may be higher or lower than the value of those shares on earlier dates. Stock price changes may result from a variety of factors, including, among others, general market and economic conditions, changes in Littelfuse's and IXYS' respective businesses, operations and prospects, market assessments of the likelihood that the merger will be completed, the timing of the merger, regulatory considerations and other risk factors set forth or incorporated by reference in this proxy statement/prospectus. Many of these factors are beyond Littelfuse's and IXYS' control.

IXYS common stockholders may not receive all consideration in the form elected.

        IXYS common stockholders electing to receive either the all-cash consideration or the all-stock consideration in the merger will be subject to proration so that 50% of IXYS common stock issued and outstanding immediately prior to the effective time will be converted into cash consideration and the remaining IXYS common stock will be converted into stock consideration. Accordingly, some of the merger consideration an IXYS common stockholder receives may differ from the type of consideration selected and such difference may be significant. This may result in, among other things, tax consequences that differ from those that would have resulted if the IXYS common stockholder had received solely the form of consideration elected. A discussion of the proration mechanism can be found under the section titled "The Merger—Merger Consideration" and a discussion of the material U.S. federal income tax consequences of the merger can be found under the section titled "Material U.S. Federal Income Tax Consequences."

The market price of Littelfuse common stock after the initial merger will continue to fluctuate and may be affected by factors different from those affecting shares of IXYS common stock currently.

        Upon completion of the initial merger, certain holders of IXYS common stock will become holders of Littelfuse common stock. The market price of Littelfuse common stock may fluctuate significantly following completion of the initial merger and holders of IXYS common stock could lose the value of their investment in Littelfuse common stock. In addition, any significant price and volume fluctuations of the stock markets could have a material adverse effect on the market for, or liquidity of, the Littelfuse common stock, regardless of Littelfuse's actual operating performance. In addition, Littelfuse's business differs in important respects from that of IXYS, and accordingly, the results of operations of the combined company and the market price of Littelfuse common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of Littelfuse and IXYS. For a discussion of the businesses of Littelfuse and IXYS and of some important factors to consider in connection with those businesses, see the documents incorporated by reference into this proxy statement/prospectus and referred to under "Where You Can Find More Information" beginning on page 151.

Sales of shares of Littelfuse common stock after the completion of the merger may cause the market price of Littelfuse common stock to fall.

        Based on the number of outstanding shares of IXYS common stock as of December 6, 2017, Littelfuse would issue approximately 2.1 million shares of Littelfuse common stock in the initial merger. Many IXYS stockholders may decide not to hold the shares of Littelfuse common stock they will receive in the initial merger. Other IXYS stockholders, such as funds with limitations on their permitted holdings of stock in individual issuers, may be required to sell the shares of Littelfuse common stock that they receive in the initial merger. Such sales of Littelfuse common stock could have the effect of depressing the market price for Littelfuse common stock and may take place promptly following the initial merger.

Completion of the merger is subject to the conditions contained in the merger agreement and if these conditions are not satisfied or waived, the merger will not be completed.

        The obligations of Littelfuse and IXYS to complete the merger are subject to the satisfaction or waiver of a number of conditions, including the approval of the merger proposal by IXYS stockholders. For a more complete summary of the required regulatory approvals and the conditions to the closing of the merger, see the sections titled "The Merger—Regulatory Approvals" and "The Merger Agreement—Conditions to Completion of the Merger."

        Many of the conditions to the closing of the merger are not within Littelfuse's or IXYS' control, and neither company can predict when or if these conditions will be satisfied. If any of these conditions are not satisfied or waived prior to February 28, 2018, which deadline may be extended to May 28, 2018 under certain circumstances, it is possible that the merger agreement will be terminated. Although Littelfuse and IXYS have agreed in the merger agreement to use their reasonable best efforts to complete the merger as soon as practicable, these and other conditions to the completion of the merger may not be satisfied. The failure to satisfy all of the required conditions could delay the completion of the merger for a significant period of time or prevent it from occurring. Any delay in completing the merger could cause Littelfuse not to realize some or all of the benefits that Littelfuse expects to achieve if the merger is successfully completed within its expected timeframe. There can be no assurance that the conditions to the closing of the merger will be satisfied or waived or that the merger will be completed. See the risk factor titled "—Failure to complete the merger could negatively affect the stock price and the future business and financial results of IXYS," below.

The merger was subject to the expiration of applicable waiting periods and the receipt of approvals, consents or clearances from regulatory authorities in the United States and Germany. Those clearances have been received, but the merger may still be reviewed under antitrust statutes of other governmental authorities.

        Littelfuse and IXYS received early termination of the applicable waiting period under the HSR Act in the United States on October 2, 2017, and on October 6, 2017, they received the requisite clearance under the antitrust/merger control laws of Germany. The merger may still be reviewed under antitrust statutes of other governmental authorities, including U.S. state laws. In deciding whether to grant the required regulatory approval, consent or clearance, the relevant governmental entities will consider the effect of the merger on competition within their relevant jurisdiction. The terms and conditions of the approvals, consents and clearances that are granted may impose requirements, limitations or costs or place restrictions on the conduct of the combined company's business. Under the merger agreement, Littelfuse and IXYS have agreed to use their reasonable best efforts to obtain such approvals, consents and clearances and therefore may be required to comply with conditions or limitations imposed by governmental authorities. There can be no assurance that other regulators will not impose conditions, terms, obligations or restrictions and that such conditions, terms, obligations or restrictions will not have the effect of delaying completion of the merger or imposing additional material costs on or materially limiting the revenues of the combined company following the completion of the merger. In addition, neither Littelfuse nor IXYS can provide assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the merger. See the sections titled "The Merger—Regulatory Approvals" and "The Merger Agreement—Conditions to Completion of the Merger" beginning on pages 84 and 108, respectively, of this proxy statement/prospectus.

Combining the two companies may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of the merger may not be realized.

        IXYS and Littelfuse have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger, including anticipated benefits and cost savings, will depend, in part, on Littelfuse's ability to successfully combine and integrate the businesses of Littelfuse and IXYS. It is possible that the pendency of the merger and/or the integration process could result in the loss of key employees, higher than expected costs, diversion of management attention of both IXYS and Littelfuse, the disruption of either company's ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company's ability to maintain relationships with customers, vendors and employees or to achieve the anticipated benefits and cost savings of the merger. As part of the integration process, Littelfuse may also attempt to divest certain assets of the combined company, which may not be possible on favorable terms, or at all, or if successful, may change the profile of the combined company. If Littelfuse experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. Littelfuse's management continues to refine its integration plan. These integration matters could have an adverse effect on (i) each of Littelfuse and IXYS during this transition period and (ii) the combined company for an undetermined period after completion of the merger. In addition, the actual cost savings of the merger could be less than anticipated.

IXYS' directors and executive officers have interests in the merger that may be different from, or in addition to, your interests as a stockholder of IXYS more generally.

        When considering the recommendation of the IXYS board of directors that IXYS stockholders approve the merger proposal and the merger-related compensation proposal, IXYS stockholders should be aware that directors and executive officers of IXYS have certain interests in the merger that may be different from, or in addition to, the interests of IXYS stockholders more generally. These interests generally include, among others, rights to accelerated vesting of stock options and certain payments and benefits in connection with the merger and/or a qualifying termination of employment following the merger. See the section titled "The Merger—Interests of IXYS' Directors and Executive Officers in the Merger" beginning on page 75 for a more detailed description of these interests. The IXYS board of directors was aware of these interests during its deliberations on the merits of the merger and considered them in deciding to recommend that IXYS stockholders vote in favor of the merger proposal and the merger-related compensation proposal.

The merger agreement limits IXYS' ability to pursue alternatives to the merger and may discourage other companies from trying to acquire IXYS.

        The merger agreement contains provisions that make it more difficult for IXYS to sell its business to a party other than Littelfuse. These provisions include a general prohibition on IXYS soliciting any company takeover proposal or offer for a competing transaction. Further, there are only limited exceptions to (i) IXYS' agreement that the IXYS board of directors will not withdraw or modify in a manner adverse to Littelfuse the recommendation of the IXYS board of directors that IXYS stockholders vote in favor of the merger proposal and (ii) IXYS' agreement not to enter into an agreement with respect to a competing company takeover proposal. In addition, upon termination of the merger agreement, IXYS is required to pay Littelfuse a termination fee of $28.5 million if the merger agreement is terminated in certain circumstances involving a company takeover proposal, an adverse recommendation change or a willful breach of IXYS' non-solicitation obligations under the merger agreement.

        These provisions could discourage a third party that might have an interest in acquiring all or a significant part of IXYS from considering or proposing that acquisition, even if that party were prepared to pay consideration with a higher per share value than the value proposed to be received or realized in the merger. These provisions might also result in a potential competing acquirer proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances.

The merger agreement subjects IXYS to restrictions on its business activities.

        The merger agreement subjects IXYS to restrictions on its business activities and obligates IXYS to generally operate its businesses in all material respects in the ordinary course. These restrictions could have an adverse effect on IXYS' results of operations, cash flows and financial position.

The business relationships of Littelfuse and IXYS and their respective subsidiaries may be subject to disruption due to uncertainty associated with the merger, which could have an adverse effect on the results of operations, cash flows and financial position of Littelfuse, IXYS and, following the completion of the merger, the combined company.

        Parties with which Littelfuse and IXYS, or their respective subsidiaries, do business may be uncertain as to the effects on them of the merger and related transactions, including with respect to current or future business relationships with Littelfuse, IXYS, their respective subsidiaries or the combined company. These relationships may be subject to disruption as customers, suppliers and other persons with whom Littelfuse and IXYS have a business relationship may delay or defer certain business decisions or might decide to terminate, change or renegotiate their relationships with Littelfuse or IXYS, as applicable, or consider entering into business relationships with parties other than Littelfuse, IXYS, their respective subsidiaries or the combined company. These disruptions could have an adverse effect on the results of operations, cash flows and financial position of IXYS, Littelfuse or the combined company following the completion of the merger, including an adverse effect on Littelfuse's ability to realize the expected synergies and other benefits of the merger. The risk, and adverse effect, of any disruption could be exacerbated by a delay in completion of the merger or termination of the merger agreement.

Failure to complete the merger could negatively affect the stock price and the future business and financial results of IXYS.

        If the merger is not completed for any reason, including as a result of IXYS stockholders failing to approve the merger proposal, the ongoing business of IXYS may be adversely affected and, without realizing any of the benefits of having completed the merger, IXYS could be subject to a number of negative consequences, including the following:

  •
  IXYS may experience negative reactions from the financial markets, including negative impacts on its stock price;

  •
  IXYS may experience negative reactions from its customers and suppliers;

  •
  IXYS may experience negative reactions from its employees and may not be able to retain key management personnel and other key employees;

  •
  IXYS will have incurred, and will continue to incur, significant non-recurring costs in connection with the merger that it may be unable to recover;

  •
  the merger agreement places certain restrictions on the conduct of IXYS' business prior to completion of the merger, the waiver of which is subject to the consent of Littelfuse (not to be unreasonably withheld, conditioned or delayed in certain circumstances), which may prevent IXYS from making certain acquisitions, taking certain other specified actions or otherwise pursuing business opportunities during the pendency of the merger that may be beneficial to IXYS (see the section titled "The Merger Agreement—Conduct of Businesses of IXYS and Littelfuse Prior to Completion of the Merger" beginning on page 98 for a description of the restrictive covenants applicable to IXYS); and

  •
  matters relating to the merger (including integration planning) will require substantial commitments of time and resources by IXYS management, which could otherwise be devoted to day-to-day operations and other opportunities that may be beneficial to IXYS as an independent company.

        In addition, upon termination of the merger agreement, IXYS is required to pay Littelfuse a termination fee of $28.5 million if the merger agreement is terminated in certain circumstances involving a company takeover proposal, an adverse recommendation change or a willful breach of IXYS' non-solicitation obligations under the merger agreement. Finally, IXYS could be subject to litigation related to any failure to complete the merger or related to any enforcement proceeding commenced against IXYS to perform its obligations under the merger agreement. If the merger is not completed, any of these risks may materialize and may adversely affect IXYS' businesses, financial condition, financial results and stock price.

The shares of Littelfuse common stock to be received by IXYS stockholders as a result of the merger will have rights different from the shares of IXYS common stock.

        Upon completion of the initial merger, IXYS stockholders will no longer be stockholders of IXYS. Former IXYS stockholders who receive stock consideration in the initial merger will become Littelfuse stockholders, and their rights as stockholders will be governed by the terms of the Littelfuse certificate of incorporation and bylaws and by the DGCL. See the section titled "Comparison of Rights of Common Stockholders of Littelfuse and IXYS" beginning on page 128 for a discussion of the different rights associated with Littelfuse common stock.

After the initial merger, IXYS stockholders will have a significantly lower ownership and voting interest in Littelfuse than they currently have in IXYS and will exercise less influence over management.

        Based on the number of shares of IXYS common stock outstanding as of December 6, 2017, and the number of shares of Littelfuse common stock outstanding as of December 6, 2017, it is expected that, immediately after completion of the initial merger, former IXYS stockholders will own approximately 8% of the outstanding shares of Littelfuse common stock. Consequently, former IXYS stockholders will have less influence over the management and policies of Littelfuse than they currently have over the management and policies of IXYS.

In connection with the merger, Littelfuse will incur new indebtedness, which could adversely affect Littelfuse, including by decreasing Littelfuse's business flexibility, and will increase its interest expense.

        Littelfuse's consolidated indebtedness as of July 1, 2017 was approximately $482 million. Littelfuse's pro forma indebtedness as of July 1, 2017, after giving effect to the merger and the anticipated incurrence of indebtedness in connection therewith, will be as much as $630 million. Littelfuse will have substantially increased indebtedness following completion of the merger in comparison to Littelfuse's indebtedness on a recent historical basis. In particular, in order to consummate the merger, Littelfuse expects to incur up to $150 million of new debt.

        This indebtedness could have the effect, among other things, of reducing Littelfuse's flexibility to respond to changing business and economic conditions and increasing Littelfuse's interest expense. The amount of cash required to pay interest on Littelfuse's increased indebtedness levels following completion of the merger, and thus the demands on Littelfuse's cash resources, will be greater than the amount of cash flows required to service the indebtedness of Littelfuse prior to the transaction. The cash resources required to service the increased levels of indebtedness following completion of the merger could also reduce funds available for working capital, capital expenditures, acquisitions and other general corporate purposes and may create competitive disadvantages for Littelfuse relative to other companies with lower debt levels. If Littelfuse does not achieve the expected benefits and cost savings from the merger, or if the financial performance of the combined company does not meet current expectations, then Littelfuse's ability to service its indebtedness may be adversely impacted.

        Certain of the indebtedness to be incurred in connection with the merger may bear interest at variable interest rates. If interest rates increase, variable rate debt will create higher debt service requirements, which could adversely affect Littelfuse's cash flows.

        Moreover, Littelfuse may be required to raise substantial additional financing to fund working capital, capital expenditures, acquisitions or other general corporate requirements. Littelfuse's ability to arrange additional financing or refinancing will depend on, among other factors, Littelfuse's financial position and performance, as well as prevailing market conditions and other factors beyond Littelfuse's control. Littelfuse cannot assure you that it will be able to obtain additional financing or refinancing on terms acceptable to Littelfuse or at all.

The unaudited pro forma condensed combined financial information included in this proxy statement/prospectus is preliminary and the actual financial condition and results of operations after the merger may differ materially from them.

        The unaudited pro forma condensed combined financial information included in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what Littelfuse's actual financial condition or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma condensed combined financial information reflects adjustments, which are based upon assumptions, preliminary estimates and accounting reclassifications, to record the IXYS identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this proxy statement/prospectus is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of IXYS as of the date of the completion of the merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this proxy statement/prospectus. For more information, see the section titled "Unaudited Pro Forma Condensed Combined Financial Information" beginning on page 115.

The merger will involve substantial costs.

        IXYS and Littelfuse have incurred, and expect to continue to incur, a number of non-recurring costs associated with the merger and combining the operations of the two companies. The substantial majority of non-recurring expenses will be comprised of transaction costs related to the merger.

        Littelfuse also will incur transaction fees and costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and employment-related costs. Littelfuse continues to assess the magnitude of these costs, and additional unanticipated costs may be incurred in the merger and the integration of the two companies' businesses. Although Littelfuse expects that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow Littelfuse to offset integration-related costs over time, this net benefit may not be achieved in the near term, or at all. See the risk factor titled "—Combining the two companies may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of the merger may not be realized" above.

Lawsuits may in the future be filed against IXYS, its directors, Littelfuse and Merger Sub challenging the merger, and an adverse ruling in any such lawsuit may prevent the merger from becoming effective or from becoming effective within the expected timeframe.

        Transactions like the merger are frequently the subject to litigation or other legal proceedings, including actions alleging that the board of directors of either IXYS or Littelfuse breached their respective fiduciary duties to their stockholders by entering into the merger agreement, by failing to obtain a greater value in the transaction for their stockholders or otherwise. Both IXYS and Littelfuse believe that any such litigation or proceedings would be without merit, but there can be no assurance that they will not be brought. If litigation or other legal proceedings are in fact brought against either IXYS or Littelfuse or against the board of directors of either company, they will defend against it, but they might not be successful in doing so. An adverse outcome in such matters, as well as the costs and efforts of a defense even if successful, could have a material adverse effect on the business, results of operation or financial position of IXYS, Littelfuse or the combined company, including through the possible diversion of either company's resources or distraction of key personnel.

        Further, one of the conditions to the completion of the merger is that no injunction by any court or other tribunal of competent jurisdiction will be in effect that temporarily or permanently prohibits, enjoins or makes illegal the consummation of the merger. As such, if any of the plaintiffs are successful in obtaining an injunction prohibiting the consummation of the merger, that injunction may prevent the merger from becoming effective or from becoming effective within the expected timeframe.

Uncertainties associated with the merger may cause a loss of management personnel and other key employees of IXYS or Littelfuse, which could adversely affect the future business and operations of the combined company following the merger.

        IXYS and Littelfuse are dependent on the experience and industry knowledge of their officers and other key employees to execute their business plans. The combined company's success after the merger will depend in part upon its ability to retain key management personnel and other key employees of IXYS and Littelfuse. Current and prospective employees of IXYS and Littelfuse may experience uncertainty about their future roles with the combined company following the merger, which may materially adversely affect the ability of each of IXYS and Littelfuse to attract and retain key personnel during the pendency of the merger. Accordingly, no assurance can be given that the combined company will be able to retain key management personnel and other key employees of IXYS and Littelfuse.

Other Risk Factors of Littelfuse and IXYS

        Littelfuse's and IXYS' businesses are and will be subject to the risks described above. In addition, Littelfuse and IXYS are, and will continue to be, subject to the risks described in Littelfuse's Annual Report for the fiscal year ended December 31, 2016 and IXYS' Annual Report on Form 10-K for the fiscal year ended March 31, 2017, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this proxy statement/prospectus. The risks described above and in those filings represent all known material risks with respect to Littelfuse's and IXYS' businesses. See the section titled "Where You Can Find More Information" beginning on page 151 for the location of information incorporated by reference into this proxy statement/prospectus.

INFORMATION ABOUT IXYS

IXYS Corporation

        IXYS Corporation, a Delaware corporation (referred to in this proxy statement/prospectus as IXYS), has been developing technology-driven products to improve energy conversion efficiency, generate clean energy, advance automation and provide solutions for the transportation, medical and telecommunication industries since its founding in Silicon Valley. IXYS, with its subsidiaries, has developed power semiconductors, solid state relays, high voltage integrated circuits and microcontrollers that are used in conserving energy and in reducing the world's dependence on fossil fuels. Diminishing natural resources, demand for renewable energy and environmental directives for energy efficiency represent a significant challenge. IXYS' power semiconductors and mixed-signal integrated circuits can reduce energy costs and consumption by improving the energy efficiency of everyday products. IXYS semiconductors are also used in medical devices and systems that provide diagnostics and therapy by medical equipment OEMs worldwide. IXYS common stock trades on The NASDAQ Global Select Market under the symbol "IXYS". The principal executive offices of IXYS are located at 1590 Buckeye Drive, Milpitas, California 95035, and its telephone number is (408) 457-9000.

INFORMATION ABOUT LITTELFUSE

Littelfuse, Inc.

        Littelfuse, Inc., a Delaware corporation (referred to in this proxy statement/prospectus as Littelfuse), is the world leader in circuit protection with growing global platforms in power control and sensing. The company serves customers in the electronics, automotive and industrial markets with technologies including fuses, semiconductors, polymers, ceramics, relays and sensors. Littelfuse has over 10,000 employees in more than 40 locations throughout the Americas, Europe and Asia. Littelfuse common stock trades on The NASDAQ Global Select Market under the symbol "LFUS". The principal executive offices of Littelfuse are located at 8755 West Higgins Road, Suite 500, Chicago, Illinois 60631, and its telephone number is (773) 628-1000.

Iron Merger Co., Inc.

        Iron Merger Co., Inc., a Delaware corporation (referred to in this proxy statement/prospectus as Merger Sub), is a wholly owned subsidiary of Littelfuse. Merger Sub was formed by Littelfuse solely in contemplation of the merger, has not conducted any business and has no assets, liabilities or obligations of any nature other than in connection with the merger. The principal executive offices of Merger Sub are located at c/o Littelfuse, Inc., 8755 West Higgins Road, Suite 500, Chicago, Illinois 60631, and its telephone number is (773) 628-1000.

IXYS Merger Co., LLC

        IXYS Merger Co., LLC, a Delaware limited liability company (referred to in this proxy statement/prospectus as Merger Sub Two), is a wholly owned subsidiary of Littelfuse. Merger Sub Two was formed by Littelfuse solely in contemplation of the merger, has not conducted any business and has no assets, liabilities or obligations of any nature other than in connection with the merger. The principal executive offices of Merger Sub Two are located at c/o Littelfuse, Inc., 8755 West Higgins Road, Suite 500, Chicago, Illinois 60631, and its telephone number is (773) 628-1000.

 INFORMATION ABOUT THE IXYS SPECIAL MEETING

General

        This proxy statement/prospectus is being provided to IXYS stockholders as part of a solicitation of proxies by the board of directors of IXYS for use at the special meeting of IXYS stockholders and at any adjournments or postponements of such special meeting. This proxy statement/prospectus provides IXYS stockholders with information about the special meeting and should be read carefully in its entirety.

Date, Time and Place of the Special Meeting

        The special meeting will be held on January 12, 2018, beginning at 9:00 a.m., local time, at IXYS' principal executive offices at 1590 Buckeye Drive, Milpitas, California 95035, unless postponed to a later date.

Purposes of the Special Meeting

        At the special meeting, IXYS stockholders will be asked to vote upon the following proposals:

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  Proposal 1—The Merger Proposal:  the proposal to adopt the merger agreement, which is further described in the sections titled "The Merger" beginning on page 50 and "The Merger Agreement" beginning on page 88 and a copy of which is attached to this proxy statement/prospectus as Annex A;

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  Proposal 2—The Merger-Related Compensation Proposal:  the proposal to approve on an advisory (non-binding) basis the compensation that may be paid or become payable to IXYS' named executive officers that is based on or otherwise relates to the merger; and

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  Proposal 3—The Adjournment Proposal:  the proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the merger proposal.

Only the approval of the merger proposal is required for completion of the merger.

Attendance at the Special Meeting

        Only IXYS stockholders of record as of the record date, non-record owners as of the record date, holders of valid proxies for the special meeting and invited guests of IXYS may attend the special meeting.

        All attendees should be prepared to present picture identification for admittance. The additional items, if any, that attendees must bring depend on whether they are stockholders of record, non-record owners or proxy holders.

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  An IXYS stockholder who holds shares directly registered in such stockholder's name with IXYS' transfer agent, Computershare Inc. (referred to in this proxy statement/prospectus as a stockholder of record), who wishes to attend the special meeting in person should bring picture identification.

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  A person who holds shares in "street name" through a bank, brokerage firm or other nominee (referred to in this proxy statement/prospectus as a non-record owner) who wishes to attend the special meeting in person should bring:

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  picture identification; and

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    a letter from such person's bank, brokerage firm or other nominee, or a current brokerage statement, to indicate that such bank, brokerage firm or other nominee is holding shares of IXYS common stock for such person's benefit.

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  A person who holds a validly executed proxy entitling such person to vote on behalf of a stockholder of record of IXYS shares (referred to in this proxy statement/prospectus as a proxy holder) who wishes to attend the special meeting in person should bring:

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  picture identification;

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  the validly executed proxy naming such person as the proxy holder, signed by the IXYS stockholder of record; and

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  proof of the signing stockholder's record ownership as of the record date.

        Cameras, recording devices and other electronic devices, signs and placards will not be permitted at the special meeting. Failure to provide the requested documents at the door or failure to comply with the procedures for the special meeting may prevent stockholders of record, non-record owners or proxy holders from being admitted to the special meeting. IXYS reserves the right to request any person to leave the special meeting who is disruptive, refuses to follow the rules established for the special meeting or for any other reason.

Record Date

        The record date for the determination of stockholders entitled to notice of and to vote at the special meeting is December 6, 2017. Only IXYS stockholders who held shares of record as of the close of business on December 6, 2017 are entitled to receive notice of and vote at the special meeting and any adjournment or postponement of the special meeting, as long as such shares remain outstanding on the date of the special meeting. IXYS' official stock ownership records will conclusively determine whether a stockholder is a "holder of record" as of the record date.

Outstanding Shares As of Record Date

        As of December 6, 2017, the record date for the special meeting, there were 32,935,335 shares of IXYS common stock outstanding and owned by stockholders (i.e., excluding shares of IXYS common stock held in treasury by IXYS), held by 216 holders of record. Each share of IXYS common stock is entitled to one vote on each matter considered at the special meeting.

        A list of IXYS stockholders entitled to vote at the special meeting will be available at the special meeting and for ten days prior to the special meeting between the hours of 9:00 a.m. and 5:00 p.m., local time, at IXYS' corporate headquarters at 1590 Buckeye Drive, Milpitas, California 95035.

Shares and Voting of IXYS' Directors and Executive Officers

        As of December 6, 2017, the record date, IXYS directors and executive officers, as a group, owned and were entitled to vote 6,917,562 shares of IXYS common stock, or approximately 21.0% of the outstanding shares of IXYS common stock. IXYS currently expects that these directors and executive officers will vote their shares in favor of the merger proposal and each of the other proposals described in this proxy statement/prospectus, although none of them, other than Dr. Nathan Zommer, has entered into any agreement obligating them to do so.

        Concurrently with the execution of the merger agreement, each of Dr. Nathan Zommer (the current Chairman and Chief Executive Officer of IXYS) and certain of his controlled affiliates entered into the voting agreement with Littelfuse pursuant to which each party agreed, among other things, to vote the shares of IXYS common stock held by such party in favor of the merger proposal. See the section titled "The Voting Agreement" beginning on page 113.

        As of December 6, 2017, the record date, approximately 20.5% of the outstanding shares of IXYS common stock were subject to the voting agreement, a copy of which is attached to this proxy statement/prospectus as Annex B.

Quorum and Broker Non-Votes

        In order for IXYS to transact business at the special meeting, the holders of a majority of the outstanding shares of IXYS common stock entitled to vote at the meeting must be present in person or represented by proxy. Stockholders choosing to abstain from voting will be treated as present for purposes of determining whether a quorum is present, but will not be counted as votes cast "FOR" any matter.

        Banks, brokerage firms and other nominees who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion on "routine" matters. When a broker does not receive instructions from a non-record owner on how to vote shares with respect to a "non-routine" matter, a broker "non-vote" occurs. Broker "non-votes" will be treated as present for purposes of determining whether a quorum is present, but will not be counted as votes cast "FOR" any matter.

Required Vote

        The votes required for each proposal are as follows:

        The Merger Proposal.    The affirmative vote, in person or by proxy, of holders of a majority of the outstanding shares of IXYS common stock entitled to vote on the merger proposal is required to approve the merger proposal. If you are an IXYS stockholder on the record date and take any action other than voting (or causing your shares to be voted) "FOR" the merger proposal, it will have the same effect as a vote "AGAINST" the merger proposal. For example, if you fail to instruct your bank, brokerage firm or other nominee to vote, it will have the same effect as a vote "AGAINST" the merger proposal.

        The Merger-Related Compensation Proposal.    The affirmative vote of holders of a majority of the shares of IXYS common stock present in person or represented by proxy and entitled to vote on the merger-related compensation proposal is required to approve, on an advisory (non-binding) basis, the merger-related compensation proposal. If you are an IXYS stockholder on the record date and attend the IXYS special meeting in person but fail to vote, or you are a stockholder and mark your proxy or voting instructions to abstain, it will have the same effect as a vote "AGAINST" the merger-related compensation proposal. If you are an IXYS stockholder and fail to vote by not attending the IXYS special meeting, in person or by proxy, or you fail to instruct your bank, brokerage firm or other nominee to vote, it will have no effect on the merger-related compensation proposal (assuming a quorum is present).

        The Adjournment Proposal.    The affirmative vote of holders of a majority of the shares of IXYS common stock present in person or represented by proxy and entitled to vote on the adjournment proposal is required to approve the adjournment proposal. If you are an IXYS stockholder on the record date and attend the IXYS special meeting in person but fail to vote, or you are a stockholder and mark your proxy or voting instructions to abstain, it will have the same effect as a vote "AGAINST" the adjournment proposal. If you are an IXYS stockholder and fail to vote by not attending the IXYS special meeting, in person or by proxy, or you fail to instruct your bank, brokerage firm or other nominee to vote, it will have no effect on the adjournment proposal (assuming a quorum is present).

How To Vote or Have Your Shares Voted

        IXYS stockholders of record may vote their shares of IXYS common stock or submit a proxy to have their shares of IXYS common stock voted at the special meeting in one of the following ways:

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  Internet:  IXYS stockholders may submit their proxy by using the Internet at www.investorvote.com/IXYS. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m., Pacific time, on January 11, 2018, the day before the special meeting.

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  Telephone:  IXYS stockholders may submit their proxy by using a touch-tone telephone at 1-800-652-VOTE (8683). Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m., Pacific time, on January 11, 2018, the day before the special meeting.

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  Mail:  IXYS stockholders may submit their proxy by properly completing, signing, dating and mailing their proxy card in the postage-paid envelope (if mailed in the United States) included with this proxy statement/prospectus. IXYS stockholders who vote this way should mail the proxy card early enough so that it is received before the date of the special meeting.

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  In Person:  IXYS stockholders may vote in person at the special meeting or by sending a representative with an acceptable proxy that has been signed and dated. Attendance at the special meeting will not, however, in and of itself constitute a vote.

        Whether or not you plan to attend the special meeting, IXYS urges you to submit your proxy by completing and returning the proxy card as promptly as possible, or by submitting your proxy by telephone or via the Internet, prior to the special meeting to ensure that your shares of IXYS common stock will be represented and voted at the special meeting if you are unable to attend.

        The IXYS board of directors has appointed certain persons as proxy holders to vote proxies in accordance with the instructions of IXYS stockholders. If you are a stockholder of record and you authorize these proxy holders to vote your shares of IXYS common stock with respect to any matter to be acted upon, your shares will be voted in accordance with your instructions in your proxy. If you are a stockholder of record and you authorize these proxy holders to vote your shares but do not specify how your shares should be voted in one or more matters, these proxy holders will vote your shares on those matters as the IXYS board of directors recommends, except if you indicate that you wish to vote against the merger proposal, in which case your shares of IXYS common stock will only be voted in favor of the merger-related compensation proposal and the adjournment proposal if you indicate that you wish to vote in favor of such proposals. If any other matter properly comes before the special meeting, these proxy holders will vote on that matter in their discretion.

        If you are a non-record owner, you must direct your bank, brokerage firm or other nominee on how to vote the shares of IXYS common stock held in your account and you will receive instructions from your bank, brokerage firm or other nominee describing how to vote your shares of IXYS common stock. The availability of Internet or telephonic voting will depend on the nominee's voting process. Please check with your bank, brokerage firm or other nominee and follow the voting procedures your bank, brokerage firm or other nominee provides.

        If you are a non-record owner and do not provide your bank, brokerage firm or other nominee instructions on how to vote your shares of IXYS common stock with respect to "non-routine" matters, a broker "non-vote" occurs with respect to those matters. Under applicable stock exchange rules, the organization that holds your shares of IXYS common stock (i.e., your bank, brokerage firm or other nominee) may generally vote on routine matters at its discretion but cannot vote your shares on "non-routine" matters without your instructions. If you are a non-record owner and the organization that holds your shares of IXYS common stock does not receive instructions from you on how to vote your shares of IXYS common stock on a non-routine matter, the organization that holds your shares of IXYS common stock will inform the inspector of elections that it does not have the authority to vote your shares on such matters. The merger proposal, the merger-related compensation proposal and the adjournment proposal will be considered "non-routine." Accordingly, if you are a non-record owner and do not provide your bank, brokerage firm or other nominee instructions on how to vote your shares of IXYS common stock, your bank, brokerage firm or other nominee generally will not be permitted to vote your shares on any of the proposals. If you are a non-record holder, IXYS strongly encourages you to provide voting instructions to your bank, brokerage firm or other nominee so that your vote will be counted on all matters.

        If you are a non-record owner, you are invited to attend the special meeting; however, you may not vote your shares in person at the special meeting unless you obtain a legal proxy from your bank, brokerage firm or other nominee that holds your shares, giving you the right to vote the shares at the special meeting.

Revocation of Proxies

        IXYS stockholders of record may revoke their proxies at any time prior to the voting at the special meeting in any of the following ways:

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  submitting another properly completed proxy card with a later date;

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  sending timely written notice that you are revoking your proxy to IXYS Corporation's Secretary, Uzi Sasson, at 1590 Buckeye Drive, Milpitas, California 95035;

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  submitting a proxy via Internet or by telephone at a later date (in which case only the later-dated proxy is counted and the earlier proxy is revoked); or

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  attending the special meeting and voting in person. Attendance at the special meeting will not, however, in and of itself, constitute a vote or revocation of a prior proxy.

        IXYS non-record owners may change their voting instruction only by following the directions received from their bank, brokerage firm or other nominee for changing their voting instructions.

Solicitation of Proxies

        IXYS will pay for the proxy solicitation costs related to the special meeting. In addition to sending and making available these materials, some of IXYS' directors, officers and employees may solicit proxies in person by contacting IXYS stockholders by telephone or over the Internet. IXYS stockholders may also be solicited by press releases issued by IXYS, postings on IXYS' websites and advertisements in periodicals. None of IXYS' directors, officers or employees will receive additional compensation for their solicitation services. IXYS has engaged D.F. King to assist in the solicitation of proxies for the special meeting. IXYS estimates that it will pay D.F. King a fee of approximately $10,500, plus reasonable out-of-pocket expenses. Certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who hold shares for the benefit of another party may solicit proxies for IXYS. If so, they will mail proxy information to, or otherwise communicate with, the non-record owners of shares of IXYS common stock held by them. IXYS will also reimburse banks, brokerage firms, custodians, trustees, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to non-record owners of IXYS common stock.

Adjournments

        The special meeting may be adjourned in the absence of a quorum by the affirmative vote of holders of a majority of the shares of IXYS common stock present in person or represented by proxy and entitled to vote on the adjournment.

        Even if a quorum is present, the special meeting may also be adjourned in order to provide more time to solicit additional proxies in favor of approval of the merger proposal if sufficient votes are cast in favor of the adjournment proposal.

        If the adjournment is for more than 30 days or if after the adjournment a new record date is set for the adjourned meeting, a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the special meeting.

Questions and Additional Information

        You may contact IXYS' proxy solicitor, D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, with any questions about the special meeting, the merger, the proposals or this proxy statement/prospectus, if you would like additional copies of the proxy statement/prospectus, if you need to obtain proxy cards or other information related to the proxy solicitation or if you need help submitting a proxy or voting your shares of IXYS common stock. Stockholders may call toll-free at (800) 334-0384, and banks and brokers may call collect at (212) 493-3910.

PROPOSAL 1: THE MERGER PROPOSAL

        As discussed throughout this proxy statement/prospectus, IXYS is asking its stockholders to approve the merger proposal. Pursuant to the merger agreement, Littelfuse will acquire IXYS in the merger. Merger Sub will merge with and into IXYS, with IXYS continuing as the surviving corporation in the initial merger and a wholly owned subsidiary of Littelfuse. Further to the terms of the merger agreement, IXYS, as the surviving corporation of the initial merger, will merge with and into Merger Sub Two, with Merger Sub Two continuing as the surviving company in the follow-on merger and a wholly owned subsidiary of Littelfuse. If the merger is completed, IXYS will cease to be publicly traded and IXYS common stock will be delisted from The NASDAQ Global Select Market and deregistered under the Exchange Act.

        As described in further detail in the sections titled "Questions and Answers" beginning on page 1, "Summary" beginning on page 12, "The Merger" beginning on page 50 and "The Merger Agreement" beginning on page 88, the IXYS board of directors has unanimously approved the merger agreement and the merger. For a discussion of certain factors considered by the IXYS board of directors in determining to approve the merger agreement and recommend that IXYS stockholders vote for the merger proposal, see the section titled "The Merger—IXYS' Reasons for the Merger; Recommendation of IXYS Board of Directors" beginning on page 56. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus. You are urged to read the merger agreement carefully and in its entirety.

        The merger is subject to the satisfaction of the conditions set forth in the merger agreement, including approval of the merger proposal by the stockholders of IXYS at the special meeting. Accordingly, the approval of the merger proposal by IXYS stockholders is a condition to the obligations of Littelfuse and IXYS to complete the merger.

        The affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of IXYS common stock entitled to vote on the merger proposal is required to approve the merger proposal.

        THE IXYS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT IXYS STOCKHOLDERS VOTE "FOR" THE MERGER PROPOSAL.

 PROPOSAL 2: THE MERGER-RELATED COMPENSATION PROPOSAL

        IXYS is providing its stockholders with the opportunity to cast a vote, on an advisory (non-binding) basis, to approve the compensation payments that may be paid or become payable by IXYS to its named executive officers, as determined in accordance with Item 402(t) of Regulation S-K, in connection with the merger as disclosed in the section titled "Quantification of Potential Payments and Benefits to IXYS' Named Executive Officers in Connection with the Merger," including the table titled "Golden Parachute Compensation" and the accompanying footnotes, under "The Merger—Interests of IXYS' Directors and Executive Officers in the Merger" beginning on page 75 (referred to in this section of the proxy statement/prospectus as the "golden parachute" compensation), as required by Section 14A of the Exchange Act.

        Through this proposal, IXYS is asking its stockholders to indicate their approval, on an advisory (non-binding) basis, of the compensation that IXYS' named executive officers will or may be eligible to receive in connection with the merger as described in the section "Quantification of Potential Payments and Benefits to IXYS' Named Executive Officers in Connection with the Merger" referred to above.

        You should carefully review the "golden parachute" compensation information disclosed in the sections of this proxy statement/prospectus referred to above. The IXYS board of directors unanimously recommends that IXYS stockholders approve the following resolution:

        RESOLVED, that the stockholders of IXYS approve, solely on an advisory, non-binding basis, the "golden parachute" compensation that will or may be paid or become payable to IXYS' named executive officers in connection with the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the section titled "Quantification of Potential Payments and Benefits to IXYS' Named Executive Officers in Connection with the Merger," including the table titled "Golden Parachute Compensation" and the accompanying footnotes, under "The Merger—Interests of IXYS' Directors and Executive Officers in the Merger" beginning on page 75.

        The vote on the merger-related compensation proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the merger-related compensation proposal and vice versa. Because the vote on the merger-related compensation proposal is advisory only, it will not be binding on either IXYS or Littelfuse. Accordingly, if the merger proposal is approved and the merger is completed, the compensation payments that are contractually required to be paid by IXYS to its named executive officers will or may be paid or become payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of IXYS stockholders on the merger-related compensation proposal.

        The affirmative vote of holders of a majority of the shares of IXYS common stock present in person or represented by proxy and entitled to vote on the merger-related compensation proposal at the special meeting is required to approve, on an advisory (non-binding) basis, the merger-related compensation proposal.

        THE IXYS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT IXYS STOCKHOLDERS VOTE "FOR" THE MERGER-RELATED COMPENSATION PROPOSAL.

 PROPOSAL 3: THE ADJOURNMENT PROPOSAL

        IXYS stockholders are being asked to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the merger proposal at the time of the special meeting.

        If this proposal is approved, under the merger agreement the special meeting may be adjourned (i) to any date that is within 20 business days of the date on which the IXYS special meeting was originally scheduled (or any later date to which such date may be extended pursuant to the provisions in the merger agreement described under "The Merger Agreement—Termination of the Merger Agreement" beginning on page 109) or (ii) with the prior written consent of Littelfuse, to any other date.

        If the special meeting is so adjourned, IXYS stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the merger proposal but do not indicate a choice on the adjournment proposal, your shares of IXYS common stock will be voted in favor of the adjournment proposal. If you indicate, however, that you wish to vote against the merger proposal, your shares of IXYS common stock will only be voted in favor of the adjournment proposal if you indicate that you wish to vote in favor of that proposal.

        The affirmative vote of holders of a majority of the shares of IXYS common stock present in person or represented by proxy and entitled to vote on the adjournment proposal at the special meeting is required to approve the adjournment proposal.

        THE IXYS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT IXYS STOCKHOLDERS VOTE "FOR" THE ADJOURNMENT PROPOSAL.

THE MERGER

        This section of the proxy statement/prospectus describes the material aspects of the proposed merger. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus, including the full text of the merger agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, for a more complete understanding of the proposed merger. In addition, important business and financial information about each of Littelfuse and IXYS is included in or incorporated by reference into this proxy statement/prospectus. See the section titled "Where You Can Find More Information" beginning on page 151.

Merger Consideration

        The merger agreement provides that, subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into IXYS, with IXYS surviving the initial merger as a wholly owned subsidiary of Littelfuse. Further to the terms of the merger agreement, IXYS, as the surviving corporation of the initial merger, will merge with and into Merger Sub Two, with Merger Sub Two continuing as the surviving company in the follow-on merger and a wholly owned subsidiary of Littelfuse. Upon completion of the merger, each issued and outstanding share of IXYS common stock (other than (i) cancelled shares or (ii) dissenting shares) will be converted into the right to receive, at the election of the holder of such share and subject to proration, $23.00 in cash, less any applicable withholding taxes and without interest, or 0.1265 of a share of Littelfuse common stock. No fractional shares of Littelfuse common stock will be issued in the merger, and holders of IXYS common stock will instead receive cash in lieu of fractional shares of Littelfuse common stock.

        The merger consideration is subject to proration so that 50% of IXYS common stock issued and outstanding immediately prior to the effective time of the initial merger will be converted into cash consideration and the remaining IXYS common stock will be converted into stock consideration, based on an exchange ratio of 0.1265 of a share of Littelfuse common stock (which exchange ratio was derived by dividing the cash consideration of $23.00 by the volume weighted average price per share of Littelfuse common stock for a pre-determined trading period prior to the signing of the merger agreement). Holders of IXYS common stock who do not make an election will be treated as having elected to receive cash consideration or stock consideration in accordance with the proration methodology in the merger agreement.

        Based on the number of shares of IXYS common stock outstanding as of December 6, 2017, Littelfuse would issue approximately 2.1 million shares of Littelfuse common stock to IXYS stockholders pursuant to the merger. The actual number of shares of Littelfuse common stock to be issued pursuant to the merger will be determined at completion of the merger based on the exchange ratio and the number of shares of IXYS common stock outstanding at such time. Based on the number of shares of IXYS common stock outstanding as of December 6, 2017, and the number of shares of Littelfuse common stock outstanding as of December 6, 2017, immediately after completion of the merger, former IXYS stockholders would own approximately 8% of the outstanding shares of Littelfuse common stock.

        Based on the closing stock price of Littelfuse common stock on December 11, 2017, the most recent practicable date prior to the date of this proxy statement/prospectus, the per share value of IXYS common stock implied by the stock consideration is $24.90. The implied value of the stock consideration will fluctuate, however, as the market price of Littelfuse common stock fluctuates because the stock consideration is payable in a fixed number of shares of Littelfuse common stock. As a result, the value of the stock consideration that IXYS stockholders will receive upon completion of the merger could be greater than, less than or the same as the value of the stock consideration on the date of this proxy statement/prospectus or at the time of the IXYS special meeting. Accordingly, IXYS and

Littelfuse encourage you to obtain current stock price quotations for Littelfuse common stock and IXYS common stock before deciding how to vote with respect to approval of the merger proposal.

Background of the Merger

        IXYS management and the IXYS board of directors have periodically evaluated IXYS' competitive position and various strategic alternatives to enhance value for IXYS stockholders, including opportunities for acquisitions as well as a sale of IXYS either initiated by IXYS or in response to inquiries received from third parties expressing interest in a potential strategic combination, including from Littelfuse and Company A, a United States based publicly traded semiconductor company. The inquiries received from third parties prior to February, 2017 were of a preliminary nature and did not lead to a bona fide proposal with a purchase price or that was otherwise sufficiently compelling for the IXYS board of directors.

        On February 21, 2017, Eyal Altman, Vice President and General Manager—Automotive Electronics Business at Littelfuse, contacted Uzi Sasson, President and Chief Executive Officer of IXYS, by email to express interest in exploring a strategic combination between Littelfuse and IXYS. On March 11, 2017, Mr. Altman contacted Mr. Sasson by telephone to propose a meeting on March 20, 2017.

        On March 14, 2017, Littelfuse delivered a draft confidentiality agreement to IXYS. Following further communications, the parties entered into a confidentiality agreement on March 17, 2017.

        On March 20, 2017, Mr. Altman, David Heinzmann, President and Chief Executive Officer of Littelfuse, and Gordon Hunter, Executive Chairman of the Littelfuse board of directors, met with Mr. Sasson and Dr. Zommer to discuss the respective businesses of Littelfuse and IXYS and a potential combination between Littelfuse and IXYS. Following further communications, the parties amended and restated the confidentiality agreement on April 10, 2017 to include a standstill provision.

        On May 5, 2017, Dave Coughlan, Vice President of Business Development at Littelfuse, contacted Mr. Sasson by telephone to inform him that Littelfuse was considering a proposal to acquire all outstanding shares of IXYS for a price of $21.35 per share. Mr. Sasson informed Mr. Coughlan that IXYS was willing to consider a proposal from Littelfuse. The closing trading price of IXYS common stock on May 5, 2017 was $13.90.

        On May 12, 2017, Mr. Coughlan contacted Mr. Sasson by telephone to inform him that Littelfuse was considering a revised proposal to acquire all outstanding shares of IXYS for a price of $21.75 per share. Mr. Sasson reiterated that IXYS was willing to consider a proposal from Littelfuse. The closing trading price of IXYS common stock on May 12, 2017 was $14.85.

        On May 15, 2017, Mr. Sasson contacted Mr. Coughlan by telephone to discuss the potential proposal shared by Littelfuse on May 12, 2017. Mr. Coughlan reiterated Littelfuse's interest in acquiring IXYS on the terms communicated on May 12, 2017.

        On May 31, 2017, Dr. Zommer met Mr. Heinzmann and Ian Highley, Senior Vice President and General Manager of the Semiconductor Business and Chief Technology Officer at Littelfuse, in Germany, where they discussed the respective businesses and operations of IXYS and Littelfuse. The next day Messrs. Heinzmann and Highley toured certain IXYS facilities.

        On June 5, 2017, Mr. Sasson contacted representatives of Needham & Company by telephone to discuss the possibility of exploring whether there was interest from third parties in an acquisition of IXYS. Mr. Sasson requested a proposal from Needham & Company to provide financial advisory services.

        On June 15, 2017, the IXYS board of directors met at the IXYS office in Milpitas, California, with James Jones, General Counsel of IXYS, and other members of IXYS management in attendance to discuss the indication by Littelfuse of a proposal for the acquisition of IXYS. At the request of the

IXYS board of directors, representatives of Needham & Company joined the meeting to review and discuss with the IXYS board of directors potential strategic alternatives available to IXYS and Needham & Company's perspectives regarding consolidation in IXYS' industry and third parties that may have an interest in a transaction with IXYS. The IXYS board of directors authorized management to engage Needham & Company to assist the IXYS board of directors in any evaluation of a proposal from Littelfuse from a financial point of view and exploration of available strategic alternatives on the basis of Needham & Company's familiarity with IXYS, expertise in mergers and acquisitions and experience in the semiconductor industry.

        On June 16, 2017, the Chief Executive Officer and Chief Financial Officer of Company A met with Dr. Zommer and Mr. Sasson at the IXYS office in Milpitas, California and indicated that Company A was considering a proposal for the acquisition of all of the outstanding shares of IXYS. Dr. Zommer and Mr. Sasson informed Company A that IXYS was willing to consider a proposal from Company A.

        On June 23, 2017, IXYS entered into an engagement letter with Needham & Company for the provision of financial advisory services in connection with a potential sale of IXYS.

        On June 23, 2017, Mr. Jones contacted Ryan Stafford, Executive Vice President, Chief Legal and Human Resources Officer and Corporate Secretary of Littelfuse, by telephone to discuss a proposed meeting of the IXYS board of directors and members of Littelfuse senior management on June 27, 2017 and June 28, 2017 to further discuss the potential proposal outlined by Littelfuse on May 5, 2017.

        On June 27, 2017, Dr. Zommer and Mr. Sasson met in person with Messrs. Heinzmann and Hunter to discuss IXYS and its business as well as Littelfuse and its business and how the IXYS business may fit within a combined organization.

        On June 28, 2017, the IXYS board of directors met at a hotel in Milpitas, California, with Mr. Jones and representatives of Littelfuse, Morgan Stanley & Co. LLC (referred to in this proxy statement/prospectus as Morgan Stanley), financial advisor to Littelfuse, and Needham & Company also in attendance. Messrs. Heinzmann, Hunter and Coughlan delivered a presentation on Littelfuse and its business and how the IXYS business may fit within a combined organization. Mr. Heinzmann presented a non-binding proposal for an acquisition of all of the outstanding shares of IXYS for a price of $22.35 per share, including a mix of stock and cash consideration. The Littelfuse proposal was subject to satisfactory completion of due diligence and contingent on the parties entering into an exclusivity agreement. The proposal was not subject to a financing condition. The closing trading price of IXYS common stock on June 28, 2017 was $16.80. Following the conclusion of the Littelfuse presentation and the departure of representatives of Littelfuse, the IXYS board of directors discussed the Littelfuse proposal, the Company A indication of interest and other strategic alternatives with representatives of Needham & Company. At the request of the IXYS board of directors, the Needham & Company representatives provided the IXYS board of directors with an update regarding market trends in the semiconductor industry. The Needham & Company representatives then discussed with the IXYS board of directors and management potential parties to be contacted in connection with a strategic transaction. The IXYS board of directors instructed IXYS management and Needham & Company to continue non-exclusive discussions with Littelfuse and to conduct outreach to other potential acquirers, including to enter into confidentiality agreements with other potential acquirers.

        On June 28, 2017, Dr. Zommer and Messrs. Sasson and Jones met with representatives of Needham & Company at the IXYS office in Milpitas, California and authorized Needham & Company to contact third parties and determine if there was interest from third parties for a potential acquisition of IXYS. After that meeting, representatives of Needham & Company began to contact third parties pursuant to that authorization.

        On June 29, 2017, Dr. Zommer and Mr. Sasson met at the IXYS office in Milpitas, California with the Chief Executive Officer and two senior management representatives of Company A to discuss

IXYS and its business, Company A and its business and how the IXYS business may fit within a combined organization.

        On July 5, 2017, a representative of Company B, a United States based publicly traded semiconductor company, contacted Needham & Company to indicate that it was considering a proposal for a strategic transaction with IXYS. Based on the instruction of the IXYS board of directors, representatives of Needham & Company delivered a draft confidentiality agreement to Company B on July 5, 2017. Following further communications, IXYS and Company B entered into a confidentiality agreement on July 13, 2017, which included a standstill provision.

        On July 7, 2017, Company A contacted Mr. Sasson by telephone to communicate that it was considering a proposal for the acquisition of all of the outstanding shares of IXYS for a price in a preliminary range of $23.00-25.00 per share, subject to conducting due diligence, and indicated flexibility in using stock or cash consideration for the acquisition.

        On July 7, 2017, Mr. Coughlan contacted Mr. Sasson by telephone to discuss the status of the potential transaction. Mr. Sasson communicated to Mr. Coughlan that a purchase price of $22.35 per share was not likely to be supported by the IXYS board of directors and informed him that IXYS had been approached by another party which had indicated a purchase price of around $25.00 per share.

        On July 7, 2017, based on the instruction of the IXYS board of directors, representatives of Needham & Company delivered a draft confidentiality agreement to Company A. Following further communications, IXYS and Company A entered into a confidentiality agreement on July 19, 2017, which included a standstill provision.

        On July 19, 2017, the IXYS board of directors met telephonically, with Mr. Jones and representatives of Needham & Company and Latham & Watkins LLP, counsel to IXYS, also in attendance. At the request of the IXYS board of directors, representatives of Needham & Company presented an update regarding discussions with potential acquirers, including Company A's indication on July 7, 2017 that it was considering a proposal. A representative of Needham & Company presented preliminary financial analyses with respect to IXYS and potential strategic combinations. The IXYS board of directors instructed representatives of Needham & Company to continue its outreach to potential acquirers, including enabling access to due diligence materials, and to seek final written proposals from any interested acquirers, including Littelfuse and Company A, by July 26, 2017. A representative from Latham & Watkins reviewed with the members of the IXYS board of directors their fiduciary duties to IXYS and its stockholders under Delaware law in connection with a sale of IXYS.

        On July 20, 2017, based on the instruction of the IXYS board of directors, Needham & Company provided Littelfuse, Company A and Company B with access to a virtual data room with respect to IXYS and its business.

        On July 24, 2017, representatives of each of Littelfuse and Company A separately met by telephone with IXYS management and representatives of Needham & Company for due diligence discussions.

        On July 25, 2017, Littelfuse submitted to Needham & Company a written non-binding proposal for the acquisition of all of the outstanding shares of IXYS for a price of $23.00 per share, including a mix of stock and cash consideration that provided for 45% of IXYS shares to be converted into the stock consideration. Littelfuse communicated to Needham & Company that the proposal was contingent on the parties entering into an exclusivity agreement. The closing trading price of IXYS common stock on July 25, 2017 was $17.40.

        On July 26, 2017, a representative of Company B communicated to a representative of Needham & Company that Company B would not submit a proposal for the acquisition of IXYS because management of Company B did not believe there was a good strategic fit with IXYS.

        On July 26, 2017, Company A submitted to Needham & Company a written non-binding proposal for the acquisition of all of the outstanding shares of IXYS for a price in the range of $20.00-21.00 per share, including a mix of stock and cash consideration. The proposal was contingent on the parties entering into an exclusivity agreement. The closing trading price of IXYS common stock on July 26, 2017 was $17.55. A representative of Needham & Company asked a representative of Company A whether Company A would consider increasing its proposed purchase price, and the representative of Company A indicated that it was unlikely Company A would increase its proposed purchase price.

        On July 26, 2017, the IXYS board of directors met telephonically, with Mr. Jones and representatives of Needham & Company and Latham & Watkins also in attendance. A representative from Latham & Watkins reviewed with the members of the IXYS board of directors their fiduciary duties to IXYS and its stockholders under Delaware law in connection with a sale of IXYS. Representatives of Needham & Company presented an update regarding discussions with potential acquirers, including the revised proposal received from Littelfuse on July 25, 2017 and the initial proposal received from Company A on July 26, 2017, and updated preliminary financial analyses with respect to IXYS and potential strategic combinations. The IXYS board of directors discussed the relative merits of each of the Littelfuse and Company A proposals and considered further negotiation of the purchase price or entering into an exclusivity arrangement with either party. The IXYS board of directors evaluated various factors, including the higher proposed purchase price from Littelfuse, communication by Littelfuse that its proposal submitted on July 25, 2017 was its final proposal, communication by Company A that it was unlikely to improve its proposal submitted on July 26, 2017, the extended period of time during which IXYS and Needham & Company had engaged with each of Littelfuse and Company A and their familiarity with each company, the uncertainty of potential interest from any other party based on the outreach to potential acquirers conducted by Needham & Company and the possibility of Littelfuse withdrawing its proposal or otherwise indicating it was not prepared to proceed with a transaction if IXYS declined to enter into an exclusivity agreement or requested a further increase in the purchase price. Following the discussion, the IXYS board of directors authorized IXYS management to enter into a 21-day exclusivity agreement with Littelfuse and to commence negotiations with Littelfuse on the basis of a proposed purchase price of $23.00 per share, including a mix of cash and stock consideration. Following the IXYS board meeting, representatives of Needham & Company contacted a representative of Company A and indicated that IXYS was going to proceed with another company, and there was no further response from Company A. On July 29, 2017, IXYS entered into the exclusivity agreement with Littelfuse.

        From June 28, 2017, when the IXYS board of directors authorized IXYS management and Needham & Company to conduct outreach to potential acquirers, through July 29, 2017, when IXYS entered into the exclusivity agreement with Littelfuse, IXYS management and representatives of Needham & Company reached out to or were contacted by 13 parties regarding their possible interest in an acquisition of IXYS. During this period, IXYS entered into confidentiality agreements with three parties, namely Littelfuse, Company A and Company B, all of which contained standstill provisions which terminated in accordance with their terms upon IXYS' entry into the merger agreement. Additionally, IXYS management had meetings with and received written proposals from two parties, Littelfuse and Company A.

        On August 4, 2017 and on August 9, 2017, representatives of Littelfuse and Morgan Stanley met with IXYS management and representatives of Needham & Company to discuss the due diligence being performed by Littelfuse and IXYS.

        On August 8, 2017, Latham & Watkins received an initial draft of the merger agreement from Wachtell, Lipton, Rosen & Katz, counsel to Littelfuse. Throughout the period that IXYS and Littelfuse were negotiating the merger agreement, Messrs. Sasson and Jones spoke on numerous occasions with Latham & Watkins and provided updates to the IXYS board of directors on the status of negotiations.

Furthermore, Mr. Sasson communicated on several occasions with Mr. Coughlan to discuss the terms of the merger agreement.

        On August 14, 2017, Latham & Watkins sent its comments to the draft of the merger agreement to Wachtell, Lipton, Rosen & Katz.

        On August 16, 2017, the IXYS board of directors met telephonically, with Mr. Jones and representatives of Needham & Company and Latham & Watkins also in attendance. Representatives of Latham & Watkins provided an update on the potential transaction with Littelfuse, including a summary of the material terms of the merger agreement submitted by Littelfuse. Representatives of Needham & Company presented Needham & Company's preliminary financial analyses of the consideration that would be payable to IXYS' stockholders pursuant to the proposed transaction with Littelfuse.

        On August 18, 2017, Latham & Watkins received a revised draft of the merger agreement from Wachtell, Lipton, Rosen & Katz. Following the receipt of the draft on August 18, 2017 and through August 25, 2017, Latham & Watkins and Wachtell, Lipton, Rosen & Katz continued to negotiate the terms of the merger agreement.

        On August 22, 2017, the IXYS board of directors met telephonically, with Mr. Jones and representatives of Latham & Watkins also in attendance. Messrs. Sasson and Jones provided an update on the discussion of the definitive documentation with Littelfuse, including substantive issues which continued to be negotiated to achieve improved terms for IXYS stockholders, including among others, the proportion of outstanding IXYS shares that would be converted into the stock consideration and the cash and stock election mechanics.

        On August 23, 2017, the IXYS board of directors met telephonically, with Mr. Jones and representatives of Latham & Watkins also in attendance. Mr. Sasson provided an update on the discussion of definitive documentation with Littelfuse, including substantive issues which continued to be negotiated to achieve improved terms for IXYS stockholders, including among others, the termination fee payable by IXYS under certain circumstances and the timing for the closing of a transaction. At IXYS' request, Littelfuse agreed to increase the proportion of outstanding IXYS shares that would be converted into the stock consideration from 45% to 50%.

        On August 25, 2017, the IXYS board of directors met telephonically, with Mr. Jones and representatives of Latham & Watkins and Needham & Company also in attendance. Representatives of Latham & Watkins reviewed with the members of the IXYS board of directors their fiduciary duties to IXYS and its stockholders under Delaware law in connection with a sale of IXYS. Representatives of Latham & Watkins then provided an update on the transaction with Littelfuse, including the terms of the final merger agreement negotiated with Littelfuse. Representatives of Needham & Company presented Needham & Company's financial analyses of the consideration pursuant to the proposed transaction with Littelfuse and delivered Needham & Company's oral opinion to the IXYS board of directors, which was subsequently confirmed by delivery of a written opinion dated August 25, 2017, that, as of that date, and based upon and subject to the assumptions, qualifications, limitations and other matters set forth in its written opinion, the consideration of $23.00 in cash or 0.1265 of a share of Littelfuse common stock per share of IXYS common stock to be received by the holders of IXYS common stock (other than the holders of cancelled shares and dissenting shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders. Following further discussion, and taking into account the factors described below in greater detail under the section entitled "The Merger—IXYS' Reasons for the Merger; Recommendation of IXYS Board of Directors" beginning on page 56, the IXYS board of directors unanimously determined that the terms of the merger agreement and the merger are fair to, and in the best interests of, IXYS and its stockholders, and declared it advisable, for IXYS to enter into the merger agreement. A representative of Latham & Watkins then reviewed the anticipated timing for the execution of the merger agreement, the announcement of the transaction and initial filings with the SEC.

        Following the August 25, 2017 meeting of the IXYS board of directors, IXYS and Littelfuse executed the merger agreement and on August 28, 2017 announced the transaction in a press release prior to the opening of US stock markets.

IXYS' Reasons for the Merger; Recommendation of IXYS Board of Directors

        At its August 25, 2017 meeting held to evaluate the proposed merger, the IXYS board of directors unanimously approved the merger agreement and determined that the terms of the merger are fair to and in the best interests of IXYS stockholders. The IXYS board of directors recommends that IXYS stockholders vote:

          1.     "FOR" the merger proposal;

          2.     "FOR" the merger-related compensation proposal; and

          3.     "FOR" the adjournment proposal.

        In evaluating the merger and the merger agreement and arriving at its determination, the IXYS board of directors consulted with IXYS' senior management, IXYS' financial advisor, Needham & Company, and IXYS' outside legal counsel, Latham & Watkins LLP, and considered a number of substantive factors, both positive and negative, and potential benefits and detriments of the merger to IXYS and its stockholders. The IXYS board of directors believed that, taken as a whole, the following factors supported its decision to approve the proposed merger:

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  Merger Consideration. The value of the merger consideration to be received by IXYS stockholders in relation to (1) the market prices of IXYS common stock prior to the IXYS board of directors' approval of the merger agreement; and (2) the value that could potentially be obtained through other strategic alternatives available to IXYS.

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  Premium to Trading Price of IXYS Common Stock. The fact that the cash consideration of $23.00 per share and the implied value of the stock consideration of $22.55 per share, based on the $178.26 closing price per share of Littelfuse common stock on August 25, 2017, the last full trading day before the announcement of the merger, were both higher than the closing price per share of IXYS' common stock at any date in the past five years and represented a significant premium over the market prices at which IXYS common stock had previously traded, including a premium on the value of the cash consideration of approximately:

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  44% over the closing price per share of IXYS common stock on August 25, 2017;

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  39% over the 30-day average closing price per share of IXYS common stock as of August 25, 2017; and

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  40% over the 60-day average closing price per share of IXYS common stock as of August 25, 2017.

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  Uncertainty of Future Common Stock Market Price. The IXYS board of directors considered IXYS' business, assets, financial condition, results of operations, management, competitive position and prospects, as well as current industry, economic and stock and credit market conditions. The IXYS board of directors also considered IXYS' financial plan and the initiatives and the potential execution risks associated with such plan. In connection with these considerations, the IXYS board of directors considered the attendant risk that if IXYS remained independent IXYS common stock may not trade at levels equal to or greater than the value of the merger consideration in the near term, over an extended period of time or at all.

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  Negotiations with Littelfuse. The benefits that IXYS and its advisors were able to obtain during its negotiations with Littelfuse, including an increase in Littelfuse's offer price per share from the beginning of the process to the end of the negotiations. The IXYS board of directors believed that the consideration reflected in the merger agreement was the best transaction that could be obtained by IXYS stockholders from Littelfuse at the time, and that there was no assurance that a more favorable opportunity to sell IXYS would arise later or through any alternative transaction.

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  Stockholder Election Opportunity. The fact that IXYS stockholders would have the right to elect to receive the merger consideration either in cash or shares of Littelfuse common stock, subject to proration.

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  Significant Portion of Merger Consideration in Cash. The fact that 50% of the merger consideration will be paid in cash, giving IXYS stockholders the opportunity to immediately realize value for a significant portion of their investment and providing certainty of value. The IXYS board of directors also considered the fact that IXYS stockholders would be able to reinvest the cash consideration received in the merger in shares of Littelfuse common stock if they desired to do so.

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  Participation in Potential Upside. The benefits of the combined company that could result from the merger, including the potential to realize synergies. The fact that, since a portion of the merger consideration will be paid in Littelfuse common stock, IXYS stockholders will benefit from an approximately 8% pro forma continuing equity ownership in Littelfuse (based on share data of IXYS and Littelfuse on August 25, 2017) and have the opportunity to participate in any future earnings or growth of the combined company and future appreciation in the value of Littelfuse common stock following the merger should they determine to retain the Littelfuse common stock payable in the merger.

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  Fixed Exchange Ratio for Stock Portion of Merger Consideration. The fact that because the stock consideration is based on a fixed exchange ratio of 0.1265 of a share of Littelfuse common stock, IXYS stockholders receiving the stock consideration will have the opportunity to benefit from any increase in the trading price of shares of Littelfuse common stock between the announcement of the merger agreement and the completion of the merger and that the cash portion of the merger consideration will limit the impact of a decline in the trading price of Littelfuse common stock on the aggregate value of the merger consideration.

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  Tax Treatment. The fact that the merger is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Code and, assuming the merger so qualifies, a holder who exchanges shares of IXYS common stock solely for stock consideration generally will not recognize any gain or loss for U.S. federal income tax purposes, other than in respect of cash in lieu of a fractional share of Littelfuse common stock.

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  Expected Cost Synergies. The expectation that the combined company will recognize anticipated annualized cost synergies following consummation of the proposed transaction, which IXYS stockholders will benefit from as continuing stockholders of Littelfuse. The IXYS board of directors also considered that there could be no assurance that any particular amount of such synergies would be achieved following completion of the merger or the timeframe in which they would be achieved.

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  Financial Advisor's Financial Analyses and Opinion. The oral opinion rendered by representatives of Needham & Company to the IXYS board of directors on August 25, 2017, which was subsequently confirmed in writing, that as of such date, and based upon and subject to the assumptions, qualifications, limitations and other matters set forth in its written opinion, as described under "—Opinion of IXYS' Financial Advisor" beginning on page 65 of this proxy statement/prospectus, the merger consideration of either $23.00 in cash per IXYS share or 0.1265 of a share of Littelfuse common stock per IXYS share to be received by the holders of shares of IXYS common stock (other than the holders of cancelled shares and dissenting shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders. The exchange ratio of 0.1265 was derived by dividing the cash consideration of $23.00 by the volume weighted average price per share of Littelfuse common stock for a pre-determined trading period prior to the signing of the merger agreement, which the IXYS board of directors believed to be a fair representation of the implied value of the per share stock consideration. The IXYS board of directors considered that Needham & Company, in connection with delivering its opinion, performed a variety of financial and comparative analyses based on the per share cash consideration of $23.00 (which was considered by the IXYS board of directors to be approximately equal to the implied value of the per share stock consideration and not materially different from the implied value of the per share stock consideration based on the closing stock price of Littelfuse common stock on August 25, 2017, the date of the opinion rendered by Needham & Company) and performed the selected companies analysis set forth in the section below entitled "The Merger—Opinion of IXYS' Financial Advisor—Littelfuse Selected Companies Analysis" using the closing stock price of Littelfuse common stock on August 25, 2017.

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  Likelihood of Consummation. The likelihood that the merger would be completed, in light of, among other things, the conditions to the merger, the absence of a financing condition, the efforts required to obtain regulatory approvals, and the provisions of the merger agreement in the event of various breaches by Littelfuse.

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  Board Representation. That Dr. Zommer will join the Littelfuse board of directors.

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  Terms of the Merger Agreement. The terms and conditions of the merger agreement, including:

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  the representations, warranties and covenants of the parties, the conditions to the parties' obligations to complete the merger and their ability to terminate the merger agreement;

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  the provisions of the merger agreement that allow IXYS to engage in negotiations with, and provide information to, a third party that makes an unsolicited written bona fide proposal relating to an alternative transaction, if the IXYS board of directors has determined in good faith, after consultation with its outside legal counsel and financial advisors, that such proposal constitutes or could reasonably be expected to result in a transaction that is superior to the proposed transaction with Littelfuse and IXYS complies with certain procedural requirements;

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  the provisions of the merger agreement that allow the IXYS board of directors to change its recommendation in favor of the adoption of the merger agreement in response to a company superior proposal and/or terminate the merger agreement in order to accept a company superior proposal if the IXYS board of directors has determined in good faith, after consultation with its outside legal counsel and financial advisors, that a proposal relating to an alternative transaction constitutes a company superior proposal (including taking into account any modifications to the terms of the merger agreement that are proposed by Littelfuse and, in connection with the termination of the merger agreement, payment to Littelfuse of a $28.5 million termination fee), subject to IXYS' compliance with certain procedural requirements;

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  the provisions of the merger agreement that allow the IXYS board of directors to change its recommendation in favor of the adoption of the merger agreement (other than in response to the receipt of a written unsolicited bona fide proposal relating to an alternative transaction, which is subject to the preceding sub-bullet above) if the IXYS board of directors has determined in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with its directors' fiduciary duties (including taking into account any modifications to the terms of the merger agreement that are proposed by Littelfuse), subject to IXYS' compliance with certain procedural requirements;

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  the belief of the IXYS board of directors that the termination fee provisions were not likely to unduly discourage competing third-party proposals or reduce the price of such proposals, that such provisions are customary for transactions of this size and type, and that the $28.5 million termination fee, representing approximately 3.8% of the equity value implied by the proposed transaction, was reasonable in the context of comparable transactions; and

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  the ability of IXYS to specifically enforce the terms of the merger agreement.

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  Strategic Alternatives. The IXYS board of directors, with the assistance of representatives of Needham & Company, considered the strategic and business considerations relating to a potential transaction with Littelfuse and the risks and benefits of a potential transaction compared to other potential strategic alternatives and concluded that while each of such other potential alternatives had a variety of qualitative factors that could make it attractive or cause concerns, a potential transaction with Littelfuse would likely deliver value to IXYS stockholders that was higher than the values that could be achieved for IXYS stockholders in other potential strategic alternatives.

  •
  Absence of Competing Offers.  The IXYS board of directors noted that, other than the Company A Proposal, IXYS had not received any bona fide written proposals concerning alternative transactions. The IXYS board of directors also believed that the benefits of soliciting interest from other potential parties were outweighed by a number of risks, including that such solicitation would further increase market speculation and jeopardize or, at a minimum, delay the proposed transaction with Littelfuse. The IXYS board of directors also observed that, in the event that any third party were to seek to make such proposal, IXYS retained the ability to consider unsolicited proposals after the execution of the merger agreement until the meeting of the IXYS stockholders to vote on the merger proposal and to enter into an agreement with respect to an alternative acquisition proposal under certain circumstances (concurrently with terminating the merger agreement and paying a $28.5 million termination fee to Littelfuse).

  •
  Littelfuse's Business and Reputation.  The results of the due diligence investigation that IXYS' senior management conducted with the assistance of its advisors on Littelfuse with respect to certain matters and Littelfuse's business reputation and capabilities of Littelfuse and its management.

  •
  Financing Strength of Littelfuse.  The likelihood that Littelfuse would be able to finance the merger given Littelfuse's financial resources and financial profile.

  •
  Availability of Appraisal Rights.  The fact that appraisal rights would be available to holders of IXYS common stock under Delaware law and that there was no condition in the merger agreement relating to the maximum number of shares of IXYS common stock that could dissent from the merger.

  •
  Stockholders' Ability to Reject the Merger.  The IXYS board of directors considered the fact that the merger is subject to approval by IXYS stockholders.

        The IXYS board of directors also considered certain potentially negative factors in its deliberations concerning the merger, including the following:

  •
  Fixed Stock Ratio of Merger Consideration.  The fact that because the stock portion of the merger consideration is a fixed exchange ratio of shares of Littelfuse common stock to IXYS common stock, IXYS stockholders could be adversely affected by a decrease in the trading price of Littelfuse common stock during the pendency of the merger, and the fact that the merger agreement does not provide IXYS with a termination right or other similar protection relating to the trading price of Littelfuse common stock. The IXYS board of directors determined that this structure was appropriate and the risk acceptable in view of factors such as:

  •
  the IXYS board of directors' review of the relative intrinsic values and financial performance of Littelfuse and IXYS; and

  •
  the fact that IXYS stockholders may elect cash consideration, subject to proration, which limits the impact of a decline in the trading price of Littelfuse common stock on the value of the merger consideration.

  •
  Possible Failure to Achieve Synergies.  The risk that the potential benefits and synergies sought in the merger will not be realized or will not be realized within the expected time period, and the risk associated with the integration by Littelfuse of IXYS.

  •
  Smaller Ongoing Equity Participation in the Combined Company by IXYS Stockholders.  The fact that because only 50% of the merger consideration will be in the form of Littelfuse common stock, IXYS stockholders will have a smaller ongoing equity participation in the combined company (and, as a result, a smaller opportunity to participate in any future earnings or growth of the combined company and future appreciation in the value of Littelfuse common stock following the merger) than they have in IXYS.

  •
  Risk of Non-Completion.  The possibility that the merger might not be completed, including as a result of the failure to obtain regulatory approvals or the failure of IXYS stockholders to approve the merger proposal, and the effect the resulting public announcement of the termination of the merger agreement may have on:

  •
  the trading price of IXYS common stock; and

  •
  IXYS' business and operating results, particularly in light of the costs incurred in connection with the transaction.

  •
  Possible Deterrence of Competing Offers.  The risk that various provisions of the merger agreement, including the requirement that IXYS must pay to Littelfuse a termination fee of $28.5 million if the merger agreement is terminated under certain circumstances, may discourage other parties potentially interested in an acquisition of, or combination with, IXYS from pursuing that opportunity.

  •
  Possible Disruption of the Business and Costs and Expenses.  The possible disruption to IXYS' business that may result from the merger, the resulting distraction of IXYS' management and potential attrition of IXYS' employees, as well as the costs and expenses associated with completing the merger.

  •
  Restrictions on Operation of IXYS' Business.  The requirement that IXYS conduct its business in all material respects in the ordinary course prior to completion of the merger and subject to specified restrictions unless Littelfuse provides its prior written consent (which consent may not be unreasonably withheld, delayed or conditioned), which might delay or prevent IXYS from undertaking certain business opportunities that might arise pending completion of the merger.

  •
  Other Risks.  The risks described under "Risk Factors" beginning on page 32 of this proxy statement/prospectus.

        The IXYS board of directors concluded that the potentially negative factors associated with the proposed merger were significantly outweighed by the potential benefits that it expected the IXYS stockholders would achieve as a result of the merger, including the belief of the IXYS board of directors that the proposed merger would maximize the immediate value of IXYS stockholders' shares and minimize the risks and uncertainty affecting the future prospects of IXYS, including the potential execution risks associated with its stand-alone financial plan. Accordingly, the IXYS board of directors determined that the merger agreement and the merger are fair to, and in the best interests of, IXYS and IXYS stockholders.

        In addition, the IXYS board of directors was aware of and considered the interests that IXYS' directors and executive officers may have with respect to the merger that differ from, or are in addition to, the interests of stockholders of IXYS generally, as described under "—Interests of IXYS' Directors and Executive Officers in the Merger" beginning on page 75 of this proxy statement/prospectus.

        The foregoing discussion of the information and factors considered by the IXYS board of directors is not exhaustive, but IXYS believes it includes all the material factors considered by the IXYS board of directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the IXYS board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative or specific weight or values to any of these factors. Rather, the IXYS board of directors viewed its position and recommendation as being based on an overall analysis and on the totality of the information presented to and factors considered by it. In addition, in considering the factors described above, individual directors may have given different weights to different factors. After considering this information, the IXYS board of directors approved the merger agreement and the merger and recommended that IXYS stockholders adopt the merger agreement.

        This explanation of IXYS' reasons for the merger and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described under "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 30 of this proxy statement/prospectus.

Certain Financial Projections Utilized by the IXYS Board of Directors and IXYS' Financial Advisor

        In the ordinary course, each year IXYS management prepares certain unaudited prospective financial information for the subsequent fiscal year for internal budgeting and business planning purposes. The annual budget forecast for fiscal year 2018 was prepared by management in May 2017 (referred to in this proxy statement/prospectus as the 2018 budget forecast).

        Although IXYS has publicly issued limited quarterly guidance concerning IXYS management's expectations regarding financial performance for the subsequent fiscal quarter, it does not, as a matter of course, make public disclosure of detailed forecasts or projections of its expected financial performance for extended periods due to, among other things, the inherent difficulty of accurately predicting future periods; and the likelihood that the underlying assumptions and estimates may prove incorrect.

        For internal purposes and in connection with the process leading to the merger agreement, IXYS management prepared certain unaudited prospective financial information for the fiscal years 2018 through 2020 (referred to in this proxy statement / prospectus as the initial management forecast). The initial management forecast differed from the 2018 budget forecast in that it reflected the information then available to IXYS management and included prospective financial information for fiscal years 2019 and 2020 based on management estimates for growth rates for revenues. In using current financial information, IXYS management estimated that its revenues would increase by approximately 5% to 6% per year. Based on estimated growth in revenues, IXYS management also assumed that its gross margins would improve as it believed that its utilization of manufacturing facilities would improve with increased production. IXYS also assumed that its operating expenses, excluding amortization of intangible assets, would continue to be relatively constant, when expressed as a percentage of net revenues, over the three-year period of the initial management forecast. Amortization of intangible assets was estimated at the remaining useful lives of those assets at the end of fiscal year 2017. Future capital expenditures and depreciation expenses were assumed to be relatively consistent with historical experience. The initial management forecast was provided to Needham & Company on July 21, 2017 and made available to Littelfuse, Company A and Company B with GAAP financial measures on July 21, 2017 and non-GAAP financial measures on July 25, 2017. The initial management forecast was included in the draft materials presented by Needham & Company to the IXYS board of directors on July 26, 2017.

        The unaudited prospective financial information in the initial management forecast was revised to reflect the actual financial results of IXYS for the first quarter of fiscal year 2018 ended June 30, 2017

(referred to in this proxy statement / prospectus as the final management forecast). The final management forecast was the only forecast discussed herein that was relied on by Needham & Company in connection with its opinion and related financial analyses that were presented to the IXYS board of directors on August 25, 2017. The presentation to the IXYS board of directors included unlevered free cash flows for IXYS for the projected six months ending March 31, 2018 and the projected fiscal years ending March 31, 2019 and 2020 derived by Needham & Company from the final management forecast for purposes of its discounted cash flow analysis as summarized below under "—Opinion of IXYS' Financial Advisor."

        IXYS is including the final management forecast in this proxy statement / prospectus solely because it was the most recent financial information used by Needham & Company in connection with its financial analyses summarized below under "—Opinion of IXYS' Financial Advisor" and made available to the IXYS board of directors in connection with its evaluation of the merger and because, other than reflecting IXYS' actual financial results for the first quarter of fiscal 2018, the final management forecast reflected the same results as the initial management forecast made available to Littelfuse, Company A and Company B. The IXYS board of directors did not rely on any forecasts other than the final management forecast in reaching its determination on August 25, 2017 to approve the merger agreement and the transactions contemplated thereby and to recommend that IXYS' stockholders vote for the merger proposal.

        The final management forecast was based solely upon information available to IXYS management, and estimates and assumptions made by IXYS management, at the time when the final management forecast was prepared. As a result, the final management forecast does not necessarily reflect IXYS' current estimates and does not take into account any circumstances or events occurring after the date it was prepared, and some or all of the assumptions made regarding, among other things, the timing of certain occurrences or impacts, may have changed since such date. In addition, the final management forecast does not give effect to the merger or any changes to IXYS' operations or strategy that may be implemented as a result of the announcement of the merger or following the consummation of the merger or to any costs incurred in connection with the merger. Further, the final management forecast does not take into account the effect of any failure of the consummation of the merger to occur and should not be viewed as accurate or continuing in that context.

        The final management forecast was necessarily based on a variety of assumptions and estimates. All such estimates and assumptions are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond IXYS' control. The final management forecast does not necessarily reflect IXYS' current estimates and does not take into account any circumstances or events occurring after the date it was prepared, and certain of these assumptions and estimates may not be realized. In addition, the final management forecast covers multiple years, and such information by its nature becomes more uncertain with each successive year. Moreover, the final management forecast is based on certain future business decisions that are subject to change. The inclusion of the final management forecast in this proxy statement / prospectus should not be regarded as an indication that such unaudited prospective financial information will be predictive of actual future results, and the final management forecast should not be relied upon as such. The final management forecast is a forward-looking statement. Accordingly, there can be no assurance that any of the assumptions and estimates used to prepare the final management forecast will necessarily prove to be accurate, and actual results may differ materially from those shown in the final management forecast.

        The final management forecast is not being included in this proxy statement / prospectus in order to influence any IXYS stockholder's decision as to whether or not to approve the merger or whether or not to seek appraisal rights with respect to shares of IXYS common stock held by such stockholder. The inclusion of the final management forecast in this proxy statement / prospectus should not be regarded as an indication that IXYS or any of IXYS' respective advisors or representatives considered or consider the final management forecast to necessarily be an accurate prediction of future results or events, and the final management forecast should not be relied upon as such. None of IXYS or any of IXYS' advisors or representatives has made or makes any representation regarding the information contained in the final management forecast or assumes any responsibility for the validity, reasonableness, accuracy or completeness of the final management forecast included in this proxy statement / prospectus. In particular, IXYS has not made any representation to any other person concerning the accuracy of the final management forecast. The final management forecast should be read together with the historical financial statements of IXYS, which have been filed with the SEC, and the other information regarding IXYS contained elsewhere and incorporated by reference in this proxy statement / prospectus.

        EXCEPT AS MAY BE REQUIRED BY APPLICABLE SECURITIES LAWS, NONE OF IXYS OR ANY OF IXYS' ADVISORS OR REPRESENTATIVES INTENDS TO, AND DISCLAIMS ANY OBLIGATION TO, UPDATE, CORRECT OR OTHERWISE REVISE OR RECONCILE THE FINAL MANAGEMENT FORECAST TO REFLECT CIRCUMSTANCES EXISTING OR EVENTS OCCURRING AFTER THE DATE WHEN SUCH FINAL MANAGEMENT FORECAST WERE PREPARED, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH FINAL MANAGEMENT FORECAST ARE NO LONGER APPROPRIATE. IXYS' STOCKHOLDERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE FINAL MANAGEMENT FORECAST INCLUDED IN THIS PROXY STATEMENT / PROSPECTUS.

        The final management forecast was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The final management forecast does not purport to present operations in accordance with U.S. GAAP, and IXYS' independent registered public accounting firm has not audited, reviewed, examined, compiled or otherwise applied or performed any procedures with respect to the final management forecast or any other forecast or any information contained therein, nor have they expressed any opinion or given any form of assurance with respect to such information or its reasonableness, achievability or accuracy, and accordingly such registered public accounting firm assumes no responsibility therefor. The final management forecast includes non-GAAP financial measures. Non-GAAP financial measures are not prepared in accordance with GAAP and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Final Management Forecast

        A summary of the final management forecast is set forth below. The income and expense information is provided on a non-GAAP basis, excluding stock-based compensation and amortization of acquired intangibles as expenses.

	Fiscal Year Ending March 31,
US$ in Millions (except per share amounts)	2018E	2019E	2020E
Revenue	$351.1	$371.9	$394.7
Cost of Goods Sold (Non-GAAP)	(231.5)	(236.8)	(244.1)

Gross Profit (Non-GAAP)	119.7	135.1	150.6
Operating Expenses:
Research, Development, and Engineering	(32.6)	(36.8)	(38.8)
Selling, General, and Administrative	(38.8)	(41.8)	(44.3)

Total Operating Expenses (Non-GAAP)	(71.5)	(78.6)	(83.1)

Operating Income (Non-GAAP)	48.2	56.4	67.5
Other Income (Expense)	(0.2)	0.4	0.4
Interest Income	0.2	0.2	0.2
Interest Expense	(2.6)	(2.6)	(2.6)

Total Other Income(Expense)	(2.6)	(1.9)	(1.9)

Earnings Before Income Tax Provisions	45.6	54.5	65.6
Provisions for Income Tax (Non-GAAP)	(11.9)	(14.6)	(17.1)

Net Income (Non-GAAP)	$33.6	$40.0	$48.5

Earnings per Share (Non-GAAP)	$1.02	$1.17	$1.40

Weighted Average Shares Used in per Share Calculation (Diluted)	32.9	34.0	34.8
Net Income (Non-GAAP)	$33.6	$40.0	$48.5
Provisions for Income Tax (Non-GAAP)	11.9	14.6	17.1
Interest Expense	2.6	2.6	2.6
Depreciation	7.4	8.0	8.9

EBITDA	$55.6	$65.1	$77.0

		Fiscal Year Ending March 31,
	Six Months Ending March 31, 2018
		2019E	2020E
Net Income (Non-GAAP)	$18.5	$40.0	$48.5
Income Tax Expense (Non-GAAP)	6.7	14.6	17.1
Interest Expense	1.3	2.6	2.6
Depreciation	3.8	8.0	8.9

EBITDA	$30.2	$65.1	$77.0
EBIT	$26.3	$56.4	$67.5
Cash Taxes	(6.2)	(13.5)	(15.9)
Depreciation	3.8	8.0	8.9
Capital Expenditures	(5.2)	(8.0)	(8.9)
Increase in Working Capital	(2.6)	(6.0)	(4.1)

Unlevered Free Cash Flow	$16.1	$36.9	$47.5

        The table below presents IXYS management's reconciliation of the non-GAAP prospective financial information included in the final management forecast to the most comparable GAAP financial measure for fiscal years 2018, 2019 and 2020.

	Fiscal Year Ending March 31,
US$ in Millions	2018E	2019E	2020E
GAAP Cost of Revenue	$231.9	$237.2	$244.6
Stock-based compensation	(0.4)	(0.4)	(0.5)
Amortization of intangible assets	—	—	—

Non-GAAP Cost of Goods	$231.5	$236.8	$244.1

GAAP Gross Profit	$119.3	$134.7	$150.1
Stock-based compensation	0.4	0.4	0.5
Amortization of intangible assets	—	—	—

Non-GAAP Gross Profit	$119.7	$135.1	$150.6

GAAP Operating Expenses	$77.2	$82.8	$87.1
Stock-based compensation	(3.3)	(3.6)	(4.0)
Amortization of intangible assets	(2.4)	(0.6)	—

Non-GAAP Operating Expenses	$71.5	$78.6	$83.1

GAAP Operating Income	$42.1	$51.8	$63.1
Stock-based compensation	3.7	4.0	4.4
Amortization of intangible assets	2.4	0.6	—

Non-GAAP Operating Income	$48.2	$56.4	$67.5

GAAP Net Income	$28.6	$36.4	$45.2
Stock-based compensation (net of taxes)	2.6	2.9	3.3
Amortization of intangible assets	2.4	0.6	—

Non-GAAP Net Income	$33.6	$40.0	$48.5

Opinion of IXYS' Financial Advisor

        IXYS retained Needham & Company to act as IXYS' financial advisor in connection with the merger agreement and to render an opinion as to the fairness, from a financial point of view, to the holders of IXYS common stock (other than cancelled shares and dissenting shares) of the consideration to be received by those holders pursuant to the merger agreement.

        On August 25, 2017, Needham & Company delivered its oral opinion, which it subsequently confirmed in writing, to the IXYS board of directors that, as of that date and based upon and subject to the assumptions and other matters set forth in the written opinion, the consideration of $23.00 in cash or 0.1265 of a share of Littelfuse common stock per share of IXYS common stock to be received by the holders of IXYS common stock (other than holders of cancelled shares and dissenting shares) pursuant to the merger agreement was fair, from a financial point of view, to those holders. Needham & Company provided its opinion for the information and assistance of the IXYS board of directors in connection with and for the purpose of the IXYS board of directors' evaluation of the transactions contemplated by the merger agreement. Needham & Company's opinion relates only to the fairness, from a financial point of view, to the holders of IXYS common stock (other than holders of cancelled shares and dissenting shares) of the merger consideration, which was determined through arm's-length negotiations between IXYS and Littelfuse. While Needham & Company provided independent financial advice to the IXYS board of directors during the course of the negotiations between IXYS and Littelfuse, the decision to approve and recommend the merger was made independently by the IXYS board of directors. Needham & Company's opinion does not address any other aspect of the merger, or any related transaction, and does not constitute a recommendation to any stockholder of IXYS as to whether that stockholder should elect to receive the cash consideration or the stock consideration, or make no such election, or how that stockholder should vote or act on any matter relating to the merger. Needham & Company's opinion does not express any opinion as to the value of Littelfuse common stock when issued pursuant to the merger or the prices at which IXYS common stock or Littelfuse common stock will actually trade at any time.

        The complete text of Needham & Company's opinion, dated August 25, 2017, which sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations on and scope of the review undertaken by Needham & Company, is attached as Annex C to this proxy statement/prospectus. The summary of Needham & Company's opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of IXYS common stock should read this opinion carefully and in its entirety.

        In arriving at its opinion, Needham & Company, among other things:

  •
  reviewed a draft of the merger agreement dated August 25, 2017;

  •
  reviewed certain publicly available information concerning IXYS and Littelfuse and certain other relevant financial and operating data of IXYS and Littelfuse furnished to Needham & Company by IXYS and Littelfuse;

  •
  reviewed the historical stock prices and trading volumes of the shares of IXYS common stock and Littelfuse common stock;

  •
  held discussions with members of management of IXYS and Littelfuse concerning the current operations of and future business prospects for IXYS and Littelfuse and joint prospects for the combined companies, including the potential cost savings and other synergies that may be achieved by the combined companies;

  •
  reviewed certain financial forecasts with respect to IXYS prepared by the management of IXYS and held discussions with members of such management concerning those forecasts;

  •
  reviewed certain research analyst projections with respect to Littelfuse and held discussions with members of the management of Littelfuse concerning those projections;

  •
  compared certain publicly available financial data of companies whose securities are traded in the public markets and that Needham & Company deemed generally relevant to similar data for IXYS and Littelfuse;

  •
  reviewed the financial terms of certain business combinations that Needham & Company deemed generally relevant; and

  •
  reviewed such other financial studies and analyses and considered such other matters as Needham & Company deemed appropriate.

        In connection with its review and in arriving at its opinion, Needham & Company assumed and relied on the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by it for purposes of its opinion and did not independently verify, nor did Needham & Company assume responsibility for independent verification of, any of that information. Needham & Company assumed the accuracy of the representations and warranties contained in the merger agreement and all agreements related thereto. In addition, Needham & Company assumed that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 and that the merger will be consummated on the terms and subject to the conditions set forth in the draft merger agreement furnished to Needham & Company without waiver, modification or amendment of any material term, condition or agreement thereof and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on IXYS, Littelfuse or the contemplated benefits of the merger. Needham & Company assumed that the financial forecasts for IXYS provided to Needham & Company by management of IXYS were reasonably prepared on bases reflecting the best currently available estimates and judgments of such management, at the time of preparation, of the future operating and financial performance of IXYS. Needham & Company relied, without independent verification, upon the estimates of management of IXYS and Littelfuse of the potential cost savings and other synergies, including the amount and timing thereof, that may be achieved as a result of the merger. Needham & Company also assumed, based on discussions with the management of Littelfuse, that the research analyst projections for Littelfuse represent reasonable estimates of the future financial performance of Littelfuse. Needham & Company expressed no opinion with respect to any of those forecasts, (including those cost savings and other synergies), estimates or projections or the assumptions on which they were based.

        Needham & Company did not assume any responsibility for or make or obtain any independent evaluation, appraisal or physical inspection of the assets or liabilities of IXYS, Littelfuse or any of their respective subsidiaries, nor did Needham & Company evaluate the solvency or fair value of IXYS, Littelfuse or any of their respective subsidiaries under any state or federal laws relating to bankruptcy, insolvency or similar matters. Needham & Company's opinion states that it was based on economic, monetary and market conditions as they existed and could be evaluated as of its date, and Needham & Company assumed no responsibility to update or revise its opinion based upon circumstances and events occurring after its date. Needham & Company's opinion is limited to the fairness, from a financial point of view, to the holders of IXYS common stock (other than holders of cancelled shares and dissenting shares) of the merger consideration to be received by those holders pursuant to the merger agreement and Needham & Company expressed no opinion with respect to any other terms or aspects of the merger, including, without limitation, the form or structure of the merger, the form of the merger consideration, the allocation of the merger consideration as between holders of IXYS common stock who receive the stock consideration, the cash consideration or a combination thereof or the relative fairness of the stock consideration and the cash consideration. In addition, Needham & Company expressed no opinion as to the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of IXYS, or as to IXYS' underlying business decision to engage in the merger or the relative merits of the merger as compared to other business strategies that might be available to IXYS. Needham & Company also expressed no opinion with respect to the amount or nature or any other aspect of any compensation payable to or to be received by any officers, directors or employees of any party to the merger, or any class of those persons, relative to the consideration to be received by the holders of IXYS common stock pursuant to the merger agreement or with respect to the fairness of any such compensation.

        IXYS imposed no limitations on Needham & Company with respect to the investigations made or procedures followed by Needham & Company in rendering its opinion.

        In preparing its opinion, Needham & Company performed a variety of financial and comparative analyses. The following paragraphs summarize the material financial analyses performed by Needham & Company in arriving at its opinion. The order of analyses described does not represent relative importance or weight given to those analyses by Needham & Company. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Needham & Company, the tables must be read together with the full text of each summary. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as they existed on or prior to August 25, 2017, and is not necessarily indicative of current or future market conditions.

        IXYS Selected Companies Analysis.    Using publicly available information, Needham & Company compared selected historical and projected financial and market data and ratios for IXYS to the corresponding data and ratios of selected publicly traded companies that Needham & Company deemed relevant because they have lines of business that may be considered similar to certain lines of business of IXYS. The selected publicly traded companies, referred to as the selected companies, consisted of the following:

  •
  Alpha and Omega Semiconductor Limited

  •
  Diodes Incorporated

  •
  Infineon Technologies AG

  •
  Littelfuse, Inc.

  •
  ON Semiconductor Corporation

  •
  STMicroelectronics N.V.

  •
  Vishay Intertechnology, Inc.

        The following table sets forth information concerning the following multiples for the selected companies and for IXYS implied by the merger:

  •
  enterprise value as a multiple of last 12 months (referred to as LTM) revenues;

  •
  enterprise value as a multiple of projected calendar year 2017 revenues;

  •
  enterprise value as a multiple of projected calendar year 2018 revenues;

  •
  enterprise value as a multiple of LTM earnings before interest, taxes, depreciation and amortization (referred to as adjusted EBITDA);

  •
  enterprise value as a multiple of projected calendar year 2017 adjusted EBITDA;

  •
  enterprise value as a multiple of projected calendar year 2018 adjusted EBITDA;

  •
  price as a multiple of LTM non-GAAP earnings per share (referred to as non-GAAP EPS);

  •
  price as a multiple of projected calendar year 2017 non-GAAP EPS; and

  •
  price as a multiple of projected calendar year 2018 non-GAAP EPS.

        Needham & Company calculated multiples for the selected companies using consensus research analyst projections and the closing stock prices of those companies on August 25, 2017. Needham & Company calculated multiples for IXYS using IXYS management's forecasts and based on a merger consideration value of $23.00 per share. All financial information excluded the impact of non-recurring items. Adjusted EBITDA and non-GAAP EPS amounts excluded the impact of stock-based compensation expense.

Selected Companies
IXYS Implied by Merger
	75th Percentile	50th Percentile	25th Percentile
Enterprise value to LTM revenues	3.4x	1.9x	0.8x	2.2x
Enterprise value to projected calendar year 2017 revenues	3.2x	1.7x	0.8x	2.1x
Enterprise value to projected calendar year 2018 revenues	2.9x	1.7x	0.8x	2.0x
Enterprise value to LTM adjusted EBITDA	13.1x	9.4x	5.6x	15.0x
Enterprise value to projected calendar year 2017 adjusted EBITDA	14.7x	9.7x	6.9x	13.6x
Enterprise value to projected calendar year 2018 adjusted EBITDA	11.1x	8.5x	6.1x	11.5x
Price to LTM non-GAAP EPS	24.7x	23.6x	16.0x	24.3x
Price to projected calendar year 2017 non-GAAP EPS	22.3x	20.6x	12.8x	21.6x
Price to projected calendar year 2018 non-GAAP EPS	18.9x	16.6x	12.4x	20.0x

        Selected Transactions Analysis.    Needham & Company reviewed publicly available financial information for the following selected merger and acquisition transactions, which represent the transactions completed since January 1, 2012 that involved target companies that were U.S. publicly traded semiconductor device companies with transaction equity values between $250 million and $1 billion:

Acquirer	Target
MaxLinear, Inc.	Exar Corporation
MACOM Technology Solutions Holdings, Inc.	Applied Micro Circuits Corporation
Investor Consortium	Integrated Silicon Solution, Inc.
Diodes Incorporated	Pericom Semiconductor Corporation
Microchip Technology Incorporated	Micrel, Incorporated
Avago Technologies Limited	Emulex Corporation
MaxLinear, Inc.	Entropic Communications, Inc.
Microsemi Corporation	Vitesse Semiconductor Corporation
Lattice Semiconductor Corporation	Silicon Image, Inc.
Murata Electronics North America, Inc.	Peregrine Semiconductor Corporation
Cobham plc	Aeroflex Holdings Corp.
Avago Technologies Limited	PLX Technology, Inc.
Microchip Technology Incorporated	Supertex, Inc.
M/A-COM Technology Solutions Holdings, Inc.	Mindspeed Technologies, Inc.
Microsemi Corporation	Symmetricom, Inc.
Maxim Integrated Products, Inc.	Volterra Semiconductor Corporation
Microchip Technology Incorporated	Standard Microsystems Corporation
Skyworks Solutions, Inc.	Advanced Analogic Technologies Incorporated

        In reviewing the selected transactions, Needham & Company calculated, for the selected transactions and for IXYS implied by the merger:

  •
  enterprise value as a multiple of LTM revenues;

  •
  enterprise value as a multiple of next twelve months (referred to as NTM) revenues;

  •
  enterprise value as a multiple of LTM adjusted EBITDA; and

  •
  enterprise value as a multiple of NTM adjusted EBITDA.

        Needham & Company calculated multiples for the selected transactions using consensus research analyst projections. Needham & Company calculated multiples for IXYS using IXYS management's forecasts and based on a merger consideration value of $23.00 per share.

        The following table sets forth information concerning the multiples described above for the selected transactions and the same multiples implied by the merger:

Selected Transactions
IXYS Implied by Merger
	75th Percentile	50th Percentile	25th Percentile
Enterprise value to LTM revenues	3.2x	2.2x	1.7x	2.2x
Enterprise value to NTM revenues	3.0x	2.2x	1.8x	2.0x
Enterprise value to LTM adjusted EBITDA	20.0x	15.4x	11.6x	15.0x
Enterprise value to NTM adjusted EBITDA	21.8x	16.7x	10.8x	12.1x

        Premiums Paid Analysis.    Needham & Company reviewed publicly available financial information for 14 merger and acquisition transactions that represent the transactions completed since January 1, 2012 involving a combination of stock and cash consideration and U.S. publicly traded technology companies with transaction equity values of between $250 million and $1.5 billion. In examining these transactions, Needham & Company analyzed the premium of consideration offered to the acquired company's stock price one day, five days, 30 days and 90 days prior to the announcement of the transaction.

        Needham & Company calculated premiums for IXYS based on a merger consideration value of $23.00 per share and the closing prices per share of IXYS common stock one day, five days, 30 days and 90 days prior to August 25, 2017. The following table sets forth information concerning the stock price premiums in the selected transactions and the stock price premiums implied by the merger:

	Selected Transactions
				IXYS Implied by Merger
	75th Percentile	50th Percentile	25th Percentile
One day stock price premium	41.6%	28.4%	13.7%	44.2%
Five day stock price premium	45.5%	26.8%	12.6%	45.6%
30 day stock price premium	47.2%	29.0%	22.8%	34.1%
90 day stock price premium	68.4%	37.2%	18.0%	65.5%

        Needham & Company reviewed publicly available financial information for 25 merger and acquisition transactions that represent the transactions completed since January 1, 2016 involving all cash consideration and U.S. publicly traded technology companies with transaction equity values of between $250 million and $1.5 billion. In examining these transactions, Needham & Company analyzed the premium of consideration offered to the acquired company's stock price one day, five days, 30 days and 90 days prior to the announcement of the transaction.

        Needham & Company calculated premiums for IXYS based on a merger consideration value of $23.00 per share and the closing prices per share of IXYS common stock one day, five days, 30 days and 90 days prior to August 25, 2017. The following table sets forth information concerning the stock price premiums in the selected transactions and the stock price premiums implied by the merger:

	Selected Transactions
				IXYS Implied by Merger
	75th Percentile	50th Percentile	25th Percentile
One day stock price premium	37.4%	29.6%	19.2%	44.2%
Five day stock price premium	39.6%	33.3%	17.2%	45.6%
30 day stock price premium	50.4%	37.0%	21.3%	34.1%
90 day stock price premium	58.6%	31.9%	16.4%	65.5%

        Discounted Cash Flow Analysis.    Needham & Company performed an illustrative discounted cash flow analysis based on IXYS management's forecasts to determine indicators of illustrative implied equity values for IXYS and illustrative implied equity values per share of common stock. Needham & Company calculated a range of indications of the present value of unlevered free cash flows for IXYS for the projected six months ending March 31, 2018 and projected fiscal years ending March 31, 2019 and 2020 using discount rates ranging from 11.5% to 13.5%. The range of discount rates, reflecting an estimated range of weighted average costs of capital of IXYS, was selected by Needham & Company utilizing its professional judgment and experience. Needham & Company then calculated a range of illustrative terminal enterprise values at the end of the fiscal year ending March 31, 2020 by applying multiples ranging from 7.0x to 10.0x to IXYS management's estimate of its fiscal year 2020 adjusted EBITDA. The range of multiples was selected by Needham & Company utilizing its professional judgment and experience. These illustrative terminal enterprise values were then discounted to calculate ranges of implied indications of present values using the same range of discount rates, 11.5% to 13.5%, as described above. Needham & Company then added the ranges of the implied present values of IXYS' unlevered free cash flows for the projected periods to the ranges of implied present values of IXYS' terminal enterprise values to derive ranges of implied present enterprise values of IXYS. Needham & Company then added IXYS' cash and subtracted IXYS' debt (including the unfunded portion of pension obligations) as of June 30, 2017, to arrive at the ranges of illustrative implied present equity values. Needham & Company calculated the number of IXYS' estimated fully-diluted shares outstanding at the end of the fiscal year ending March 31, 2020 based on IXYS management's estimates of 2.0% annual future share dilution to current stockholders resulting from issuances of equity compensation awards, and divided the implied present equity values by this estimated fully-diluted outstanding share number. This analysis indicated an illustrative implied per share equity reference range for IXYS of $15.22 to $20.65.

        Present Value of Illustrative Future Stock Prices Analysis.    Needham & Company performed an illustrative analysis of the implied present value of the future price per share of IXYS common stock, which is designed to provide an indication of the present value of a theoretical future value of a company's equity.

        For this analysis, Needham & Company used IXYS management's forecasts. Needham & Company calculated the illustrative implied enterprise value for IXYS for each of the projected fiscal years 2018, 2019 and 2020 by applying illustrative multiples ranging from 7.0x to 10.0x to IXYS' projected fiscal year ending March 31, 2018, 2019 and 2020 adjusted EBITDA. The range of illustrative multiples was selected by Needham & Company utilizing its professional judgment and experience. Then Needham & Company added IXYS' projected cash and subtracted IXYS' projected debt (including the unfunded portion of pension obligations) at the end of the respective projected fiscal years 2018, 2019 and 2020 to derive ranges of implied equity values, and divided these implied equity values by the respective numbers of projected fiscal year end fully-diluted outstanding shares to calculate ranges of implied future equity values per share of common stock for those fiscal years. The assumed number of fully-diluted shares at the end of each projected fiscal year was based on IXYS management's estimates of 2.0% annual future share dilution to current stockholders resulting from issuances of equity compensation awards. Needham & Company then in each case discounted these implied equity values per share back to August 25, 2017 using discount rates ranging from 13.1% to 15.1%. The range of discount rates, reflecting an estimated range of IXYS' cost of equity, was selected by Needham & Company utilizing its professional judgment and experience. This analysis resulted in a range of implied present values per share of $13.16 to $19.26.

        Littelfuse Selected Companies Analysis.    Using publicly available information, Needham & Company compared selected historical and projected financial and market data ratios for Littelfuse to the corresponding data and ratios of the selected companies other than Littelfuse.

        The following table sets forth information concerning the following multiples for the selected companies other than Littelfuse and for Littelfuse:

  •
  enterprise value as a multiple of LTM revenues;

  •
  enterprise value as a multiple of projected calendar year 2017 revenues;

  •
  enterprise value as a multiple of projected calendar year 2018 revenues;

  •
  enterprise value as a multiple of LTM EBITDA;

  •
  enterprise value as a multiple of projected calendar year 2017 adjusted EBITDA;

  •
  enterprise value as a multiple of projected calendar year 2018 adjusted EBITDA;

  •
  price as a multiple of non-GAAP LTM EPS;

  •
  price as a multiple of non-GAAP projected calendar year 2017 EPS; and

  •
  price as a multiple of non-GAAP projected calendar year 2018 EPS.

        Needham & Company calculated multiples for the selected companies other than Littelfuse using consensus research analyst estimates and based on the closing stock prices of those companies on August 25, 2017. Needham & Company calculated multiples for Littelfuse using consensus analyst estimates from analysts and research reports identified by Littelfuse management for use in analysis and based on the closing stock price of Littelfuse common stock on August 25, 2017. All financial information excluded the impact of non-recurring items. Adjusted EBITDA and non-GAAP EPS amounts excluded the impact of stock-based compensation expense.

Selected Companies Other than Littelfuse
	75th Percentile	50th Percentile	25th Percentile	Littelfuse
Enterprise value to LTM revenues	2.4x	1.7x	0.8x	3.7x
Enterprise value to projected calendar year 2017 revenues	2.2x	1.6x	0.8x	3.5x
Enterprise value to projected calendar year 2018 revenues	2.0x	1.5x	0.8x	3.3x
Enterprise value to LTM adjusted EBITDA	12.3x	8.9x	5.4x	16.0x
Enterprise value to projected calendar year 2017 adjusted EBITDA	13.2x	7.9x	6.0x	14.6x
Enterprise value to projected calendar year 2018 adjusted EBITDA	10.0x	7.3x	5.5x	13.6x
Price to non-GAAP LTM EPS	26.2x	21.0x	15.6x	24.7x
Price to projected calendar year 2017 non-GAAP EPS	21.3x	18.1x	12.5x	23.2x
Price to projected calendar year 2018 non-GAAP EPS	17.9x	15.3x	11.8x	21.3x

        Pro Forma Transaction Analysis.    Needham & Company prepared pro forma analyses of the financial impact of the merger based on the merger consideration, estimated financial results of IXYS and Littelfuse for calendar year 2018, and an assumption of projected cost savings and other synergies resulting from the merger. The estimated financial results for IXYS were based upon IXYS management's estimates and the estimated financial results for Littelfuse were based on consensus analyst estimates from analysts and research reports identified by Littelfuse management for use in analysis. The estimated cost savings and other synergies, aggregating $15.0 million in calendar year 2018, were based on Littelfuse management's estimates. Based upon these estimates and assumptions, Needham & Company noted that the merger would result in accretion to the estimated adjusted EPS of Littelfuse for calendar year 2018, which excludes the impact of non-recurring items but includes stock-based compensation as an expense. The actual operating or financial results achieved by the combined entity may vary from estimated results, and these variations may be material.

        No company, transaction or business used in the "IXYS Selected Companies Analysis," "Selected Transactions Analysis," "Premiums Paid Analysis" or "Littelfuse Selected Companies Analysis" as a comparison is identical to IXYS or Littelfuse or to the merger. Accordingly, an evaluation of the results of these analyses is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in the financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the selected companies or selected transactions or the business segment, company or transaction to which they are being compared.

        The summary set forth above does not purport to be a complete description of the analyses performed by Needham & Company in connection with the rendering of its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Needham & Company believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors that it considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its analyses and opinion. Needham & Company did not attribute any specific weight to any factor or analysis considered by it. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

        In performing its analyses, Needham & Company made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of IXYS or Littelfuse. Any estimates contained in or underlying these analyses, including estimates of IXYS' or Littelfuse's future performance, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those estimates. Additionally, analyses relating to the values of businesses or assets do not purport to be appraisals or necessarily reflect the prices at which businesses or assets may actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. Needham & Company's opinion and its related analyses were only one of many factors considered by the members of the IXYS board of directors in their evaluation of the merger and should not be viewed as determinative of the views of the IXYS board of directors or management with respect to the merger consideration or the merger.

        Under the terms of its engagement letter with Needham & Company, IXYS has paid or agreed to pay Needham & Company a nonrefundable fee of $600,000 that became payable upon Needham & Company's delivery of its opinion on August 25, 2017. If the merger is consummated, IXYS has agreed to pay Needham & Company an additional fee estimated to be approximately $8 million. Whether or not the merger is consummated, IXYS has agreed to reimburse Needham & Company for certain of its out-of-pocket expenses and to indemnify Needham & Company and related persons against various liabilities, including certain liabilities under the federal securities laws.

        Needham & Company is a nationally recognized investment banking firm. As part of its investment banking services, Needham & Company is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. Needham & Company believes that it was retained by the IXYS board of directors as IXYS' financial advisor in connection with the merger based on Needham & Company's experience as a financial advisor in mergers and acquisitions as well as Needham & Company's familiarity with IXYS and its industry generally. Needham & Company has not in the past two years provided investment banking or financial advisory services to IXYS unrelated to its current engagement with respect to the proposed transaction for which it has received or is entitled to receive compensation. Needham & Company has not in the past two years provided investment banking or financial advisory services to Littelfuse or Merger Sub for which it has received or is entitled to receive compensation. Needham & Company may in the future provide investment banking and financial advisory services to IXYS, Littelfuse and their respective affiliates unrelated to the merger, for which services Needham & Company would expect to receive compensation. In the normal course of its business, Needham & Company may actively trade equity securities of IXYS and Littelfuse for its own account or for the accounts of its customers or affiliates and, therefore, may at any time hold a long or short position in those securities.

Form of Merger

        Under the terms of the merger agreement, IXYS has agreed to be acquired by Littelfuse. If the merger agreement is adopted by IXYS stockholders and the other conditions to closing under the merger agreement are satisfied or waived, Merger Sub will merge with and into IXYS, with IXYS continuing as the surviving corporation in the initial merger and a wholly owned subsidiary of Littelfuse. Further to the terms of the merger agreement, IXYS, as the surviving corporation of the initial merger, will merge with and into Merger Sub Two, with Merger Sub Two continuing as the surviving company in the follow-on merger and a wholly owned subsidiary of Littelfuse.

Interests of IXYS' Directors and Executive Officers in the Merger

        When considering the recommendation of the IXYS board of directors with respect to the merger, you should be aware that IXYS' directors and executive officers may have interests in the merger that are different from, or in addition to, those of IXYS stockholders more generally. The IXYS board of directors was aware of these interests during its deliberations on the merits of the merger and considered them in deciding to recommend that IXYS stockholders vote to adopt the merger agreement.

        As described below, the interests of IXYS' non-employee directors and executive officers include the following:

  •
  accelerated vesting of 100% of the outstanding and unexercised stock options held by each non-employee director and executive officer upon the effective time;

  •
  a seat on Littelfuse's board of directors for Dr. Zommer following the effective time;

  •
  amended and restated employment agreements between IXYS and each executive officer, which will become effective upon the consummation of the merger, as described in more detail below under "—Employment Agreements with Executive Officers";

  •
  in the event of certain qualifying terminations of employment upon or following the effective time, each executive officer will be entitled to receive certain severance payments and benefits, as described in more detail under "—Employment Agreements with Executive Officers"; and

  •
  the right to indemnification and liability insurance coverage that will survive the completion of the merger.

Treatment of IXYS Stock Options in the Merger

        As described below in the section titled "The Merger Agreement—Treatment of IXYS Stock Options," at the effective time, each outstanding and unexercised IXYS stock option will be assumed by Littelfuse and converted into a Littelfuse stock option to acquire (i) that number of whole shares of Littelfuse common stock (rounded down to the nearest whole share) equal to the product of (x) the number of shares of IXYS common stock subject to such IXYS stock option immediately prior to the effective time multiplied by (y) 0.1265, (ii) at an exercise price per share of Littelfuse common stock (rounded up to the nearest whole cent) equal to the quotient of (x) the exercise price per share of IXYS common stock of such IXYS stock option divided by (y) 0.1265. Each IXYS stock option assumed and converted into a Littelfuse stock option will continue to have, and will be subject to, the same vesting schedule (including any accelerated vesting terms) and all other terms and conditions as applied to such IXYS stock option immediately prior to the effective time.

        As described below under "—Employment Agreements with Executive Officers," pursuant to the terms of their amended and restated employment agreements with IXYS, which will become effective upon the consummation of the merger, any outstanding and unexercised stock options held by Dr. Zommer and Mr. Sasson will vest and become exercisable in full upon the effective time. Additionally, any outstanding and unexercised stock options held by IXYS' non-employee directors will vest and become exercisable upon the effective time in accordance with their terms.

        The table below shows the number of outstanding, unexercised and unvested stock options that are held by such individuals as of December 6, 2017 and the aggregate intrinsic values of such unvested stock options. In accordance with applicable SEC rules, the dollar values below are based on a per share price of IXYS common stock of $22.69, which is the average closing price of IXYS common stock on The NASDAQ Global Select Market over the first five business days following the first public announcement of the merger on August 28 2017. The actual value of any executive officer's or non-employee director's unvested stock options as of the closing below will depend on the number of shares of IXYS common stock underlying outstanding and unvested stock options held by such individuals as of the closing and, accordingly, may differ from the values set forth below.

	Number of Shares of IXYS Common Stock Subject to Unvested Stock Options (#)	Aggregate Intrinsic Value of Unvested Stock Options ($)
Executive Officers
Nathan Zommer	7,500	84,113
Uzi Sasson	162,500	1,820,175
Non-Employee Directors
Donald L. Feucht	7,500	84,113
Samuel Kory	7,500	84,113
S. Joon Lee	7,500	84,113
Timothy A. Richardson	7,500	84,113
James M. Thorburn	7,500	84,113
Kenneth D. Wong	7,500	84,113

Littelfuse Board of Directors Following the Merger

        Pursuant to the merger agreement, Littelfuse has agreed to cause the number of directors that will comprise the Littelfuse board of directors as of the effective time to be increased by one member. Dr. Zommer will join the board of directors of Littelfuse, subject to his completion of the requisite documentation.

Amended Employment Agreements with Executive Officers

        On August 25, 2017, IXYS entered into (i) a Seventh Amended Executive Employment Agreement with Dr. Zommer pursuant to which he will serve as IXYS' Chief Executive Officer, and (ii) a Fourth Amended Executive Employment Agreement with Mr. Sasson pursuant to which he will serve as IXYS' President, Chief Executive Officer and Chief Financial Officer (collectively referred to herein as the amended employment agreements), each of which will become effective upon the occurrence of a "change in control" (as defined in IXYS' 2016 Equity Incentive Plan or any successor thereto) occurring on or prior to December 31, 2018. The amended employment agreements are expected to become effective upon the closing of the merger (provided that the merger closes on or prior to December 31, 2018) and, upon their effectiveness, the amended employment agreements will amend and restate the existing employment agreements for Dr. Zommer and Mr. Sasson in their entirety.

        Each amended employment agreement has an initial three-year term ending on the third anniversary of the effective date of such agreement, and will automatically be extended for successive one-year periods thereafter unless either party elects not to renew the term of the amended employment agreement by notifying the other party in writing of such election at least 90 days prior to the commencement of any renewal period.

        Pursuant to the amended employment agreement, Dr. Zommer and Mr. Sasson (together, the "executive officers") will receive an annual base salary of $525,000 and $450,000, respectively, which is subject to increase, but not decrease, in IXYS' discretion. Each executive officer will be eligible for a discretionary annual performance bonus and for stock options, restricted stock and/or other equity award grants in the discretion of the IXYS board of directors. The executive officers will be eligible to participate in IXYS' retirement, health and welfare benefit plans and programs generally made available to IXYS' similarly situated executives from time to time. Pursuant to their respective amended employment agreement, the executive officers will also entitled to (i) payment or reimbursement for reasonable costs of a yearly medical exam, (ii) IXYS-maintained life insurance, (iii) payment or reimbursement for personal tax and/or investment advisor services (capped at $2,000 per year), and (iv) either (A) an IXYS-provided car and reimbursement for the costs incurred in connection with the use of such car for business purposes or (B) payment of a monthly car allowance (collectively, the "employment benefits").

        Each amended employment agreement provides that if the applicable executive officer's employment with IXYS is terminated by IXYS without "cause," by such executive officer for "good reason" or due to a non-renewal of the term of the amended employment agreement by IXYS (provided that the executive officer is willing and able to continue his employment on similar terms and conditions at such time), then, subject to the executive officer's execution and non-revocation of a general release of claims, the executive officer will be entitled to receive the following payments and benefits: (i) a lump-sum payment equal to three times the executive officer's average annual cash compensation over the three prior years, payable within 60 days following termination; (ii) continued provision of employee benefits (including the employment benefits) (or their cash equivalent) for 18 months following termination; and (iii) accelerated vesting of all stock options and other equity awards then-held by the executive officer.

        In the event of the applicable executive officer's "disability" (as defined in the amended employment agreement), the executive officer will be entitled to (i) continued payment of his base salary for 18 months, and (ii) IXYS-provided health insurance (or its cash equivalent) and life insurance benefits for 18 months.

        Each employment agreement provides that, upon a "change in control" of IXYS, which will include the merger, all stock options, restricted stock awards, stock appreciation rights or other stock rights granted to the executive officer by IXYS will vest in full (to the extent then-unvested).

        To the extent that any payment, distribution or other benefit provided by IXYS to or for the benefit of the applicable executive officer in connection with a change in control would be subject to an excise tax under Section 4999 of the Code, such payments, distributions and/or benefits will be subject to a "best pay cap" reduction if such reduction would result in a greater net after-tax benefit to the executive officer than receiving the full amount of such payments.

        See the section entitled "—Quantification of Potential Payments and Benefits to IXYS' Named Executive Officers in Connection with the Merger" below for an estimate of the value of the payments and benefits that Dr. Zommer and Mr. Sasson may become entitled to receive at the effective time and upon a qualifying termination of employment at or following the effective time.

Indemnification and Insurance

        The merger agreement provides that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time in favor of certain indemnified parties, including the directors and executive officers of IXYS, will survive the merger and continue in full force and effect in accordance with their terms, as set forth in the IXYS organizational documents or any indemnification agreements in existence upon execution of the merger agreement, for six years following the effective time.

        Following the effective time, the surviving company will, and Littelfuse will cause the surviving company to, indemnify and hold harmless each IXYS indemnified party against any cost or expense arising out of the fact that such person is or was a director or officer of IXYS or any of its subsidiaries or other fiduciary in any entity at the request or for the benefit of IXYS and pertaining to matters existing or occurring prior to the effective time (including with respect to the merger and merger agreement), to the fullest extent permitted by applicable law.

        The merger agreement requires Littelfuse to cause the surviving company to maintain, for a period of six years after the effective time, IXYS' existing directors' and officers' liability insurance policy, or substantially comparable insurance of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured.

        For a more detailed description of the provisions of the merger agreement relating to director and officer indemnification and liability insurance, please see the section of this proxy statement/prospectus entitled "The Merger Agreement—Indemnification and Insurance."

Quantification of Potential Payments and Benefits to IXYS' Named Executive Officers in Connection with the Merger

        The information set forth in the table below is intended to comply with Item 402(t) of the SEC's Regulation S-K, which requires disclosure of information about the compensation that is payable or that may become payable to each named executive officer of IXYS that is based on, or otherwise relates to, the merger. For additional details regarding the terms of the payments and benefits described below, see the discussion under the caption "—Interests of IXYS' Directors and Executive Officers in the Merger" above.

        The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table. As a result, the amount, if any, that a named executive officer actually receives in the merger may materially differ from the amounts set forth in the table. For purposes of calculating the amounts set forth in the table, the following assumptions were used:

  •
  A per share price of IXYS common stock of $22.69, which is the average closing price of IXYS common stock on The NASDAQ Global Select Market over the first five business days following the first public announcement of the merger on August 28, 2017;

  •
  The effective time of the merger is December 6, 2017;

  •
  Each of Dr. Zommer's and Mr. Sasson's employment was terminated either by IXYS without "cause" or by the executive for "good reason" (as such terms are defined in the amended employment agreements), in either case, on or immediately following the effective time; and

  •
  Quantification of the accelerated vesting of stock options is calculated based on the outstanding, unexercised and unvested stock options held by the named executive officer as of December 6, 2017.

Golden Parachute Compensation

Executive Officers	Cash(1) ($)	Equity(2) ($)	Perquisites/ Benefits(3) ($)	Total(4) ($)
Nathan Zommer	2,127,778	84,113	29,547	2,241,438
Uzi Sasson	2,114,784	1,820,175	51,825	3,986,784

(1)
The estimated amounts listed in this column represent the "double-trigger" (i.e., amounts triggered by a change in control for which payment is conditioned upon the executive officer's termination without cause or resignation for good reason following the change in control) cash severance payments that the executive officers would be entitled to receive upon a termination of employment by IXYS without cause or by the executive officer for good reason, in each case, assuming such termination occurred at or immediately following the effective time. The cash severance amounts represent an amount equal to three times the executive officer's average annual cash compensation over the three prior years. The cash severance is payable in a lump sum within 60 days following the date of termination. As a condition to receipt of such payments, the executive officers are required to timely execute and not revoke a general release of claims.

  For additional information regarding these amounts, see the section titled "—Interests of IXYS' Directors and Executive Officers in the Merger" beginning on page 75 of this proxy statement/prospectus.

(2)
The estimated amounts listed in this column represent the aggregate intrinsic value of each executive officer's outstanding, unexercised and unvested stock options that will accelerate as of the effective time pursuant to the applicable executive officer's amended employment agreement. Such benefit is "single-trigger" (i.e., an amount triggered by a change in control for which payment is not conditioned upon a termination or resignation of the executive officer).

For additional information regarding the named executive officers' rights to accelerated vesting of stock options, see the section titled "—Interests of IXYS' Directors and Executive Officers in the Merger" beginning on page 75 of this proxy statement/prospectus.

(3)
The amounts listed in this column represent the estimated value of the "double-trigger" continued employment benefits that the executive officers would be entitled to for up to 18 months following the executive officer's qualifying termination of employment following the effective time.

For additional information regarding these amounts, see the section titled "—Interests of IXYS' Directors and Executive Officers in the Merger" beginning on page 75 of this proxy statement/prospectus.

(4)
Each amended employment agreement includes a Code Section 280G "best pay" cutback, such that if any payments or benefits that an executive officer is entitled to receive under his Employment Agreement or otherwise would constitute a "parachute payment" under Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code, the aggregate payments and benefits will either be delivered in full or delivered in a lesser amount that would result in no portion of the aggregate payments and benefits being subject to the excise tax, whichever results in the receipt by the executive officer of the greatest amount of aggregate payments and benefits on an after-tax basis. However, for purposes of this disclosure and the table set forth above, IXYS has not taken into account any potential reduction in payments or benefits as a result of the "best pay" cutback provision and, accordingly, has disclosed the full value of each executive officer's payments and benefits.

Narrative Disclosure to Golden Parachute Compensation Table

        Each of the executive officers holds outstanding, unexercised and unvested stock options to purchase shares of IXYS common stock that will vest and become exercisable, and will be assumed by Littelfuse and converted into options to purchase shares of Littelfuse common stock, upon the closing of the merger. For more information related to the treatment of such stock options in connection with the merger, see the footnote disclosures above and the section titled "—Interests of IXYS' Directors and Executive Officers in the Merger" beginning on page 75 of this proxy statement/prospectus.

        IXYS is a party to an amended employment agreement with each of the executive officers, which are expected to become effective upon the closing of the merger, each of which provides for severance payments and benefits upon a qualifying termination of the executive officer's employment or upon a non-renewal of the term of the amended employment agreement by IXYS. For more information related to these amended employment agreements, see the footnote disclosures above and the section titled "—Interests of IXYS' Directors and Executive Officers in the Merger" beginning on page 75 of this proxy statement/prospectus.

Accounting Treatment of the Merger

        Littelfuse prepares its financial statements in accordance with GAAP. The merger will be accounted for using the acquisition method of accounting. Littelfuse will be treated as the acquiror for accounting purposes. Littelfuse will record assets acquired, including identifiable intangible assets, and liabilities assumed from IXYS at their respective fair values at the date of completion of the merger. Any excess of the purchase price (as described under Note 1—"Basis of Pro Forma Presentation" under "Unaudited Pro Forma Condensed Combined Financial Information—Notes to the Unaudited Pro Forma Condensed Combined Financial Statements Giving Effect to the Transaction" beginning on page 119) over the net fair value of such assets and liabilities will be recorded as goodwill.

        The financial condition and results of operations of Littelfuse after completion of the merger will reflect IXYS after completion of the merger, but will not be restated retroactively to reflect the historical financial condition or results of operations of IXYS. The earnings of Littelfuse following completion of the merger will reflect acquisition accounting adjustments, including the effect of changes in the carrying value for assets and liabilities on depreciation expense, amortization expense and interest expense. Indefinite-lived intangible assets, including certain trademarks, and goodwill will not be amortized but will be tested for impairment at least annually, and all tangible and intangible assets including goodwill will be tested for impairment when certain indicators are present. If, in the future, Littelfuse determines that tangible or intangible assets (including goodwill) are impaired, Littelfuse would record an impairment charge at that time.

Material U.S. Federal Income Tax Consequences

        The following general discussion addresses the material U.S. federal income tax consequences to U.S. holders (as defined below) of IXYS common stock that exchange their IXYS common stock for the merger consideration in the initial merger. The discussion is based on the Code, Treasury regulations, administrative rulings, published positions of the Internal Revenue Service (referred to in this proxy statement/prospectus as the IRS) and judicial decisions, all as currently in effect and all of which are subject to change and to differing interpretations (possibly with retroactive effect), and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion applies only to U.S. holders (as defined below) that hold their IXYS common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal taxation that may be relevant to a particular stockholder in light of his, her or its individual circumstances or to stockholders subject to special treatment under U.S. federal income tax laws, including:

  •
  banks or other financial institutions,

  •
  trusts,

  •
  tax exempt organizations,

  •
  governmental agencies or instrumentalities,

  •
  insurance companies,

  •
  dealers in securities or foreign currency,

  •
  traders in securities who elect to apply a mark-to-market method of accounting,

  •
  mutual funds,

  •
  partnerships or other pass-through entities for U.S. federal income tax purposes and investors in such entities,

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  foreign persons,

  •
  certain expatriates,

  •
  holders that exercise appraisal rights,

  •
  regulated investment companies and real estate investment trusts,

  •
  broker-dealers,

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  holders liable for the alternative minimum tax,

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  holders that have a functional currency other than the U.S. dollar,

  •
  holders who received their IXYS common stock through the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation,

  •
  holders that exercise dissenters' rights,

  •
  holders that hold (or that held, directly or constructively, at any time during the five-year period ending on the date of the disposition of such holder's IXYS common stock pursuant to the initial merger) 5% or more of the IXYS common stock, and

  •
  holders who hold IXYS common stock (or, after the initial merger, Littelfuse common stock) as part of a hedge, straddle, constructive sale, conversion transaction or other integrated investment.

        In addition, the discussion does not address any state, local or foreign tax consequences of the merger, nor does it address the impact of the Medicare contribution tax on net investment income or any U.S. federal laws other than those pertaining to the U.S. federal income tax.

        For purposes of this discussion, a "U.S. holder" or "holder" is a beneficial owner of IXYS common stock who is, for U.S. federal income tax purposes:

  (i)
  an individual who is a citizen or resident of the United States;

  (ii)
  a corporation or other entity taxable as a corporation, created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  (iii)
  an estate that is subject to U.S. federal income tax on its income regardless of its source; or

  (iv)
  a trust that (A) is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code) or (B) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

        If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of IXYS common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Accordingly, such partners and partnerships should consult their tax advisors regarding the particular tax consequences of the merger to them.

        Each holder of IXYS common stock should consult his, her or its tax advisor with respect to the particular tax consequences of the merger to such holder.

Tax Consequences of the Merger Generally

        The completion of the merger is conditioned upon the delivery by each of Wachtell, Lipton, Rosen & Katz (or other nationally recognized outside counsel), counsel to Littelfuse, and Latham & Watkins LLP (or other nationally recognized outside counsel), counsel to IXYS, of its opinion to the effect that the initial merger and the follow-on merger, taken together, will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In addition, in connection with the filing of the registration statement of which this document is a part, each of Wachtell, Lipton, Rosen & Katz and Latham & Watkins LLP has delivered an opinion to Littelfuse and IXYS, respectively, to the same effect as the opinions described above. Accordingly, and on the basis of the foregoing opinions, as a result of the initial merger and the follow-on merger, taken together, qualifying as a "reorganization" within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences to U.S. holders who receive stock consideration and/or cash consideration in exchange for their shares of IXYS common stock pursuant to the merger agreement generally will be as described below. The opinions of counsel will be based on factual representations contained in letters provided by Littelfuse and IXYS, and on certain customary factual assumptions, all of which must continue to be true and accurate as of the consummation of the merger. These opinions are not binding on the IRS or the courts, and neither Littelfuse nor IXYS intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the merger. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. In addition, if any of the representations or assumptions upon which those opinions are based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected. The remainder of this discussion assumes that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

        The U.S. federal income tax consequences of the merger to a holder generally will depend on whether the holder exchanges its IXYS common stock for cash consideration, stock consideration or a combination of cash consideration and stock consideration.

Exchange Solely for Cash

        The exchange of shares of IXYS common stock solely for cash consideration generally will result in the recognition of gain or loss equal to the difference between the amount of cash consideration received and the holder's adjusted tax basis in the shares of IXYS common stock surrendered, which gain or loss generally will be long-term capital gain or loss if the holder's holding period with respect to the IXYS common stock surrendered is more than one year at the effective time. The deductibility of capital losses is subject to limitations. In some cases, if a holder actually or constructively owns Littelfuse common stock after the merger, the cash consideration received could be treated as having the effect of a distribution of a dividend under the tests set forth in Section 302 of the Code, in which case such holder may have dividend income up to the amount of the cash consideration received. Because the possibility of dividend treatment depends primarily upon the particular circumstances of a holder, including the application of certain constructive ownership rules, holders should consult their tax advisors regarding the potential tax consequences of the merger to them, and holders that are corporations should consult their tax advisors regarding the potential applicability of the "extraordinary dividend" provisions of the Code.

        Holders electing to receive the all-cash consideration in the initial merger may be subject to proration (see the section titled "The Merger—Merger Consideration"), which may result in the receipt of a portion of the merger consideration in stock consideration, in addition to cash consideration. See the section titled "—Exchange for Littelfuse Common Stock and Cash" for a general description of the U.S. federal income tax consequences to holders of the receipt of stock consideration and cash consideration.

Exchange Solely for Littelfuse Common Stock

        If, pursuant to the initial merger, a holder exchanges all of its shares of IXYS common stock solely for stock consideration, that holder generally will not recognize any gain or loss, except in respect of cash in lieu of a fractional share of Littelfuse common stock (as discussed in the section titled "—Cash in Lieu of a Fractional Share"). The aggregate adjusted tax basis of the stock consideration received in the initial merger (including fractional shares deemed received and redeemed as described below) will be equal to the aggregate adjusted tax basis of the shares of IXYS common stock surrendered, and the holding period of the stock consideration (including fractional shares deemed received and redeemed as described in the section titled "—Cash in Lieu of a Fractional Share") will include the holding period of the shares of IXYS common stock surrendered. If a holder acquired different blocks of shares of IXYS common stock at different times or different prices, such holder should consult his, her or its tax advisor as to the determination of the tax bases and holding periods of the stock consideration received in the initial merger.

        Holders electing to receive the all-stock consideration in the initial merger may be subject to proration (see the section titled "The Merger—Merger Consideration"), which may result in the receipt of a portion of the merger consideration in cash consideration, in addition to the stock consideration. See the section titled "—Exchange for Littelfuse Common Stock and Cash" for a general description of the U.S. federal income tax consequences to holders of the receipt of stock consideration and cash consideration.

Exchange for Littelfuse Common Stock and Cash

        A holder who receives a combination of stock consideration and cash consideration (other than cash in lieu of a fractional share of Littelfuse common stock) pursuant to the initial merger generally will recognize gain (but not loss) in an amount equal to the lesser of (1) the sum of the amount of cash consideration (other than cash in lieu of a fractional share of Littelfuse common stock) and the fair market value of the stock consideration, minus that holder's adjusted tax basis in its shares of IXYS common stock surrendered in exchange therefor and (2) the amount of cash consideration received.

        If a holder acquired different blocks of shares of IXYS common stock at different times or different prices, any gain or loss may be determined separately for each identifiable block of shares. Holders should consult their tax advisors regarding the manner in which cash consideration and stock consideration should be allocated among different blocks of shares of IXYS common stock surrendered and the determination of the tax bases and holding periods of the stock consideration received.

        Any recognized gain will generally be long-term capital gain if the holder's holding period with respect to the shares of IXYS common stock surrendered is more than one year. In some cases, if a holder actually or constructively owns Littelfuse common stock after the merger, the recognized gain could be treated as having the effect of the distribution of a dividend under the tests set forth in Section 302 of the Code, in which case such holder may have dividend income up to the amount of the cash consideration received. Because the possibility of dividend treatment depends primarily upon the particular circumstances of a holder, including the application of certain constructive ownership rules, holders should consult their tax advisors regarding the potential tax consequences of the merger to them, and holders that are corporations should consult their tax advisors regarding the potential applicability of the "extraordinary dividend" provisions of the Code.

        The aggregate tax basis of the stock consideration received (including fractional shares deemed received and redeemed as described in the section titled "—Cash in Lieu of a Fractional Share") will be equal to the aggregate adjusted tax basis of the shares of IXYS common stock surrendered, reduced by the amount of cash consideration received by the holder (excluding any cash in lieu of a fractional share) and increased by the amount of gain (excluding any gain recognized with respect to cash in lieu of a fractional share), if any, recognized by the holder on the exchange. The holding period of the stock consideration (including fractional shares deemed received and redeemed as described below) will include the holding period of the shares of IXYS common stock surrendered.

        Holders receiving a combination of stock consideration and cash consideration should consult their tax advisors regarding the manner in which the above rules would apply in the holder's particular circumstances.

Cash in Lieu of a Fractional Share

        A holder who receives cash in lieu of a fractional share of Littelfuse common stock will generally be treated as having received such fractional share and then as having received such cash in redemption of the fractional share. Gain or loss generally will be recognized based on the difference between the amount of cash in lieu of the fractional share and the tax basis allocated to such fractional share. Such gain or loss generally will be long-term capital gain or loss if the holding period for such shares is more than one year. In some cases, if a holder actually or constructively owns Littelfuse common stock after the merger, the recognized gain could be treated as having the effect of the distribution of a dividend under the tests set forth in Section 302 of the Code, in which case such holder may have dividend income up to the amount of the cash consideration received. Because the possibility of dividend treatment depends primarily upon the particular circumstances of a holder, including the application of certain constructive ownership rules, holders should consult their tax advisors regarding the potential tax consequences of the merger to them, and holders that are corporations should consult their tax advisors regarding the potential applicability of the "extraordinary dividend" provisions of the Code.

Information Reporting and Backup Withholding

        Information reporting and backup withholding may apply to payments made in connection with the initial merger. Backup withholding will not apply, however, if the recipient provides proof of an applicable exemption or furnishes its taxpayer identification number and otherwise complies with all applicable certification requirements. Any amounts withheld may be allowed as a refund or credit against such holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.

        This summary of the material U.S. federal income tax consequences of the merger is for general information only and is not tax advice. Holders of IXYS common stock should consult their tax advisors as to the specific tax consequences to them of the merger in light of their particular circumstances, including the applicability and effect of any U.S. federal, state, local, foreign and other tax laws.

Regulatory Approvals

        Littelfuse, IXYS and Merger Sub have each agreed to use their respective reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all reasonable things necessary, proper or advisable under any applicable laws to consummate the merger and obtain (and to cooperate with each other in obtaining) the required regulatory approvals. The following is a summary of the material regulatory approvals required for completion of the transactions contemplated by the merger agreement. There can be no assurance, however, if and when any of the approvals required to be obtained for the transactions contemplated by the merger agreement will be obtained or as to the conditions or limitations that such approvals may contain or impose.

United States Antitrust Clearance

        Under the HSR Act, and related rules, the merger may not be completed until each party files a Notification and Report Form with the Antitrust Division and the FTC and all statutory waiting period requirements have been satisfied. A transaction requiring notification under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties' filing of their respective HSR Act Notification and Report Forms or the early termination of that waiting period. On September 18, 2017, Littelfuse and IXYS filed their respective Notification and Report Forms and on October 2, 2017, the parties received early termination of the HSR waiting period.

        U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest including without limitation seeking to enjoin the completion of the merger or permitting completion subject to the divestiture of assets of Littelfuse or IXYS or other remedies. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such challenge is made, that it would not be successful.

German Antitrust Clearance

        Under the merger agreement, the parties' obligations to complete the merger are also conditioned on the receipt of approvals, consents or clearances required in connection with the transactions contemplated by the merger agreement under the antitrust/merger control laws of Germany. On September 25, 2017, Littelfuse and IXYS filed a notification to satisfy the filing requirements in connection with obtaining the clearances and approvals applicable to the merger under the antitrust/merger control laws of Germany, and on October 6, 2017, the parties received the required clearance.

Other Regulatory Approvals

        In addition to the regulatory approvals described above, the merger may require the approval of other governmental authorities under foreign regulatory laws, such as under foreign merger control laws. If it is determined that other filings are required or advisable, it is possible that any of the governmental entities with which filings are made may seek, as conditions for granting approval of the merger, various regulatory concessions. Neither Littelfuse nor IXYS is currently aware of any material governmental approvals or actions that are required for completion of the merger other than those described above. It is currently contemplated that if any such additional material governmental approvals or actions are required, those approvals or actions will be sought.

        Under the merger agreement, Littelfuse, IXYS and Merger Sub have each agreed to use their respective reasonable best efforts to consummate the merger and obtain the regulatory approvals described above.

        For additional information, please see the section titled "Risk Factors—Risks Relating to the Merger" beginning on page 32.

Exchange of Shares; Elections As to Form of Consideration

        At the effective time of the initial merger, each issued and outstanding share of IXYS common stock (other than (i) cancelled shares or (ii) dissenting shares) will be converted into the right to receive, at the election of the stockholder and subject to proration, $23.00 in cash, less any applicable withholding taxes and without interest, or 0.1265 of a share of Littelfuse common stock. No fractional shares of Littelfuse common stock will be issued in the merger, and holders of IXYS common stock will instead receive cash in lieu of fractional shares of Littelfuse common stock.

        Prior to the effective time of the initial merger, Littelfuse will appoint an exchange agent reasonably acceptable to IXYS with respect to the exchange of shares of IXYS common stock for the merger consideration. At or prior to the effective time, Littelfuse will deposit (i) cash sufficient to pay the aggregate cash portion of the merger consideration and, to the extent determinable, cash in lieu of fractional shares and (ii) evidence of Littelfuse common stock in book-entry or certificated form representing the number of shares of Littelfuse common stock sufficient to deliver the aggregate stock portion of the merger consideration.

        As described above, IXYS stockholders will not receive any fractional shares of Littelfuse common stock in the merger. Instead, a stockholder of IXYS who otherwise would have received a fractional share of Littelfuse common stock will be entitled to receive, from the exchange agent appointed by

Littelfuse pursuant to the merger agreement, a cash payment in lieu of such fractional share in an amount determined by multiplying (i) the volume weighted average price per share (calculated to the nearest one-hundredth of one cent) of Littelfuse common stock on The NASDAQ Global Select Market, for the consecutive period of ten trading days beginning on the opening of trading on the twelfth trading day immediately preceding the effective time and concluding at the close of trading on the third trading day immediately preceding the effective time, as calculated by Bloomberg Financial LP under the function "VWAP" by (ii) the fraction of a share (after taking into account all shares of IXYS common stock held by such holder at the effective time and rounded to the nearest one thousandth when expressed in decimal form) of Littelfuse common stock to which such holder would otherwise be entitled, less any applicable withholding taxes.

        If a dividend or other distribution is declared with respect to shares of Littelfuse common stock with a record date after the effective time of the initial merger, such declaration will include a dividend or other distribution in respect of all shares of Littelfuse common stock issuable pursuant to the merger agreement.

        The merger agreement provides that IXYS stockholders will be provided with a form of election and other customary transmittal materials. The form of election will allow each holder of IXYS common stock to specify (i) the number of shares of IXYS common stock owned by such holder with respect to which such holder desires to receive the cash consideration and (ii) the number of shares of IXYS common stock owned by such holder with respect to which such holder desires to receive the stock consideration.

        Littelfuse will initially make available and mail the form of election at least 20 business days prior to the anticipated election deadline to holders of record as of the business day prior to such mailing date. Following the mailing date, Littelfuse will use all reasonable efforts to make available as promptly as possible a form of election to any stockholder who requests a form of election prior to the election deadline, regardless of whether the stockholder was a holder of record as of the business day prior to such mailing date. The election deadline will be 5:00 p.m. local time (in the city in which the principal office of the exchange agent is located) on the date which Littelfuse and IXYS agree is as near as practicable to two business days before the closing date of the transaction. IXYS and Littelfuse will cooperate to issue a press release reasonably satisfactory to each of them announcing the election deadline not more than 15 business days before, and at least five business days prior to, the election deadline.

        To make a valid election, an IXYS stockholder must submit to the exchange agent a properly completed and signed form of election (including duly executed transmittal materials included in the form of election). The form of election must also be accompanied by any certificates representing all certificated shares of IXYS common stock to which such form of election relates (or by an appropriate customary guarantee of delivery of such certificates, as set forth in such form of election, from a member of any registered national securities exchange or a commercial bank or trust company in the United States).

        An IXYS stockholder may, at any time prior to the election deadline, change or revoke an election by written notice to the exchange agent received by the exchange agent prior to the election deadline accompanied by a properly completed and signed revised form of election, or by withdrawing his or her shares of IXYS common stock previously deposited with the exchange agent. If any election is not properly made with respect to any shares of IXYS common stock, such election will be deemed to be not in effect, and the shares of IXYS common stock covered by such election will be deemed to be non-election shares, unless a proper election is subsequently timely made.

        After the effective time of the initial merger, shares of IXYS common stock will no longer be outstanding, will be cancelled and will cease to exist and each certificate or book entry share that previously represented shares of IXYS common stock (other than (i) cancelled shares or (ii) dissenting shares) will represent only the right to receive the merger consideration pursuant to the merger agreement, cash in lieu of fractional shares and unpaid dividends and distributions, if any, as described above. With respect to such shares of Littelfuse common stock deliverable upon the surrender of IXYS stock certificates or book-entry shares, until holders of such IXYS stock certificates or book-entry shares have properly surrendered such stock certificates or book-entry shares to the exchange agent for exchange, along with a duly completed letter of transmittal and any other documents as may customarily be required by the exchange agent, those holders will not receive the merger consideration, any cash in lieu of fractional shares and any dividends or distributions that become due to the holders of converted IXYS common stock.

        Within five business days after the effective time, the exchange agent will mail to each record holder of shares of IXYS common stock whose shares of IXYS common stock were converted in the initial merger into the right to receive the merger consideration, and who has not previously submitted an election notice with duly executed transmittal materials, a letter of transmittal and instructions for surrendering IXYS share certificates or book-entry shares in exchange for the merger consideration. Upon surrender of IXYS share certificates or book-entry shares and a duly executed letter of transmittal to the exchange agent in compliance with the instructions for surrender, Littelfuse will, in exchange for such certificates or book-entry shares, cause the exchange agent to pay and deliver the merger consideration and any fractional share cash amounts.

        Littelfuse will instruct the exchange agent to pay the merger consideration and any fractional share cash amounts within five business days following the later to occur of (i) the effective time and (ii) the exchange agent's receipt of the share certificate or book-entry share. The time that any individual stockholder receives its, his or her merger consideration will vary depending on the underlying arrangements through which such stockholder holds its, his or her shares of IXYS common stock.

Dividend Policy

        Littelfuse currently pays regular quarterly cash dividends on its common stock. Littelfuse most recently paid a cash dividend on September 7, 2017, of $0.37 per share. Littelfuse currently expects to continue to pay quarterly cash dividends, although they remain subject to determination and declaration by Littelfuse's board of directors. The payment of future dividends, if any, will be based on several factors, including Littelfuse's financial performance, outlook and liquidity.

        IXYS pays quarterly cash dividends on its common stock at the discretion of its board of directors. IXYS most recently paid a cash dividend on July 5, 2016 of $0.04 per share. The payment of future dividends, if any, will be based on IXYS' financial performance.

        Under the terms of the merger agreement, during the period before the closing of the merger, Littelfuse is not permitted to pay any dividends or make any distributions on its capital stock other than quarterly cash dividends not exceeding $0.37 per share, and IXYS is not permitted to pay any dividends or make any distributions on its capital stock, in each case without the consent of the other party.

Listing of Littelfuse Common Stock; Delisting of IXYS Common Stock

        It is a condition to the consummation of the merger that the shares of Littelfuse common stock to be issued to IXYS stockholders in the merger be approved for listing on The NASDAQ Global Select Market, subject to official notice of issuance. As a result of the merger, shares of IXYS common stock will cease to be listed on The NASDAQ Global Select Market.

 THE MERGER AGREEMENT

        The following describes the material provisions of the merger agreement, which is attached as Annex A to this proxy statement/prospectus and is incorporated by reference herein. The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. Littelfuse and IXYS encourage you to read carefully the merger agreement in its entirety before making any decisions regarding the merger as it is the legal document governing the merger.

        The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Littelfuse and IXYS are responsible for considering whether additional disclosure of material information is required to make the statements in this proxy statement/prospectus not misleading. Factual disclosures about Littelfuse and IXYS contained in this proxy statement/prospectus or Littelfuse's or IXYS' public reports filed with the SEC may supplement, update or modify the factual disclosures about Littelfuse or IXYS contained in the merger agreement and described in the summary. The representations, warranties and covenants made in the merger agreement by Littelfuse, Merger Sub and IXYS are qualified and subject to important limitations agreed to by the parties to the merger agreement in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the merger agreement, and were negotiated with the principal purpose of allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality that may be different from that generally relevant to stockholders or applicable to reports and documents filed with the SEC, and in some cases are qualified by confidential disclosures that were made by each party to the other, which disclosures are not publicly disclosed. The representations and warranties in the merger agreement will not survive the completion of the merger. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement/prospectus and in the documents incorporated by reference into this proxy statement/prospectus. See the section titled "Where You Can Find More Information" beginning on page 151.

Closing; Effective Time

        The merger agreement provides that the closing of the merger (referred to in this proxy statement/prospectus as the closing) will take place at 10 a.m., New York City time, on the second business day after the satisfaction or waiver of the last of the conditions to the closing to be satisfied or waived (other than such conditions that by their nature are to be satisfied by action taken at or immediately prior to the closing, but subject to the satisfaction or permitted waiver of such conditions at the closing), unless another date is agreed to in writing by Littelfuse and IXYS. The date on which the closing occurs is referred to in this proxy statement/prospectus as the closing date. The merger agreement provides that, notwithstanding the foregoing, in no event will the closing date occur prior to January 2, 2018 without the prior written consent of Littelfuse and IXYS.

        The merger agreement provides that, on the terms and subject to the conditions in the merger agreement and in accordance with the DGCL, at the effective time of the initial merger, sometimes referred to in this proxy statement/prospectus as the effective time, Merger Sub will be merged with and into IXYS, with IXYS surviving the initial merger as a wholly owned subsidiary of Littelfuse. The initial merger will be effective at the time the parties file a certificate of merger with respect to the initial merger, referred to in this proxy statement/prospectus as the initial certificate of merger, with the Secretary of State of the State of Delaware, unless the parties agree to a later time for the completion of the initial merger and specify that time in the initial certificate of merger. At the effective time of the initial merger, all of the property, rights, privileges, powers and franchises of IXYS and Merger Sub will vest in IXYS, and all of the debts, liabilities and duties of IXYS and Merger Sub will become the debts, liabilities and duties of IXYS.

        The merger agreement provides that, on the terms and subject to the conditions in the merger agreement and in accordance with the DGCL, at the effective time of the follow-on merger, IXYS will be merged with and into Merger Sub Two, with Merger Sub Two surviving the follow-on merger as a wholly owned subsidiary of Littelfuse. The follow-on merger will be effective at the time the parties file a certificate of merger with respect to the follow-on merger, referred to in this proxy statement/prospectus as the follow-on certificate of merger, with the Secretary of State of the State of Delaware, unless the parties agree to a later time for the completion of the follow-on merger and specify that time in the follow-on certificate of merger. At the effective time of the follow-on merger, all of the property, rights, privileges, powers and franchises of IXYS and Merger Sub Two will vest in Merger Sub Two as the surviving company, and all of the debts, liabilities and duties of IXYS and Merger Sub Two will become the debts, liabilities and duties of Merger Sub Two, sometimes referred to in this proxy statement/prospectus as the surviving company.

        The merger agreement provides that the effective time of the follow-on merger will be immediately following the effective time of the initial merger.

        On December 4, 2017, Littelfuse and IXYS amended the merger agreement to provide that the follow-on merger will be a merger of IXYS with and into Merger Sub Two (a wholly owned disregarded limited liability company subsidiary of Littelfuse). The original merger agreement, entered into on August 25, 2017, provided that the follow-on merger would be a merger of IXYS with and into Littelfuse but that, subject to certain exceptions, Littelfuse could at any time prior to the closing change the method of effecting the merger, including by causing the follow-on merger to be a merger of IXYS with and into a wholly owned disregarded limited liability company subsidiary of Littelfuse. The amendment to the merger agreement provided for such change to the method of effecting the merger by providing that the follow-on merger will be a merger of IXYS with and into Merger Sub Two (rather than with and into Littelfuse). Also, the amendment to the merger agreement joined Merger Sub Two as a party to the merger agreement.

Effect of the Merger on Capital Stock

        At the effective time, subject to the payment of cash in lieu of fractional shares of Littelfuse common stock as described below under "—No Fractional Shares" and proration as described below under "—Proration and Allocation of Merger Consideration," each share of IXYS common stock issued and outstanding immediately prior to the effective time, other than cancelled shares and dissenting shares as described below under "—Cancellation of Certain IXYS Common Stock" and "—Shares of Dissenting Stockholders," respectively, will be converted into the right to receive, less any applicable withholding tax and without interest:

  •
  for each share of IXYS common stock with respect to which an election to receive cash (referred to as a cash election) has been effectively made and not revoked (referred to as a cash election share), $23.00 in cash (referred to as the cash consideration);

  •
  for each share of IXYS common stock with respect to which an election to receive Littelfuse common stock (referred to as a stock election) has been effectively made and not revoked (referred to as a stock election share), 0.1265 of a share of Littelfuse common stock (referred to as the stock consideration); and

  •
  for each share of IXYS common stock that is not a cash election share or a stock election share (referred to as a non-election share), the right to receive cash consideration or stock consideration as determined in accordance with the proration methodology described below under "—Proration and Allocation of Merger Consideration."

        The stock consideration will be equitably and proportionally adjusted to reflect the effect of any stock dividend, subdivision, reclassification, stock split, reverse stock split, combination or exchange of shares or any similar event with respect to the outstanding shares of Littelfuse common stock or of IXYS common stock that occurs prior to the effective time.

No Fractional Shares

        Cash will be paid in lieu of fractional shares of Littelfuse common stock as described in the next sentence. Each holder of IXYS common stock that would otherwise have been entitled to receive a fractional share of Littelfuse common stock in the initial merger will instead receive a cash payment equal to the product obtained by multiplying (i) the fraction of a share of Littelfuse common stock to which such holder would otherwise be entitled (accounting for all shares of IXYS common stock held by such holder at the effective time), rounded to the nearest one-thousandth of one share, by (ii) the volume weighted average price per share, rounded to the nearest one-hundredth of one cent, of Littelfuse common stock on the NASDAQ Global Select Market for the consecutive period of ten trading days beginning on the opening of trading on the 12th trading day immediately preceding the effective time and concluding at the close of trading on the third trading day immediately preceding the effective time, as calculated by Bloomberg Financial LP under the function "VWAP."

Proration and Allocation of Merger Consideration

        The total number of shares of IXYS common stock to be entitled to receive the cash consideration, referred to in this proxy statement/prospectus as the maximum cash share number, will be equal to 50% of the aggregate number of shares of IXYS common stock issued and outstanding immediately prior to the effective time (other than any cancelled shares). Accordingly, depending on the elections made by other holders of IXYS common stock, a holder of IXYS common stock may receive a portion of the merger consideration in the form such holder did not elect.

        Within five business days after the effective time, Littelfuse will cause the exchange agent for the payment of the merger consideration, referred to in this proxy statement/prospectus as the exchange agent, to effect the allocation among holders of IXYS common stock of rights to receive the cash consideration and the stock consideration as follows (with the exchange agent to determine, consistent with the immediately preceding paragraph, whether fractions of cash election shares, stock election shares and non-election shares, as applicable, will be rounded up or down):

    Oversubscription of Cash Election Option.    If the aggregate number of cash election shares (including, for this purpose, dissenting shares as of the effective time), referred to in this proxy statement/prospectus as the cash election number, exceeds the maximum cash share number, then

    •
    the cash election shares of each holder of such cash election shares will be converted into the right to receive the cash consideration in respect of that number of cash election shares equal to the product obtained by multiplying (i) the number of cash election shares held by such holder by (ii) a fraction, the numerator of which is the maximum cash share number and the denominator of which is the cash election number, with the remaining number of such holder's cash election shares being converted into the right to receive the stock consideration;

    •
    all stock election shares will be converted into the right to receive the stock consideration; and

    •
    all non-election shares will be converted into the right to receive the stock consideration.

    Undersubscription of Cash Election Option.    If the cash election number is less than the maximum cash share number (the amount by which the maximum cash share number exceeds the cash election number referred to in this proxy statement/prospectus as the shortfall number), then

    •
    all cash election shares will be converted into the right to receive the cash consideration;

    •
    if the shortfall number is less than or equal to the number of non-election shares, then all stock election shares will be converted into the right to receive the stock consideration, and the non-election shares of each holder of such non-election shares will be converted into the right to receive the cash consideration in respect of that number of non-election shares equal to the product obtained by multiplying (i) the number of non-election shares held by such holder by (ii) a fraction, the numerator of which is the shortfall number and the denominator of which is the total number of non-election shares, with the remaining number of such holder's non-election shares being converted into the right to receive the stock consideration; and

    •
    if the shortfall number exceeds the number of non-election shares, then all non-election shares will be converted into the right to receive the cash consideration, and stock election shares of each holder of such stock election shares will be converted into the right to receive the cash consideration in respect of that number of stock election shares equal to the product obtained by multiplying (i) the number of stock election shares held by such holder by (ii) a fraction, the numerator of which is the amount by which the shortfall number exceeds the total number of non-election shares, and the denominator of which is the total number of stock election shares, with the remaining number of such holder's stock election shares being converted into the right to receive the stock consideration.

Cancellation of Certain IXYS Common Stock

        At the effective time, each share of IXYS common stock issued and outstanding immediately prior to the effective time that is owned or held in treasury by IXYS or owned by Littelfuse or Merger Sub, referred to in this proxy statement/prospectus as cancelled shares, will automatically be cancelled and will cease to exist. No consideration will be delivered in exchange for any cancelled shares.

Shares of Dissenting Stockholders

        Shares of IXYS common stock issued and outstanding immediately prior to the effective time and held by a person, referred to in this proxy statement/prospectus as a dissenting stockholder, (i) who did not vote in favor of approval of the merger proposal, (ii) who is entitled to demand and properly demands appraisal of such shares of IXYS common stock pursuant to Section 262 of the DGCL and (iii) who complies in all respects with the provisions of the DGCL concerning the rights of IXYS stockholders to require payment by the surviving company of the "fair value" of such shares of IXYS common stock, referred to in this proxy statement/prospectus as dissenting shares, will not be converted into the right to receive the merger consideration.

        Instead, if the initial merger is consummated, then dissenting shares will represent the right to receive whatever consideration may be determined to be due to such dissenting stockholder under Section 262 of the DGCL. If any dissenting stockholder fails to perfect, waives, withdraws or otherwise loses appraisal rights (or a court of competent jurisdiction determines that such holder is not entitled to exercise appraisal rights), dissenting shares held by such dissenting stockholder will be treated as though such dissenting shares had been converted into the right to receive the merger consideration as of the effective time. For more information regarding appraisal rights, see the section of this proxy statement/prospectus entitled "Appraisal Rights of IXYS Stockholders." In addition, a copy of Section 262 of the DGCL is attached as Annex D to this proxy statement/prospectus.

Organizational Documents; Directors and Officers

        At the effective time of the initial merger, the certificate of incorporation and the bylaws of Merger Sub, as in effect immediately prior to the effective time, will be the certificate of incorporation and the bylaws of IXYS, until the effective time of the follow-on merger. At the effective time of the follow-on merger, the limited liability company agreement of Merger Sub Two, as in effect immediately prior to the effective time, will be the limited liability company agreement of the surviving company.

        At the effective time of the initial merger, the directors and officers of Merger Sub immediately prior to the effective time will be the directors and officers of IXYS. At the effective time of the follow-on merger, the managers of Merger Sub Two immediately prior to the effective time of the follow-on merger will be the initial managers of the surviving company.

Election Procedures

        Each holder of shares of IXYS common stock to be converted into the right to receive the merger consideration, referred to in this proxy statement/prospectus as a holder, may specify in a request made in accordance with the procedures described in this "—Election Procedures" section (i) the number of shares of IXYS common stock owned by such holder with respect to which such holder desires to make a stock election and (ii) the number of shares of IXYS common stock owned by such holder with respect to which such holder desires to make a cash election. Any such request is referred to in this proxy statement/prospectus as an election.

        The merger agreement provides that Littelfuse will prepare a form reasonably acceptable to IXYS, including appropriate and customary transmittal materials, referred to in this proxy statement/prospectus as the form of election, so as to permit holders to exercise their right to make an election.

        Littelfuse (i) will initially make available and mail the form of election not less than 20 business days prior to the anticipated election deadline (as defined below) to holders of record of IXYS common stock as of the business day prior to such mailing date, and (ii) following such mailing date, will use all reasonable efforts to make available as promptly as possible a form of election to any IXYS stockholder who requests such form of election prior to the election deadline. The time period between such mailing date and the election deadline is referred to in this proxy statement/prospectus as the election period.

        Any election will have been made properly only if the exchange agent will have received, during the election period, a form of election properly completed and executed (including duly executed transmittal materials included in the form of election) and accompanied by any certificates representing all certificated shares to which such form of election relates or by an appropriate customary guarantee of delivery of such certificates, as set forth in such form of election, from a member of any registered national securities exchange or a commercial bank or trust company in the United States.

        Unless otherwise agreed in advance by the parties to the merger agreement, election deadline means 5:00 p.m. local time (in the city in which the principal office of the exchange agent is located) on the date which the parties agree is as near as practicable to two business days preceding the closing date. Littelfuse and IXYS will cooperate to issue a press release reasonably satisfactory to each of them announcing the date of the election deadline not more than 15 business days before, and at least five business days prior to, the election deadline.

        Any holder may, at any time during the election period, change or revoke his, her or its election by written notice to the exchange agent prior to the election deadline accompanied by a properly completed and executed revised form of election. If any election is not properly made with respect to any shares of IXYS common stock (none of Littelfuse, IXYS or the exchange agent being under any duty to notify any holder of any such defect), such election will be deemed to be not in effect, and the shares of IXYS common stock covered by such election will be deemed to be non-election shares, unless a proper election is thereafter timely made.

        Any holder may, at any time during the election period, revoke his, her or its election by written notice received by the exchange agent prior to the election deadline or by withdrawal prior to the election deadline of his, her or its certificates, or of the guarantee of delivery of such certificates, previously deposited with the exchange agent. All elections will be automatically deemed revoked upon receipt by the exchange agent of written notification from Littelfuse, IXYS and Merger Sub that the merger agreement has been terminated.

        Subject to the form of election, Littelfuse, in the exercise of its reasonable, good faith discretion, will have the right to make all determinations, not inconsistent with the terms of the merger agreement, governing (i) the validity of the forms of election and compliance by any holder with the election procedures described in this "—Election Procedures" section, (ii) the method of issuance of shares of Littelfuse common stock into which shares of IXYS common stock are converted in the initial merger and (iii) the method of payment of cash for shares of IXYS common stock converted into the right to receive the cash consideration and cash in lieu of fractional shares of Littelfuse common stock.

Exchange and Payment Procedures

        Prior to the effective time, Littelfuse will enter into an exchange agent agreement with its transfer agent or another bank or trust company reasonably acceptable to IXYS. At or prior to the effective time, Littelfuse will deposit, or cause to be deposited, with the exchange agent (i) cash sufficient to pay the aggregate cash consideration and all fractional share cash amounts as is necessary for the payment to holders of IXYS common stock and (ii) evidence of Littelfuse common stock in book-entry form (and/or certificates representing such Littelfuse common stock, at Littelfuse's election) representing the number of shares of Littelfuse common stock sufficient to deliver the aggregate stock consideration. Such cash, book-entry shares and/or certificates, together with any dividends or other distributions with respect to such book-entry shares and/or certificates, are referred to in this proxy statement/prospectus as the exchange fund.

Exchange of IXYS Share Certificates and Book-Entry IXYS Shares

        Within five business days after the effective time, the exchange agent will mail to each record holder of shares of IXYS common stock whose shares of IXYS common stock were converted in the initial merger into the right to receive the merger consideration, and who has not previously submitted an election notice with duly executed transmittal materials, a letter of transmittal and instructions for surrendering IXYS share certificates or book-entry shares in exchange for the merger consideration. Upon surrender of IXYS share certificates or book-entry shares and a duly executed letter of transmittal to the exchange agent in compliance with the instructions for surrender, Littelfuse will, in exchange for such certificates or book-entry shares, cause the exchange agent to pay and deliver the merger consideration and any fractional share cash amounts.

        Littelfuse will instruct the exchange agent to pay the merger consideration and any fractional share cash amounts within five business days following the later to occur of (i) the effective time and (ii) the exchange agent's receipt of the share certificate or book-entry share. The time that any individual stockholder receives its, his or her merger consideration will vary depending on the underlying arrangements through which such stockholder holds its, his or her shares of IXYS common stock.

        In the event of a transfer of ownership of shares of IXYS common stock that is not registered in IXYS' transfer or stock records, cash may be paid and/or shares may be issued to a person other than the person in whose name the surrendered IXYS share certificate or book-entry share is registered if such certificate or book-entry share is presented to the exchange agent accompanied by all documents reasonably required to evidence and effect such transfer and to evidence to the reasonable satisfaction of the exchange agent and Littelfuse that any applicable stock transfer or other similar taxes have been paid.

Lost, Stolen or Destroyed Certificates

        In the event that an IXYS share certificate is lost, stolen or destroyed, the previous holder of the IXYS share certificate may obtain the merger consideration and the amount of any owed dividends or distributions in respect of such certificate by (i) making an affidavit regarding the loss, theft or destruction of the IXYS share certificate and (ii) if required by Littelfuse or the exchange agent, posting a bond (in a reasonable amount as determined by Littelfuse or the exchange agent) as indemnity against any claim that may be made against Littelfuse or the exchange agent with respect to the lost, stolen or destroyed IXYS share certificate.

        IXYS share certificates or book-entry shares should not be surrendered by IXYS stockholders except pursuant to the instructions set forth in the election notice or in the letter of transmittal that will be mailed to IXYS stockholders as soon as reasonably practicable following the effective time. In all cases with respect to IXYS shares certificates and book-entry shares, the merger consideration will be provided only in accordance with the procedures set forth in such letter of transmittal.

        No interest will be paid or accrue on any cash payable upon surrender of any IXYS share certificates or book-entry shares.

Dividends and Distributions

        No dividends or other distributions with a record date after the effective time with respect to Littelfuse common stock will be paid to the holder of any shares of IXYS common stock until such holder properly surrenders its shares in accordance with the procedures described in this "—Exchange and Payment Procedures" section. After proper surrender, Littelfuse will cause such holder to be paid, without interest, (i) the amount of any dividends or other distributions with a record date after the effective time and paid with respect to such shares of Littelfuse common stock to which such holder is entitled pursuant to the merger agreement and (ii) at the appropriate payment date, the amount of any dividends or other distributions with a record date after the effective time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Littelfuse common stock. After the effective time, Littelfuse will cause IXYS to pay on the applicable payment date the amount of any dividends or other distributions on shares of IXYS common stock that have a record date prior to the effective time and a payment date after the effective time.

Rights of IXYS Stockholders Following the Effective Time and Transfers Following the Effective Time

        The shares of Littelfuse common stock delivered and the cash paid in accordance with the terms of the merger agreement in respect of any shares of IXYS common stock will be deemed to have been delivered and paid in full satisfaction of all rights pertaining to such shares of IXYS common stock (subject to any appraisal rights pursuant to Section 262 of the DGCL). From and after the effective time, all holders of IXYS share certificates and book-entry shares will cease to have any rights as stockholders of IXYS other than the right to receive the merger consideration upon the surrender of such shares (together with the fractional share cash amount and any dividends or other distributions to which such shares become entitled in accordance with the merger agreement), without interest. From and after the effective time, the stock transfer books of IXYS will be closed with respect to all shares of IXYS common stock outstanding immediately prior to the effective time. From and after the effective time, there will be no further registration of transfers on the stock transfer books of IXYS and any certificates or book-entry shares formerly representing shares of IXYS common stock that are presented to Littelfuse or the exchange agent for any reason will be cancelled and exchanged for the merger consideration in accordance with the terms of the merger agreement (subject to any appraisal rights pursuant to Section 262 of the DGCL).

        None of the parties to the merger agreement or the exchange agent will be liable to any person with respect to any portion of the exchange fund or the merger consideration delivered to a public official if required by any applicable abandoned property, escheat or similar law. Further, any portion of the merger consideration that remains undistributed to holders of IXYS share certificates and book-entry shares immediately prior to the date on which the merger consideration would otherwise escheat to or become the property of any governmental entity will, to the extent permitted by applicable law, become the property of the surviving company, free and clear of all claims or interest of any person previously entitled to such claims or interest.

Withholding Rights

        IXYS, Littelfuse, Merger Sub, the surviving company and the exchange agent will each be entitled to deduct and withhold, from any amounts otherwise payable pursuant to the merger agreement, amounts required to be deducted or withheld with respect to the making of such payment under any applicable tax law. Any amounts so deducted or withheld and, if required by applicable law, paid to the applicable governmental entity will be treated as having been paid to the person in respect of which such deduction or withholding was made.

Treatment of IXYS Equity Awards

Treatment of Stock Options

        At the effective time, each outstanding and unexercised IXYS stock option will be assumed by Littelfuse and converted into a Littelfuse stock option to acquire (i) that number of whole shares of Littelfuse common stock (rounded down to the nearest whole share) equal to the product of (x) the number of shares of IXYS common stock subject to such IXYS stock option immediately prior to the effective time multiplied by (y) 0.1265, (ii) at an exercise price per share of Littelfuse common stock (rounded up to the nearest whole cent) equal to the quotient of (x) the exercise price per share of IXYS common stock of such IXYS stock option divided by (y) 0.1265. Each IXYS stock option assumed and converted into a Littelfuse stock option will continue to have, and will be subject to, the same vesting schedule (including any accelerated vesting terms) and all other terms and conditions as applied to such IXYS stock option immediately prior to the effective time.

Employee Stock Purchase Plan

        The merger agreement provides that, as soon as practicable following the date of the merger agreement, IXYS will take all actions with respect to IXYS' Amended and Restated 1999 Employee Stock Purchase Plan, referred to in this proxy statement/prospectus as the IXYS ESPP, that are necessary to provide that: (i) with respect to the offering period in effect as of August 25, 2017, referred to in this proxy statement/prospectus as the IXYS ESPP offering period, no employee who is not enrolled in the IXYS ESPP on August 25, 2017 may participate in the IXYS ESPP and no participant in the IXYS ESPP who is enrolled in the IXYS ESPP on August 25, 2017 may increase the percentage amount of his or her payroll deduction election from that in effect on August 25, 2017 for the IXYS ESPP offering period; (ii) if the IXYS ESPP offering period ends prior to the closing date, then following the purchase of IXYS common stock pursuant to the IXYS ESPP offering period, the IXYS ESPP will be suspended and no new offering period will be commenced under the IXYS ESPP prior to the effective time; (iii) if the IXYS ESPP offering period has not ended prior to the closing date, then any accumulated payroll deductions under the IXYS ESPP as of the closing date will be used to purchase shares of IXYS common stock immediately prior to the effective time; and (iv) in all cases, subject to the consummation of the merger, the IXYS ESPP will terminate, effective immediately prior to the effective time.

Representations and Warranties

        The merger agreement contains customary and, in certain cases, reciprocal, representations and warranties by IXYS, Littelfuse and Merger Sub that are (i) subject, in some cases, to specified exceptions and qualifications contained in confidential disclosure schedules and (ii) qualified by certain information filed by the parties with the SEC, excluding, in each case, any disclosures set forth in any "risk factor" or "forward-looking statements" sections.

        The reciprocal representations and warranties relate to, among other things:

  •
  organization, good standing and qualification to do business and subsidiaries' organization, good standing and qualification to do business;

  •
  capitalization;

  •
  corporate authority and approval relating to the execution, delivery and performance of the merger agreement;

  •
  the absence of any need for action by governmental authorities in order to complete the merger, other than actions in connection with filing the initial certificate of merger and the follow-on certificate of merger, compliance with antitrust and securities laws, and compliance with applicable requirements of the NASDAQ Global Select Market;

  •
  the absence of any conflict with or violation or breach of organizational documents, any conflict with or violation of agreements, laws or regulations, or any lien on the assets of a party or its subsidiaries as a result of the execution, delivery and performance of the merger agreement and completion of the merger;

  •
  the filing or furnishing of reports, forms, documents and financial statements required by the SEC and compliance with certain provisions of the Sarbanes-Oxley Act;

  •
  the establishment and maintenance of internal controls and procedures;

  •
  the absence of undisclosed liabilities;

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  compliance with applicable laws and the holding of necessary permits;

  •
  information provided by a party for inclusion in this proxy statement/prospectus;

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  employee benefit plans;

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  the absence of certain material changes or events in the respective businesses of each of IXYS and Littelfuse;

  •
  investigations, litigations and proceedings;

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  the inapplicability of state anti-takeover statutes or regulations; and

  •
  broker's and finder's fees.

        The merger agreement also contains additional representations and warranties by IXYS relating to, among other things, the following:

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  compliance with environmental laws and regulations;

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  employment and labor practices;

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  tax matters;

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  intellectual property and information technology, including with respect to the enforceability of IXYS intellectual property, third-party intellectual property infringement claims, licensing arrangements, the protection of trade secrets, security breaches and compliance with privacy and security laws and regulations;

  •
  real estate owned and leased by IXYS;

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  insurance plans;

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  the receipt by the IXYS board of directors of the opinion of Needham & Company with respect to the merger consideration;

  •
  IXYS' significant contracts and agreements;

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  government contracts; and

  •
  the absence of beneficial ownership of shares of Littelfuse common stock by IXYS and its subsidiaries.

        The merger agreement also contains additional representations and warranties by Littelfuse relating to, among other things, the following:

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  the sufficiency of funds (or availability of borrowing capacity) of Littelfuse to consummate the transactions contemplated by the merger agreement;

  •
  ownership and operation of Merger Sub;

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  the absence of any action of Parent or circumstance to Parent's knowledge that could reasonably be expected to prevent the initial merger and the follow-on merger, taken together, from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code; and

  •
  the absence of beneficial ownership of shares of IXYS common stock by Littelfuse and its subsidiaries.

        The representations and warranties will not survive the merger. Many of the representations and warranties contained in the merger agreement are qualified by a "materiality" standard or by a "material adverse effect" standard.

        A material adverse effect, with respect to IXYS or Littelfuse, as applicable, means any fact, change, circumstance, event, occurrence, condition or development (or combination of the foregoing) which is materially adverse to the business, results of operations or financial condition of the party and its subsidiaries, taken as a whole; provided, however, that in determining whether there has been or would reasonably be expected to be a material adverse effect with respect to IXYS or Littelfuse, as applicable, any fact, change, circumstance, event, occurrence, condition or development to the extent attributable to, or arising from, any of the following will be disregarded:

  •
  changes in GAAP,

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  changes in laws,

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  changes in global or national political, economic or market conditions,

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  earthquakes, hurricanes or other natural disasters,

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  acts of war, sabotage, armed hostilities, terrorism or military actions or the escalation thereof,

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  the announcement of the merger agreement or the pendency of the transactions contemplated by the merger agreement,

  •
  changes in the trading price of the party's common stock, or any failure (in and of itself) to meet public or internal estimates or expectations of financial performance or results of operations (it being understood that the underlying facts giving rise or contributing to any such change or failure may be taken into account in determining whether there has been a material adverse effect, to the extent otherwise permitted by this definition), and

  •
  any actions taken or omitted to be taken by a party or any of its subsidiaries at the written request of the other party,

except that any fact, change, circumstance, event, occurrence, condition or development set forth in any of the first five bullet points above may be taken into account in determining whether there has been a material adverse effect with respect to a party to the extent such fact, change, circumstance, event, occurrence, condition or development disproportionately adversely affects the party and its subsidiaries, taken as a whole, in relation to similarly situated persons in the industries in which the party and its subsidiaries operate.

Conduct of Businesses of IXYS and Littelfuse Prior to Completion of the Merger

        During the period from the date of the merger agreement to the effective time (or earlier termination of the merger agreement), except as may be required by applicable law, with the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed), as required by the merger agreement or as set forth in confidential disclosure schedules, each of IXYS and Littelfuse agreed not to, and not to permit any of its subsidiaries to:

  •
  make, declare or pay any dividend, or make any other distribution, on any shares of its capital stock or redeem, purchase or otherwise acquire any shares of its capital stock, or any other securities or obligations convertible into or exchangeable for any such shares, except for (i) dividends paid by any of the party's wholly owned subsidiaries to such party or to any other wholly owned subsidiary, (ii) the acceptance, surrender or withholding of shares as payment for the exercise price of stock options or for withholding taxes incurred in connection with, as applicable, the exercise, vesting or settlement of stock awards, (iii) declarations and payments of quarterly cash dividends by Littelfuse not exceeding $0.37 per share or (iv) acquisitions by Littelfuse of in the aggregate up to 1,000,000 shares of Littelfuse common stock pursuant to the share repurchase program authorized by the Littelfuse board of directors and in effect as of the date of the merger agreement;

  •
  split, combine, subdivide, amend the terms of or reclassify any of its capital stock;

  •
  adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other similar form of reorganization, other than transactions between a party and any of its wholly owned subsidiaries or between wholly owned subsidiaries of the party; or

  •
  agree or commit to do any of the foregoing.

        During the period from the date of the merger agreement to the effective time (or earlier termination of the merger agreement), except as may be required by applicable law, with the prior written consent of Littelfuse (such consent not to be unreasonably withheld, conditioned or delayed) or as required by the merger agreement, IXYS agreed to, and to cause each of its subsidiaries to, conduct its business in all material respects in the ordinary course of business consistent with past practice, and to use commercially reasonable efforts to:

  •
  maintain and preserve intact its business organization;

  •
  keep available the services of key employees; and

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  maintain satisfactory relationships with customers, suppliers and distributors having material relationships with IXYS or any of its subsidiaries.

        During the period from the date of the merger agreement to the effective time (or earlier termination of the merger agreement), except as may be required by applicable law, with the prior written consent of Littelfuse (such consent not to be unreasonably withheld, conditioned or delayed), as required by the merger agreement or as set forth in confidential disclosure schedules, IXYS agreed further not to, and not to permit any of its subsidiaries to:

  •
  amend its certificate of incorporation or bylaws (or, as applicable, other organizational document) or otherwise take any action to exempt any person from any provision of its certificate of incorporation or bylaws (or, as applicable, other organizational document);

  •
  issue, sell, grant or otherwise permit to become outstanding any additional shares of its capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants or other rights of any kind to acquire any shares of its capital stock, including any IXYS stock options, except as permitted pursuant to the exercise of any purchase rights under the IXYS ESPP in accordance with the terms described above under "—Employee Stock Purchase Plan," the exercise of IXYS stock options in accordance with their terms or pursuant to the grant of IXYS stock options in accordance with specified limits and conditions;

  •
  enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock or other equity interests;

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  incur, assume, endorse, guarantee or otherwise become liable for any indebtedness (other than obligations incurred in the ordinary course of business under interest rate, currency or commodity derivatives or hedging transactions or similar arrangements) or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities, except for indebtedness owed solely among IXYS and/or its wholly owned subsidiaries and other than (i) borrowings in an aggregate amount not to exceed $750,000 incurred in the ordinary course of business pursuant to existing credit facilities and (ii) purchase money financings and capital leases entered into in the ordinary course of business in an aggregate amount not to exceed $250,000 at any time outstanding;

  •
  incur any lien relating to indebtedness on any of its material property or assets, except for permitted liens securing indebtedness as expressly permitted under the merger agreement;

  •
  make any loans or advances to any other person, except for (i) loans or advances for indemnification, attorneys' fees, travel and other business expenses in the ordinary course of business consistent with past practice or (ii) extended payment terms for customers in the ordinary course of business;

  •
  sell, transfer, mortgage, license, encumber or otherwise dispose of any of its intellectual property rights, material properties or assets to any person other than (i) to IXYS or a wholly owned subsidiary of IXYS, (ii) sales of products, services, inventory or obsolete equipment in the ordinary course of business or pursuant to written contracts or commitments existing as of the date of the merger agreement and (iii) non-exclusive licenses granted in connection with the sale of products and services to customers in the ordinary course of business;

  •
  cancel, release or assign any indebtedness of any person owed to IXYS (or a subsidiary) or any claims held by IXYS (or a subsidiary) against any person other than the release of claims in the ordinary course of business or in an amount not to exceed $100,000;

  •
  acquire any other person or business or any assets, deposits or properties of any other person, or make any investment in any other person, except for acquisitions from wholly owned subsidiaries, investments in equity and debt instruments that constitute cash or cash equivalents, purchases of equipment, supplies and inventory in the ordinary course of business and inbound paid-up licenses of intellectual property in the ordinary course of business;

  •
  make any commitments with respect to capital expenditures in excess of an aggregate amount equal to $2,000,000 (regardless of when the amounts would be paid) during any fiscal quarter;

  •
  terminate (other than upon the expiration of its term), materially amend, or waive, release or assign any material right under, or enter into, (i) any contract that restricts the ability of IXYS (or, after the effective time, Littelfuse) to compete in any line of business or geographic region or (ii) any contract that obligates IXYS (or, after the effective time, Littelfuse) to conduct business with any third party on a preferential or exclusive basis or which contains a "most favored nation" or similar covenant in favor of a third party;

  •
  except in the ordinary course of business, terminate (other than upon the expiration of its term), materially amend, or waive, release or assign any material right under, or enter into, any material contract;

  •
  except as required by the terms of any IXYS benefit plan as in effect on the date of the merger agreement, (i) increase the cash compensation or benefits payable or to become payable to any of its directors, officers, employees or individual independent contractors, (ii) grant to any of its directors, officers, employees or individual independent contractors any new, or increase in, severance or termination pay, (iii) pay or award, or commit to pay or award, any bonuses or incentive compensation to any of its officers or employees, (iv) enter into any employment, service, severance, change of control or retention agreement (excluding offer letters or other agreements that do not provide for severance, termination, retention or change of control benefits) with any of its directors, officers, employees or individual independent contractors, (v) establish, adopt, enter into, amend or terminate any collective bargaining agreement or IXYS benefit plan, other than amendments to IXYS benefit plans that are health and welfare plans that do not materially increase the aggregate annual cost to IXYS of maintaining such plans, (vi) accelerate the vesting or payment of, or fund, any compensation or benefit under any IXYS benefit plan, (vii) hire or terminate the employment or service of any employee or individual independent contractor whose total annual cash compensation exceeds $300,000, other than for cause, or (viii) hire or engage any employee or individual independent contractor whose total annual cash compensation exceeds $300,000;

  •
  implement or adopt any material change in its financial accounting principles, practices or methods, other than as may be required by changes in GAAP;

  •
  commence, settle or compromise any litigation, suit, action or proceeding, except for commencements, settlements or compromises that (i) involve solely monetary remedies with a value not in excess of $250,000 with respect to any individual litigation, suit, action or proceeding or $500,000 in the aggregate, (ii) do not impose any material restriction on IXYS' business or the business of any of IXYS' subsidiaries and (iii) do not relate to any litigation by IXYS' stockholders in connection with the merger agreement or the merger;

  •
  make, change or revoke any material tax election, change or adopt any tax accounting period or change any material method of tax accounting, amend any material tax return, enter into any "closing agreement" within the meaning of Section 7121(a) of the Code (or any similar provision of state, local or foreign law) or other material agreement with any taxing authority with respect to any material tax, request any tax ruling from any governmental entity, settle or compromise any material tax liability or any audit, examination or other proceeding relating to a material amount of taxes, or surrender any claim for a material refund of taxes, enter into any material tax sharing, allocation, indemnity or similar agreement or arrangement (other than customary provisions in commercial arrangements entered into in the ordinary course of its business and the primary purpose of which is not related to taxes) or, except in the ordinary course of business, agree to an extension or waiver of the statute of limitations with respect to a material amount of taxes;

  •
  materially reduce the amount of insurance coverage or fail to renew any material existing insurance policies;

  •
  amend any permits in a manner that adversely impacts IXYS' (or a subsidiary's) ability to conduct its business in any material respect or terminate or allow to lapse any permits that are material to IXYS' (or a subsidiary's) ability to conduct its business;

  •
  (i) cancel, or fail to reasonably apply for, continue to prosecute or maintain, or permit to lapse, or fail to comply with any material obligation with respect to, any material intellectual property registrations, (ii) fail to comply with any material obligation with respect to any agreements pursuant to which IXYS (or a subsidiary) licenses or obtains the right to use any material intellectual property or (iii) disclose to any third party any material trade secret of IXYS (or a subsidiary) in a way that results in loss of trade secret protection or confidentiality;

  •
  enter into any contract under which IXYS (or a subsidiary) agrees to pay any royalties or any other monetary obligation with respect to any material intellectual property; or

  •
  agree or commit to do any of the foregoing.

        During the period from the date of the merger agreement to the effective time (or earlier termination of the merger agreement), except as may be required by applicable law, with the prior written consent of IXYS (such consent not to be unreasonably withheld, conditioned or delayed), as required by the merger agreement or as set forth in confidential disclosure schedules, Littelfuse agreed further not to, and not to permit any of its subsidiaries to:

  •
  amend Littelfuse's or Merger Sub's certificate of incorporation or bylaws in any manner that would be adverse in any material respect to holders of IXYS common stock;

  •
  acquire any other person or business, or any material assets, deposits or properties of any other person, or make any material investment in any other person other than a wholly owned subsidiary, except for acquisitions or investments that in each case would not reasonably be expected to materially delay or impede the consummation of the merger; or

  •
  agree or commit to do any of the foregoing.

No Solicitation of Company Takeover Proposals

        Except as expressly permitted by the merger agreement and described below under "—Superior Proposals; Intervening Events", IXYS agreed that it will not, and that it will cause its subsidiaries and its and their respective officers, directors and employees not to (and will use its reasonable best efforts to cause its other representatives not to), directly or indirectly:

  •
  solicit, initiate, knowingly encourage or knowingly facilitate any inquiry regarding, or any proposal or offer that constitutes, or would reasonably be expected to lead to, a company takeover proposal (as defined below);

  •
  engage in, continue or otherwise participate in any discussions or negotiations, or furnish to any other person any information, in connection with any company takeover proposal; or

  •
  approve, adopt, recommend or enter into (or propose to do any of the foregoing) any letter of intent or similar agreement with respect to a company takeover proposal.

        IXYS agreed further that it will not, and will cause its controlled affiliates not to, release any third party from, or waive, amend or modify any provision of, or grant permission under, or fail to enforce, any standstill provision in any agreement to which IXYS or any of its controlled affiliates is a party, except that IXYS may waive any such standstill provision solely to the extent necessary to permit a third party to make a company takeover proposal to the IXYS board of directors only if the IXYS board of directors determines in good faith, after consultation with IXYS' outside legal counsel, that the failure to take such action would be inconsistent with the directors' fiduciary duties under applicable law.

        Under the merger agreement, a "company takeover proposal" means any proposal or offer from any person (other than Littelfuse and its subsidiaries) relating to, in a single transaction or a series of related transactions, (i) a merger, consolidation, business combination, recapitalization, binding share exchange, liquidation, dissolution, joint venture or similar transaction involving IXYS, (ii) any acquisition of 25% or more of the outstanding IXYS common stock or securities of IXYS representing more than 25% of the voting power of IXYS, (iii) any acquisition (including the acquisition of stock of a subsidiary of IXYS) of assets or businesses of IXYS or its subsidiaries, including pursuant to a joint venture, representing 25% or more of the consolidated assets, revenues or net income of IXYS, (iv) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 25% or more of the outstanding IXYS common stock or securities of IXYS representing more than 25% of the voting power of IXYS or (v) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, revenues or earnings and IXYS common stock (or voting power of securities of IXYS other than IXYS common stock) involved is 25% or more.

        Notwithstanding the foregoing restrictions, if at any time prior to obtaining the approval of the IXYS stockholders of the proposal to adopt the merger agreement, IXYS receives a written, bona fide, unsolicited company takeover proposal that did not result from a breach of the non-solicitation restrictions of the merger agreement and that the IXYS board of directors determines in good faith, after consultation with its independent financial advisor and outside legal counsel, constitutes or would reasonably be expected to lead to, a superior proposal (as defined below), IXYS and its representatives may (i) furnish information (including non-public information) with respect to IXYS to the party making the company takeover proposal (subject to certain conditions and obligations described below) and its representatives and (ii) engage in discussions and negotiations with the party making such company takeover proposal and its representatives.

        IXYS may furnish information with respect to IXYS to the party making the company takeover proposal, as described above, only pursuant to a customary confidentiality agreement (referred to in this proxy statement/prospectus as an acceptable confidentiality agreement) that contains provisions that are materially no less favorable to IXYS than those contained in the existing confidentiality agreement between IXYS and Littelfuse (excluding standstill restrictions). Substantially concurrently with furnishing such information, IXYS must make available to Littelfuse any non-public information concerning IXYS that is made available to such person making the company takeover proposal or its representatives (to the extent such non-public information has not been previously furnished to Littelfuse).

        As used in the merger agreement, a "superior proposal" means a bona fide, written company takeover proposal that if consummated would result in a third party (or in the case of a direct merger between such third party and IXYS, the stockholders of such party) acquiring, directly or indirectly, more than 50% of the outstanding IXYS common stock or more than 50% of the assets of IXYS and its subsidiaries (as measured by fair market value as determined in good faith by the IXYS board of directors), taken as a whole, that the IXYS board of directors determines in good faith, after consultation with its independent financial advisor and outside legal counsel, taking into account such factors as the IXYS board of directors considers in good faith to be appropriate and relevant, including the timing and likelihood of consummation relative to the merger and all other financial, legal, regulatory, tax and other aspects of such proposal and the party making such company takeover proposal, is more favorable to IXYS stockholders than the merger (after giving effect to any changes to the merger agreement proposed by Littelfuse in response to the company takeover proposal).

Existing Discussions or Negotiations; Required Notification of Littelfuse

        Under the terms of the merger agreement, IXYS agreed that it will, and that it will cause its subsidiaries and its and their respective officers, directors and employees (and will use its reasonable best efforts to cause its other representatives) to immediately cease and terminate any solicitation, knowing encouragement, discussions or negotiations with any person (other than Littelfuse) that was ongoing with respect to a company takeover proposal at the execution of the merger agreement. Further, IXYS agreed to, and to cause its affiliates to, promptly request any person that executed a confidentiality or non-disclosure agreement in connection with any actual or potential company takeover proposal in effect on the date of the merger agreement to return or destroy all confidential information in the possession of such person and its representatives.

        IXYS agreed to promptly (and in any event within one business day) notify Littelfuse if the IXYS board of directors makes a determination that a company takeover proposal constitutes or would reasonably be expected to lead to a superior proposal, or if IXYS furnishes non-public information and/or enters into discussions or negotiations with a person making a company takeover proposal. IXYS also agreed to promptly (and in any event within one business day after its receipt) notify Littelfuse in the event that IXYS or any of its representatives receives a company takeover proposal or a request for information relating to IXYS that is reasonably likely to lead to or that contemplates a company takeover proposal, including the identity of the person making the company takeover proposal and the material terms and conditions thereof (including an unredacted copy of the company takeover proposal or, where the company takeover proposal is not in writing, a description of the financial and other material terms thereof). Further, after giving such a notice, IXYS must keep Littelfuse reasonably informed, on a reasonably current basis, as to the status of such company takeover proposal, inquiry or request, promptly (and in any event within one business day) provide Littelfuse with any draft agreements relating to such company takeover proposal, and promptly (and in any event within one business day) notify Littelfuse of any material modifications to the financial or other material terms of such company takeover proposal, inquiry or request. IXYS agreed that it and its subsidiaries will not enter into any agreement with any person subsequent to the date of the merger agreement that prohibits IXYS from providing any information to Littelfuse in accordance with the non-solicitation provisions of the merger agreement, including the provisions described above.

No Change in Recommendation or Termination For a Superior Proposal

        Subject to certain exceptions described below, the IXYS board of directors may not make a company adverse recommendation change. The following actions constitute a "company adverse recommendation change" under the merger agreement:

  •
  failure to include the IXYS board of directors recommendation in favor of the merger proposal in this proxy statement/prospectus;

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  changing, qualifying, withholding, withdrawing or modifying the IXYS board of directors recommendation in favor of the merger proposal in a manner adverse to Littelfuse (or announcement of an intention to do any of the foregoing); or

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  adopting, approving or recommending to IXYS stockholders a company takeover proposal (or announcement of an intention to do any of the foregoing).

        Further, the IXYS board of directors may not authorize, cause or permit IXYS or any of its subsidiaries to enter into any letter of intent or similar agreement with respect to any company takeover proposal (other than an acceptable confidentiality agreement as described above under "—No Solicitation of Company Takeover Proposals").

Superior Proposals; Intervening Events

        However, at any time before approval by IXYS stockholders of the proposal to adopt the merger agreement is obtained, the IXYS board of directors may, with respect to a bona fide, unsolicited company takeover proposal that did not result from a material breach of the non-solicitation restrictions in the merger agreement, subject to the conditions described in the next sentence, (i) make a company adverse recommendation change or (ii) cause IXYS to terminate the merger agreement (and to pay, prior to or concurrently with such termination, a $28.5 million termination fee to Littelfuse) to enter into a definitive agreement relating to a superior proposal. The IXYS board of directors may take the actions described in the preceding sentence only if it has determined in good faith, after consultation with IXYS' independent financial advisor and outside legal counsel, that such company takeover proposal constitutes a superior proposal.

        In addition, other than in connection with a company takeover proposal, at any time before approval by IXYS stockholders of the proposal to adopt the merger agreement is obtained, the IXYS board of directors may make a company adverse recommendation change in response to an intervening event (defined below) only if IXYS has complied with its non-solicitation obligations under the merger agreement and the IXYS board of directors has determined in good faith, after consultation with IXYS' independent financial advisor and outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the members of the IXYS board of directors.

        Under the merger agreement, an "intervening event" is defined as any fact, change, circumstance, event, occurrence or development or combination thereof that (i) was not known and the material consequences of which (based on facts known to members of the IXYS board of directors as of the date of the merger agreement) were not reasonably foreseeable by the IXYS board of directors as of the date of the merger agreement and (ii) does not relate to any company takeover proposal. However, any change in the price or trading volume of IXYS common stock or Littelfuse common stock will not be taken into account for purposes of determining whether an intervening event has occurred (except that any underlying cause thereof may be taken into account).

        Prior to making any company adverse recommendation change and/or terminating the agreement for a superior proposal (as described below under "—Termination of the Merger Agreement"), (i) IXYS must provide Littelfuse four business days' prior written notice of any intention to take such action (and must provide, as applicable, the identity of the person making the company takeover proposal and copies of any related acquisition agreements and any financing commitments or a description specifying in reasonable detail the intervening event); (ii) during the four business days following the delivery of such written notice, the IXYS board of directors must consider in good faith any revisions to the terms of the merger agreement proposed by Littelfuse; and (iii) after the four business days, the IXYS board of directors must determine, after consultation with IXYS' independent financial advisor and outside legal counsel, that, as applicable, the superior proposal would continue to be a superior proposal even if the revisions proposed by Littelfuse were to be accepted by IXYS and given effect, or, if in response to an intervening event, that the failure to make a company adverse recommendation change would be inconsistent with the fiduciary duties of the members of the IXYS board of directors.

        In the event of any change in the financial terms of or any changes in the material terms of any superior proposal, IXYS must again satisfy the notice and other requirements set out in the preceding paragraph (except that the four business day period will instead be the longer of (i) three business days and (ii) the amount of time remaining in the initial four business day notice period).

        Neither IXYS nor the IXYS board of directors is prohibited from (i) taking and disclosing to IXYS stockholders a position contemplated by Exchange Act Rule 14e-2(a) or Exchange Act Rule 14d-9, making any "stop, look and listen" communication to stockholders under Exchange Act Rule 14d-9(f) or otherwise complying with its disclosure obligations under applicable law with respect to a company takeover proposal; or (ii) directing any person that makes a company takeover proposal to the non-solicitation provisions of the merger agreement.

IXYS Stockholder Meeting

        IXYS agreed to take all actions necessary to mail this proxy statement/prospectus to IXYS stockholders as promptly as reasonably practicable after this registration statement on Form S-4 of which this proxy statement/prospectus forms a part is declared effective by the SEC and to convene a meeting of IXYS stockholders to consider the proposal to adopt the merger agreement, referred to in this proxy statement/prospectus as the company stockholder meeting, as promptly as reasonably practicable after the date of mailing of this proxy statement/prospectus. Except as described above with respect to a company adverse recommendation change, the IXYS board of directors will recommend approval of the proposal to adopt the merger agreement. Additionally, IXYS will use its reasonable best efforts to solicit from its stockholders proxies in favor of the proposal to adopt the merger agreement.

        IXYS may postpone or adjourn the company stockholder meeting (i) to ensure that any supplement or amendment to this proxy statement/prospectus required under applicable law is timely provided to its stockholders within a reasonable amount of time, in the good faith judgment of the IXYS board of directors (after consultation with its outside counsel), in advance of the company stockholder meeting, (ii) if required by applicable law or a request from the SEC or its staff or (iii) if at the time the meeting is originally scheduled, IXYS has not received proxies representing a sufficient number of shares of IXYS common stock to approve the proposal to adopt the merger agreement, whether or not a quorum is present. However, (A) IXYS is not permitted to postpone or adjourn the company stockholder meeting for longer than the minimum duration reasonably necessary to remedy the circumstances requiring an adjournment or postponement, (B) no single adjournment or postponement may be for more than five business days (except as required by federal securities laws) and (C) in the case of clause (iii) in the preceding sentence, the company stockholder meeting may not be postponed to more than 20 business days after the initially scheduled date without Littelfuse's prior written consent.

        The parties agreed that nothing in the merger agreement, including a company adverse recommendation change, will relieve IXYS of its obligation to submit the merger agreement to its stockholders for a vote on the adoption of the merger agreement.

Actions with Respect to IXYS Debt

        Prior to or at the closing, IXYS will cause all outstanding obligations under (i) the Revolving Credit Agreement, dated as of November 20, 2015, as amended, by and among IXYS, Bank of the West, KeyBank National Association, MUFG Union Bank, N.A. and Comerica Bank (referred to in this proxy statement/prospectus as the revolving credit agreement) and (ii) the Loan Agreement, dated as of April 1, 2015, by and between IXYS Semiconductor GmbH and IKB Deutsche Industriebank AG (referred to in this proxy statement/prospectus as the loan agreement) to be repaid in full, and IXYS will deliver evidence reasonably satisfactory to Littelfuse of such repayment and of the satisfaction, release and discharge of all other indebtedness of IXYS and its subsidiaries, other than indebtedness owed solely among IXYS and/or its wholly owned subsidiaries.

Access to Information

        Subject to certain limitations, prior to the effective time, IXYS will, and will cause its subsidiaries to, afford Littelfuse and its representatives reasonable access during normal business hours to all of IXYS' and its subsidiaries' personnel, properties, contracts, books and records and make available to Littelfuse and its representatives all other available information concerning its business, developed and in-development products, properties and personnel as Littelfuse may reasonably request.

Employee Matters

        During the period commencing at the effective time and ending on the first anniversary of the effective time, Littelfuse will provide, or will cause its subsidiaries to provide, each employee of IXYS or any of its subsidiaries who continues to be employed by Littelfuse or any of its subsidiaries following the effective time (referred to in this proxy statement/prospectus as a continuing employee) with (i) a base salary or base wage rate, as applicable, that is no less favorable than that provided to such continuing employee immediately prior to the effective time, (ii) a target quarterly and/or annual cash bonus or commission opportunity, as applicable, that is no less favorable than that provided to such continuing employee immediately prior to the effective time, and (iii) other compensation opportunities and employee benefits (including, without limitation, equity or equity-based compensation and severance, retirement, health and welfare benefits) that are no less favorable in the aggregate than those provided to similarly situated employees of Littelfuse and its subsidiaries. Littelfuse may satisfy its obligation described in clause (iii) of the preceding sentence for the period commencing at the effective time and ending on the earlier of (A) the first anniversary of the effective time and (B) December 31, 2018 by providing employee benefits on terms that are no less favorable in the aggregate than those provided to such continuing employee by IXYS and its subsidiaries immediately prior to the effective time.

        Following the closing date, Littelfuse will cause any Littelfuse benefit plans in which the continuing employees are eligible to participate following the closing date to recognize the service of each continuing employee with IXYS and its affiliates (and their respective predecessors) prior to the closing date for purposes of eligibility, vesting and benefit accrual (other than benefit accruals under defined benefit pension plans or retiree welfare plans) under such Littelfuse benefit plans, in each case, to the same extent such service was recognized immediately prior to the effective time under comparable IXYS benefit plans and subject to certain exceptions set forth in the merger agreement. Further, with respect to any Littelfuse benefit plan that provides medical, dental, hospital, pharmaceutical or vision insurance benefits, for the plan year in which a continuing employee is first eligible to participate, Littelfuse will waive (or cause to be waived), with respect to such continuing employee and his or her covered dependents, any preexisting condition limitations or eligibility waiting periods under such plan to the extent such limitation would have been waived or satisfied under the corresponding IXYS benefit plans in which such continuing employee and his or her covered dependents participated immediately prior to the effective time and credit each continuing employee and his or her covered dependents for an amount equal to any medical, dental or vision expenses incurred by such continuing employee in the plan year in which such continuing employee is first eligible to participate in such Littelfuse benefit plan for purposes of any applicable deductible and annual out-of-pocket expense requirements under any such Littelfuse benefit plan to the extent such expenses would have been credited under comparable IXYS benefit plans in which such continuing employee and his or her covered dependents participated immediately prior to the effective time.

        In addition, if requested by Littelfuse before the anticipated closing date, IXYS will terminate its 401(k) plan, effective as of the day immediately prior to the effective time, and Littelfuse will permit the continuing employees who are then actively employed by Littelfuse or one of its subsidiaries to make rollover contributions of eligible rollover distributions (excluding loans) from IXYS' 401(k) plan to Littelfuse's 401(k) plan.

Indemnification and Insurance

        The merger agreement provides that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time in favor of any present or former director, officer or employee of IXYS or any of its subsidiaries, and any person who served as a director, officer, member, trustee or fiduciary of any other entity at the request or for the benefit of IXYS or any of its subsidiaries (referred to in this proxy statement/prospectus as the IXYS indemnified parties) will survive the merger and continue in full force and effect in accordance with their terms, as set forth in the IXYS organizational documents as in effect on the date of the merger agreement or any indemnification agreements in existence as of, and disclosed to Littelfuse prior to, the date of the merger agreement.

        Following the effective time, the surviving company will indemnify and hold harmless each IXYS indemnified party against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation arising out of the fact that such person was a director or officer of IXYS or any of its subsidiaries or other fiduciary in any entity at the request or for the benefit of IXYS and pertaining to matters existing or occurring or actions taken (or omitted to be taken) prior to or at the effective time (including with respect to the merger agreement and the merger), to the fullest extent permitted by applicable law.

        The merger agreement requires the surviving company to maintain, for a period of six years after the effective time, IXYS' existing directors' and officers' liability insurance policies, or substantially comparable insurance of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured. However, the surviving company is not required to make annual premium payments for such insurance to the extent such premiums exceed 300% of the annual premiums paid by IXYS as of the date of the merger agreement for such insurance. In lieu of the foregoing, IXYS, in consultation with, but only upon the consent of Littelfuse, may (and at the request of Littelfuse, IXYS will use its reasonable best efforts to) obtain, at or prior to the effective time, a six-year prepaid "tail" policy that provides equivalent coverage for the indemnitees for an aggregate price not to exceed 300% of the annual premiums paid by IXYS as of the date of the merger agreement for such insurance.

Littelfuse Board of Directors

        Littelfuse agreed to take all appropriate action so that, as of the effective time, its board of directors will be increased by one member, who will be Dr. Nathan Zommer (the current Chairman and Chief Executive Officer of IXYS), subject to Dr. Zommer completing Littelfuse's director and officer questionnaire form, together with such supporting documentation or other information that Littelfuse may reasonably request.

Certain Additional Covenants

        The merger agreement contains additional covenants, including, among others, covenants relating to the filing of this proxy statement/prospectus, regulatory filings and approvals (which are described in the section titled "The Merger—Regulatory Approvals"), delisting of shares of IXYS common stock from The NASDAQ Global Select Market, deregistration of IXYS common stock under the Exchange Act, reporting requirements under Section 16 of the Exchange Act, notification of certain events and regulatory matters, coordination with respect to litigation relating to the merger, public announcements with respect to the transactions contemplated by the merger agreement, delivery of a tax certificate by each of Littelfuse and IXYS to enable each party's counsel to provide a tax opinion with respect to the tax treatment of the initial merger and the follow-on merger (as described below under "—Conditions to Completion of the Merger") and a mutual agreement not to take or fail to take any action which action or failure to act could reasonably be expected to prevent or impede the initial merger and the follow-on merger, taken together, from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

Conditions to Completion of the Merger

        The respective obligations of each of IXYS, Littelfuse and Merger Sub to effect the merger are subject to the fulfillment or waiver (to the extent permitted under applicable law), on or prior to the closing date, of the following conditions:

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  approval by IXYS stockholders of the proposal to adopt the merger agreement must have been obtained;

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  the registration statement on Form S-4 of which this prospectus/proxy statement forms a part must have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 may be in effect and no proceedings for that purpose may be initiated or threatened by the SEC;

  •
  no court or other governmental entity of competent jurisdiction may have entered or issued an order, writ, injunction, judgment, decree, ruling, directive or award, or adopted or enacted a law, that prohibits, enjoins or makes illegal the consummation of the merger;

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  the waiting period (and any extensions thereof) applicable to the merger under the HSR Act must have expired or been terminated and all clearances and approvals under the antitrust/merger control laws of Germany must have been obtained; and

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  shares of Littelfuse common stock that will be issued in connection with the merger must have been approved for listing on The NASDAQ Global Select Market, subject to official notice of issuance.

        The obligations of Littelfuse and Merger Sub to effect the merger are also subject to the fulfillment, or waiver by Littelfuse (to the extent permitted under applicable law), on or prior to the closing date of the following additional conditions:

  •
  subject to certain exceptions and materiality standards provided in the merger agreement, the representations and warranties of IXYS must be true and correct both at and as of the date of the merger agreement and at and as of the closing date as though made at and as of the closing date (except if made as of an earlier date, in which case as of such date);

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  IXYS must have performed in all material respects all covenants required by the merger agreement to be performed by it prior to the closing date;

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  IXYS must have delivered to Littelfuse a certificate, dated as of the closing date and signed by its chief executive officer, certifying to the effect that the preceding two conditions have been satisfied;

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  Littelfuse must have received a written opinion from Wachtell, Lipton, Rosen & Katz (or other nationally recognized outside counsel), in form and substance reasonably satisfactory to Littelfuse, dated as of the closing date, to the effect that, on the basis of certain facts, representations and assumptions described or referred to in such opinion, the initial merger and the follow-on merger, taken together, will qualify as a "reorganization" within the meaning of Section 368(a) of the Code; and

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  IXYS must have repaid all outstanding obligations under the revolving credit agreement and the loan agreement and delivered to Littelfuse evidence reasonably satisfactory to Littelfuse of such repayment.

        The obligation of IXYS to effect the merger is subject to the fulfillment, or waiver by IXYS (to the extent permitted under applicable law), on or prior to the closing date of the following additional conditions:

  •
  subject to certain exceptions and materiality standards provided in the merger agreement, the representations and warranties of Littelfuse and Merger Sub must be true and correct both at and as of the date of the merger agreement and at and as of the closing date as though made at and as of the closing date (except if made as of an earlier date, in which case as of such date);

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  Littelfuse and Merger Sub must have performed in all material respects all covenants required by the merger agreement to be performed by them prior to the closing date;

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  Littelfuse must have delivered to IXYS a certificate, dated as of the closing date and signed by an executive officer, certifying to the effect that the preceding two conditions have been satisfied; and

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  IXYS must have received a written opinion from Latham & Watkins LLP (or other nationally recognized outside counsel), in form and substance reasonably satisfactory to IXYS, dated as of the closing date, to the effect that, on the basis of certain facts, representations and assumptions described or referred to in such opinion, the initial merger and the follow-on merger, taken together, will qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

Regulatory Approvals

        Under the merger agreement, IXYS, Littelfuse and Merger Sub agreed to use their respective reasonable best efforts to take, or cause to be taken, and to do, or cause to be done, all reasonable actions and things necessary, proper or advisable under any applicable laws to consummate the merger and obtain (and to cooperate with each other in obtaining) the required regulatory approvals.

        The merger agreement provides that Littelfuse and IXYS will jointly devise and implement the strategy for all filings, notifications, submissions and communications in connection with any filing, notice, petition, statement, registration, submission, application or similar filing in respect of any regulatory approvals in connection with the merger. Each party will promptly consult with the other parties to the merger agreement and provide assistance as the other parties may reasonably request in connection with such regulatory approvals. Additionally, each party is required to (i) promptly inform the other parties to the merger agreement, and if in writing, furnish the other parties with copies of, any communication from or to any governmental entity regarding the merger, (ii) permit the other parties to the merger agreement to review and discuss in advance, and consider in good faith the views of the other parties in connection with, any proposed communication with any governmental entity, and (iii) to the extent permitted by the applicable governmental entity, give the other parties reasonable opportunity to attend and participate in any in-person meetings with such governmental entity regarding the merger.

Termination of the Merger Agreement

Termination

        The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time, whether before or after the approval of the proposal to adopt the merger agreement by IXYS stockholders (except as otherwise specified):

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  by mutual written consent of IXYS and Littelfuse;

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  by either IXYS or Littelfuse, if the merger has not been consummated on or prior to 11:59 p.m., Eastern Time, on February 28, 2018, referred to in this proxy statement/prospectus as the end date. If, however, all of the conditions to closing, other than certain conditions relating to antitrust laws, have been satisfied or waived or are capable of being satisfied at such time, the end date will be extended automatically to May 28, 2018. The right to terminate the merger agreement according to this provision is not available to a party if the failure of the closing to have occurred by the end date was due to the action or failure of such party to perform any of its obligations under the merger agreement. This termination right is referred to in this proxy statement/prospectus as the end date termination right;

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  by either IXYS or Littelfuse, if a governmental entity of competent jurisdiction has entered or issued a final and nonappealable order or adopted or enacted a law that is final and nonappealable that permanently restrains, enjoins or makes illegal the consummation of the merger. However, the right to terminate the merger agreement according to this provision is not available to a party if such order was due to the material breach by such party of any covenant or other agreement of such party contained in the merger agreement;

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  by either IXYS or Littelfuse, if the approval of the proposal to adopt the merger agreement by IXYS stockholders has not been obtained after a vote on approval of the merger proposal has been taken at the company stockholder meeting (including any postponement or adjournment thereof);

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  by either IXYS or Littelfuse, if the other party has breached any representation, warranty, covenant or other agreement contained in the merger agreement and such breach (i) would result in the failure of conditions to closing and (ii) is not curable by, or is not cured by, the earlier of the end date and the date that is 30 business days following written notice describing such breach or failure in reasonable detail and of the first party's intention to terminate the merger agreement pursuant to this termination right. However, the terminating party may not exercise this termination right if it is then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement;

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  by IXYS, prior to receipt of approval of the proposal to adopt the merger agreement by IXYS stockholders, in order to accept a superior proposal, subject to the prior or concurrent payment of the company termination fee (as described below); or

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  by Littelfuse, prior to receipt of approval of the proposal to adopt the merger agreement by IXYS stockholders, if a company adverse recommendation change occurs or if IXYS is in material and willful breach of its non-solicitation obligations under the merger agreement.

Company Termination Fee

        IXYS must pay Littelfuse a termination fee of $28.5 million in cash, referred to in this proxy statement/prospectus as the company termination fee, if the merger agreement is terminated in the following circumstances:

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  in the event the merger agreement is terminated by IXYS to accept a superior proposal; or

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  in the event the merger agreement is terminated by Littelfuse following a company adverse recommendation change or if IXYS is in willful and material breach of its non-solicitation obligations.

        Additionally, if IXYS enters into a definitive agreement with respect to, or consummates, any company takeover proposal (in each case with references to 25% in the definition of company takeover proposal being replaced by 50% for this purpose) within 12 months after a termination of the merger agreement in any of the following circumstances, IXYS must also pay Littelfuse the company termination fee:

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  if (i) Littelfuse or IXYS terminates the merger agreement pursuant to the end date termination right and at the end date all of the conditions to IXYS' obligation to close other than receipt of approval of the proposal to adopt the merger agreement by IXYS stockholders were satisfied, or were capable of satisfaction had the closing occurred on the end date, and (ii) a company takeover proposal was publicly announced prior to the end date and not definitively withdrawn at least three business days prior to the end date;

  •
  if (i) Littelfuse or IXYS terminates the merger agreement due to failure to obtain the approval of the proposal to adopt the merger agreement by IXYS stockholders at the company stockholder meeting, or any adjournment or postponement thereof, at which a vote to adopt the merger agreement was taken and (ii) a company takeover proposal was publicly announced prior to the company stockholder meeting and not definitively withdrawn at least three business days prior to the company stockholder meeting; or

  •
  if (i) Littelfuse terminates the merger agreement due to IXYS' willful breach of its covenants or agreements in the merger agreement and (ii) a company takeover proposal was publicly announced prior to the date of the breach giving rise to such termination and not definitively withdrawn at least three business days prior to the date of the breach giving rise to such termination.

        In no event will the company termination fee be payable more than once.

Post-Termination Liability

        Generally, if the merger agreement is terminated, there will be no other liability on the part of IXYS, Littelfuse or Merger Sub except for (i) the payment of any required termination fee by IXYS under the merger agreement and (ii) any liability arising out of or resulting from fraud or willful breach of the merger agreement occurring prior to termination.

        Other than with respect to claims for, or arising out of or in connection with, fraud or willful breach of the merger agreement, IXYS will have no further liability of any kind in connection with the merger agreement or the termination of the merger agreement upon payment of any required termination fee.

Amendment and Assignment

        Any provision of the merger agreement may be amended or waived prior to the effective time only if such amendment or waiver is in writing and signed, in the case of a waiver, by the party against whom such waiver is to be effective, and in the case of an amendment, by IXYS, Littelfuse and Merger Sub. No amendments may be made that by law require further approval by the IXYS stockholders without obtaining such further approval.

        Neither the merger agreement nor any rights, interest or obligations under the merger agreement may be assigned or delegated without the prior written consent of the nonassigning parties to the merger agreement, provided that, without IXYS' consent, Littelfuse or Merger Sub may assign any of their rights under the merger agreement to a wholly owned subsidiary of Littelfuse, provided that such assignment will not relieve Littelfuse or Merger Sub of any of its obligations under the merger agreement.

Jurisdiction; Specific Enforcement

        Each of IXYS, Littelfuse and Merger Sub agreed that irreparable damage would occur in the event that any of the provisions of the merger agreement were not performed or were threatened to be not performed, or were otherwise breached. Accordingly, the parties agreed that, in addition to any other remedy that each may be entitled to, including monetary damages, each will be entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement. Each of IXYS, Littelfuse and Merger Sub also irrevocably waived any requirement for the securing or posting of any bond in connection with such injunctions.

        Further, with respect to legal actions or proceedings relating to the merger agreement and the rights and obligations under the merger agreement, each of IXYS, Littelfuse and Merger Sub (i) agreed such actions or proceedings will be brought and determined exclusively in the Delaware Court of Chancery (or if the Delaware Court of Chancery declines jurisdiction, any state or federal court within the State of Delaware), (ii) submitted to the personal jurisdiction of the Delaware Court of Chancery (or to the extent the Delaware Court of Chancery declines jurisdiction, any state or federal court located in the State of Delaware) and (iii) waived (A) any claim that it is not personally subject to such jurisdiction, (B) any claim that it or its property is exempt or immune from such courts or from legal process commenced in such courts and (C) any claim of inconvenient forum or improper venue.

THE VOTING AGREEMENT

        Concurrently with the execution of the merger agreement, each of Dr. Zommer and certain of his controlled affiliates, namely Sharkz L.P., The Nathan Zommer Dynasty Trust Dated July 17, 2006 and the Nathan Zommer TTEE FBO Nathan Zommer Trust U/A/D 04-08-2003, entered into a letter agreement with Littelfuse (referred to in this proxy statement/prospectus as the voting agreement) with respect to all shares of IXYS common stock that each party owned of record or beneficially and had the power to vote (excluding any shares underlying options exercisable for, or warrants to purchase, shares of IXYS common stock whether or not such shares were included as beneficially owned by the parties to the voting agreement in the IXYS' most recent annual proxy statement) as of the date of the voting agreement. A copy of the voting agreement is attached as Annex B to this proxy statement/prospectus and is incorporated by reference herein.

        Under the voting agreement, each party agreed, among other things, to vote the voting agreement shares (a) in favor of (i) adoption of the merger agreement and (ii) any other matter that is required to be approved by the stockholders of IXYS to consummate the transactions contemplated by the merger agreement, (b) against (i) any proposal made in opposition to adoption of the merger agreement and (ii) any competing offer or proposal from any person other than Littelfuse and (c) in favor of any postponement, recess or adjournment at any meeting of the stockholders of IXYS relating to any matter set forth in (a) or (b).

        In addition, each party agreed that, from and after the effective time until the earlier of (a) the 12 month anniversary of the effective time and (b) February 1, 2019, such party will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Littelfuse common stock or any options or warrants to purchase any Littelfuse common stock, or any securities convertible into, exchangeable for or that represent the right to receive Littelfuse common stock, owned directly by such party (including holding as a custodian) or with respect to which such party has beneficial ownership within the rules and regulations of the SEC, or acquired after the date of the voting agreement, other than pursuant to certain permitted transfers, including to immediate family or controlled affiliates.

        The voting agreement shall automatically terminate upon the earliest to occur of (a) the termination of the merger agreement, (b) the earlier of the 12 month anniversary of the effective time and February 1, 2019 and (c) the entry without the express prior written consent of the parties to the agreement into any amendment, modification or waiver of any provision of the merger agreement that (i) reduces the amount, or modifies the form, of the merger consideration payable to any of the stockholders of IXYS, or (ii) amends or modifies any of the closing conditions in a manner that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the merger agreement, including the merger.

OTHER MATTERS

        It is not presently expected that any matters other than those discussed herein will be brought before the IXYS special meeting. If, however, other matters properly come before the special meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the IXYS board of directors may recommend.

 LITIGATION RELATING TO THE MERGER

        Five class action complaints have been filed in connection with the proposed sale of IXYS announced on August 28, 2017. On November 3, 2017, plaintiff Ryan Fox filed a lawsuit captioned Fox v. IXYS Corporation, et al., No. 5:17-cv-06438, against IXYS and its directors Nathan Zommer, Uzi Sasson, Donald Feucht, Samuel Kory, S. Joon Lee, Timothy Richardson, James Thorburn, and Kenneth Wong for violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, and Rule 14a-9, for alleged material misstatements or omissions in connection with the proposed transaction. Later that same day, plaintiff Jerry Sanchez filed a lawsuit captioned Sanchez v. IXYS Corporation, et al., Case 5:17-cv-6441, against the same defendants on substantially the same grounds. Plaintiff Eugene Horwitz filed his lawsuit captioned Horwitz v. IXYS Corporation, et al., Case 3:17-cv-06472, against the same defendants on substantially the same grounds on November 7, 2017. On November 8, 2017, Plaintiff Douglas Groce III filed his lawsuit captioned Groce v. IXYS Corporation, et al., Case No. 17-cv-06489, on substantially the same grounds against IXYS, its Board of Directors, Littelfuse, Inc., and Iron Merger Co., Inc. Each of these four lawsuits was filed in the United States District Court for the Northern District of California. The fifth lawsuit, captioned Franchi v. IXYS Corporation, et al., No. 1:17-cv-01592, was filed in the United States District Court for the District of Delaware on November 6, 2017 on substantially the same grounds as the other lawsuits against IXYS, its Board of Directors, Littelfuse, Inc., and Iron Merger Co., Inc. Plaintiffs' complaints include demands for, among other things, an injunction preventing defendants from closing the proposed transaction absent certain disclosures of information identified in the complaints.

 UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial statements give effect to the proposed transaction. Specifically, Littelfuse tables present unaudited pro forma condensed combined financial information about Littelfuse's consolidated balance sheet and statements of income after giving effect to the merger with IXYS. Littelfuse presents the pro forma unaudited condensed consolidated balance sheet as if the transaction had occurred on September 30, 2017. Littelfuse presents the unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2017 and the year ended December 31, 2016 as if the transaction had occurred on January 3, 2016. This unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting where Littelfuse is considered the acquirer of IXYS for accounting purposes. See the section titled "Accounting Treatment for the Merger" beginning on page 80.

        In addition, the unaudited pro forma condensed combined financial information includes adjustments which are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of results that actually would have occurred or that may occur in the future had the merger been completed on the dates indicated, nor is it necessarily indicative of the future operating results or financial position of Littelfuse after the merger. Future results may vary significantly from the results reflected due to various factors, including those discussed in the section titled "Risk Factors" beginning on page 32.

        The information presented below should be read in conjunction with the historical consolidated financial statements of Littelfuse and IXYS, including the related notes filed by each of them with the SEC in addition to the pro forma condensed combined financial information of Littelfuse and IXYS, including the related notes appearing elsewhere in this proxy statement/prospectus. See the sections titled "Where You Can Find More Information" and "Unaudited Pro Forma Condensed Combined Financial Information" beginning on pages 151 and 115, respectively.

        The unaudited pro forma condensed combined financial statements are based on, and should be read in conjunction with, the following separate historical consolidated financial statements and accompanying notes of Littelfuse and IXYS for the applicable periods, which are incorporated by reference in this proxy statement/prospectus:

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  Littelfuse financial statements as of and for (i) the year ended December 31, 2016 in its Annual Report on Form 10-K and (ii) the nine months ended September 30, 2017 in its Quarterly Report on Form 10-Q; and

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  IXYS financial statements as of and for (i) the year ended March 31, 2017 in its Annual Report on Form 10-K and (ii) the six months ended September 30, 2017 in its Quarterly Report on Form 10-Q.

 LITTELFUSE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2017

(in thousands)	Littelfuse	IXYS	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$372,828	$168,771	$(189,572)	(b)(h)(i)	$352,027
Restricted cash	—	1,470	—		1,470
Short-term investments	35	—	—		35
Trade receivables, net	197,539	41,745	—		239,284
Inventories	136,505	95,944	33,523	(f)	265,972
Prepaid expenses and other current assets	52,457	7,138	—		59,595

Total current assets	759,364	315,068	(156,049)		918,383
Property, plant, and equipment, net	244,874	47,107	41,552	(c)	333,533
Intangible assets, net	209,522	1,789	204,311	(d)	415,622
Goodwill	451,131	43,993	328,320	(a)(e)	823,444
Other assets	37,301	55,021	—		92,322

Total assets	$1,702,192	$462,978	$418,134		$2,583,304

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$9,375	$1,148	$(1,148)	(h)	$9,375
Accounts payable	103,849	12,397	—		116,246
Accrued expenses and other current liabilities	112,932	25,922	23,285	(g)	162,139

Total current liabilities	226,156	39,467	22,137		287,760
Long-term debt, less current portion	492,272	76,761	188,761	(h)(i)	757,794
Accrued post-retirement benefits	16,571	15,839	—		32,410
Other long-term liabilities	33,949	6,579	83,816	(k)	124,344

Total liabilities	768,948	138,646	294,714		1,202,308
Total equity	933,244	324,332	123,420	(a)(b)(g)	1,380,996

Total liabilities and equity	$1,702,192	$462,978	$418,134		$2,583,304

        See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

 LITTELFUSE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2016

(in thousands, except per share data)	Littelfuse	IXYS	Pro Forma Adjustments	Notes	Pro Forma Combined
Net sales	$1,056,159	$318,523	$—		$1,374,682
Cost of sales	643,042	218,020	2,373	(c)	863,435

Gross profit	413,117	100,503	(2,373)		511,247
Selling, general, and administrative expenses	206,129	39,243	—		245,372
Research and development expenses	42,198	29,680	—		71,878
Amortization of intangibles	19,337	3,736	12,677	(d)	35,750
Impairment of goodwill and intangible assets	14,809	1,391	—		16,200

Total operating expenses	282,473	74,050	12,677		369,200

Operating income	130,644	26,453	(15,050)		142,047
Interest expense	8,628	2,507	5,221	(i)	16,356
Other income, net	(1,258)	(2,154)	—		(3,412)

Income before income taxes	123,274	26,100	(20,271)		129,103
Income taxes	18,786	7,849	(6,567)	(k)	20,068

Net income	$104,488	$18,251	$(13,704)		$109,035

Income per share:
Basic	$4.63			(l)	$4.43

Diluted	$4.60			(l)	$4.38

Weighted-average shares and equivalent shares outstanding:
Basic	22,559			(l)	24,633

Diluted	22,727			(l)	24,899

        See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

 LITTELFUSE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

(in thousands, except per share data)	Littelfuse	IXYS	Pro Forma Adjustments	Notes	Pro Forma Combined
Net sales	$916,685	$254,598	$—		$1,171,283
Cost of sales	536,776	172,071	2,237	(c)	711,084

Gross profit	379,909	82,527	(2,237)		460,199
Selling, general, and administrative expenses	156,899	34,176	(5,296)	(g)	185,779
Research and development expenses	36,872	23,881	—		60,753
Amortization of intangibles	18,407	1,798	10,512	(d)	30,717

Total operating expenses	212,178	59,855	5,216		277,249

Operating income	167,731	22,672	(7,453)		182,950
Interest expense	9,868	1,777	5,006	(i)	16,651
Other income, net	(2,445)	(569)	—		(3,014)

Income before income taxes	160,308	21,464	(12,459)		169,313
Income taxes	29,970	3,213	(5,778)	(k)	27,405

Net income	$130,338	$18,251	$(6,681)		$141,908

Income per share:
Basic	$5.75			(l)	$5.73

Diluted	$5.69			(l)	$5.63

Weighted-average shares and equivalent shares outstanding:
Basic	22,678			(l)	24,752

Diluted	22,906			(l)	25,195

        See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
GIVING EFFECT TO THE TRANSACTION

1.     Basis of Pro Forma Presentation

        The accompanying unaudited pro forma condensed combined financial statements are based on Littelfuse's historical consolidated financial statements and IXYS' historical financial statements as adjusted to give effect to the acquisition of IXYS by Littelfuse. The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2017 and the year ended December 31, 2016 give effect to the acquisition of IXYS as if it had occurred on January 3, 2016. The unaudited pro forma condensed combined balance sheet as of September 30, 2017 gives effect to the acquisition of IXYS as if it occurred on September 30, 2017. IXYS fiscal year end is March 31. In order to conform to Littelfuse's fiscal year end of December 31, IXYS financial information included above has been calculated for the year ended December 31, 2016 and nine months ended September 30, 2017.

        Littelfuse has adjusted historical consolidated financial statements of Littelfuse and IXYS to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) for the unaudited pro forma condensed combined statements of income, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements do not necessarily reflect what the combined company's financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of reasons.

        Littelfuse has prepared the unaudited pro forma condensed combined financial statements for the proposed acquisition using the acquisition method of accounting under existing U.S. GAAP, with Littelfuse as the acquirer in the acquisition for accounting purposes. Under the acquisition method of accounting, Littelfuse will measure the total estimated purchase price (consideration transferred) as described in Note 3, "Estimate of Consideration Expected to be Transferred," at the Closing Date of the acquisition using the market price of Littelfuse and number of outstanding shares of IXYS common stock and stock options at that time. Therefore, this may result in a per share equity value that is different from that assumed for the purposes of preparing these unaudited pro forma condensed combined financial statements. Littelfuse has based the underlying tangible and intangible assets acquired and liabilities assumed on their respective fair market values, with any excess purchase price allocated to goodwill. Littelfuse has measured the assets and liabilities of IXYS based on various preliminary estimates and will revise them at the effective time of the acquisition as additional information becomes available and as Littelfuse completes its valuation work.

        The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements prepared in accordance with the rules and regulations of the SEC. Once the acquisition has closed, Littelfuse will complete the purchase price allocation after performing a valuation of IXYS' assets and liabilities at the level of detail necessary to finalize the purchase price allocation. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the unaudited pro forma condensed combined financial statements and the combined company's future results of operations and financial position.

        Acquisition related transaction costs (e.g., investment banker, advisory, legal, valuation, and other professional fees) and certain acquisition restructuring and related charges have not been included as a component of consideration transferred, but instead must be expensed as incurred. Littelfuse estimates total acquisition related transaction costs of approximately $28.6 million. During the nine months ended September 30, 2017, Littelfuse and IXYS incurred approximately $3.0 million and $2.3 million of acquisition related transaction costs, respectively. Littelfuse has reduced Selling, general, and administrative expenses by the combined amount of $5.3 million for these costs in the pro forma unaudited condensed combined statements for the nine months ended September 30, 2017 because these costs will not have a continuing impact on the results of the combined company. The pro forma balance sheet reflects $23.3 million of additional anticipated acquisition related transaction costs of both companies as Accrued expenses with a corresponding decrease in stockholders' equity. The costs that Littelfuse and IXYS may ultimately incur could differ materially from this amount.

        In order to prepare the unaudited pro forma condensed combined financial statements, Littelfuse performed a limited preliminary review of IXYS' accounting policies and did not identify any significant differences. After the acquisition is completed, Littelfuse will conduct an additional review of IXYS' accounting policies to determine if differences in accounting policies require further adjustment or reclassification of IXYS' results of operations, assets or liabilities to conform to Littelfuse's accounting policies and classifications. As a result of that review, Littelfuse may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial statements.

        The unaudited pro forma condensed combined financial statements do not reflect any cost savings that Littelfuse expects to realize. Littelfuse expects to deliver at least $30 million in annual cost savings within two years after closing of the acquisition, which Littelfuse expects to accomplish by leveraging operating and general and administrative efficiencies. Although Littelfuse's management expects that costs savings will result from the acquisition, Littelfuse cannot assure you these cost savings will be achieved.

        The unaudited pro forma condensed combined financial statements also do not include any adjustment for liabilities or related costs that may result from integration activities, since management has not completed the process of making these assessments. Significant liabilities and related costs may ultimately be recorded for employee severance or relocation, costs of vacating some facilities and costs associated with other exit and integration activities.

        The unaudited pro forma condensed combined financial statements also do not reflect any adjustments to IXYS accrued post-retirement benefits, long term equity investments accounted for under the equity method and investments accounted for under the cost method, as Littelfuse lacks sufficient information to estimate the fair values as of September 30, 2017.

        The unaudited pro forma condensed combined financial statements also do not reflect the effects of any future tax legislation.

2.     IXYS Acquisition

        Upon completion of the acquisition, at IXYS stockholders' election and subject to proration, each share of IXYS common stock, par value $0.01 per share, owned immediately prior to the effective time will be cancelled and extinguished and automatically converted into the right to receive: (i) $23.00 in cash (subject to applicable withholding tax), without interest (referred to as the cash consideration), or (ii) 0.1265 of a share of common stock, par value $0.01 per share, of Littelfuse (referred to as the stock consideration and together with the cash consideration, the merger consideration). IXYS stockholders will receive cash in lieu of any fractional shares of Littelfuse common stock that the IXYS stockholders would otherwise be entitled to receive. Additionally, at the effective time, each outstanding option to purchase shares of IXYS common stock granted under an IXYS equity plan will be assumed by Littelfuse and converted into an option to acquire (i) a number of shares of Littelfuse common stock equal to the number of shares of IXYS common stock subject to such option immediately prior to the effective time multiplied by 0.1265, rounded down to the nearest whole share, with (ii) an exercise price per share of Littelfuse common stock equal to the exercise price of such IXYS stock option immediately prior to the effective time divided by 0.1265, rounded up to the nearest whole cent.

        The implied value of the stock consideration will fluctuate as the market price of Littelfuse common stock fluctuates because the stock consideration is payable in a fixed number of shares of Littelfuse common stock and will not be adjusted for changes in the market value of shares of Littelfuse or IXYS common stock. As a result, the value of the stock consideration that IXYS stockholders will receive upon completion of the merger could be greater than, less than or the same as the value of the stock consideration on the date of the accompanying proxy statement/prospectus or at the time of the special meeting of the IXYS stockholders described in the accompanying proxy statement/prospectus (referred to as the special meeting).

        Based on the $206.40 per share closing price of Littelfuse common stock on November 24, 2017, the consideration IXYS stockholders will receive in exchange of their IXYS common stock in the acquisition has a value of approximately $24.55 per IXYS share, or $805.3 million. In addition to the consideration transferred related to IXYS common stock, as of November 24, 2017, the value of consideration expected to be transferred, and included in the purchase price, related to IXYS stock options that will be converted to Littelfuse stock options has a value of approximately $43.0 million. As a result, total consideration as of November 24, 2017 is valued at approximately $848.2 million. The market values of Littelfuse common stock and number of outstanding shares of IXYS common stock and value of stock options will continue to fluctuate until the acquisition is completed. As a result, the consideration assumed for purposes of these unaudited pro forma condensed combined financial statements will differ, and that difference may be material.

        Littelfuse accounts for acquisitions using the acquisition method in accordance with ASC 805, "Business Combinations," in which assets acquired and liabilities assumed are recorded at fair value as of the date of acquisition. The operating results of the acquired business are included in Littelfuse's consolidated financial statements from the date of the acquisition.

3.     Estimate of Consideration Expected to be Transferred

        In estimating the fair value of the merger consideration, or purchase price, Littelfuse has assumed a price per share of Littelfuse common stock of $206.40, which represents the per share closing price of Littelfuse common stock on November 24, 2017.

        The following is a preliminary estimate of the purchase price:

Preliminary Purchase Price

(in thousands, except per share data)
Equivalent shares of Littelfuse common stock to be issued (a)	2,074
Littelfuse common stock price as of November 24, 2017	$206.40

Estimated stock consideration to be transferred	$428,074
Cash consideration to be transferred	377,185
Fair value of Littelfuse stock options issued in exchange for IXYS stock options (b)	42,963

Estimate of consideration expected to be transferred	$848,222

(a)
Represents 32,798,725 outstanding shares of IXYS common stock as of November 24, 2017 multiplied by 0.5 and in turn multiplied by the exchange ratio. The actual number of shares of Littelfuse common stock that Littelfuse will issue to IXYS stockholders upon closing of the acquisition will be based on the actual number of shares of IXYS common stock outstanding when the acquisition closes, and the valuation of those shares will be based on the trading price of Littelfuse common stock at that time.

(b)
Represents the estimated fair value of IXYS stock options for pre-acquisition services. Under acquisition accounting, the fair value of replacement awards attributable to pre-acquisition services are included in the consideration transferred.

4.     Preliminary Allocation of Consideration Transferred to Net Assets Assumed

        The following table summarizes the preliminary purchase price allocation of the fair value of assets acquired and liabilities assumed in the acquisition as of September 30, 2017:

(in thousands)	Purchase Price Allocation
Estimated consideration to be transferred, net of cash acquired	$677,981
Current assets, net	178,350
Property, plant, and equipment	88,659
Identifiable intangible assets	206,100
Other noncurrent assets	55,021
Current liabilities	(38,319)
Debt	(77,909)
Other non-current liabilities(a)	(106,234)
Net assets assumed	305,668

Goodwill	$372,313

(a)
Includes deferred tax liability of $83.8 million for the fair value step-up of IXYS property, plant, and equipment, intangible assets, and inventory.

        The purchase price will be computed using the value of Littelfuse common stock and number of outstanding shares of IXYS common stock and stock options on the Closing Date. Therefore, the actual purchase price and resulting goodwill will fluctuate with the market price of Littelfuse common stock and the number of outstanding shares of IXYS common stock and stock options until the acquisition is consummated. As a result, the final purchase price and goodwill could differ significantly from this current estimate, which could materially impact the unaudited pro forma condensed combined financial statements.

        The following table shows sensitivities to changes in purchase price and goodwill due to changes in the per share price of Littelfuse common stock. Littelfuse performed these calculations using constant valuation inputs, which may change based on the final purchase price allocation and other variables.

		Impact of Change in Price of Littelfuse Common stock
(in thousands, except per share data)	As of September 29, 2017	Decrease of 10%	Increase of 10%
Per share price of Littelfuse Common Stock	$206.40	$185.76	$227.04
Calculated Value of Stock Consideration	$428,074	$385,266	$470,881
Cash Consideration Transferred	377,185	377,185	377,185
Equity Awards Issued	42,963	42,963	42,963

Total Purchase Price	$848,222	$805,414	$891,029

Goodwill	$372,313	$329,505	$415,120

5.     Pro Forma Adjustments

(a)
Reflects the elimination of IXYS' historical goodwill and equity.

(b)
Reflects the estimated consideration Littelfuse will transfer for the acquisition of IXYS consisting of: (i) $428.1 million in Littelfuse common stock, (ii) $43.0 million for conversion of IXYS stock options, and (iii) $377.2 million in cash. The consideration is based on closing price of Littelfuse stock and fair value of IXYS stock options, included in the calculation, as of November 24, 2017. The actual number of shares of Littelfuse common stock issued to IXYS stockholders upon closing of the acquisition will be based on the actual number of shares of IXYS common stock outstanding when the transaction closes, and the fair value of those shares will be based on the trading price of Littelfuse common stock at that time.

(c)
Reflects a $41.6 million increase in IXYS property, plant, and equipment to adjust the assets acquired to their estimated fair values. The fair value of IXYS property, plant, and equipment was determined based on a combination of cost and sales comparison approaches. Adjustments to IXYS depreciation expense for property, plant, and equipment were based on comparing the historical depreciation recorded during the periods presented to the revised depreciation. Littelfuse calculated incremental depreciation expense of $2.2 million for the nine months ended September 30, 2017 and $2.4 million for the year ended December 31, 2016 related to the step up in the fair values of the acquired property, plant, and equipment by dividing, on a straight-line basis, the fair value assigned to these assets by the estimated remaining useful lives.

(d)
Reflects the elimination IXYS' historical intangible assets and recognition of the estimated fair value of IXYS intangible assets. The following table provides a preliminary estimate of the fair value of those intangible assets and their related average estimated useful lives:

(in thousands)	Estimated Fair Value	Average Estimated Useful Life
Backlog	$10,700	1 year
Technology	63,800	8 years
Tradename	21,700	11 years
Customer Relationships	109,900	17 years

	$206,100

  For IXYS' finite lived intangible assets, the pro forma financial statements reflect an adjustment to increase IXYS amortization expense by $10.5 million for the nine months ended September 30, 2017 and $12.7 million for the year ended December 31, 2016. The amortization of the backlog intangible asset is not reflected in the unaudited condensed combined statements of income because it does not have a continuing impact. The fair value of IXYS identifiable intangible assets was estimated primarily using the income approach which requires an estimate or forecast of all the expected future cash flows, either through the use of the relief-from-royalty method or the multi-period excess earnings method. Littelfuse will record amortization expense assuming a straight-line basis over the expected life of the finite lived intangible assets, which approximates expected future cash flows.

(e)
Reflects the recognized goodwill, which represents the amount by which the estimated consideration transferred exceeds the fair value of the IXYS assets Littelfuse acquires and the liabilities Littelfuse assumes. Littelfuse will not amortize the goodwill, but will instead test the goodwill for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment.

(f)
Reflects the recognition of the step-up of IXYS finished goods and work in process inventory to fair value of $33.5 million. The fair value was determined based on the estimated selling price of the inventory, less the remaining manufacturing and selling costs and a normal profit margin on those manufacturing and selling efforts. After the acquisition, the step-up in inventory will increase the cost of sales over approximately five months as the inventory is sold. The increase is not reflected in the unaudited condensed combined statements of incomes because it does not have a continuing impact.

(g)
Littelfuse estimates the combined transaction expenses for the acquisition will be approximately $28.6 million. The costs that Littelfuse and IXYS may ultimately incur could differ materially from this amount. Transaction expenses include fees for investment banker, advisory, legal, valuation, and other professional fees. During the nine months ended September 30, 2017, Littelfuse and IXYS incurred approximately $3.0 million and $2.3 million of acquisition related transaction costs, respectively. Littelfuse has reduced Selling, general, and administrative expenses by the combined amount of $5.3 million for these costs in the pro forma unaudited condensed combined statements of income for the nine months ended September 30, 2017 because these costs will not have a continuing impact on the results of the combined company. The pro forma balance sheet reflects $23.3 million of additional anticipated acquisition related transaction costs of both companies as Accrued expenses with a corresponding decrease in stockholders' equity.

(h)
Reflects the use of IXYS cash to pay off outstanding IXYS long-term debt of $77.9 million.

(i)
Reflects $267.2 million of planned incremental borrowing under Littelfuse's Amended Credit Facility, net of transaction costs of approximately $1.7 million. Interest expense has been adjusted to reflect the impact of the additional borrowings, amortization of debt issuance costs, and changes to interest rates.

(j)
Littelfuse expects to incur $20.1 million of compensation expense related to the remaining service periods for IXYS stock options converted to Littelfuse stock options. The additional costs are not included in the unaudited condensed combined statements of income because it does not have a continuing impact.

(k)
Reflects the estimated deferred taxes and income tax expense (benefit) for the adjustments shown in the unaudited pro forma condensed combined financial statements. Littelfuse calculated a pro forma decrease in tax expense of $5.8 million and $6.6 million for the nine months ended September 30, 2017 and for the year ended December 31, 2016, respectively, using a U.S. statutory rate of 38% for adjustments reflecting additional Littelfuse interest expense and using an estimated IXYS statutory rate of 30% for adjustments reflecting additional depreciation and amortization expense for the fair value step-up of IXYS property, plant, and equipment and intangible assets. A deferred tax liability of $83.8 million was calculated for the fair value step-up of IXYS property, plant, and equipment, intangible assets, and inventory using the estimated statutory rate of 30% for IXYS. The estimated statutory rates of 30% for the IXYS related adjustments neither reflects IXYS', Littelfuse's, nor the combined company's effective tax rate, which includes the impact of nondeductible expenses, tax audits and other permanent items as well as other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

(l)
The following table shows our calculation of pro forma combined basic and diluted earnings per share for the nine months ended September 30, 2017 and the year ended December 31, 2016:

(in thousands, except per share data)	Nine Months Ended September 30, 2017	Year Ended December 31, 2016
Numerator:
Pro forma net income	$141,908	$109,035
Denominator:
Basic weighted average Littelfuse shares outstanding	22,678	22,559
IXYS shares converted to Littelfuse shares (a)	2,074	2,074

Pro forma basic weighted average shares outstanding	24,752	24,633
Effect of dilutive Littelfuse securities	228	167
Effect of dilutive IXYS securities converted to Littelfuse securities	215	99

Pro forma dilutive weighted average shares outstanding	25,195	24,899

Earnings Per Share:
Pro forma basic earnings per share	$5.73	$4.43
Pro forma diluted earnings per share	$5.63	$4.38

(a)
Represents the estimated number of shares of Littelfuse common stock to be issued to IXYS stockholders based on 50% of the number of shares of IXYS common stock outstanding as of November 24, 2017 and after giving effect to the exchange ratio as determined in the merger agreement.

DESCRIPTION OF LITTELFUSE CAPITAL STOCK

        The following description of the material terms of the Littelfuse capital stock is a summary only and is not a complete description of such terms. Following completion of the merger, the rights of the holders of Littelfuse common stock will be governed by the DGCL, Littelfuse's certificate of incorporation, dated as of November 25, 1991, as amended April 25, 1997 (referred to in this proxy statement/prospectus as the Littelfuse charter), and Littelfuse's amended and restated bylaws, as amended October 24, 2014 (referred to in this proxy statement/prospectus as the Littelfuse bylaws). A copy of the Littelfuse charter is filed as Exhibit 3.1 to Littelfuse's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and a copy the Littelfuse bylaws is filed as Exhibit 3.1 to Littelfuse's Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2014, each of which is incorporated by reference into this proxy statement/prospectus. See also "Where You Can Find More Information" beginning on page 151. Littelfuse and IXYS urge you to read the Littelfuse charter and the Littelfuse bylaws carefully and in their entirety.

        Under the Littelfuse charter, Littelfuse's authorized capital stock consists of 34,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. As of December 6, 2017, there were 22,713,798 shares of Littelfuse common stock outstanding and no shares of Littelfuse preferred stock outstanding.

Common Stock

        All outstanding shares of Littelfuse common stock are duly authorized, validly issued, fully paid and non-assessable.

        Voting.    Each holder of Littelfuse common stock is entitled to one vote per share held for the election of directors and on all other matters submitted to a vote of stockholders of Littelfuse. Cumulative voting is prohibited.

        Dividends and Other Distributions.    Holders of Littelfuse common stock are entitled to receive such dividends, if any, as may be declared by the Littelfuse board of directors in its discretion out of funds legally available therefor, subject to any preferential dividend rights of any then outstanding preferred stock.

        Liquidation Rights.    Subject to any preferential rights of any then outstanding preferred stock, in the event of Littelfuse's liquidation, dissolution or winding-up, holders of Littelfuse's common stock are entitled to share ratably in the net assets of Littelfuse remaining after payment of debts and other liabilities.

        Other Rights.    Littelfuse's common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of Littelfuse's common stock or any other securities convertible into shares of any class of Littelfuse's common stock, or any redemption rights.

        Listing.    Littelfuse's common stock is listed on The NASDAQ Global Select Market under the symbol "LFUS."

        Transfer Agent.    The transfer agent for Littelfuse's common stock is Wells Fargo.

Potential Anti-Takeover Effects of Various Provisions of Delaware Law and Littelfuse's Certificate of Incorporation and Bylaws

        The provisions of Delaware law and of the Littelfuse charter and bylaws described below, alone or in combination, could have an anti-takeover effect with respect to transactions not approved in advance by the directors of Littelfuse, including discouraging takeover attempts that could have resulted in a premium over the market price for shares of Littelfuse common stock. However, Littelfuse believes these provisions protect its stockholders from coercive or otherwise unfair takeover tactics by requiring potential acquirers to negotiate with the board of directors of Littelfuse and by providing the board of directors of Littelfuse with more time and leverage in assessing an acquisition proposal. These provisions are not intended to make Littelfuse immune from takeovers. However, these provisions apply even if the acquisition proposal may be considered beneficial by some Littelfuse stockholders and could delay or prevent an acquisition that the board of directors of Littelfuse determines is not in the best interests of Littelfuse and its stockholders.

        Delaware Law.    Littelfuse is subject to Section 203 of the DGCL. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any "interested stockholder" (as such term is defined in Section 203) for three years following the time that such stockholder became an interested stockholder, unless:

  •
  prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Generally, a business combination as defined by the DGCL includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is defined in Section 203 of the DGCL as any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) that, together with such person's affiliates and associates, (i) owns (directly or indirectly, or otherwise has the right to acquire or the right to vote (other than a right to vote arising solely from a revocable proxy or consent)) 15% or more of a corporation's outstanding voting stock, or (ii) is an affiliate or associate of a corporation and was the owner (to the same extent as described in clause (i)) of 15% or more of the corporation's outstanding voting stock at any time within the three-year period immediately preceding a business combination of the corporation governed by Section 203.

        Charter and Bylaw Provisions.    The Littelfuse charter and bylaws:

  •
  provide that special meetings of Littelfuse's stockholders may be called only by (i) the chairman of the board of directors or (ii) the board of directors pursuant to a resolution adopted by a majority of the total number of directors that Littelfuse would have if there were no vacancies;

  •
  do not provide for a minimum or maximum number of directors;

  •
  prohibit cumulative voting for directors;

  •
  provide an advance written notice procedure with respect to stockholder proposals and nominations of candidates for election to the board of directors of Littelfuse; and

  •
  authorize the board of directors of Littelfuse to establish one or more series of preferred stock, the terms of which can be determined by the board of directors of Littelfuse at the time of issuance.

COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS
OF LITTELFUSE AND IXYS

        Both Littelfuse and IXYS are incorporated under the laws of the State of Delaware and, accordingly, the rights of stockholders of each are currently governed by the DGCL. Littelfuse, representing the combined company, will continue to be a Delaware corporation governed by the DGCL following completion of the initial merger.

        IXYS stockholders' rights are currently governed by IXYS' certificate of incorporation, as amended or restated (referred to in this proxy statement/prospectus as the IXYS charter), and IXYS' bylaws, as amended or restated (referred to in this proxy statement/prospectus as the IXYS bylaws). If the merger is completed, the rights of IXYS stockholders who become Littelfuse stockholders will be governed by the DGCL, the Littelfuse charter and the Littelfuse bylaws. The following description summarizes the material differences between the rights of Littelfuse stockholders and IXYS stockholders but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. Stockholders should carefully read the relevant provisions of the Littelfuse charter, the Littelfuse bylaws, the DGCL, the IXYS charter and the IXYS bylaws. Copies of the documents referred to in this summary may be obtained as described under "Where You Can Find More Information" on page 151.

	Littelfuse, Inc.	IXYS Corporation
Authorized Capital Stock	Littelfuse has authority to issue 34,000,000 shares of common stock, par value $0.01 per share (referred to in this proxy statement/prospectus as Littelfuse common stock), and 1,000,000 shares of preferred stock, par value $0.01 per share.

As of December 6, 2017, Littelfuse had 22,713,798 shares of Littelfuse common stock and no shares of preferred stock issued and outstanding.

Littelfuse currently expects to issue approximately 2.1 million shares of Littelfuse common stock to IXYS stockholders pursuant to the merger agreement.	IXYS has authority to issue 80,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

As of December 6, 2017, IXYS had 32,935,335 shares of IXYS common stock and no shares of preferred stock issued and outstanding.
Preferred Stock
The Littelfuse board of directors may issue preferred stock in one or more series, with such designations, preferences, qualifications, limitations, restrictions and optional or other special rights (which may differ with respect to each series) as the board may fix by resolution.
The IXYS board of directors is authorized to issue preferred stock in any number of series and may by resolution fix the designation and number of shares of any such series, and may by unanimous approval determine, alter or revoke the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series.

	Littelfuse, Inc.	IXYS Corporation
Voting Rights	Each holder of Littelfuse common stock will be entitled to one vote for each share held. Holders of Littelfuse common stock do not have cumulative voting rights.	Each IXYS stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Holders of IXYS common stock do not have cumulative voting rights.
Dividend Rights
Subject to any preferential dividend rights of any then outstanding preferred stock, the holders of Littelfuse common stock will be entitled to receive, when, as and if declared by the board of directors, out of funds legally available therefor, dividends payable in cash, in stock or otherwise.

Under the DGCL, the directors of a corporation may declare and pay dividends upon the shares of its capital stock either out of its surplus or, if there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.
The IXYS bylaws provide that dividends upon the capital stock of IXYS, subject to the provisions of the IXYS charter and applicable law, if any, may be declared by the board of directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation and applicable law.

Under the DGCL, the directors of a corporation may declare and pay dividends upon the shares of its capital stock either out of its surplus or, if there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.
Other Rights
Holders of Littelfuse common stock are not entitled to preemptive rights with respect to any shares which may be issued, and there are no conversion rights or redemption, purchase, retirement or sinking fund provisions with respect to Littelfuse common stock.
Holders of IXYS common stock are not entitled to preemptive rights with respect to any shares which may be issued, and there are no conversion rights or redemption, purchase, retirement or sinking fund provisions with respect to IXYS common stock.

	Littelfuse, Inc.	IXYS Corporation
Number of Directors	The Littelfuse bylaws provide that the number of directors which shall constitute the whole board of directors shall be seven; provided, however, that the number of directors which shall constitute the whole board of directors may be changed from time to time pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the board of directors for adoption). At present, Littelfuse has eight directors.	The IXYS bylaws provide that the authorized number of directors of IXYS shall be fixed exclusively by resolution adopted by a majority of the authorized number of directors constituting the board of directors. Any such resolution shall be superseded by any successive resolution of the board of directors fixing the authorized number of directors, which resolution is adopted by a majority of the authorized number of directors constituting the board of directors. Directors need not be stockholders unless so required by the certificate of incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in the bylaws. At present, IXYS has eight directors.
Election of Directors
Each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast at a meeting for the election of directors at which a quorum is present. "Majority of votes cast" shall mean that the number of votes cast "for" a director's election exceeds the number of votes "withheld" or "against." Votes cast shall exclude "abstentions" and any "broker non-votes" with respect to that director's election. In the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at a meeting for the election of directors at which a quorum is present.
Directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the IXYS charter or IXYS bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter.

	Littelfuse, Inc.	IXYS Corporation
Term of Office	Each member of the board of directors shall serve until the next annual meeting of stockholders and until his or her successor has been elected and has qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.	Directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.
Removal of Directors
Any director may be removed at any time, with or without cause, at any annual or special meeting of the stockholders, by the affirmative vote of the holders of a majority of the shares represented in person or by proxy at such meeting and entitled to vote for the election of such director, if notice of the intention to act upon such matters shall have been given in the notice calling such meeting.
The board of directors or any individual director may be removed from office at any time (a) with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of IXYS, entitled to vote generally at an election of directors or (b) without cause by the affirmative vote of the holders of at least 66-2/3% of the voting power of all the then-outstanding shares of the capital stock of IXYS entitled to vote generally at an election of directors.

	Littelfuse, Inc.	IXYS Corporation
Filling Vacancies on the Board	Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the first annual meeting of stockholders held after his or her election and until his or her successor is elected and qualified or until his earlier resignation or removal. If at any time there are no directors in office, an election of directors may be held in the manner provided by statute. Except as otherwise provided in the bylaws, when one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the bylaws with respect to the filling of other vacancies.	Any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the board of directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified. A vacancy in the board of directors shall be deemed to exist under Section 19 of the IXYS bylaws in the case of the death, removal or resignation of any director.

Littelfuse, Inc.	IXYS Corporation
Director Nominations and Stockholder Proposals	Director Nominations

The Littelfuse bylaws provide that nominations of persons for election to the board of directors of Littelfuse may be made at an annual meeting of stockholders (a) pursuant to Littelfuse's notice of meeting, (b) by or at the direction of the board of directors or (c) by any stockholder of Littelfuse who was a stockholder of record at the time of giving of notice and who is entitled to vote at the meeting and who complies with the notice procedures set forth in the bylaws.

For nominations to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of Littelfuse. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of Littelfuse not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting to which such stockholder's notice relates is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by Littelfuse. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.	Director Nominations

The IXYS bylaws provide that nominations of any person for election to the board of directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the board of directors, including by any committee or persons appointed by the board of directors, or (ii) by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of IXYS) both at the time of giving the notice provided for in the IXYS bylaws and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with the IXYS bylaws as to such nomination.

To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of IXYS not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. In no event shall any adjournment or

Littelfuse, Inc.	IXYS Corporation
In the event that the number of directors to be elected to the Littelfuse board of directors is increased and there is no public announcement by Littelfuse naming all of the nominees for director or specifying the size of the increased board of directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by the bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of Littelfuse not later than the close of business on the 10th day following the day on which such public announcement is first made by Littelfuse.

Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder, as they appear on Littelfuse's books, and of such beneficial owner and (ii) the class and number of shares of Littelfuse which are owned beneficially and of record by such stockholder and such beneficial owner.	postponement of an annual meeting or the announcement thereof commence a new time period for the giving of timely notice as described above.

To be timely, a stockholder's notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of IXYS not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder's notice as described above.

To be in proper form, a stockholder's notice shall set forth (a) as to each nominating stockholder, (A) the name and address of such person (including, if applicable, the name and address that appear on IXYS' books and records) and (B) the class or series and number of shares of IXYS that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such person, except that such person shall in all events be deemed to beneficially own any shares of any class or series of IXYS as to which such person has a right to acquire beneficial ownership at any time in the future; (b) certain disclosable interests of each nominating stockholder; and (c) as to each person whom a stockholder proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder's notice

Littelfuse, Inc.	IXYS Corporation
Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to Littelfuse's notice of meeting (a) by or at the direction of the board of directors or (b) provided that the board of directors has determined that directors shall be elected at such special meeting, by any stockholder who is a stockholder of record at the time of giving of notice provided for in the bylaws, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in the bylaws. In the event Littelfuse calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the notice of meeting, if the stockholder's notice required by the bylaws shall be delivered to the Secretary at the principal executive offices of Littelfuse not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

 Other Stockholder Proposals

The Littelfuse bylaws provide that proposals of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to	pursuant to the IXYS bylaws if such proposed nominee were a nominating stockholder, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any nominating stockholder, on the one hand, and each proposed nominee, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the "registrant" for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.

 Other Stockholder Proposals

The IXYS bylaws provide that to be properly brought before an annual meeting, business must be (i) brought before the meeting by IXYS and specified in the notice of meeting given by or at the direction of the board of directors, (ii) brought before the meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if

Littelfuse, Inc.	IXYS Corporation
Littelfuse's notice of meeting, (b) by or at the direction of the board of directors or (c) by any stockholder of Littelfuse who was a stockholder of record at the time of giving of notice and who is entitled to vote at the meeting and who complies with the notice procedures set forth in the bylaws.

For notice to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of Littelfuse. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of Littelfuse not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting to which such stockholder's notice relates is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by Littelfuse. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

Such stockholder's notice shall set forth (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in	such beneficial owner was the beneficial owner of shares of IXYS) both at the time of giving the notice provided for in the bylaws and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with the bylaws as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and included in the notice of meeting given by or at the direction of the board of directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders.

To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of IXYS not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of timely notice as described above.

Littelfuse, Inc.	IXYS Corporation
such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder, as they appear on Littelfuse's books, and of such beneficial owner and (ii) the class and number of shares of Littelfuse which are owned beneficially and of record by such stockholder and such beneficial owner.	To be in proper form, a stockholder's notice shall set forth (a) as to each proposing stockholder, (A) the name and address of such person (including, if applicable, the name and address that appear on IXYS' books and records) and (B) the class or series and number of shares of IXYS that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such person, except that such person shall in all events be deemed to beneficially own any shares of any class or series of IXYS as to which such person has a right to acquire beneficial ownership at any time in the future; (b) certain disclosable interests of each proposing stockholder; and (c) as to each item of business the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the proposing stockholders (y) between or among any proposing stockholder and any other person or entity (including their names) in connection with the proposal of such business by such stockholder.

	Littelfuse, Inc.	IXYS Corporation
Special Meetings of the Stockholders	Subject to the rights of the holders of any series of stock having a preference over the Littelfuse common stock as to dividends or upon liquidation with respect to such series of preferred stock, special meetings of the stockholders may be called only by the chairman of the board or by the board of directors pursuant to a resolution adopted by a majority of the total number of directors which Littelfuse would have if there were no vacancies. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to Littelfuse's notice of meeting.	Special meetings of the stockholders of IXYS, for any purpose or purposes described in the notice of the meeting, may be called only by (i) the chairman of the board of directors, (ii) the Chief Executive Officer, or (iii) the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the board of directors for adoption). Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.
Quorum
Under the Littelfuse bylaws, except where otherwise provided by the certificate of incorporation, the holders of a majority of the outstanding shares of Littelfuse entitled to vote generally in the election of directors represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.
Under the IXYS bylaws, at all meetings of stockholders, except where otherwise provided by statute or by the IXYS charter, or by the IXYS bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business.

	Littelfuse, Inc.	IXYS Corporation
Written Consent by Stockholders	Under the Littelfuse bylaws, action taken at a stockholder's meeting may be taken without a meeting by written consent, provided that (i) every written consent bears the date of signature of each stockholder who signed the consent, (ii) no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated written consent was received in accordance with the record date fixed by the board of directors pursuant to the bylaws, and (iii) a written consent or consents signed by a sufficient number of holders to take such action are delivered to Littelfuse in the manner prescribed by the Littelfuse bylaws.	Under the IXYS bylaws, no action shall be taken by the stockholders by written consent or by electronic transmission.
Business Combinations
Section 203 of the DGCL generally provides that, if a person acquires 15% or more of the voting stock of a Delaware corporation without the prior approval of the board of directors of that corporation, such person may not engage in certain transactions with the corporation for a period of three years, with certain exceptions. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by Section 203. The Littelfuse charter and bylaws do not include such an election.
Section 203 of the DGCL generally provides that, if a person acquires 15% or more of the voting stock of a Delaware corporation without the prior approval of the board of directors of that corporation, such person may not engage in certain transactions with the corporation for a period of three years, with certain exceptions. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by Section 203. The IXYS charter and the IXYS bylaws do not include such an election.
Limitations of Personal Liability of Directors
The Littelfuse charter provides that no director will be liable to Littelfuse or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Littelfuse or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
The IXYS charter provides that to the fullest extent permitted by the DGCL, a director will not be personally liable to IXYS or its stockholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to IXYS or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Littelfuse, Inc.	IXYS Corporation
Indemnification	The Littelfuse charter provides that corporation shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure the benefit of the heirs, executors and administrators of such a person.

The Littelfuse bylaws provide that Littelfuse shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the DGCL and the Littelfuse charter.

Littelfuse maintains insurance covering its directors and officers against certain liabilities incurred by them in their capacities as such.	The IXYS bylaws provide that IXYS shall indemnify its directors to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that IXYS may modify the extent of such indemnification by individual contracts with its directors; and, provided, further, that IXYS shall not be required to indemnify any director in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the IXYS board of directors, (iii) such indemnification is provided by IXYS, in its sole discretion, pursuant to the powers vested in IXYS under the DGCL or any other applicable law or (iv) such indemnification is required to be made under the IXYS bylaws.

IXYS has also entered into indemnity agreements with its directors and executive officers, each of which creates a direct contractual obligation of IXYS to indemnify the individual under certain circumstances. Each agreement generally provides that IXYS will indemnify such individual to the fullest extent permitted by law for claims arising in connection with the fact that such person is or was a director, officer, employee, agent or fiduciary of IXYS, or is or was serving at the request of IXYS as a director, officer, employee, or other agent of another corporation or enterprise. Each agreement, among other things, sets forth the terms and conditions on which such individual is entitled to indemnification and contains deadlines and procedures to be followed in connection with a request for indemnification and/or advancement of expenses, including in the event of a change of control of IXYS.

	Littelfuse, Inc.	IXYS Corporation
IXYS maintains insurance covering its directors and officers against certain liabilities incurred by them in their capacities as such.
Amendments to the Certificate of Incorporation
Under Section 242 of the DGCL, a proposed amendment to the certificate of incorporation of a corporation must be approved by the affirmative vote of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class.

The Littelfuse charter does not contain any provisions regarding amendments of the Littelfuse charter.
The IXYS charter provides that IXYS reserves the right to amend or repeal any of the provisions contained in the IXYS charter in any manner now or hereafter permitted by law, and the rights of the stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of the IXYS charter or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of IXYS stock required by law or by this certificate of incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of the capital stock of IXYS entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal Article V, Article VI, Article VII or Article VIII of the IXYS charter.
Amendments to the Bylaws
The Littelfuse charter expressly authorizes the board of directors to make, alter or repeal the Littelfuse bylaws.

The Littelfuse bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors at any regular meeting of the stockholders or the board of directors, at any special meeting of the stockholders or the board of directors, if notice of such alteration, amendment, repeal, or adoption of new bylaws be contained in the notice of such special meeting, or by written consent of the board of directors or the stockholders without a meeting.
Under the IXYS bylaws, the board of directors is expressly empowered to adopt, amend or repeal the bylaws. The stockholders shall also have power to adopt, amend or repeal the bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of IXYS required by law or by the certificate of incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of the capital stock of IXYS entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the IXYS bylaws.

	Littelfuse, Inc.	IXYS Corporation
Forum Selection	The Littelfuse charter and bylaws do not contain any provisions regarding the forum for legal actions.	The IXYS bylaws provide that unless IXYS consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of IXYS, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of IXYS to IXYS or IXYS stockholders, (c) any action asserting a claim against IXYS or any director or officer or other employee of IXYS arising pursuant to any provision of the DGCL or the bylaws or certificate of incorporation, (d) any action to interpret, apply, enforce or determine the validity of the bylaws or certificate of incorporation, or (e) any action asserting a claim against IXYS or any director or officer or other employee of IXYS governed by the internal affairs doctrine, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in each such case unless the Delaware state court or federal district court for the District of Delaware determines that there is an indispensable party named as a defendant in such action that is not subject to the personal jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 15 days following such determination) and can be subject to the jurisdiction of another court or forum within the United States.

APPRAISAL RIGHTS OF IXYS STOCKHOLDERS

        General.    If you hold one or more shares of IXYS common stock, you are entitled to appraisal rights under Delaware law and have the right to have your shares appraised by the Delaware Court of Chancery and receive the "fair value" of such shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) as of completion of the merger in place of the merger consideration, as determined by the court, if you strictly comply with the procedures specified in Section 262 of the DGCL. Any such IXYS stockholder awarded "fair value" for its, his or her shares by the court would receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the merger consideration.

        The following discussion is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached to this proxy statement/prospectus as Annex D. All references in Section 262 of the DGCL and in this summary to a "stockholder" are to the record holder of the shares of IXYS common stock. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your rights to seek appraisal under Section 262 of the DGCL.

        Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders as in the case of approval of the merger proposal, IXYS, not less than 20 days prior to the meeting, must notify each stockholder who was an IXYS stockholder on the record date for notice of such meeting with respect to shares for which appraisal rights are available, that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement/prospectus constitutes the required notice, and the copy of Section 262 of the DGCL is attached to this proxy statement/prospectus as Annex D. A holder of IXYS common stock who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review the following discussion and Annex D carefully. Failure to strictly comply with the procedures of Section 262 of the DGCL in a timely and proper manner may result in the loss of appraisal rights. A stockholder who loses his, her or its appraisal rights will be entitled to receive the merger consideration.

        How to Exercise and Perfect Your Appraisal Rights.    IXYS stockholders wishing to exercise the rights to seek an appraisal of their shares must do ALL of the following:

  •
  you must not vote in favor of approval of the merger proposal. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of approval of the merger proposal, if you submit a proxy and wish to exercise your appraisal rights, you must instruct the proxy to vote your shares against approval of the merger proposal or abstain from voting your shares on the approval of the merger proposal;

  •
  you must deliver to IXYS a written demand for appraisal before the vote on the approval of the merger proposal at the special meeting;

  •
  you must continuously hold the shares from the date of making the demand through the effective time of the merger; and

  •
  you or the surviving company (or any other stockholder that has properly demanded appraisal rights and is otherwise entitled to appraisal rights) must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The surviving company is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of the IXYS stockholders to initiate all necessary action to perfect their appraisal rights in respect of shares of IXYS common stock within the time prescribed in Section 262 of the DGCL.

        Voting, in person or by proxy, against, abstaining from voting on or failing to vote on the approval of the merger proposal will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

        Who May Exercise Appraisal Rights.    A demand for appraisal must be executed by or on behalf of the stockholder of record. The demand should set forth, fully and correctly, the stockholder's name as it appears on the stock certificates (or in the stock ledger). The demand must reasonably inform IXYS of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its common stock. Non-record owners may not directly make appraisal demands to IXYS. The non-record owner must, in such cases, have the owner of record, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of common stock. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of IXYS common stock as a nominee for others, may exercise appraisal rights with respect to the shares of IXYS common stock held for one or more non-record owners, while not exercising this right for other non-record owners. In that case, the written demand should state the number of shares of IXYS common stock as to which appraisal is sought. Where no number of shares of IXYS common stock is expressly mentioned, the demand will be presumed to cover all shares of IXYS common stock held in the name of the record owner.

        IF YOU HOLD YOUR SHARES IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKERAGE FIRM OR OTHER NOMINEE, YOU MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT YOUR APPRAISAL RIGHTS.

        If you own shares of IXYS common stock jointly with one or more other persons, as in a joint tenancy or tenancy in common, demand for appraisal must be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in making the demand, such person is acting as agent for the record owner. If you hold shares of IXYS common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

        If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand, executed as set forth above, to:

IXYS CORPORATION
1590 Buckeye Drive
Milpitas, California 95035
(408) 457-9000
Attention: Office of the Corporate Secretary

        Actions After Completion of the Merger.    If the merger is consummated, the surviving company will give written notice that the merger has become effective within 10 days after the effective time to each stockholder that did not vote in favor of the merger agreement and delivered a written demand for appraisal in accordance with Section 262 of the DGCL. At any time within 60 days after the effective time of the merger, any stockholder that did not commence an appraisal proceeding or join in such a proceeding as a named party will have the right to withdraw such demand and to accept the merger consideration in accordance with the merger agreement for his, her or its shares of IXYS common stock. Within 120 days after the effective time of the merger, but not later, any stockholder that has complied with the requirements of Section 262 of the DGCL, or the surviving company may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving company in the case of a petition filed by a stockholder, demanding a determination of the value of the shares of IXYS common stock held by all such stockholders. The surviving company is under no obligation to file an appraisal petition and has no intention of doing so. If you desire to have your shares appraised and have otherwise complied with the requirements of Section 262 of the DGCL, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

        Within 120 days after the effective time, any stockholder that has complied with the provisions of Section 262 of the DGCL will be entitled to receive from the surviving company, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the approval of the merger proposal and with respect to which IXYS has received demands for appraisal, and the aggregate number of holders of those shares. The surviving company must mail this statement within the later of 10 days of receipt by the surviving company of the request therefor or 10 days after expiration of the period for delivery of demands for appraisal. If you are the non-record owner of shares of stock held in a voting trust or by a nominee on your behalf, you may, in your own name, file an appraisal petition or request from the surviving company the statement described in this paragraph.

        If a petition for appraisal is duly filed, and a copy of the petition is delivered to the surviving company, the surviving company will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Register in Chancery with a duly verified list containing the names and addresses of all holders who have demanded an appraisal of their shares. The Delaware Court of Chancery will then determine which stockholders are entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder who fails to comply with this direction. Where proceedings are not dismissed or the demand for appraisal is not successfully withdrawn, the appraisal proceeding will be conducted as to the shares of IXYS common stock owned by such stockholders in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will thereafter determine the fair value of the shares of IXYS common stock at the effective time held by all stockholders who have properly perfected appraisal rights, exclusive of any element of value arising from the accomplishment or expectation of the merger. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the stockholders entitled to receive the same, upon surrender by such stockholders of their stock certificates or, in the case of book-entry shares, forthwith.

        In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor,  Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. The fair value of your shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the value of the merger consideration. Littelfuse and the surviving company do not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of IXYS common stock is less than the merger consideration.

        If no party files a petition for appraisal within 120 days after the effective time, then all stockholders will lose the right to an appraisal, and will instead receive the merger consideration described in the merger agreement, without interest thereon, less any withholding taxes.

        The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may tax those costs against the parties as the Delaware Court of Chancery deems to be equitable under the circumstances. However, costs do not include attorneys and expert witness fees. Each stockholder is responsible for its own attorneys and expert witnesses expenses, although, upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

        Any stockholder that has duly demanded an appraisal in compliance with Section 262 of the DGCL will not, after the effective time, be entitled to vote the IXYS shares subject to that demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of IXYS shares as of a record date prior to the effective time.

        Any stockholder that has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw a demand for appraisal and accept the merger consideration by delivering a written withdrawal of the demand for appraisal to the surviving company, except that any attempt to withdraw made more than 60 days after the effective time will require written approval of the surviving company. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery and such approval may be conditioned on the terms the Delaware Court of Chancery deems just, provided, however, that this provision will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered in the merger within 60 days after the effective time. If you fail to perfect, successfully withdraw or lose the appraisal right, your shares will be converted into the right to receive the merger consideration, without interest thereon, less any withholding taxes.

        Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of appraisal rights. In that event, you will be entitled to receive the merger consideration for your shares in accordance with the merger agreement. In view of the complexity of the provisions of Section 262 of the DGCL, if you are an IXYS stockholder and are considering exercising your appraisal rights under the DGCL, you should consult your own legal advisor.

THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL WILL GOVERN.

 LEGAL MATTERS

        The legality of the shares of Littelfuse common stock issuable in the merger will be passed upon for Littelfuse by Wachtell, Lipton, Rosen & Katz. Certain U.S. federal income tax consequences relating to the transactions will be passed upon for Littelfuse by Wachtell, Lipton, Rosen & Katz and for IXYS by Latham & Watkins LLP.

EXPERTS

Littelfuse

        The audited consolidated financial statements of Littelfuse, Inc. appearing in Littelfuse, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2016 (including the schedule appearing therein), and the effectiveness of Littelfuse, Inc.'s internal control over financial reporting as of December 31, 2016 have been audited by Grant Thornton LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

IXYS

        The consolidated financial statements of IXYS Corporation as of March 31, 2017 and 2016 and for each of the three years in the period ended March 31, 2017 and management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2017 incorporated by reference in this proxy statement/prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of the said firm as experts in auditing and accounting.

 IXYS 2018 STOCKHOLDER PROPOSALS

        If the merger agreement is adopted and the merger is completed, IXYS will be merged with and into Merger Sub Two, with Merger Sub Two continuing as the surviving company, and, consequently, there will be no annual meeting of IXYS stockholders in 2018 or thereafter. If the merger agreement is not adopted or the merger is not completed for any reason, IXYS will hold an annual meeting of its stockholders in 2018.

        To be considered for possible inclusion in next year's proxy materials delivered on behalf of the IXYS board of directors, proposals must be submitted in writing by March 31, 2018 to IXYS Corporate Secretary, Uzi Sasson, at 1590 Buckeye Drive, Milpitas, California 95035. Stockholders who wish submit a proposal that is not intended to be included in next year's proxy materials delivered on behalf of the board of directors or who wish to nominate a director must do so no earlier than May 3, 2018 and no later than June 2, 2018. Stockholders are also advised to review IXYS' bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

 HOUSEHOLDING OF PROXY STATEMENT/PROSPECTUS

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. As permitted by the Exchange Act, only one copy of this proxy statement/prospectus is being delivered to stockholders residing at the same address, unless stockholders have notified their broker of their desire to receive multiple copies of this proxy statement/prospectus. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies.

        Two or more stockholders sharing an address can request delivery of a single copy of IXYS' annual disclosure documents and this proxy statement/prospectus if they are receiving multiple copies by contacting their broker. In the same way, two or more stockholders sharing an address and receiving only a single copy of IXYS' annual disclosure documents and this proxy statement/prospectus can request to each receive a separate copy of the disclosure documents.

 WHERE YOU CAN FIND MORE INFORMATION

        Littelfuse and IXYS each file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including Littelfuse and IXYS, who file electronically with the SEC. The address of that site is www.sec.gov.

        Investors may also consult Littelfuse's or IXYS' website for more information about Littelfuse or IXYS, respectively. Littelfuse's website is www.littelfuse.com. IXYS' website is www.ixys.com. Information included on these websites is not incorporated by reference into this proxy statement/prospectus.

        Littelfuse has filed with the SEC a registration statement of which this proxy statement/prospectus forms a part. The registration statement registers the shares of Littelfuse common stock to be issued to IXYS stockholders in the merger. The registration statement, including the attached exhibits, contains additional relevant information about Littelfuse and Littelfuse common stock. The rules and regulations of the SEC allow Littelfuse and IXYS to omit certain information included in the registration statement from this proxy statement/prospectus.

        In addition, the SEC allows Littelfuse and IXYS to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information included directly in this proxy statement/prospectus or incorporated by reference subsequent to the date of this proxy statement/prospectus as described below. This proxy statement/prospectus also contains summaries of certain provisions contained in some of the Littelfuse or IXYS documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Some documents or information, such as that called for by Items 2.02 and 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy statement/prospectus.

        This proxy statement/prospectus incorporates by reference the documents listed below that Littelfuse and IXYS have previously filed with the SEC. These documents contain important information about the companies, their respective financial condition and other matters.

Littelfuse SEC Filings (File No. 0-20388)	Period or File Date
Annual Report on Form 10-K	Year ended December 31, 2016
Quarterly Reports on Form 10-Q	Quarters ended April 1, 2017, July 1, 2017 and September 30, 2017
Current Reports on Form 8-K	Filed on August 28, 2017, October 16, 2017, November 1, 2017 and November 15, 2017
Proxy Statement on Schedule 14A	Filed on March 16, 2017

IXYS SEC Filings (File No. 0-26124)	Period or File Date
Annual Report on Form 10-K	Year ended March 31, 2017
Quarterly Reports on Form 10-Q	Quarters ended June 30, 2017 and September 30, 2017
Current Reports on Form 8-K	Filed on August 28, 2017 and September 1, 2017
Proxy Statement on Schedule 14A	Filed on July 28, 2017

        In addition, Littelfuse and IXYS incorporate by reference any future filings they make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing and prior to the effectiveness of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part and (ii) after the date of this proxy statement/prospectus and prior to the date of the IXYS special meeting (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein). Such documents are considered to be a part of this proxy statement/prospectus, effective as of the date such documents are filed.

        You can obtain any of these documents from the SEC, through the SEC's website at the address described above. You can also obtain any of these documents free of charge by requesting them in writing at the following addresses and telephone numbers:

For Information Regarding Littelfuse:	For Information Regarding IXYS:
Littelfuse, Inc. 8755 West Higgins Road, Suite 500 Chicago, Illinois 60631 (773) 628-1000 Attention: Investor Relations	IXYS Corporation 1590 Buckeye Drive Milpitas, California 95035 (408) 457-9000 Attention: Investor Relations

        In the event of conflicting information in this proxy statement/prospectus in comparison to any document incorporated by reference into this proxy statement/prospectus, or among documents incorporated by reference, the information in the latest filed document controls.

        You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated December 13, 2017. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of such incorporated document. Neither IXYS' mailing of this proxy statement/prospectus to IXYS stockholders nor the issuance by Littelfuse of common stock in the merger will create any implication to the contrary.

        This document contains a description of the representations and warranties that each of Littelfuse and IXYS made to the other in the merger agreement. Representations and warranties made by Littelfuse, IXYS and other applicable parties are also set forth in contracts and other documents that are attached or filed as exhibits to this proxy statement/prospectus or are incorporated by reference into this proxy statement/prospectus. These materials are included or incorporated by reference to provide you with information regarding the terms and conditions of the agreements. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the other information provided elsewhere in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

IXYS CORPORATION,

LITTELFUSE, INC.

and

IRON MERGER CO., INC.

Dated as of August 25, 2017

A-i

A-ii

A-iii

 AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 25, 2017, is by and among IXYS Corporation, a Delaware corporation (the "Company"), Littelfuse, Inc., a Delaware corporation ("Parent"), and Iron Merger Co., Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"). Parent, Merger Sub and the Company are each sometimes referred to herein as a "Party" and collectively as the "Parties."

WITNESSETH:

        WHEREAS, the Parties wish to effect a business combination by means of a merger of Merger Sub with and into the Company (the "Initial Merger"), with the Company continuing as the surviving corporation in the Initial Merger and a wholly owned Subsidiary of Parent, followed by the merger of the Company with and into Parent (the "Follow-On Merger", and collectively with the Initial Merger, the "Mergers"), with Parent continuing as the surviving corporation in the Follow-On Merger;

        WHEREAS, in connection with the Mergers, each outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock" or "Company Shares") issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares) will be automatically converted into the right to receive the Merger Consideration upon the terms and conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

        WHEREAS, the board of directors of the Company (the "Company Board of Directors") has unanimously (i) determined that the terms of this Agreement and the Mergers are fair to, and in the best interests of, the Company and its stockholders, (ii) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (iii) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Mergers upon the terms and subject to the conditions contained herein, and (iv) resolved to recommend the adoption of this Agreement by the stockholders of the Company (the "Company Recommendation");

        WHEREAS, the board of directors of Parent (the "Parent Board of Directors") has unanimously (i) determined that the terms of this Agreement and the Mergers are fair to, and in the best interests of, Parent and its stockholders, (ii) determined that it is in the best interests of Parent and its stockholders, and declared it advisable, to enter into this Agreement, and (iii) approved the execution and delivery by Parent of this Agreement, the performance by Parent of its covenants and agreements contained herein and the consummation of the Mergers upon the terms and subject to the conditions contained herein, including the issuance of shares of Parent Common Stock in connection with the Mergers;

        WHEREAS, the board of directors of Merger Sub has approved this Agreement and determined that this Agreement and the Mergers are advisable and in the best interests of Merger Sub and its sole stockholder;

        WHEREAS, as a condition to Parent's and Merger Sub's willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, certain stockholders of the Company are entering into voting agreements pursuant to which each such stockholder is agreeing, among other things, on the terms and subject to the conditions of such voting agreement, to vote his, her or its shares of Company Common Stock in favor of the approval of the Mergers and to take certain other actions in furtherance thereof;

        WHEREAS, the parties intend that the Mergers, taken together, will constitute a "reorganization" within the meaning of Section 368(a) of the Code and the Treasury regulations promulgated thereunder (the "Treasury Regulations"), and that this Agreement be, and hereby is, adopted as, a "plan of reorganization" for purposes of Sections 354 and 368 of the Code and the Treasury Regulations thereunder; and

        WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also prescribe various conditions to the Mergers.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I.

THE MERGERS

        Section 1.1    The Mergers.

          (a)   Upon the terms and subject to the satisfaction or valid waiver of the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub will cease, with the Company surviving the Initial Merger, such that following the Initial Merger, the Company will be a wholly owned direct subsidiary of Parent. The Initial Merger shall have the effects provided in this Agreement and as specified in the DGCL.

          (b)   Upon the terms and subject to the satisfaction or valid waiver of the conditions set forth in this Agreement, and in accordance with the DGCL, immediately following the Effective Time, the Company shall be merged with and into Parent, whereupon the separate existence of the Company will cease, with Parent surviving the Follow-On Merger (Parent, as the surviving entity in the Follow-On Merger, sometimes being referred to herein as the "Surviving Corporation"). The Follow-On Merger shall have the effects provided in this Agreement and as specified in the DGCL.

        Section 1.2    Closing.     The closing of the Mergers (the "Closing") shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York at 10:00 a.m., New York City time, on the second Business Day after the satisfaction or waiver (to the extent permitted) of the last of the conditions set forth in Article VI to be satisfied or waived (other than any such conditions that by their nature are to be satisfied by action taken at or immediately prior to the Closing, but subject to the satisfaction or (to the extent permitted) waiver of such conditions at the Closing), unless another date or place is agreed to in writing by the Company and Parent; provided, however, that in no event shall the Closing Date occur prior to January 2, 2018 without the prior written consent of the Company and Parent. The date on which the Closing actually occurs is referred to as the "Closing Date."

        Section 1.3    Effective Time.

          (a)   On the Closing Date, the Parties shall cause a certificate of merger with respect to the Initial Merger (the "Initial Certificate of Merger") to be duly executed and filed with the Secretary of State of the State of Delaware (the "Delaware Secretary") as provided under the DGCL and make any other filings, recordings or publications required to be made by the Company, Merger Sub or Parent under the DGCL in connection with the Initial Merger. The Initial Merger shall become effective at such time as the Initial Certificate of Merger is duly filed with the Delaware Secretary or on such other date and time as shall be agreed to by the Company and Parent and specified in the Initial Certificate of Merger (such date and time being hereinafter referred to as the "Effective Time").

          (b)   Immediately following the Effective Time, the Parties shall cause a certificate of merger with respect to the Follow-On Merger (the "Follow-On Certificate of Merger") to be duly executed and filed with the Delaware Secretary as provided under the DGCL and make any other filings, recordings or publications required to be made by the Company or Parent under the DGCL in connection with the Follow-On Merger. The Follow-On Merger shall become effective at such time as the Follow-On Certificate of Merger is duly filed with the Delaware Secretary or on such other date and time as shall be agreed to by the Company and Parent and specified in the Follow-On Certificate of Merger (such date and time being hereinafter referred to as the "Follow-On Merger Effective Time").

        Section 1.4    Effects of the Mergers.

          (a)   The effects of the Initial Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Company, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Company, all as provided under the DGCL.

          (b)   The effects of the Follow-On Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Follow-On Merger Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Parent shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Parent shall become the debts, liabilities and duties of the Surviving Corporation, all as provided under the DGCL.

        Section 1.5    Organizational Documents.     At the Effective Time, the certificate of incorporation and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and the bylaws of the Company, until the effective time of the Follow-On Merger. At the Follow-On Effective Time, the certificate of incorporation and the bylaws of Parent, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and the bylaws of the Surviving Corporation, until thereafter amended in accordance with applicable Law.

        Section 1.6    Officers and Directors of the Surviving Corporation.     Subject to applicable Law, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Company as of the Effective Time and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Company as of the Effective Time and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. Subject to applicable Law, the directors of Parent immediately prior to the Follow-On Merger Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. The officers of Parent immediately prior to the Follow-On Merger Effective Time shall be the initial officers of the Surviving Corporation, and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

        Section 1.7    Tax Consequences.     It is intended that the Mergers, taken together, shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder, and that this Agreement will constitute, and is adopted as, a "plan of reorganization" for purposes of Sections 354 and 368 of the Code and the Treasury Regulations thereunder.

ARTICLE II.

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

        Section 2.1    Effect on Capital Stock.

          (a)   At the Effective Time, by virtue of the Initial Merger and without any action on the part of any of the Parties or the holder of any shares of Company Common Stock or any shares of Merger Sub common stock:

          (i)    Conversion of Company Common Stock.    At the Effective Time, subject to Section 2.1(d) and Section 2.2(a), and less any applicable withholding Tax, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Cancelled Shares and any Dissenting Shares) shall be converted, in accordance with the procedures set forth in this Agreement, into the right to receive, without interest:

              (A)  for each share of Company Common Stock with respect to which an election to receive cash (a "Cash Election") has been effectively made and not revoked or deemed revoked pursuant to Section 2.2(b) (collectively, the "Cash Election Shares"), an amount in cash equal to the Per Share Cash Consideration (the "Cash Consideration");

              (B)  for each share of Company Common Stock with respect to which an election to receive Parent Common Stock (a "Stock Election") has been effectively made and not revoked or deemed revoked pursuant to Section 2.2(b) (collectively, the "Stock Election Shares"), a number of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio (the "Stock Consideration"); and

              (C)  for each share of Company Common Stock other than shares as to which a Cash Election or Stock Election has been effectively made and not revoked or deemed revoked pursuant to Section 2.2(b) (collectively, the "Non-Election Shares"), the right to receive such Stock Consideration or Cash Consideration as is determined in accordance with Section 2.2(a).

        For purposes of this Agreement, the following terms shall have the following meanings:

        "Exchange Ratio" means 0.1265.

        "Merger Consideration" means the Cash Consideration and/or Stock Consideration described in Section 2.1(a)(i), as applicable.

        "Per Share Cash Consideration" means $23.00.

        From and after the Effective Time, all such shares of Company Common Stock (including all uncertificated shares of Company Common Stock represented by book-entry form ("Book-Entry Shares") and each certificate that, immediately prior to the Effective Time, represented any such shares of Company Common Stock (each, a "Certificate")) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration (including the right to receive, pursuant to Section 2.1(d), the Fractional Share Cash Amount and dividends pursuant to Section 2.2(g), if any) upon the surrender of such shares of Company Common Stock in accordance with Section 2.2, together with the amounts, if any, payable pursuant to Section 2.2(g).

          (ii)    Cancellation of Company Common Stock.    Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned or held in treasury by the Company and each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by Parent or Merger Sub shall no longer be outstanding and shall automatically be cancelled and shall cease to exist (the "Cancelled Shares"), and no consideration shall be delivered in exchange therefor.

          (iii)    Treatment of Merger Sub Common Stock.    Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $0.01 per share, of the surviving corporation in the Initial Merger.

          (b)    Shares of Dissenting Stockholders.    Anything in this Agreement to the contrary notwithstanding, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder of record who did not vote in favor of the adoption of this Agreement (or consent thereto in writing) and is entitled to demand and properly demands appraisal of such shares of Company Common Stock pursuant to, and who complies in all respects with, Section 262 of the DGCL ("DGCL 262" and any such shares meeting the requirement of this sentence, "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, but instead at the Effective Time shall be converted into the right to receive payment of such amounts as are payable in accordance with DGCL 262 (it being understood and acknowledged that at the Effective Time, such Dissenting Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and such holder shall cease to have any rights with respect thereto other than the right to receive the fair market value of such Dissenting Shares to the extent afforded by DGCL 262); provided, however, that if any such holder (including any holder of Proposed Dissenting Shares) shall fail to perfect or otherwise shall waive, withdraw or lose the right to payment of the fair market value of such Dissenting Shares under DGCL 262, then the right of such holder to be paid the fair market value of such holder's Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, without interest or duplication, the Merger Consideration. "Proposed Dissenting Shares" means shares of Company Common Stock whose holders provide demands for fair market value to the Company prior to the Company Stockholder Meeting and do not vote in favor of the adoption of this Agreement, in each case in accordance with DGCL 262. The Company shall give prompt written notice to Parent of any demands received by the Company for fair market value of any Company Shares, of any withdrawals of such demands and of any other instruments served pursuant to the DGCL and received by the Company relating to DGCL 262 and any alleged dissenter's rights, and Parent shall have the opportunity, at Parent's expense, to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demand, or agree to do any of the foregoing.

          (c)    Certain Adjustments.    If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reclassification, stock split, reverse stock split, combination or exchange of shares, or any similar event shall have occurred, then the Merger Consideration shall be equitably adjusted, without duplication, to proportionally reflect such change; provided that nothing in this Section 2.1(c) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

          (d)    No Fractional Shares.    No fractional shares of Parent Common Stock shall be issued in connection with the Mergers, no certificates or scrip representing fractional shares of Parent Common Stock shall be delivered upon the conversion of Company Common Stock pursuant to Section 2.1(a)(i), and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a holder of shares of Parent Common Stock. In lieu of fractional shares, each holder of shares of Company Common Stock who would otherwise have been entitled to receive as a result of the Initial Merger a fraction of a share of Parent Common Stock (after aggregating all shares represented by the Certificates and Book-Entry Shares delivered by such holder) shall receive, in lieu thereof and upon surrender thereof, cash (without interest) in an amount determined by multiplying (i) the Parent Closing Trading Price, rounded to the nearest one-hundredth of a cent by (ii) the fraction of a share (after taking into account all shares of Company Common Stock held by such holder at the Effective Time and rounded to the nearest one thousandth when expressed in decimal form) of Parent Common Stock to which such holder would otherwise be entitled (the "Fractional Share Cash Amount"). No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share of Parent Common Stock that would otherwise have been issuable as part of the Merger Consideration.

        Section 2.2    Exchange of Shares.

          (a)    Proration.

              (i)  Notwithstanding any other provision contained in this Agreement, the total number of shares of Company Common Stock to be entitled to receive the Cash Consideration pursuant to Section 2.1 shall be equal to 50% of the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Cancelled Shares) (the "Maximum Cash Share Number").

             (ii)  Promptly (and in any event no later than five Business Days) after the Effective Time, Parent shall cause the Exchange Agent to effect the allocation among holders of Company Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

              (A)  If the aggregate number of shares of Company Common Stock with respect to which Cash Elections shall have been made (which, for this purpose, shall be deemed to include the Dissenting Shares determined as of the Effective Time) (the "Cash Election Number") exceeds the Maximum Cash Share Number, then all Stock Election Shares and all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and Cash Election Shares of each holder thereof will be converted into the right to receive the Cash Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the Maximum Cash Share Number and the denominator of which is the Cash Election Number (with the Exchange Agent to determine, consistent with Section 2.2(a)(i), whether fractions of Cash Election Shares shall be rounded up or down), with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Stock Consideration; and

              (B)  If the Cash Election Number is less than the Maximum Cash Share Number (the amount by which the Maximum Cash Share Number exceeds the Cash Election Number being referred to herein as the "Shortfall Number"), then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and the Non-Election Shares and Stock Election Shares shall be treated in the following manner:

      (1)
      If the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Stock Election Shares shall be converted into the right to receive the Stock Consideration, and the Non-Election Shares of each holder thereof shall be converted into the right to receive the Cash Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares (with the Exchange Agent to determine, consistent with Section 2.2(a)(i), whether fractions of Non-Election Shares shall be rounded up or down), with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Stock Consideration; or

      (2)
      If the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof shall be converted into the right to receive the Cash Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which the Shortfall Number exceeds the total number of Non-Election Shares, and the denominator of which is the total number of Stock Election Shares (with the Exchange Agent to determine, consistent with Section 2.2(a)(i), whether fractions of Stock Election Shares shall be rounded up or down), with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Stock Consideration.

          (b)    Election Procedures.    Each holder of record of shares of Company Common Stock to be converted into the right to receive the Merger Consideration in accordance with, and subject to, Section 2.1(b) and Section 2.2(a) (a "Holder") shall have the right, subject to the limitations set forth in this Article II, to submit an election in accordance with the following procedures:

              (i)  Each Holder may specify in a request made in accordance with the provisions of this Section 2.2(b) (herein called an "Election") (A) the number of shares of Company Common Stock owned by such Holder with respect to which such Holder desires to make a Stock Election and (B) the number of shares of Company Common Stock owned by such Holder with respect to which such Holder desires to make a Cash Election.

             (ii)  Parent shall prepare a form reasonably acceptable to the Company, including appropriate and customary transmittal materials in such form as prepared by Parent and reasonably acceptable to the Company (the "Form of Election"), so as to permit Holders to exercise their right to make an Election.

            (iii)  Parent (A) shall initially make available and mail the Form of Election not less than 20 Business Days prior to the anticipated Election Deadline to Holders of record as of the Business Day prior to such mailing date, and (B) following such mailing date, shall use all reasonable efforts to make available as promptly as possible a Form of Election to any stockholder who requests such Form of Election prior to the Election Deadline. The time period between such mailing date and the Election Deadline is referred to herein as the "Election Period".

            (iv)  Any Election shall have been made properly only if the Exchange Agent shall have received, during the Election Period, a Form of Election properly completed and executed (including duly executed transmittal materials included in the Form of Election) and accompanied by any Certificates representing all certificated shares to which such Form of Election relates or by an appropriate customary guarantee of delivery of such Certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or a commercial bank or trust company in the United States. As used herein, unless otherwise agreed in advance by the Parties, "Election Deadline" means 5:00 p.m. local time (in the city in which the principal office of the Exchange Agent is located) on the date which the Parties shall agree is as near as practicable to two Business Days preceding the Closing Date. The Company and Parent shall cooperate to issue a press release reasonably satisfactory to each of them announcing the date of the Election Deadline not more than 15 Business Days before, and at least five Business Days prior to, the Election Deadline.

             (v)  Any Holder may, at any time during the Election Period, change or revoke his, her or its Election by written notice to the Exchange Agent prior to the Election Deadline accompanied by a properly completed and executed revised Form of Election. If any Election is not properly made with respect to any shares of Company Common Stock (none of Parent, the Company or the Exchange Agent being under any duty to notify any Holder of any such defect), such Election shall be deemed to be not in effect, and the shares of Company Common Stock covered by such Election shall, for purposes hereof, be deemed to be Non-Election Shares, unless a proper Election is thereafter timely made.

            (vi)  Any Holder may, at any time during the Election Period, revoke his, her or its Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his, her or its Certificates, or of the guarantee of delivery of such Certificates, previously deposited with the Exchange Agent. All Elections shall be automatically deemed revoked upon receipt by the Exchange Agent of written notification from the Parties that this Agreement has been terminated in accordance with the terms hereof.

           (vii)  Subject to the terms of this Agreement and the Form of Election, Parent, in the exercise of its reasonable, good faith discretion, shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing (A) the validity of the Forms of Election and compliance by any Holder with the Election procedures set forth herein, (B) the method of issuance of shares of Parent Common Stock into which shares of Company Common Stock are converted in the Mergers and (C) the method of payment of cash for shares of Company Common Stock converted into the right to receive the Cash Consideration and cash in lieu of fractional shares of Parent Common Stock.

          (c)    Appointment of Exchange Agent.    Prior to the Effective Time, Parent shall appoint Parent's transfer agent as exchange agent or another bank or trust company reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration in the Mergers and shall enter into an agreement (the "Exchange Agent Agreement") relating to the Exchange Agent's responsibilities under this Agreement.

          (d)    Deposit of Merger Consideration.    At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent cash sufficient to pay the aggregate Cash Consideration payable in the Mergers and the Fractional Share Cash Amount (to the extent determinable) as is necessary for the payment to holders of Company Common Stock and shall deposit, or shall cause to be deposited, with the Exchange Agent evidence of Parent Common Stock in book-entry form (and/or certificates representing such Parent Common Stock, at Parent's election) representing the number of shares of Parent Common Stock sufficient to deliver the aggregate Stock Consideration payable in the Mergers to holders of Company Common Stock (such cash, book-entry shares and certificates, together with any dividends or distributions with respect thereto, the "Exchange Fund"). In the event that the cash portion of the Exchange Fund shall be insufficient to pay the aggregate amount of all Cash Consideration and Fractional Share Cash Amounts (including as a result of any investment of the Exchange Fund), Parent shall promptly deposit additional funds with the Exchange Agent in an amount that is equal to the deficiency in the amount required to make such payment. Parent shall cause the Exchange Agent to make, and the Exchange Agent shall make, delivery of the Cash Consideration and Fractional Share Amounts in accordance with this Agreement. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement. The Exchange Agent shall invest any cash included in the Exchange Fund as reasonably directed by Parent. Any interest and other income resulting from such investments shall be paid to Parent upon demand.

          (e)    Exchange Procedures.    As soon as reasonably practicable, and in any event within five Business Days, after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of shares of Company Common Stock whose shares of Company Common Stock were converted pursuant to Section 2.1(a)(i) into the right to receive the Merger Consideration (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent and shall be in such form and have such other provisions as Parent shall reasonably designate (the "Letter of Transmittal") and (ii) instructions for use in effecting the surrender of Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for the Merger Consideration and the Fractional Share Cash Amount and any dividends or other distributions to which such Certificates or Book-Entry Shares become entitled in accordance with Section 2.2(g).

          (f)    Surrender of Certificates or Book-Entry Shares.    Upon surrender of Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares to the Exchange Agent together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Exchange Agent, or any similar information from the holder of such Certificates or Book-Entry Shares, such holder shall be entitled to receive in exchange therefor the Merger Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement, together with the Fractional Share Cash Amount and any dividends or other distributions to which such Certificates or Book-Entry Shares become entitled in accordance with Section 2.2(g). Parent shall instruct the Exchange Agent to pay such Merger Consideration and Fractional Share Cash Amount within five Business Days following the later to occur of (x) the Effective Time and (y) the Exchange Agent's receipt of such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share, and the Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share so surrendered shall be forthwith cancelled. Any dividends or other distributions to which such Certificates or Book-Entry Shares become entitled in accordance with Section 2.2(g) shall become payable in accordance with Section 2.2(g). In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer or stock records of the Company, any cash to be paid upon, or shares of Parent Common Stock to be issued upon, due surrender of the Certificate or Book-Entry Share formerly representing such shares of Company Common Stock shall be paid or issued, as the case may be, to such a transferee if such Certificate or Book-Entry Share is presented to the Exchange Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence to the reasonable satisfaction of the Exchange Agent and Parent that any applicable stock transfer or other similar Taxes have been paid or are not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate or Book-Entry Share. Until surrendered as contemplated by this Section 2.2, each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, the Merger Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement, together with the Fractional Share Cash Amount and any dividends or other distributions to which such Certificates or Book-Entry Shares become entitled in accordance with Section 2.2(g).

          (g)    Treatment of Unexchanged Shares.    No dividends or other distributions, if any, with a record date after the Effective Time with respect to Parent Common Stock, shall be paid to the holder of any unsurrendered share of Company Common Stock to be converted into shares of Parent Common Stock pursuant to Section 2.1(a)(i) until such holder shall surrender such share in accordance with this Section 2.2. After the surrender in accordance with this Section 2.2 of a share of Company Common Stock to be converted into Parent Common Stock pursuant to Section 2.1(a)(i), Parent shall cause the holder thereof to be paid, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such shares of Parent Common Stock to which such holder is entitled pursuant to this Agreement and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock. After the Effective Time, Parent shall cause the Company to pay on the applicable payment date the amount of dividends or other distributions on shares of Company Common Stock that have a record date prior to the Effective Time and a payment date after the Effective Time, such payment to be made to the holders of Company Common Stock on such record date.

          (h)    No Further Ownership Rights in Company Common Stock.    The shares of Parent Common Stock delivered and cash paid in accordance with the terms of this Article II in respect of any shares of Company Common Stock shall be deemed to have been delivered and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock (subject to DGCL 262). From and after the Effective Time, (i) all holders of Certificates and Book-Entry Shares shall cease to have any rights as stockholders of the Company other than the right to receive the Merger Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement upon the surrender of such Certificate or Book-Entry Share in accordance with Section 2.2(f) (together with the Fractional Share Cash Amount and any dividends or other distributions to which such Certificates or Book-Entry Shares become entitled in accordance with Section 2.2(g)), without interest, and (ii) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Company of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates or Book-Entry Shares formerly representing shares of Company Common Stock are presented to Parent or the Exchange Agent for any reason, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this Article II, subject to applicable Law in the case of Dissenting Shares.

          (i)    Termination of Exchange Fund.    Any portion of the Exchange Fund (including any interest or other amounts received with respect thereto) that remains unclaimed by, or otherwise undistributed to, the holders of Certificates and Book-Entry Shares for 180 days after the Effective Time shall be delivered to Parent upon Parent's demand, and any holder of Certificates or Book-Entry Shares who has not theretofore complied with this Article II shall thereafter look only to Parent (subject to abandoned property, escheat or other similar Laws), as general creditors thereof, for satisfaction of its claim for Merger Consideration and any dividends and distributions which such holder has the right to receive pursuant to this Article II without any interest thereon.

          (j)    No Liability.    None of Parent, the Company, Merger Sub or the Exchange Agent shall be liable to any person in respect of any portion of the Exchange Fund or the Merger Consideration delivered to a public official if required by any applicable abandoned property, escheat or similar Law. Any other provision of this Agreement notwithstanding, any portion of the Merger Consideration or the cash to be paid in accordance with this Article II that remains undistributed to the holders of Certificates and Book-Entry Shares immediately prior to the date on which the Merger Consideration or such cash would otherwise escheat to or become the property of any Governmental Entity, shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (k)    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such person of a bond in such amount as Parent or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Exchange Agent (or, if subsequent to the termination of the Exchange Fund and subject to Section 2.2(i), Parent) shall deliver, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration and any dividends and distributions deliverable in respect thereof pursuant to this Agreement.

        Section 2.3    Company Stock Options.

          (a)   At the Effective Time, each option to purchase shares of Company Common Stock granted by the Company under a Company Equity Plan (a "Company Stock Option") that is outstanding and unexercised immediately prior to the Effective Time shall be assumed by Parent and converted into an option (a "Parent Stock Option") to acquire (i) that number of whole shares of Parent Common Stock (rounded down to the nearest whole share) equal to the product of (A) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by (B) the Exchange Ratio, (ii) at an exercise price per share of Parent Common Stock (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per share of Company Common Stock of such Company Stock Option divided by (B) the Exchange Ratio. Except as otherwise provided in this Section 2.3(a), each such Company Stock Option assumed and converted into a Parent Stock Option pursuant to this Section 2.3(a) shall continue to have, and shall be subject to, the same vesting schedule (including any accelerated vesting terms) and all other terms and conditions as applied to such Company Stock Option immediately prior to the Effective Time.

          (b)   Prior to the Effective Time, the Company shall pass resolutions and take such other actions as are necessary to provide for the treatment of the Company Stock Options as contemplated by this Section 2.3.

          (c)   At the Effective Time, Parent shall assume all of the obligations of the Company under the Company Equity Plans, and the number and kind of shares available for issuance under each Company Equity Plan shall be adjusted to reflect shares of Parent Common Stock in accordance with the provisions of the applicable Company Equity Plan.

          (d)   As soon as reasonably practicable after the Effective Time (but in no event more than five Business Days thereafter), if and to the extent necessary to cause a sufficient number of shares of Parent Common Stock to be registered and issuable under Parent Stock Options, Parent shall file a post-effective amendment to the Form S-4 and/or a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent Common Stock subject to Parent Stock Options. Parent shall use commercially reasonable efforts to maintain the effectiveness of such post-effective amendment to the Form S-4 and/or registration statement on Form S-8 (as applicable) for so long as such Parent Stock Options remain outstanding.

        Section 2.4    Company ESPP.     As soon as practicable following the date of this Agreement, the Company shall take all actions with respect to the Company ESPP that are necessary to provide that: (a) with respect to the offering period in effect as of the date hereof (the "Company ESPP Offering Period"), no employee who is not enrolled in the Company ESPP on the date hereof may participate in the Company ESPP and no participant in the Company ESPP who is enrolled in the Company ESPP on the date hereof may increase the percentage amount of his or her payroll deduction election from that in effect on the date hereof for the Company ESPP Offering Period; (b) if the Company ESPP Offering Period ends prior to the Closing Date, then following the purchase of Company Common Stock pursuant to the Company ESPP Offering Period, the Company ESPP shall be suspended and no new offering period shall be commenced under the Company ESPP prior to the Effective Time; (c) if the Company ESPP Offering Period has not ended prior to the Closing Date, then any accumulated payroll deductions under the Company ESPP as of the Closing Date shall be used to purchase shares of Company Common Stock immediately prior to the Effective Time; and (d) in all cases, subject to the consummation of the Mergers, the Company ESPP shall terminate, effective immediately prior to the Effective Time.

        Section 2.5    Further Assurances.     If at any time before or after the Effective Time, Parent or the Company reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Mergers or to carry out the purposes and intent of this Agreement at or after the Effective Time, including as necessary or desirable to secure and perfect full title in the Surviving Corporation to all Company Owned Intellectual Property, then Parent, Merger Sub, the Company and the Surviving Corporation and their respective officers and directors or managers shall execute and deliver all such proper instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Mergers and to carry out the purposes and intent of this Agreement.

        Section 2.6    Withholding Rights.     Each of the Company, Parent, Merger Sub, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as may be required to be deducted or withheld with respect to the making of such payment under any applicable Tax Law. Any amounts so deducted or withheld, and, if required by applicable Law, paid over to the applicable Governmental Entity, shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as disclosed in (i) the Company SEC Documents filed or furnished since March 31, 2016 and prior to the date hereof (excluding any disclosures set forth in any "risk factor" or "forward-looking statements" sections), or (ii) the disclosure schedule delivered by the Company to Parent immediately prior to the execution of this Agreement (the "Company Disclosure Schedule") (provided that disclosure in any section of such Company Disclosure Schedule shall apply only to the corresponding section of this Agreement except to the extent that the relevance of such disclosure to another section or representation is reasonably apparent), the Company represents and warrants to Parent as follows:

        Section 3.1    Organization.

          (a)   The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company's Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly qualified or licensed, have such approvals and be in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or to prevent, materially delay or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Mergers. As of the date of this Agreement, Section 3.1(a) of the Company Disclosure Schedule sets forth a correct and complete list of all Subsidiaries of the Company and any joint ventures, partnerships or similar arrangements in which the Company or its Subsidiaries has any limited liability, partnership or other equity interest (and the amount and percentage of any such interest), excluding any passive investment comprising less than five percent of the outstanding shares of capital stock (or other ownership interests) of any such person that has publicly traded ownership interests. Other than the Company's Subsidiaries listed on Section 3.1(a) of the Company Disclosure Schedule, there is no person whose results of operations, cash flows, changes in shareholders' equity or financial position are consolidated in the financial statements of the Company.

          (b)   The Company has made available to Parent prior to the date of this Agreement a correct and complete copy of the Company's Amended and Restated Certificate of Incorporation (the "Company Certificate") and Amended and Restated Bylaws (the "Company Bylaws") (collectively, the "Company Organizational Documents"). The Company Organizational Documents and the certificate of incorporation, bylaws, limited partnership agreement, limited liability company agreement or comparable constituent or organizational documents for each Subsidiary of the Company (collectively, the "Company Subsidiary Organizational Documents") are in full force and effect and neither the Company nor any of its Subsidiaries is in violation of any of their provisions, except in the case of the Company's Subsidiaries, as would not, individually or in the aggregate, be expected to constitute or result in a Company Material Adverse Effect or to prevent, materially delay or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Mergers.

        Section 3.2    Capital Stock.

          (a)   The authorized capital stock of the Company consists of 80,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock"). As of the close of business on August 24, 2017 (the "Company Capitalization Date"), (i) 32,610,410 shares of Company Common Stock were issued and outstanding, (ii) 5,773,341 shares of Company Common Stock were held in treasury, (iii) no shares of Company Preferred Stock were issued or outstanding, (iv) 4,706,250 shares of Company Common Stock were subject to outstanding Company Stock Options, (v) the amount of accumulated payroll deductions in respect of the Company ESPP Offering Period equaled $374,049.76 in the aggregate, (vi) 1,461,000 shares of Company Common Stock were reserved for issuance for future grants of awards or rights under the Company Equity Plans, (vii) 70,648 shares of Company Common Stock were reserved for issuance under the Company ESPP, and (viii) no other shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. Except for the Company Stock Options outstanding on the date hereof and the rights outstanding under the Company ESPP, in each case, as set forth in this Section 3.2(a), there are no outstanding subscriptions, options, warrants, calls, convertible securities, exchangeable securities or other similar rights, agreements or commitments to which the Company or any of its Subsidiaries is a party (whether or not currently exercisable) (A) obligating the Company or any of its Subsidiaries to (1) issue, transfer, exchange, sell or register for sale any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company or securities convertible into or exchangeable for such shares or equity interests, (2) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (3) redeem or otherwise acquire any such shares of capital stock or other equity interests or (4) make any payment to any person the value of which is derived from or calculated based on the value of Company Common Stock or Company Preferred Stock, or (B) granting any preemptive or antidilutive or similar rights with respect to any security issued by the Company or its Subsidiaries. All outstanding shares of Company Common Stock are, and shares of Company Common Stock reserved for issuance with respect to Company Stock Options and shares of Company Common Stock reserved for issuance under the Company ESPP, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. No Subsidiary of the Company owns any shares of capital stock of the Company. Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party (x) with respect to the voting or registration of the capital stock or other equity interest of the Company or any of its Subsidiaries or (y) that restrict any person from purchasing, selling, pledging or otherwise disposing of any shares of Company Common Stock.

          (b)   The Company or a Subsidiary of the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of the Company, free and clear of any preemptive rights and any Liens other than Permitted Liens, and all of such shares of capital stock or other equity interests are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except for equity interests in the Company's Subsidiaries, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any equity interest in any person (or any security or other right, agreement or commitment convertible or exercisable into, or exchangeable for, any equity interest in any person), excluding any passive investment comprising less than five percent of the outstanding shares of the capital stock (or other ownership interests) of any person that has publicly traded ownership interests. Neither the Company nor any of its Subsidiaries has any obligation to acquire any equity interest, security, right, agreement or commitment or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

          (c)   Section 3.2(c) of the Company Disclosure Schedule sets forth a true and complete list of all Company Stock Options outstanding as of the Company Capitalization Date, specifying, on a holder-by-holder basis, (i) the name of each holder, (ii) the number of shares of Company Common Stock subject to such Company Stock Option, (iii) the per share exercise price for such Company Stock Option, (iv) the grant date of each such Company Stock Option, (v) the vesting schedule of each such Company Stock Option, (vi) the expiration date of each such Company Stock Option, to the extent applicable, and (vii) the Company Equity Plan under which such Company Stock Option was granted.

        Section 3.3    Authority Relative to this Agreement; No Violation.

          (a)   The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the receipt of the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement, including the Mergers. The execution, delivery and performance of this Agreement by the Company and the consummation of the Mergers have been duly and validly authorized by the Company Board of Directors and, other than the Company Stockholder Approval and other than as set forth in Section 3.3(d), no corporate proceedings on the part of the Company or vote of the Company's stockholders are necessary to authorize the execution and delivery by the Company of this Agreement and the consummation of the Mergers. The Company Board of Directors has unanimously (i) determined that the terms of this Agreement and the Mergers are fair to, and in the best interests of, the Company and its stockholders, (ii) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (iii) duly and validly approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Mergers upon the terms and subject to the conditions contained herein, (iv) directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company's stockholders and (v) resolved to make the Company Recommendation and, subject to Section 5.4, to include the Company Recommendation in the Proxy Statement/Prospectus.

          (b)   The affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock in favor of the adoption of this Agreement (the "Company Stockholder Approval") is the only vote of the holders of any class or series of Company capital stock that is necessary under applicable Law and the Company Certificate and Company Bylaws to adopt, approve or authorize this Agreement, for the Company to engage in the transactions contemplated by this Agreement and to consummate the Mergers.

          (c)   This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Sub, this Agreement constitutes the legal, valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (d)   Other than in connection with or in compliance with (i) the filing of the Initial Certificate of Merger and Follow-On Certificate of Merger with the Delaware Secretary, (ii) the filing of the Form S-4 (including the Proxy Statement/Prospectus) with the SEC and any amendments or supplements thereto and declaration of effectiveness of the Form S-4, (iii) the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the "Exchange Act"), (iv) the U.S. Securities Act of 1933, as amended, and the rules promulgated thereunder (the "Securities Act"), (v) applicable state securities, takeover and "blue sky" laws, (vi) the rules and regulations of the Nasdaq, (vii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (viii) the requisite clearances and approvals set forth in Section 3.3(d) of the Company Disclosure Schedule and (ix) the Company Stockholder Approval (collectively, the "Company Approvals"), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by the Company of the Mergers, except where the failure to obtain such consents, orders, licenses, approvals, authorizations or permits of, or to make such filings, declarations, registrations with or notifications to, any Governmental Entity, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially impede or delay the consummation of the Mergers.

          (e)   The execution and delivery by the Company of this Agreement does not, and (assuming the Company Approvals are obtained) the consummation of the Mergers and compliance by the Company with the provisions of this Agreement will not, (i) result in any loss, or suspension, limitation or impairment of any right of the Company or any of its Subsidiaries to own or use any assets required for the conduct of their business or result in any violation of, or default, with or without notice or lapse of time or both, under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any obligation or the loss of a benefit under any Contract that is binding upon the Company or any of its Subsidiaries or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a "Lien") other than Permitted Liens, in each case, upon any of the properties or assets of the Company or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the Company Organizational Documents, (iii) conflict with or result in any violation of any provision of the Company Subsidiary Organizational Documents or (iv) conflict with or violate any applicable Laws except, in the case of clauses (i), (iii) and (iv), for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellation, first offers, first refusals, modifications, accelerations, losses of benefits or Liens as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or to prevent the Company from performing its obligations under this Agreement or consummating the Mergers.

        Section 3.4    Reports and Financial Statements.

          (a)   The Company and each of its Subsidiaries has timely filed or furnished all forms, documents and reports required to be filed or furnished by it with the SEC (including under the Securities Act and the Exchange Act) (all such documents and reports filed or furnished by the Company or any of its Subsidiaries, the "Company SEC Documents") since April 1, 2014. As of their respective dates or, if amended, as of the date of the last such amendment (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), the Company SEC Documents filed since April 1, 2014 complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents filed since April 1, 2014 contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is, or at any time since April 1, 2014 has been, required to file any forms, reports or other documents with the SEC. Since April 1, 2014, no executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, (i) there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by the Company relating to the Company SEC Documents and (ii) none of the Company SEC Documents is, to the knowledge of the Company, the subject of ongoing SEC review.

          (b)   The consolidated financial statements (including all related notes and schedules) of the Company included in or incorporated by reference into the Company SEC Documents filed since April 1, 2014 (the "Company Financial Statements") (i) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with U.S. generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements, as permitted by Form 10-Q or any successor form under the Exchange Act and subject to normal year-end audit adjustments and the absence of footnote disclosure) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (iii) have been prepared from, and are in accordance with, the books and records of the Company and its consolidated subsidiaries in all material respects and (iv) complied, as of their respective dates of filing with the SEC, in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. As of the date of this Agreement, BDO USA, LLP has not resigned (or informed the Company that it intends to resign) or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the

  Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

          (c)   Neither the Company nor any of its Subsidiaries is a party to, nor does it have any commitment to become a party to, any off-balance sheet joint venture, off-balance sheet partnership or any other "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC).

          (d)   Since April 1, 2014, (i) none of the Company or any Subsidiary of the Company nor, to the knowledge of the Company, any director or officer of the Company has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding accounting, internal accounting controls or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary of the Company or any material complaint, allegation, assertion or claim from employees of the Company or any Subsidiary of the Company regarding questionable accounting or auditing matters with respect to the Company or any Subsidiary of the Company, and (ii) no attorney representing the Company or any Subsidiary of the Company, whether or not employed by the Company or any Subsidiary of the Company, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Company, any Subsidiary of the Company or any of their respective officers, directors, employees or agents to the Company Board of Directors or any committee thereof, or to the General Counsel or Chief Executive Officer of the Company.

        Section 3.5    Internal Controls and Procedures.

          (a)   The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company's disclosure controls and procedures are reasonably designed to ensure, that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company's management has completed an assessment of the effectiveness of the Company's system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended March 31, 2017, and such assessment concluded that such controls were effective and the Company's independent registered accountant has issued an attestation report concluding that the Company maintained effective internal control over financial reporting as of March 31, 2017. Based on such evaluation, management of the Company has disclosed to the Company's auditors and the audit committee of the Company Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting, and each such deficiency, weakness and fraud so disclosed to auditors, if any, has been disclosed to Parent prior to the date hereof.

          (b)   As of the date of this Agreement, the Company is in compliance in all material respects with all current listing requirements of the Nasdaq.

        Section 3.6    No Undisclosed Liabilities.     There are no Liabilities of the Company or any of its Subsidiaries of any nature whatsoever (whether accrued, absolute, determined, contingent or otherwise and whether due or to become due), except for (a) Liabilities that are reflected or reserved against on the consolidated balance sheet of the Company and its Subsidiaries included in its Annual Report on

Form 10-K for the fiscal year ended March 31, 2017 (including any notes thereto), (b) Liabilities incurred under this Agreement or in connection with the transactions contemplated hereby, including the Mergers, (c) Liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2017, and (d) Liabilities that have not had and would not, individually or in the aggregate, reasonably be expected to constitute or result in a Company Material Adverse Effect.

        Section 3.7    Compliance with Law; Permits.

          (a)   The Company and its Subsidiaries are, and since April 1, 2014 have been, in compliance with all applicable federal, state, local and foreign laws, statutes, ordinances, rules, regulations, judgments, orders, injunctions, decrees or agency requirements of Governmental Entities (collectively, "Laws" and each, a "Law"), except where such non-compliance has not had and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole. Since April 1, 2014, neither the Company nor any of its Subsidiaries has (i) received any written notice or, to the knowledge of the Company, oral notice from any Governmental Entity regarding any actual or possible failure to comply with any Law in any material respect or (ii) provided any notice to any Governmental Entity regarding any material violation by the Company or any of its Subsidiaries of any Law.

          (b)   The Company and its Subsidiaries hold, and have at all times since April 1, 2014 held, all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications and registrations and orders of all applicable Governmental Entities necessary for the lawful operation of the businesses of the Company and its Subsidiaries (the "Company Permits"), and have filed all reports, notices and other documents with all Governmental Entities necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted and have paid all fees and assessments due and payable in connection therewith, except where the failure to have a Company Permit, to file such documents or to pay such fees and assessments would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, (i) all Company Permits are valid and in full force and effect, are not subject to any administrative or judicial proceeding that would reasonably be expected to result in any modification, termination or revocation thereof and, to the knowledge of the Company, as of the date of this Agreement no suspension or cancellation of any such Company Permit is threatened; and (ii) the Company and each of its Subsidiaries is in compliance with the terms and requirements of all Company Permits.

          (c)   Since April 1, 2014, none of the Company or its Subsidiaries, or to the knowledge of the Company, any director, officer, employee, agent or other person acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly, violated or is in violation of, or is aware of any action taken that would result in a violation of, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), the UK Bribery Act of 2010 or its predecessor laws (the "Bribery Act"), or any analogous anti-corruption Law (collectively, the "Anti-Corruption Laws"), nor, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) used any funds of the Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of the Company or any of its Subsidiaries; (iii) established or maintained any unlawful fund of monies or other assets of the Company or any of its Subsidiaries; (iv) made any fraudulent entry on the books or records of the Company or any of its Subsidiaries; (v) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for the Company or any of its Subsidiaries or to influence any act or decision of a foreign government official or other person; or (vi) engaged in any transaction or dealing in property or interests in property of, received from or made any contribution of funds, goods or services to or for the benefit of, provided any payments or material assistance to, or otherwise engage in or facilitated any transactions with a Prohibited Person. No proceeding by or before any Governmental Entity involving the Company, any Subsidiary of the Company or any Affiliate of the Company, or to the knowledge of the Company, any of their directors, officers, employees, agents or other persons acting on their behalf, with respect to any Anti-Corruption Law is pending or, to the knowledge of the Company, threatened, nor have any disclosures been submitted to any Governmental Entity with respect to violations of any Anti-Corruption Law by the Company, any Subsidiary of the Company or any Affiliate of the Company, or to the knowledge of the Company, any of their directors, officers, employees, agents or other persons acting on their behalf.

          (d)   Since April 1, 2014, each of the Company and its Subsidiaries has conducted its import and export transactions in accordance in all material respects with all applicable U.S. import, export and re-export Laws and controls and all other applicable import, export and re-export Laws and controls in other countries in which the Company or any of its Subsidiaries conducts business, including the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Regulations and executive orders and laws implemented by OFAC.

          (e)   Since April 1, 2014, the Company and its Subsidiaries have obtained all material consents, orders and declarations from, provided all material notices to, and made all material filings with, all Governmental Entities required for (i) the export, import and re-export of its products, services, Software and technologies, and (ii) releases of technologies and Software to foreign nationals located in the U.S. and abroad (the "Export Approvals"), and each of the Company and its Subsidiaries is and, since April 1, 2014, has been in compliance in all material respects with the terms of all Export Approvals. There are no pending or, to the knowledge of the Company, threatened, claims against the Company or any of its Subsidiaries with respect to such Export Approvals.

        Section 3.8    Environmental Laws and Regulations.     Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (i) the Company and its Subsidiaries are, and since April 1, 2014 have been, in compliance with all applicable Environmental Laws (which compliance includes the possession by the Company and each of its Subsidiaries of all Company Permits required under applicable Environmental Laws to conduct their respective businesses and operations, and compliance with the terms and conditions thereof), (ii) the Company and its Subsidiaries have all Company Permits required under applicable Environmental Laws to conduct their respective businesses and operations, (iii) there are no suits or proceedings (whether administrative or judicial) pending, or to the knowledge of the Company, any investigations pending or investigations, suits or proceedings threatened against the Company or any of its Subsidiaries alleging non-compliance with or other Liability under any Environmental Law and (iv) there have been no Releases at any Company Leased Real Property of Hazardous Materials by the Company or any of its Subsidiaries, or to the knowledge of the Company, as a result of any operations or activities of the Company or any of its Subsidiaries or other contractors or third party operators, that would reasonably be expected to give rise to any Liability to the Company or any of its Subsidiaries. Except as required in the ordinary course of operations and in compliance with applicable Environmental Laws, no Hazardous Materials are present at, on, in or under any property currently or formerly owned or leased by the Company or any of its Subsidiaries that could reasonably be expected to result in Liabilities under applicable Environmental Laws and neither the Company nor any of its Subsidiaries is subject to any Order or any indemnity obligation or other Contract with any other person that would reasonably be expected to result in Liabilities under any Environmental Law or concerning Hazardous Materials or Releases, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since April 1, 2014, neither the Company nor any of its Subsidiaries has received any unresolved written claim, notice, complaint or request for information from a Governmental Entity or any other person relating to actual or alleged noncompliance with or Liability under applicable Environmental Laws.

        Section 3.9    Employee Benefit Plans.

          (a)   Section 3.9(a) of the Company Disclosure Schedule sets forth a correct and complete list of each material Company Benefit Plan. With respect to each material Company Benefit Plan, to the extent applicable, correct and complete copies of the following have been delivered or made available to Parent by the Company: (i) the Company Benefit Plan, if written (including all material amendments and attachments thereto); (ii) a written summary of the material terms thereof, if the Company Benefit Plan is not in writing; (iii) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"); (iv) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required by applicable Law; (v) all related material, non-routine communications received from or sent to any Governmental Entity since April 1, 2014; and (vi) the most recent audited financial statement and/or actuarial valuation.

          (b)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, each Company Benefit Plan has been established, operated and administered in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all contributions required to be made with respect to any Company Benefit Plan by applicable Law or under the terms of such Company Benefit Plan (or any funding Contract related thereto), and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of the Company in accordance with GAAP.

          (c)   The IRS has issued a favorable determination, opinion or advisory letter with respect to each Company Benefit Plan that is governed by the Laws of the United States (each, a "U.S. Company Benefit Plan") that is intended to be qualified under Section 401(a) of the Code, and such determination, advisory or opinion letter has not been revoked (nor, to the knowledge of the Company, has revocation been threatened), and, to the knowledge of the Company, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any such U.S. Company Benefit Plan. Each trust established in connection with any U.S. Company Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and, to the knowledge of the Company, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the exempt status of any such trust.

          (d)   No Company Benefit Plan is subject to Section 302 of ERISA or Title IV of ERISA or Section 412 of the Code. During the immediately preceding six years, no Liability under Section 302 of ERISA or Title IV of ERISA has been incurred by the Company, its Subsidiaries or their respective ERISA Affiliates that has not been satisfied in full, and to the knowledge of the Company, no condition exists that would reasonably be expected to result in the Company, any of its Subsidiaries or any such ERISA Affiliate incurring any such Liability.

          (e)   None of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates has, within the immediately preceding six years, maintained, established, contributed to or been obligated to contribute to any (i) Multiemployer Plan or (ii) a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA.

          (f)    There are no actions, suits, audits or investigations by any Governmental Entity, termination proceedings or other claims (except routine claims for benefits payable under the Company Benefit Plans) pending or, to the knowledge of the Company and its Subsidiaries, threatened, other than any such investigations, proceedings or claims that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (g)   Neither the Company nor any of its Subsidiaries sponsors or has any obligation with respect to any Company Benefit Plan that provides any post-employment or post-retirement medical or death benefits (whether or not insured) to current or former directors or employees, or their respective beneficiaries or dependents, except as required by Section 4980B of the Code or comparable U.S. state Laws or applicable non-U.S. Laws.

          (h)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event): (i) entitle any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries to any payment or benefit under any Company Benefit Plan; (ii) increase the amount of any compensation, equity award or other benefit payable by the Company or any of its Subsidiaries under any Company Benefit Plan; (iii) result in the acceleration of the time of payment, funding or vesting of any compensation, equity award or other benefit under any Company Benefit Plan; or (iv) result in any "excess parachute payment" (within the meaning of Section 280G of the Code) becoming due to any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries.

          (i)    Neither the Company nor any of its Subsidiaries is a party to, or is otherwise obligated under, any plan, policy or Contract that provides for the gross-up or reimbursement by the Company or its Subsidiaries of Taxes imposed under Section 409A or 4999 of the Code (or any corresponding provisions of state or local Law relating to Tax).

          (j)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company, Material Adverse Effect, each Company Benefit Plan that is governed by the Laws of a country other than the United States (each, a "Foreign Company Benefit Plan") (i) has been operated in compliance with its terms, any applicable Collective Bargaining Agreement, and the applicable Laws in the jurisdiction(s) in which such Foreign Company Benefit Plan is primarily maintained, (ii) has obtained from the Governmental Entity having jurisdiction with respect to such Foreign Company Benefit Plan any required determinations, if any, that such Foreign Company Benefit Plan is in compliance with the applicable Laws of the relevant jurisdiction if such determinations are required in order to give effect to such Foreign Company Benefit Plan, (iii) that is intended to qualify for special Tax treatment meets all material requirements for such treatment, and (iv) if required to be fully funded and/or book-reserved, is fully funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions.

        Section 3.10    Absence of Certain Changes or Events.

          (a)   Since April 1, 2017 through the date of this Agreement, the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course of business, and none of the Company or any Subsidiary of the Company has undertaken any action that if taken after the date of this Agreement would require Parent's consent pursuant to Section 5.1(c), (e), (f), (h), (i), (m) or (n).

          (b)   Since April 1, 2017, there has not been any fact, change, circumstance, event, occurrence, condition or development that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or to prevent, materially delay or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Mergers.

        Section 3.11    Investigations; Litigation.     Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) to the knowledge of the Company there is no investigation or review pending or threatened by any Governmental Entity with respect to the Company or any of its Subsidiaries, (b) there are no actions, suits, claims or proceedings against the Company or any of its Subsidiaries or subpoenas, civil investigative demands or other written requests for information issued to the Company or any of its Subsidiaries relating to potential violations of Law that are pending or, to the knowledge of the Company, threatened, or to the knowledge of the Company any investigations or claims against or affecting the Company or any of its Subsidiaries, or any of their respective properties relating to potential violations of Law and (c) there are no Orders of any Governmental Entity against the Company or any of its Subsidiaries or under which the Company or any Company Subsidiary is subject to ongoing obligations.

        Section 3.12    Information Supplied.     The information supplied or to be supplied by the Company in writing for inclusion in the Form S-4 (including the Proxy Statement/Prospectus) will not, at the time the Form S-4 (and any amendment or supplement thereto) is declared effective, on the date that the Proxy Statement/Prospectus is first mailed to the stockholders of the Company, or on the date of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent in writing expressly for inclusion therein.

        Section 3.13    Tax Matters.

          (a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

              (i)  each of the Company and its Subsidiaries has prepared and timely filed (taking into account any valid extension of time within which to file) all Tax Returns required to be filed by it, and all such Tax Returns are correct and complete;

             (ii)  each of the Company and its Subsidiaries has timely paid all Taxes required to be paid by it (whether or not shown on any Tax Return) other than such Taxes as are being contested in good faith by the Company or its Subsidiaries and for which adequate reserves have been established on the Company Financial Statements in accordance with GAAP;

            (iii)  neither the Company nor any of its Subsidiaries has in writing waived or extended any statute of limitations with respect to Taxes or agreed in writing to any extensions of time with respect to a Tax assessment or deficiency, which waiver or extension is currently effective;

            (iv)  all assessments for Taxes due from the Company or any of its Subsidiaries with respect to completed and settled audits or examinations or any concluded litigation have been timely paid in full;

             (v)  no deficiencies for Taxes have been claimed, proposed or assessed by any Governmental Entity in writing against the Company or any of its Subsidiaries except for deficiencies which have been fully satisfied by payment, settled or withdrawn;

            (vi)  no jurisdiction (whether within or without the United States) in which the Company or any of its Subsidiaries has not filed a Tax Return has asserted in writing that the Company or such Subsidiary is required to file such Tax Return with respect to a material amount of Taxes in such jurisdiction;

           (vii)  there are no audits, examinations, investigations or other proceedings pending or threatened in writing in respect of any Taxes (including Tax Returns) of the Company or any of its Subsidiaries;

          (viii)  there are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than statutory Liens for Taxes not yet due and payable;

            (ix)  each of the Company and its Subsidiaries has complied with all applicable Laws relating to the payment, collection, withholding and remittance of Taxes, including with respect to payments made to or received from any employee, creditor, stockholder, customer or other third party;

             (x)  each of the Company and its Subsidiaries has taken reasonable measures to comply with rules regarding transfer pricing;

            (xi)  neither the Company nor any of its Subsidiaries has received or applied for a Tax ruling or entered into a "closing agreement" within the meaning of Section 7121 of the Code (or any similar or analogous provision of state, local or foreign Law), in each case, that would be binding upon the Company or any of its Subsidiaries after the Closing Date;

           (xii)  neither the Company nor any of its Subsidiaries (i) is or has been a member of any affiliated, consolidated, combined, unitary or similar group for purposes of filing Tax Returns or paying Taxes (other than a group the common parent of which is the Company), (ii) is a party to any agreement or arrangement relating to the sharing, indemnification or allocation of any Tax or Tax asset (other than an agreement or arrangement (x) solely between or among the Company and/or its Subsidiaries or (y) is entered into in the ordinary course of business and the principal purpose of which is not the sharing, indemnification or allocation of Tax) or (iii) has any Liability for Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any analogous or similar provision of state, local or foreign Law), or as transferee or successor; and

          (xiii)  neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date, as a result of any (i) change in method of accounting pursuant to Section 481(c) of the Code (or any analogous or similar provision of state, local or foreign Law) made prior to the Closing, (ii) installment sale or open transaction disposition made or entered into prior to the Closing, or any "excess loss account," existing as of immediately prior to the Closing, (iii) prepaid amount received prior to the Closing, (iv) "closing agreement" within the meaning of Section 7121 of the Code (or any similar or analogous provision of state, local or foreign Law) entered into prior to the Closing, (v) "intercompany transaction" within the meaning of Treasury Regulations Section 1.1502-13 or (vi) election pursuant to Section 108(i) of the Code.

          (b)   None of the Company or any of its Subsidiaries has been a "controlled corporation" or a "distributing corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in any distribution that was purported or intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of state, local or foreign Law) occurring during the two-year period ending on the date of this Agreement.

          (c)   None of the Company or any of its Subsidiaries has participated in any "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or foreign Law).

          (d)   Neither the Company nor any of its Subsidiaries has taken any action, or knows of any fact or circumstance, that could reasonably be expected to prevent the Mergers, taken together, from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

        Section 3.14    Employment and Labor Matters.

          (a)   Section 3.14(a) of the Company Disclosure Schedule sets forth a complete and correct list of each collective bargaining agreement, labor union contract, works council or trade union agreement (each, a "Collective Bargaining Agreement") to which the Company or any of its Subsidiaries is a party.

          (b)   Since April 1, 2014, (i) to the knowledge of the Company, there have been no attempts by any labor or trade union to organize any employees of the Company or any of its Subsidiaries; and (ii) there has been no strike, lockout, slowdown, or work stoppage against the Company or any of its Subsidiaries nor, to the knowledge of the Company, is any such strike, lockout, slowdown or work stoppage currently threatened.

          (c)   There is no pending or, to the knowledge of the Company and its Subsidiaries, threatened unfair labor practice charge or employee complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable Governmental Entity, and none of the Company nor any of its Subsidiaries is a party, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices, in any case, except as would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (d)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with all Laws regarding employment, employment practices (including anti-discrimination), terms and conditions of employment, wages and hours (including classification of employees and independent contractors, and equitable pay practices), reductions in force (including notice, information and consultation requirements), immigration, health and safety or privacy rights.

        Section 3.15    Intellectual Property and Information Technology.

          (a)   Section 3.15(a) of the Company Disclosure Schedule contains a list of all Company Registrations, in each case, enumerating specifically the applicable filing or registration number, title, jurisdiction in which filing was made or from which registration issued, date of filing or issuance, names of all current applicant(s) and registered owners(s), as applicable. To the knowledge of the Company, the Company and its Subsidiaries have clear title to any material Company Registrations, and all assignments of material Company Registrations to the Company or any of its Subsidiaries have been properly executed and recorded. To the knowledge of the Company, (i) all material Company Registrations are valid and enforceable and (ii) none of the material Company Registrations has lapsed or been abandoned or cancelled. To the knowledge of the Company, all issuance, renewal, maintenance and other payments that are or have become due with respect to the material Company Registrations have been timely paid by or on behalf of the Company or the relevant Subsidiary.

          (b)   There are no pending or, to the knowledge of the Company, threatened in writing inventorship or ownership challenges, reexaminations, cancellations, opposition or nullity proceedings or interferences with respect to any Company Registrations.

          (c)   Each item of material Company Intellectual Property will be owned or available for use by the Surviving Corporation and its Subsidiaries immediately following the Closing on substantially identical terms and conditions as it was available to the Company and its Subsidiaries immediately prior to the Closing. The Company or one of its Subsidiaries is the sole and exclusive owner of all Company Owned Intellectual Property, free and clear of any Liens other than Permitted Liens. To the knowledge of the Company, the Company Intellectual Property and freely accessible and useable public domain know-how constitute all material Intellectual Property necessary to manufacture, license, sell, maintain, support and use the products currently sold or licensed by the Company and its Subsidiaries, taken as a whole.

          (d)   The Company and its Subsidiaries have taken reasonable measures to maintain the confidentiality of and protect the proprietary nature of each item of Company Owned Intellectual Property and to maintain the confidentiality of information owned by another person with respect to which the Company or any Company Subsidiary has a confidentiality obligation.

          (e)   To the knowledge of the Company, neither the conduct of the business of the Company and its Subsidiaries, nor the sale or use of any product or service offered by the Company or any of its Subsidiaries by any of their resellers, distributors, customers or users, constitutes an infringement, violation or misappropriation of any Intellectual Property rights of any third party except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Section 3.15(e) of the Company Disclosure Schedule lists any complaint, claim or notice, or written threat of any of the foregoing (including any notification that a license under any Intellectual Property is or may be required), received by the Company or any of its Subsidiaries within six (6) years prior to the date of this Agreement alleging any such infringement, violation or misappropriation and any written request or demand for indemnification or defense received by the Company or any of its Subsidiaries within six (6) years prior to the date of this Agreement from any reseller, distributor, customer, user or any other third party.

          (f)    To the knowledge of the Company, no person or entity (including any current or former employee or consultant of the Company or any of its Subsidiaries) is currently, or since April 1, 2014, has engaged in past activity, infringing, violating or misappropriating any of the Company Intellectual Property.

          (g)   Section 3.15(g) of the Company Disclosure Schedule identifies, as of the date of this Agreement, each license, covenant or other agreement (other than confidentiality provisions under non-disclosure agreements and employment agreements, as well as customer, distributor or partner agreements, each as entered into in the ordinary course of business, or implied licenses granted in connection with the sale of the products and services of the Company) pursuant to which the Company or any of its Subsidiaries has assigned, transferred, licensed, distributed or otherwise granted any right or access to any person or entity, or covenanted not to assert any right, with respect to any past, existing or future Company Intellectual Property that is material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries is a member of or party to any patent pool, industry standards body, trade association or other organization pursuant to the rules of which it is obligated to license any existing or future Company Owned Intellectual Property to any person or entity.

          (h)   Section 3.15(h) of the Company Disclosure Schedule identifies, as of the date of this Agreement, each item of Company Licensed Intellectual Property that is material to the development, manufacture or sale of Company products or the provision of services, or material to the operation of the business, the license or agreement pursuant to which the Company or a Subsidiary obtained a license under such Company Licensed Intellectual Property, and the amount or percentage of any ongoing and outstanding payment obligations associated with such license or agreement (excluding commercially available, off-the-shelf, software programs).

          (i)    No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) would reasonably be expected to, nor will the consummation of the Mergers, result in the disclosure or release by the Company of any material company-owned Software by the Company, any of its Subsidiaries or escrow agent(s) to any third party.

          (j)    The products currently offered by the Company or any of its Subsidiaries, and to the knowledge of the Company the Software and internal computer systems used by the Company and its Subsidiaries, do not contain any disabling device, virus, worm, back door, Trojan horse or other disruptive or malicious code that are intended to impair their intended performance or otherwise permit unauthorized access to, hamper, delete or damage any computer system, software, network or data except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole.

          (k)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach of any of the material terms or conditions of any license to any Open Source Materials.

          (l)    The Company and each of its Subsidiaries has taken commercially reasonable measures to protect the Company's or such Subsidiary's rights in the material Trade Secrets owned by or licensed to the Company or such Subsidiary. It is the policy and practice of the Company that each employee of the Company or any of its Subsidiaries and each individual independent contractor of the Company or any of its Subsidiaries that creates or develops any Company Owned Intellectual Property executes a valid and binding written agreement in substantially the form(s) made available to Parent prior to the date of this Agreement, expressly assigning to the Company or a Subsidiary all right, title and interest in any inventions and works of authorship, whether or not patentable, invented, created, developed, authored, conceived or reduced to practice during the term of such employee's employment or such independent contractor's work for the Company or the relevant Subsidiary, and all Intellectual Property rights therein. From and after April 1, 2014, and to the knowledge of the Company prior to April 1, 2014, none of the Company or any Subsidiary of the Company has received in writing any claim from any employee or individual independent contractor challenging or disputing the ownership of any Company Owned Intellectual Property, or challenging or disputing the ownership of any agreement with the Company or a Subsidiary of the Company relating to ownership of any Company Owned Intellectual Property.

          (m)  Section 3.15(m) of the Company Disclosure Schedule contains a complete and accurate list as of the date of this Agreement of all material support, funding, resources or assistance from any U.S. federal, state, local or foreign governmental funding source that the Company or any of its Subsidiaries have received in connection with the development, design, testing, modification, manufacture, use, sale, reproduction, marketing, distribution, support or maintenance of any of the products or services offered or under development by the Company or any of its Subsidiaries, other than customer agreements with supply of product by the Company or any of its Subsidiaries as subcontractor. The Company and its Subsidiaries have complied in all material respects with all of the applicable terms of any such support, funding, resources or assistance, including with respect to any data rights and any Company Owned Intellectual Property associated with any such material support, funding, resources or assistance.

          (n)   Since April 1, 2014, and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there has been no material failure, breakdown, loss or impairment of, or, to the knowledge of the Company, any unauthorized access to or unauthorized use of, any information technology systems of the Company or any of its Subsidiaries that has resulted in a material disruption or material interruption in the operation of the business of the Company or any of its Subsidiaries or that has resulted in unauthorized disclosure of any confidential information of the Company or any Subsidiary, or personally identifiable information, to any unauthorized person. The Company and its Subsidiaries have in place commercially reasonable disaster recovery and business continuity plans and procedures.

          (o)   Since April 1, 2014, the Company and each of the Company Subsidiaries have complied in all material respects with all Laws and applicable contractual and legal requirements pertaining to information privacy and security. Since April 1, 2014, to the knowledge of the Company, there has been no material release of personally identifiable information by the Company or any Subsidiary of the Company in breach of either (i) a Contract to which the Company or any Subsidiary of the Company is bound or (ii) applicable Law. Since April 1, 2014, none of the Company or any Subsidiary of the Company has been notified that they are the subject of any regulatory investigation, enforcement action or similar action or proceeding alleging breach of data security or privacy obligations.

        Section 3.16    Property.     Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, with respect to the real property owned by the Company or any Subsidiary of the Company (the "Company Owned Real Property"), either the Company or a Subsidiary of the Company has good and valid title to such Company Owned Real Property, free and clear of all Liens other than any Permitted Liens. As of the date of this Agreement, neither the Company nor any Subsidiary of the Company has received written notice of any pending condemnation proceeding with respect to any Company Owned Real Property, and to the knowledge of the Company no such proceeding is threatened. Section 3.16 of the Company Disclosure Schedule sets forth a correct and complete list of all Company Owned Real Property as of the date of this Agreement. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, either the Company or a Subsidiary of the Company has a good and valid leasehold interest in each lease, sublease and other agreement under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property (such property subject to a lease, sublease or other agreement, the "Company Leased Real Property" and such leases, subleases and other agreements are, collectively, the "Company Real Property Leases"), in each case, free and clear of all Liens other than any Permitted Liens. Section 3.16 of the Company Disclosure Schedule sets forth a correct and complete list of all Company Leased Property (other than Company Leased Property related to design or sales offices) as of the date of this Agreement. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Real Property Lease (a) is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto (except in each case as enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally, and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought), and, to the knowledge of the Company, of each other party thereto, and is in full force and effect and (b) no uncured default on the part of the Company or, if applicable, its Subsidiary or, to the knowledge of the Company, the landlord thereunder, exists under any such Company Real Property Lease, and (c) no event has occurred or circumstance exists which, with the giving of notice, the passage of time, or both, would constitute a breach or default under any such Company Real Property Lease. Neither the Company nor any of its Subsidiaries is currently subleasing, licensing or otherwise granting any person any right to use or occupy a Company Owned Real Property or a Company Leased Real Property that is material to the business of the Company and its Subsidiaries, taken as a whole. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has since April 1, 2014 received notice of the existence of any outstanding Order or of any pending proceeding, and, to the knowledge of the Company, there is no such Order or proceeding threatened, relating to the ownership, lease, use, occupancy or operation by the Company or its Subsidiaries of the Company Owned Real Property or the Company Leased Real Property.

        Section 3.17    Insurance.     The Company and its Subsidiaries maintain insurance with insurers in such amounts and against such risks as is customary for the industries in which it and its Subsidiaries operate and as the management of the Company has in good faith determined to be prudent and appropriate in all material respects. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) all insurance policies maintained by or on behalf of the Company or any of its Subsidiaries as of the date of this Agreement are in full force and effect, (b) all premiums and other payments due on such policies have been paid by the Company or its Subsidiaries and all claims thereunder have been filed in due and timely fashion, (c) the Company and its Subsidiaries are in compliance with the terms and provisions of all insurance policies maintained by or on behalf of the Company or any of its Subsidiaries as of the date of this Agreement, and (d) neither the Company nor any of its Subsidiaries is in breach or default under, has received any written notice of, or has taken any action that could permit cancellation, termination or modification of, any such material insurance policies. During the one-year period prior to the date of this Agreement, neither the Company nor any Subsidiary of the Company has received any written communication notifying the Company or Subsidiary of the Company of any: (i) premature cancellation or invalidation of any material insurance policy held by the Company or any Subsidiary of the Company; (ii) refusal of any coverage or rejection of any material claim under any material insurance policy held by the Company or any Subsidiary of the Company; or (iii) material adjustment in the amount of the premiums payable with respect to any material insurance policy held by the Company or any Subsidiary of the Company. As of the date of this Agreement, there is no pending material claim by the Company or any Subsidiary of the Company against any insurance carrier under any insurance policy held by the Company or any Subsidiary of the Company.

        Section 3.18    Opinion of Financial Advisor.     The Company Board of Directors has received the opinion of Needham & Company, LLC, to the effect that, as of the date thereof and subject to the assumptions, limitations, qualifications and other matters considered in the preparation thereof, the Merger Consideration to be received by the holders of Company Common Stock (other than holders of Cancelled Shares or Dissenting Shares) pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company will make available to Parent a copy of such opinion as soon as practicable following the execution of this Agreement for informational purposes only.

        Section 3.19    Material Contracts.

          (a)   Except as set forth in Section 3.19 of the Company Disclosure Schedule and except for Company Benefit Plans, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by:

              (i)  any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

             (ii)  any Contract between the Company or any Subsidiary of the Company, on the one hand, and any officer, director or Affiliate (other than a wholly owned Subsidiary of the Company) of the Company or any Subsidiary of the Company or any of their respective "associates" or "immediate family" members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, including (but not limited to) any Contract pursuant to which the Company or any Subsidiary of the Company has an obligation to indemnify such officer, director, Affiliate or family member;

            (iii)  any Contract that imposes any restriction on the right or ability of the Company, any of its Subsidiaries or any Affiliate of them, to compete with any other person in any line of business or geographic region, or solicit any customer (or that following the Effective Time will restrict the right or ability of Parent or its Subsidiaries to engage in any line of business or compete in any geographic area) excluding any Contracts with sales representatives or distributors;

            (iv)  any Contract that obligates the Company or any of its Subsidiaries (or following the Effective Time, Parent or its Subsidiaries) to conduct business with any third party on a preferential or exclusive basis or which contains a "most favored nation" or similar covenant excluding any Contracts with sales representatives or distributors;

             (v)  any acquisition or divestiture Contract that contains any "earnout" or other contingent payment obligations that are outstanding obligations of the Company or any of its Subsidiaries as of the date of this Agreement;

            (vi)  a mortgage, indenture, security agreement, guaranty, pledge or other agreement or instrument relating to Indebtedness (other than accounts receivable or accounts payable in the ordinary course of business and consistent with past practice) in an amount in excess of $500,000 in the aggregate;

           (vii)  any Contract that grants any right of first refusal or right of first offer or similar right with respect to any assets, rights or properties of the Company or its Subsidiaries that are material;

          (viii)  any Contract that provides for the acquisition or disposition by the Company or any of its Subsidiaries of any assets (other than acquisitions or dispositions of assets in the ordinary course of business) or a business (whether by merger, sale of stock or otherwise) that contains ongoing obligations that are material to the Company and the Company's Subsidiaries, taken as a whole;

            (ix)  any joint venture, partnership or limited liability company agreement or other similar Contract relating to the formation, creation, operation, management or control of any joint venture, partnership or limited liability company, other than any such Contract solely between the Company and its Subsidiaries or among the Company's Subsidiaries;

             (x)  any Contract expressly limiting or restricting the ability of the Company or any of its Subsidiaries (A) to make distributions or declare or pay dividends in respect of their capital stock, partnership interests, membership interests or other equity interests, as the case may be, (B) to make loans to the Company or any of its Subsidiaries, or (C) to grant Liens on the property owned by the Company or any of its Subsidiaries;

            (xi)  any Contract that obligates the Company or any of its Subsidiaries to make any loans, advances or capital contributions to, or investments in, any person, except for (A) loans or advances for indemnification, attorneys' fees, or travel and other business expenses in the ordinary course of business, (B) extended payment terms for customers in the ordinary course of business or (C) loans, advances or capital contributions to, or investments in, any Person that is not an Affiliate or employee of the Company not in excess of $150,000 individually;

           (xii)  any settlement agreement (A) with a Governmental Entity, (B) that requires the Company and its Subsidiaries to pay more than $250,000 after the date of this Agreement or (C) imposes any restrictions on the business of the Company or its Subsidiaries;

          (xiii)  any Contract with a Top Customer, Top Distributor or Top Supplier (excluding, for clarity, purchase orders issued in the ordinary course of business, confidentiality agreements, statements of work and other ancillary agreements);

          (xiv)  any Contract that involved the payment of more than $1,000,000 by the Company and its Subsidiaries in the fiscal year ended March 31, 2017 or that is expected to result in the payment of such amount by the Company and its Subsidiaries in the fiscal year ending March 31, 2018 (excluding Contracts (A) with customers, distributors, suppliers or Representatives or (B) that are purchase orders issued in the ordinary course of business);

           (xv)  any Contract that involved the receipt of more than $1,000,000 by the Company and its Subsidiaries in the fiscal year ended March 31, 2017 or that is expected to result in the receipt of such amount by the Company and its Subsidiaries in the fiscal year ending March 31, 2018 (excluding Contracts (A) with customers, distributors, suppliers or Representatives or (B) that are purchase orders issued in the ordinary course of business);

          (xvi)  any Contract relating to the supply of any item used by the Company or a Subsidiary of the Company that is a sole source of supply of any raw material, component or service and under which the Company paid more than $1,000,000 to the relevant supplier in the fiscal year ended March 31, 2017 or that is expected to result in the payment of such amount by the Company and its Subsidiaries in the fiscal year ending March 31, 2018 (excluding purchase orders issued in the ordinary course of business);

         (xvii)  any material Government Contract that has not been closed out;

        (xviii)  any Contract relating to the creation of any Lien (other than Permitted Liens) with respect to any material asset of the Company or any Subsidiary of the Company; or

          (xix)  any Contract involving the licensing of any material Company Owned Intellectual Property from the Company or any of its Subsidiaries to any third party, or the licensing of any material Company Licensed Intellectual Property from any third party to the Company or any of its Subsidiaries (excluding non-exclusive licenses granted in connection with the sale of products and services to customers in the ordinary course of the business, and excluding commercially available, off-the-shelf, software programs), in each case with present or future obligations binding on the Company or any of its Subsidiaries.

        All contracts of the types referred to in clauses (i) through (xix) above (whether or not set forth on Section 3.19 of the Company Disclosure Schedule), are referred to herein as "Company Material Contracts." The Company has made available to Parent prior to the date of this Agreement a complete and correct copy of each Company Material Contract as in effect on the date of this Agreement.

          (b)   Neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract and, to the knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract and no event has occurred or not occurred through the Company's or any of its Subsidiaries' action or inaction or, to the knowledge of the Company, through the action or inaction of any third party, that with notice or the lapse of time or both would constitute a breach of or default under the terms of any Company Material Contract, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Company Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the knowledge of the Company, of each other party thereto (except in each case as enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally, and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought), and is in full force and effect, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no disputes pending or, to the knowledge of the Company, threatened with respect to any Company Material Contract and as of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice of the intention of any other party to any Company Material Contract to terminate for default, convenience or otherwise any Company Material Contract prior to its stated expiration date, nor to the knowledge of the Company, is any such party threatening to do so, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (c)   Since April 1, 2016 and prior to the date of this Agreement, no Top Supplier, Top Customer or Top Distributor has canceled, terminated or substantially curtailed its relationship with the Company or any Subsidiary of the Company, given written notice to the Company or any Subsidiary of the Company of any intention to cancel, terminate or substantially curtail its relationship with the Company or any Subsidiary of the Company, or, to the knowledge of the Company, threatened to do any of the foregoing.

        Section 3.20    Government Contracts.

          (a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Government Contract that has not been closed out is valid and binding and in full force and effect, was awarded or novated in the name of the Company or a Subsidiary of the Company, and, to the knowledge of the Company, is not the subject of any proposed assignment or novation to any third party.

          (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since April 1, 2014, each of the Company and its Subsidiaries, with respect to each Government Contract or Bid, (i) has complied with all terms and conditions and all applicable requirements of Law, (ii) not been in breach of any contractual requirement or requirement of Law, and (iii) has had no money due to the Company or such Subsidiary withheld or set off or, to the knowledge of the Company, threatened to be withheld or set off.

          (c)   Since April 1, 2014, neither the Company, any Subsidiary of the Company, nor, to the knowledge of the Company, any officer, director, owner or employee of the Company or any Subsidiary of the Company, has been suspended, debarred, proposed for debarment or excluded from any Government Contract or government program, or determined to be nonresponsible with respect to any Government Contract or program, and, to the knowledge of the Company, there is no threat, proposal or valid basis for such suspension, debarment, proposal for debarment or exclusion of any of the Company, any Subsidiary of the Company, or any officer, director, owner or employee of the Company or any Subsidiary of the Company.

          (d)   Since April 1, 2014, neither the Company nor any Subsidiary of the Company has been, with respect to any Government Contract or Bid, audited or investigated by any Governmental Entity, or subject to any civil claim, indictment or information, tolling or consent agreement, termination for convenience or default, notice of intent to terminate for default, adverse size determination, cure notice, stop work notice, show cause notice, recoupment or refund, notice of deficiency, material disallowance of claimed costs or penalty for expressly unallowable costs and, to the knowledge of the Company, none of the foregoing actions have been threatened.

        Section 3.21    Finders or Brokers.     Except for Needham & Company, LLC, neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the Mergers who would be entitled to any fee or any commission in connection with or upon consummation of the Mergers.

        Section 3.22    State Takeover Statutes.     Assuming the accuracy of Parent's representations in Section 4.15, the Company Board of Directors has taken all action necessary to render inapplicable to this Agreement and the transactions contemplated hereby (including the Mergers) all potentially applicable state anti-takeover statutes or regulations (including Section 203 of the DGCL) and any similar provisions in the Company Certificate or Company Bylaws.

        Section 3.23    Ownership of Parent Common Stock.     As of and for the three years prior to the date of this Agreement, neither the Company nor any of its Subsidiaries beneficially owns or owned, directly or indirectly, any shares of Parent Common Stock or other securities convertible into, exchangeable into or exercisable for shares of Parent Common Stock. Neither the Company nor any of its Subsidiaries, nor any "affiliate" or "associate" of any thereof, is, or has been at any time during the period commencing three years prior to the date of this Agreement through the date of this Agreement, an "interested stockholder" of Parent, as such terms are defined in Section 2.03 of the DGCL. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interests of Parent or any of its Subsidiaries.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except as disclosed in (i) the Parent SEC Documents filed or furnished since December 31, 2015 and prior to the date hereof (excluding any disclosures set forth in any "risk factor" or "forward-looking statements" sections), or (ii) the disclosure schedule delivered by Parent to the Company immediately prior to the execution of this Agreement (the "Parent Disclosure Schedule") (provided that disclosure in any section of such Parent Disclosure Schedule shall apply only to the corresponding section of this Agreement except to the extent that the relevance of such disclosure to another section or representation is reasonably apparent), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

        Section 4.1    Organization.

          (a)   Each of Parent and Merger Sub is duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent's Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and its Subsidiaries is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly qualified or licensed, have such approvals and be in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or to prevent Parent from performing its obligations under this Agreement or consummating the Mergers.

          (b)   Parent has made available to the Company prior to the date of this Agreement a correct and complete copy of Parent's Certificate of Incorporation (the "Parent Certificate"), Parent's Bylaws, as amended and restated, (the "Parent Bylaws" and together with the Parent Certificate, the "Parent Organizational Documents"), Merger Sub's certificate of incorporation (the "Merger Sub Certificate") and Merger Sub's bylaws (the "Merger Sub Bylaws" and together with the Merger Sub Certificate, the "Merger Sub Organizational Documents"), in each case, as amended and in effect through the date of this Agreement. The Parent Organizational Documents and the Merger Sub Organizational Documents are in full force and effect and neither Parent nor Merger Sub is in violation of any of their provisions.

        Section 4.2    Capitalization.

          (a)   The authorized capital stock of Parent consists of 34,000,000 shares of common stock, par value $0.01 per share (the "Parent Common Stock"), and 1,000,000 shares of preferred stock, par value $0.01 per share (the "Parent Preferred Stock"). As of the close of business on August 24, 2017, (i) 22,712,756 shares of Parent Common Stock were issued and outstanding, (ii) 439,137 shares of Parent Common Stock were held in treasury, (iii) no shares of Parent Preferred Stock were issued or outstanding, (iv) 404,301 shares of Parent Common Stock were subject to outstanding Parent Stock Options, (v) 212,875 shares of Parent Common Stock were subject to restricted stock unit awards in respect of Parent Common Stock ("Parent RSU Awards"), and (vi) no other shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All outstanding shares of Parent Common Stock are, and shares of Parent

  Common Stock reserved for issuance with respect to Parent Equity Awards, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in Section 4.2 of the Parent Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls, convertible securities, exchangeable securities or other similar rights, agreements or commitments to which Parent or any of its Subsidiaries is a party (A) obligating Parent or any of its Subsidiaries to (1) issue, transfer, exchange, sell or register for sale any shares of capital stock or other equity interests of Parent or any Subsidiary of Parent or securities convertible into or exchangeable for such shares or equity interests, (2) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (3) redeem or otherwise acquire any such shares of capital stock or other equity interests or (4) make any payment to any person the value of which is derived from or calculated based on the value of Parent Common Stock or Parent Preferred Stock, or (B) granting any preemptive or antidilutive or similar rights with respect to any security issued by Parent or its Subsidiaries. Neither Parent nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter. There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party (x) with respect to the voting or registration of the capital stock or other equity interest of Parent or any of its Subsidiaries or (y) that restrict any person from purchasing, selling, pledging or otherwise disposing of any shares of Parent Common Stock.

          (b)   Parent or a Subsidiary of Parent owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of Parent, free and clear of any preemptive rights and any Liens other than Permitted Liens, and all of such shares of capital stock or other equity interests are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Neither Parent nor any of its Subsidiaries has any obligation to acquire any equity interest, security, right, agreement or commitment or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

        Section 4.3    Authority Relative to this Agreement; No Violation.

          (a)   Each of Parent and Merger Sub has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement, including the Mergers. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by each of them of the Mergers have been duly and validly authorized by the Parent Board of Directors and the board of directors of Merger Sub and, assuming the accuracy of Section 3.2, no other proceedings on the part of either of Parent or Merger Sub or vote of Parent's stockholders is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation of the Mergers. The Parent Board of Directors has unanimously (i) determined that the terms of this Agreement and the Mergers, including the issuance of shares of Parent Common Stock in connection with the Mergers, are fair to, and in the best interests of, Parent and its stockholders, (ii) determined that it is in the best interests of Parent and its stockholders, and declared it advisable, to enter into this Agreement, (iii) duly and validly approved the execution and delivery by Parent of this Agreement, the performance by Parent of its covenants and agreements contained herein and the consummation of the Mergers upon the terms and subject to the conditions contained herein, and (iv) directed the issuance of shares of Parent Common Stock in connection with the Mergers.

          (b)   This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the legal, valid and binding agreement of the Company, this Agreement constitutes the legal, valid and binding agreement of Parent and Merger

  Sub and is enforceable against Parent and Merger Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c)   Other than in connection with or in compliance with (i) the filing of the Initial Certificate of Merger and Follow-On Certificate of Merger with the Delaware Secretary, (ii) the filing of the Form S-4 (including the Proxy Statement/Prospectus) with the SEC and any amendments or supplements thereto and declaration of effectiveness of the Form S-4, (iii) the Exchange Act, (iv) the Securities Act, (v) applicable state securities, takeover and "blue sky" laws, (vi) the rules and regulations of the Nasdaq, (vii) the HSR Act, (viii) the requisite clearances and approvals set forth in Section 4.3(c) of the Parent Disclosure Schedule and (ix) the adoption of this Agreement by Parent as the sole stockholder of Merger Sub, which will occur immediately following the execution of this Agreement (collectively, the "Parent Approvals"), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by Parent or Merger Sub of the Mergers, except where the failure to obtain such consents, orders, licenses, approvals, authorizations or permits of, or to make such filings, declarations, registrations with or notifications to, any Governmental Entity, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or prevent the consummation of the Mergers.

          (d)   The execution and delivery by Parent and Merger Sub of this Agreement does not, and (assuming the Parent Approvals are obtained) the consummation of the Mergers and compliance by Parent and Merger Sub with the provisions of this Agreement will not, (i) result in any loss, or suspension, limitation or impairment of any right of Parent or any of its Subsidiaries to own or use any assets required for the conduct of their business or result in any violation of, or default, with or without notice or lapse of time or both, under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any obligation or the loss of a benefit under any material Contract that is binding upon Parent or any of its Subsidiaries or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any Liens other than Permitted Liens, in each case, upon any of the properties or assets of Parent or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the Parent Organizational Documents or (iii) conflict with or violate any applicable Laws except, in the case of clauses (i) and (iii), for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellation, first offers, first refusals, modifications, accelerations, losses of benefits or Liens as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or to prevent Parent from performing its obligations under this Agreement or consummating the Mergers.

        Section 4.4    Reports and Financial Statements.

          (a)   Parent and each of its Subsidiaries has timely filed or furnished all forms, documents and reports required to be filed or furnished by it with the SEC (including under the Securities Act and the Exchange Act) (all such documents and reports filed or furnished by Parent or any of its Subsidiaries, the "Parent SEC Documents") since March 30, 2014. As of their respective dates or, if amended, as of the date of the last such amendment (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), the Parent SEC Documents filed since March 30, 2014 complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Parent SEC Documents filed since March 30, 2014 contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's Subsidiaries is, or at any time since March 30, 2014 has been, required to file any forms, reports or other documents with the SEC. Since March 30, 2014, no executive officer of Parent has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, (i) there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by Parent relating to the Parent SEC Documents and (ii) none of the Parent SEC Documents is, to the knowledge of Parent, the subject of ongoing SEC review.

          (b)   The consolidated financial statements (including all related notes and schedules) of Parent included in or incorporated by reference into the Parent SEC Documents filed since March 30, 2014 (the "Parent Financial Statements") (i) fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q or any successor form under the Exchange Act and subject to normal year-end audit adjustments and the absence of footnote disclosure) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (iii) have been prepared from, and are in accordance with, the books and records of Parent and its consolidated subsidiaries in all material respects and (iv) complied, as of their respective dates of filing with the SEC, in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act. As of the date of this Agreement, Grant Thornton LLP has not resigned (or informed Parent that it intends to resign) or been dismissed as independent public accountants of Parent as a result of or in connection with any disagreements with Parent on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

          (c)   Neither Parent nor any of its Subsidiaries is a party to, nor does it have any commitment to become a party to, any off-balance sheet joint venture, off-balance sheet partnership or any other "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC).

          (d)   Since March 30, 2014, (i) none of Parent or any Subsidiary of Parent nor, to the knowledge of Parent, any director or officer of Parent has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding accounting, internal accounting controls or auditing practices, procedures, methodologies or methods of Parent or any Subsidiary of Parent or any material complaint, allegation, assertion or claim from employees of Parent or any Subsidiary of Parent regarding questionable accounting or auditing matters with respect to Parent or any Subsidiary of Parent, and (ii) no attorney representing Parent or any Subsidiary of Parent, whether or not employed by Parent or any Subsidiary of Parent, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by Parent, any Subsidiary of Parent or any of their respective officers, directors, employees or agents to the Parent Board of Directors or any committee thereof, or to the General Counsel or Chief Executive Officer of Parent.

        Section 4.5    Internal Controls and Procedures.

          (a)   Parent has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Parent's disclosure controls and procedures are reasonably designed to ensure, that all material information required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Parent's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Parent's management has completed an assessment of the effectiveness of Parent's system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended March 31, 2017, and such assessment concluded that such controls were effective and Parent's independent registered accountant has issued an attestation report concluding that Parent maintained effective internal control over financial reporting as of March 31, 2017. Based on such evaluation, management of Parent has disclosed to Parent's auditors and the audit committee of the Parent Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal control over financial reporting, and each such deficiency, weakness and fraud so disclosed to auditors, if any, has been disclosed to the Company prior to the date hereof.

          (b)   As of the date of this Agreement, Parent is in compliance in all material respects with all current listing requirements of the Nasdaq.

        Section 4.6    No Undisclosed Liabilities.     There are no Liabilities of Parent or any of its Subsidiaries of any nature whatsoever (whether accrued, absolute, determined, contingent or otherwise and whether due or to become due) that would be required by GAAP to be reflected on a consolidated balance sheet of Parent, except for (a) Liabilities that are reflected or reserved against on the consolidated balance sheet of Parent and its Subsidiaries included in its Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2017 (including any notes thereto), (b) Liabilities incurred under this Agreement or in connection with the transactions contemplated hereby, including the Mergers, (c) Liabilities incurred in the ordinary course of business consistent with past practice since April 1, 2017, and (d) Liabilities that have not had and would not, individually or in the aggregate, reasonably be expected to constitute or result in a Parent Material Adverse Effect.

        Section 4.7    Compliance with Law; Permits.

          (a)   Parent and its Subsidiaries are, and since March 30, 2014 have been, in compliance with all applicable Laws except where such non-compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since March 30, 2014, neither Parent nor any of its Subsidiaries has (i) received any written notice or, to the knowledge of Parent, oral notice from any Governmental Entity regarding any actual or possible failure to comply with any Law in any material respect or (ii) provided any notice to any Governmental Entity regarding any material violation by Parent or any of its Subsidiaries of any Law.

          (b)   Parent and its Subsidiaries hold all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications and registrations and orders of all applicable Governmental Entities necessary for the lawful operation of the businesses of Parent and its Subsidiaries (the "Parent Permits"), and have filed all tariffs, reports, notices and other documents with all Governmental Entities necessary for Parent and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted and have paid all fees and assessments due and payable in connection therewith, except where the failure to have a Parent Permit, to file such documents or to pay such fees and assessments would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) all Parent Permits are valid and in full force and effect, and to the knowledge of Parent, are not subject to any administrative or judicial proceeding that would reasonably be expected to result in any modification, termination or revocation thereof and to the knowledge of Parent, as of the date of this Agreement no suspension or cancellation of any such Parent Permit is threatened; and (ii) Parent and each of its Subsidiaries is in compliance with the terms and requirements of all Parent Permits.

          (c)   Since March 30, 2014, none of Parent or its Subsidiaries, or to the knowledge of Parent, any director, officer, employee, agent or other person acting on behalf of Parent or any of its Subsidiaries has, directly or indirectly, violated or is in violation of, or is aware of any action taken that would result in a violation of, the Anti-Corruption Laws, nor, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) used any funds of Parent or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Parent or any of its Subsidiaries; (iii) established or maintained any unlawful fund of monies or other assets of Parent or any of its Subsidiaries; (iv) made any fraudulent entry on the books or records of Parent or any of its Subsidiaries; (v) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for Parent or any of its Subsidiaries or to influence any act or decision of a foreign government official or other person; or (vi) engaged in any transaction or dealing in property or interests in property of, received from or made any contribution of funds, goods or services to or for the benefit of, provided any payments or material assistance to, or otherwise engage in or facilitated any transactions with a Prohibited Person. No proceeding by or before any Governmental Entity involving Parent, any Subsidiary of Parent or any Affiliate of Parent, or to the knowledge of Parent, any of their directors, officers, employees, agents or other persons acting on their behalf, with respect to any Anti-Corruption Law is pending or, to the knowledge of Parent, threatened, nor have any disclosures been submitted to any Governmental Entity with respect to violations of any Anti-Corruption Law by Parent, any Subsidiary of Parent or any Affiliate of Parent, or to the knowledge of Parent, any of their directors, officers, employees, agents or other persons acting on their behalf.

          (d)   Since March 30, 2014, to the knowledge of Parent, each of Parent and its Subsidiaries has conducted its import and export transactions in accordance in all material respects with all applicable U.S. import, export and re-export Laws and controls and all other applicable import, export and re-export Laws and controls in other countries in which Parent or any of its Subsidiaries conducts business, including the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Regulations and executive orders and laws implemented by OFAC.

          (e)   Since March 30, 2014, Parent and its Subsidiaries have obtained all material consents, orders and declarations from, provided all material notices to, and made all material filings with, all Governmental Entities required for the Export Approvals, and each of Parent and its Subsidiaries is and, since March 30, 2014, has been in compliance in all material respects with the terms of all Export Approvals. There are no pending or, to the knowledge of Parent, threatened, claims against Parent or any of its Subsidiaries with respect to such Export Approvals.

        Section 4.8    Employee Benefit Plans.     Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) each Parent Benefit Plan has been established, operated and administered in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code; (ii) during the immediately preceding six years, no Liability under Section 302 of ERISA or Title IV of ERISA has been incurred by Parent, its Subsidiaries or their respective ERISA Affiliates that has not been satisfied in full, and, to the knowledge of Parent, no condition exists that would reasonably be expected to result in Parent, any of its Subsidiaries or any such ERISA Affiliate incurring any such Liability; and (iii) none of Parent, any of its Subsidiaries or any of their respective ERISA Affiliates has, within the immediately preceding six years, maintained, established, contributed to or been obligated to contribute to any (A) Multiemployer Plan or (B) plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA.

        Section 4.9    Absence of Certain Changes or Events.

          (a)   Since April 1, 2017 through the date of this Agreement, the businesses of Parent and its Subsidiaries have been conducted in all material respects in the ordinary course of business, and none of Parent or any Subsidiary of Parent has undertaken any action that if taken after the date of this Agreement would require the Company's consent pursuant to Section 5.2(a), (c) or (d).

          (b)   Since April 1, 2017, there has not been any fact, change, circumstance, event, occurrence, condition or development that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or to prevent Parent or Merger Sub from performing its obligations under this Agreement or consummating the Mergers.

        Section 4.10    Investigations; Litigation.     Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (a) to the knowledge of Parent there is no investigation or review pending or threatened by any Governmental Entity with respect to Parent or any of its Subsidiaries, (b) there are no actions, suits, claims or proceedings against Parent or any of its Subsidiaries or subpoenas, civil investigative demands or other written requests for information issued to Parent or any of its Subsidiaries relating to potential violations of Law that are pending or, to the knowledge of Parent, threatened, or to the knowledge of Parent any investigations or claims against or affecting Parent or any of its Subsidiaries, or any of their respective properties relating to potential violations of Law and (c) there are no Orders of any Governmental Entity against Parent or any of its Subsidiaries or under which Parent or any Parent Subsidiary is subject to ongoing obligations.

        Section 4.11    Information Supplied.     The information supplied or to be supplied by Parent in writing for inclusion in the Form S-4 (including the Proxy Statement/Prospectus) will not, at the time the Form S-4 (and any amendment or supplement thereto) is declared effective, on the date that the Proxy Statement/Prospectus is first mailed to the stockholders of the Company, or on the date of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent with respect to statements made therein based on information supplied by the Company in writing expressly for inclusion therein.

        Section 4.12    Finders or Brokers.     Except for Morgan Stanley & Co. LLC, neither Parent nor any of Parent's Subsidiaries has employed any investment banker, broker or finder in connection with the Mergers who would be entitled to any fee or any commission in connection with or upon consummation of the Mergers.

        Section 4.13    Merger Sub.     Parent is the sole stockholder of Merger Sub. Since its date of formation, Merger Sub has not carried on any business nor conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

        Section 4.14    State Takeover Statutes.     Assuming the accuracy of the Company's representations in Section 3.23, the Parent Board of Directors has taken all action necessary to render inapplicable to this

Agreement and the transactions contemplated hereby (including the Mergers) all potentially applicable state anti-takeover statutes or regulations and any similar provisions in the Parent Certificate or Parent Bylaws.

        Section 4.15    Ownership of Company Common Stock.     As of and for the three years prior to the date of this Agreement, neither Parent nor any of its Subsidiaries beneficially owns or owned, directly or indirectly, any shares of Company Common Stock or other securities convertible into, exchangeable into or exercisable for shares of Company Common Stock. Neither Parent nor any of its Subsidiaries, nor any "affiliate" or "associate" of any thereof, is, or has been at any time during the period commencing three years prior to the date of this Agreement through the date of this Agreement, an "interested stockholder" of the Company, as such terms are defined in Section 2.03 of the DGCL. There are no voting trusts or other agreements or understanding to which Parent or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of the Company or any of its Subsidiaries.

        Section 4.16    Sufficiency of Funds.     Parent has as of the date of this Agreement and will have as of the Closing sufficient funds (or available borrowing capacity under Parent's credit facilities) to consummate the transactions contemplated hereby and to satisfy its obligations under this Agreement, including payment of the Cash Consideration and payment of all related fees and expenses required to be paid by Parent pursuant to the terms of this Agreement. Each of Parent and Merger Sub expressly acknowledges that its respective obligations hereunder, including their obligations to consummate the Mergers, are not subject to a condition regarding Parent's or Merger Sub's obtaining of funds to consummate the transactions contemplated by this Agreement.

        Section 4.17    Reorganization.     Parent has not taken any action, and knows of no fact or circumstance, that could reasonably be expected to prevent the Mergers, taken together, from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

ARTICLE V.

COVENANTS AND AGREEMENTS

        Section 5.1    Conduct of Business of the Company.     During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, except (i) as may be required by applicable Law, (ii) with the prior written consent of Parent, not to be unreasonably withheld, conditioned or delayed, (iii) as required by this Agreement or (iv) as set forth in Section 5.1 of the Company Disclosure Schedule, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in all material respects in the ordinary course of business consistent with past practice, and to use commercially reasonable efforts to (A) maintain and preserve intact its business organization, (B) keep available the services of key employees and (C) maintain satisfactory relationships with customers, suppliers and distributors having material relationships with the Company or any of its Subsidiaries. Without limiting the foregoing, during the period from the date hereof until the earlier of the termination of this Agreement or the Effective Time, except (i) as may be required by applicable Law, (ii) with the prior written consent of Parent, not to be unreasonably withheld, conditioned or delayed, (iii) as required by this Agreement or (iv) as set forth in Section 5.1 of the Company Disclosure Schedule, the Company shall not, and shall cause its Subsidiaries not to:

          (a)   amend the Company Organizational Documents or the Company Subsidiary Organizational Documents, or otherwise take any action to exempt any person from any provision of the Company Organizational Documents or the Company Subsidiary Organizational Documents;

          (b)   split, combine, subdivide, amend the terms of or reclassify any of its capital stock;

          (c)   make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, except (A) dividends paid by any of the wholly owned Subsidiaries of the Company to the Company or to any of their wholly owned Subsidiaries, respectively or (B) the acceptance, surrender or withholding of shares of Company Common Stock as payment for the exercise price of Company Stock Options or for withholding Taxes incurred in connection with the exercise of Company Stock Options, in each case, in accordance with past practice and the terms of the Company Equity Plans or agreements evidencing Company Stock Options thereunder;

          (d)   (A) issue, sell, grant or otherwise permit to become outstanding any additional shares of its capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of its capital stock, including any Company Stock Options, except as permitted pursuant to the exercise of any purchase rights under the Company ESPP in accordance with the terms of Section 2.4, the exercise of Company Stock Options in accordance with their terms or pursuant to the grant of Company Stock Options in accordance with Section 5.1(d) of the Company Disclosure Schedule, or (B) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock or other equity interests;

          (e)   adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other similar form of reorganization, other than transactions between the Company and any direct or indirect wholly owned Company Subsidiary or between direct or indirect wholly owned Company Subsidiaries;

          (f)    (A) incur, assume, endorse, guarantee or otherwise become liable for any Indebtedness (other than Indebtedness described in clause (F) of the definition of Indebtedness that is incurred in the ordinary course of business) or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for any Indebtedness for borrowed money owed solely among the Company and/or its wholly owned Subsidiaries and other than (1) borrowings in an aggregate amount not to exceed $750,000 incurred in the ordinary course of business pursuant to existing credit facilities, and (2) purchase money financings and capital leases entered into in the ordinary course of business in an aggregate amount not to exceed $250,000 at any time outstanding; or (B) incur any Lien relating to Indebtedness on any of its material property or assets, except for Permitted Liens securing Indebtedness expressly permitted by the foregoing clause (A)(2), provided that in the case of (A)(2) such Lien shall extend only to the property the purchase or lease of which is financed thereby;

          (g)   make any loans or advances to any other person, except for (A) loans or advances for indemnification, attorneys' fees, travel and other business expenses in the ordinary course of business consistent with past practice or (B) extended payment terms for customers in the ordinary course of business;

          (h)   (A) sell, transfer, mortgage, license, encumber or otherwise dispose of any of its Intellectual Property rights, material properties or assets to any person other than (1) to the Company or a wholly owned Subsidiary of the Company, (2) sales of products, services, inventory or obsolete equipment in the ordinary course of business or pursuant to written contracts or commitments existing as of the date of this Agreement, and (3) non-exclusive licenses granted in connection with the sale of products and services to customers in the ordinary course of business, or (B) cancel, release or assign any Indebtedness of any person owed to it or any claims held by it against any person other than the release of claims held by it in the ordinary course of business or in an amount not to exceed $100,000;

          (i)    (A) acquire (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) any other person or business or any assets, deposits or properties of any other person, or (B) make any investment in any other person either by purchase of stock or securities, contributions to capital, or property transfers except in each case of the foregoing (A) or (B) for (1) acquisitions from wholly owned Company Subsidiaries, (2) investments in equity and debt instruments that constitute cash or cash equivalents consistent with the Company's past cash management programs, (3) the purchase of equipment, supplies and inventory in the ordinary course of business and (4) inbound paid-up licenses of Intellectual Property in the ordinary course of business;

          (j)    make any commitments with respect to capital expenditures in excess of an aggregate amount equal to $2,000,000 (regardless of when the amounts would be paid) during any fiscal quarter;

          (k)   other than in the ordinary course of business consistent with past practice (except with respect to any Company Material Contract of the type (or that would be of the type) described in Section 3.19(a)(iii) or Section 3.19(a)(iv) (in each case disregarding the exclusion of Contracts with sales representatives or distributors)), terminate (other than upon the expiration of its term), materially amend, or waive, release or assign any material right under, any Company Material Contract or enter into any contract that would constitute a Company Material Contract if it were in effect on the date of this Agreement;

          (l)    except as required by the terms of any Company Benefit Plan as in effect on the date of this Agreement, (A) increase the cash compensation or benefits payable or to become payable to any of its directors, officers, employees or individual independent contractors, (B) grant to any of its directors, officers, employees or individual independent contractors any new, or increase in, severance or termination pay, (C) pay or award, or commit to pay or award, any bonuses or incentive compensation to any of its officers or employees, (D) enter into any employment, service, severance, change of control or retention agreement (excluding offer letters or other agreements that do not provide for severance, termination, retention or change of control benefits) with any of its directors, officers, employees or individual independent contractors, (E) establish, adopt, enter into, amend or terminate any Collective Bargaining Agreement or Company Benefit Plan, other than amendments to Company Benefit Plans that are health and welfare plans that do not materially increase the aggregate annual cost to the Company of maintaining such plans, (F) accelerate the vesting or payment of, or fund, any compensation or benefit under any Company Benefit Plan, (G) hire or terminate the employment or service of any employee or individual independent contractor whose total annual cash compensation exceeds $300,000, other than for cause, or (H) hire or engage any employee or individual independent contractor whose total annual cash compensation exceeds $300,000;

          (m)  implement or adopt any material change in its financial accounting principles, practices or methods, other than as may be required by changes in GAAP;

          (n)   commence, settle or compromise any litigation, suit, action or proceeding, except for commencements, settlements or compromises that (A) involve solely monetary remedies with a value not in excess of $250,000 with respect to any individual litigation, suit, action or proceeding or $500,000 in the aggregate, (B) do not impose any material restriction on the Company's business or the business of any of the Company's Subsidiaries and (C) do not relate to any litigation by the Company's stockholders in connection with this Agreement or the Mergers;

          (o)   make, change or revoke any material Tax election, change or adopt any Tax accounting period or change any material method of Tax accounting, amend any material Tax Return, enter into any "closing agreement" within the meaning of Section 7121(a) of the Code (or any similar provision of state, local or foreign Law) or other material agreement with any taxing authority with respect to any material Tax, request any Tax ruling from any Governmental Entity, settle or compromise any material Tax liability or any audit, examination or other proceeding relating to a material amount of Taxes, or surrender any claim for a material refund of Taxes, enter into any material Tax sharing, allocation, indemnity or similar agreement or arrangement (other than customary provisions in commercial arrangements entered into in the ordinary course of its business and the primary purpose of which is not related to Taxes) or, except in the ordinary course of business, agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes;

          (p)   materially reduce the amount of insurance coverage or fail to renew any material existing insurance policies;

          (q)   (i) amend any Company Permits in a manner that adversely impacts its ability to conduct its business in any material respect, or (ii) terminate or allow to lapse, any Company Permits that are material to its ability to conduct its business;

          (r)   (i) cancel, or fail to reasonably apply for, continue to prosecute or maintain, or permit to lapse, or fail to comply with any material obligation with respect to, any material Company Registrations, (ii) fail to comply with any material obligation with respect to any agreements pursuant to which the Company or any Company Subsidiary licenses or obtains the right to use any material Company Licensed Intellectual Property, or (iii) disclose to any third party any material Trade Secret of the Company or any Company Subsidiary in a way that results in loss of trade secret protection or confidentiality;

          (s)   enter into any Contract under which the Company or any Subsidiary of the Company agrees to pay any royalties or any other monetary obligation with respect to any material Intellectual Property; or

          (t)    agree to take, or make any commitment to take, any of the foregoing actions that are prohibited pursuant to this Section 5.1.

        Section 5.2    Conduct of Business of Parent.     During the period from the date hereof through the Effective Time, except (i) as may be required by applicable Law, (ii) with the prior written consent of the Company, not to be unreasonably withheld, conditioned or delayed, (iii) as required by this Agreement or (iv) as set forth in Section 5.2 of the Parent Disclosure Schedule, Parent shall not, and shall cause its Subsidiaries not to:

          (a)   make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, except (A) dividends paid by any of the wholly owned Subsidiaries of Parent to Parent or to any of their wholly owned Subsidiaries, respectively, (B) the acceptance surrender or withholding of shares of Parent Common Stock as payment for the exercise price of Parent Stock Options or for withholding Taxes incurred in connection with the exercise, vesting or settlement of Parent Equity Awards in accordance with past practice and the terms of the applicable Parent Equity Award, or (C) the declaration and payment of quarterly cash dividends with respect to the Parent Common Stock in the ordinary course consistent with past practice, in a quarterly amount not to exceed the amount set forth on Section 5.2 of the Parent Disclosure Schedule or (D) stock buybacks in an amount not to exceed the amount set forth on Section 5.2 of the Parent Disclosure Schedule;

          (b)   split, combine, subdivide, amend the terms of or reclassify any of Parent's capital stock;

          (c)   adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other similar form of reorganization, other than transactions between the Parent and any direct or indirect wholly owned Parent Subsidiary or between direct or indirect wholly owned Parent Subsidiaries;

          (d)   (A) acquire (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) any other person or business or any material assets, deposits or properties of any other person, or (B) make any material investment in any other person either by purchase of stock or securities, contributions to capital, property transfers or purchase of property or assets of any person other than a wholly owned Subsidiary of Parent, except in each case of the foregoing (A) or (B) for acquisitions or investments that in each case would not reasonably be expected to materially delay or impede the consummation of the Mergers;

          (e)   amend the Parent Organizational Documents or the Merger Sub Organizational Documents in any manner that would be adverse in any material respect to holders of Company Common Stock;

          (f)    knowingly take any action that would reasonably be expected to materially delay or impede the consummation of the Mergers; or

          (g)   agree to take, or make any commitment to take, any of the foregoing actions that are prohibited pursuant to this Section 5.2.

        Section 5.3    Access.

          (a)   For purposes of furthering the Mergers but subject to the following sentence, the Company shall, and shall cause the Company Subsidiaries to, (x) afford Parent and its Representatives reasonable access during normal business hours and upon reasonable notice, throughout the period prior to the Effective Time, to its and its Subsidiaries' personnel, properties, Contracts, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of applicable Laws and, during such period and (y) make available to Parent and its Representatives all other available information concerning its business, developed and in-development products, properties and personnel as Parent may reasonably request. Parent will use its reasonable best efforts to minimize any disruption to the businesses of the Company that may result from such requests for access, data and information.

        The Company shall, and shall cause its Subsidiaries to, without limitation to the preceding obligations, make available to Parent and its Representatives (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of U.S. federal securities laws (other than reports or documents that the Company is not permitted to disclose under applicable Law) and (ii) a copy of all substantive correspondence between the Company or any of its Subsidiaries, on the one hand, and any party to a Contract, on the other hand, with regard to any material action, consent, approval or waiver that is required to be taken or obtained with respect to such Contract in connection with the consummation of the Mergers. The foregoing notwithstanding, the Company shall not be required to provide access to or make available to any person any document or information if doing so would, in the reasonable judgment of the Company, as applicable, after consultation with its outside counsel, (A) violate any Law, (B) result in a violation of a confidentiality agreement with a third party entered into prior to the date of this Agreement or (C) jeopardize the attorney-client, attorney work product or other legal privilege of the Company or any of its Subsidiaries.

          (b)   No investigation by the Company or Parent or their respective Representatives shall affect or be deemed to modify or waive the representations and warranties of the other Party set forth in this Agreement.

          (c)   The Parties hereby agree that all information provided to them or their respective Representatives in connection with this Agreement and the consummation of the Mergers shall be governed in accordance with the confidentiality agreement, dated as of March 20, 2017, by and between the Company and Parent (the "Confidentiality Agreement").

        Section 5.4    No Solicitation by the Company.

          (a)   Except as expressly permitted by this Section 5.4, the Company shall and shall cause each of its Subsidiaries and its and their respective officers, directors and employees, and shall use its reasonable best efforts to cause its other Representatives: (i) to immediately cease and cause to be terminated any solicitation, knowing encouragement, discussions or negotiations with any persons (other than Parent) that is ongoing with respect to a Company Takeover Proposal and (ii) not to, directly or indirectly, (A) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with or for the purpose of soliciting, initiating, encouraging or facilitating, a Company Takeover Proposal (other than, solely in response to an unsolicited inquiry, to refer the inquiring person to this Section 5.4, and provided, that the Company and its Representatives may make inquiries of a person making an unsolicited Company Takeover Proposal (and its Representatives) to ascertain facts regarding such Company Takeover Proposal for the sole purpose of the Company Board of Directors informing itself about such Company Takeover Proposal and the person making it, but in each case limiting its communication exclusively to such referral and such ascertaining of facts), or (C) approve, adopt, recommend or enter into, or propose to approve, adopt, recommend or enter into, any letter of intent or similar document, agreement, commitment, or agreement in principle (whether written or oral, binding or nonbinding) with respect to a Company Takeover Proposal. The Company shall not, and shall cause its controlled affiliates not to, release any third party from, or waive, amend or modify any provision of, or grant permission under, or fail to enforce, any standstill provision in any agreement to which the Company or any of its controlled affiliates is a party; provided that, if the Company Board of Directors determines in good faith, after consultation with the Company's outside legal counsel, that the failure to take such action would be inconsistent with the directors' fiduciary duties under applicable Laws, the Company may waive any such standstill provision applicable to any such persons solely to the extent necessary to permit a third party to make a Company Takeover Proposal to the Company Board of Directors.

          (b)   The Company shall, and shall cause its Affiliates to, promptly request any person that has executed a confidentiality or non-disclosure agreement in connection with any actual or potential Company Takeover Proposal that remains in effect as of the date of this Agreement to return or destroy all confidential information in the possession of such person or its Representatives.

          (c)   Anything to the contrary contained in Section 5.4(a) notwithstanding, if at any time after the date of this Agreement and prior to the time that the Company Stockholder Approval is obtained, the Company or any of its Representatives receives a bona fide unsolicited written Company Takeover Proposal from any person that did not result from a breach by the Company, its Subsidiaries or their respective Representatives of this Section 5.4 and if the Company Board of Directors determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that such Company Takeover Proposal constitutes or would reasonably be expected to lead to a Company Superior Proposal, then the Company and its Representatives may, (i) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company and its Subsidiaries to the person who has made such Company Takeover Proposal and its Representatives; provided that the Company shall substantially concurrently with the delivery to such person provide or make available to Parent any non-public information concerning the Company or any of its Subsidiaries that is provided or made available to such person or its Representatives unless such non-public information has been previously provided or made available to Parent and (ii) engage in or otherwise participate in discussions or negotiations with the person making such Company Takeover Proposal and its Representatives regarding such Company Takeover Proposal. The Company shall promptly (and in any event within one Business Day) notify Parent if the Company Board of Directors makes a determination that a Company Takeover Proposal constitutes or would reasonably be expected to lead to a Company Superior Proposal or if the Company furnishes non-public information and/or enters into discussions or negotiations as provided in this Section 5.4(c).

          (d)   Without limiting the foregoing, the Company shall promptly (and in no event later than one Business Day after its receipt) notify Parent in writing in the event that the Company or any of its Representatives receives a Company Takeover Proposal or a request for information relating to the Company or its Subsidiaries that is reasonably likely to lead to or that contemplates a Company Takeover Proposal, including the identity of the person making the Company Takeover Proposal and the material terms and conditions thereof (including an unredacted copy of such Company Takeover Proposal or, where such Company Takeover Proposal is not in writing, a description of the financial and other material terms thereof). The Company shall keep Parent reasonably informed, on a reasonably current basis, as to the status of (including any material developments related thereto) such Company Takeover Proposal, inquiry or request, shall promptly (and in any event within one Business Day) provide Parent with any draft agreements relating to such Company Takeover Proposal and shall promptly (and in any event within one Business Day) notify Parent of any material modifications to the financial or other material terms of any such Company Takeover Proposal, inquiry or request. The Company agrees that it and its Subsidiaries will not enter into any agreement with any person subsequent to the date of this Agreement which prohibits the Company from providing any information to Parent in accordance with, or otherwise complying with, this Section 5.4.

          (e)   Except as expressly permitted by this Section 5.4(e), the Company Board of Directors shall not (i) (A) fail to include the Company Recommendation in the Proxy Statement/Prospectus when disseminated to the Company's stockholders, (B) change, qualify, withhold, withdraw or modify, or publicly propose or announce an intention to change, qualify, withhold, withdraw or modify, in either case, in a manner adverse to Parent, the Company Recommendation or (C) adopt, approve or recommend to stockholders of the Company, or publicly propose or announce its intention to adopt, approve or recommend to stockholders of the Company, a Company Takeover Proposal (any action described in this clause (i) being referred to as a "Company Adverse Recommendation Change"), or (ii) authorize, cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement (including an acquisition agreement, merger agreement, joint venture agreement or other agreement), commitment or agreement in principle with respect to any Company Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 5.4(c)) (a "Company Acquisition Agreement"). Anything to the contrary set forth in this Agreement notwithstanding, prior to the time that the Company Stockholder Approval is obtained, but not after, the Company Board of Directors may, with respect to a bona fide, unsolicited Company Takeover Proposal that did not result from a material breach by the Company, its Subsidiaries or its Representatives of this Section 5.4, make a Company Adverse Recommendation Change or cause the Company to terminate this Agreement in accordance with Section 7.1(g) (including paying the Company Termination Fee) in order to enter into a definitive agreement relating to such Company Superior Proposal if, and only if, prior to taking either such action the Company Board of Directors has determined in good faith after consultation with the Company's independent financial advisor and outside legal counsel that such Company Takeover Proposal constitutes a Company Superior Proposal; provided, however, that, prior to making such Company Adverse Recommendation Change or terminating this Agreement in accordance with

  Section 7.1(g), (A) the Company has given Parent at least four Business Days' prior written notice of its intention to take such action and has provided to Parent the identity of the person making such Company Takeover Proposal, a copy of any proposed Company Acquisition Agreements constituting such Company Takeover Proposal, and a copy of any financing commitments relating thereto (or, in each case, if not provided in writing to the Company, a written summary of the material terms thereof), (B) following the end of such notice period, the Company Board of Directors shall have considered in good faith any revisions to the terms of this Agreement proposed by Parent, and shall have determined, after consultation with the Company's independent financial advisor and outside legal counsel, that the Company Superior Proposal would nevertheless continue to constitute a Company Superior Proposal if the revisions proposed by Parent were to be accepted by the Company and given effect, and (C) in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other change to the material terms of such Company Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (A) above of this proviso and a new notice period under clause (A) of this proviso shall commence (except that the four Business Day notice period referred to in clause (A) above of this proviso shall instead end at the later of (1) 11:59 p.m. (Eastern Time) on the third Business Day immediately following Parent's receipt of such notice and (2) the end of the original notice period; during which time the Company shall be required to comply with the requirements of clauses (B) and (C) above of this proviso. The actions of the Company Board of Directors in making a determination that a Company Takeover Proposal constitutes a Company Superior Proposal and the Company's authorizing and providing the notices to Parent required by this Section 5.4(e) , if done in accordance with this Section 5.4(e), shall not in and of itself, constitute a Company Adverse Recommendation Change, a violation of this Section 5.4 or a termination of this Agreement. Anything to the contrary contained herein notwithstanding, neither the Company nor any of its Subsidiaries shall enter into any Company Acquisition Agreement unless this Agreement has been terminated in accordance with its terms.

          (f)    Anything in this Agreement to the contrary notwithstanding, other than in connection with a Company Takeover Proposal, the Company may, at any time prior to, but not after, the date the Company Stockholder Approval has been obtained, make a Company Adverse Recommendation Change in response to a Company Intervening Event if the Company has complied with its obligations under this Section 5.4 and prior to taking such action, the Company Board of Directors has determined in good faith, after consultation with the Company's independent financial advisor and outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the members of the Company Board of Directors under applicable Law; provided, however, that prior to making such Company Adverse Recommendation Change, (i) the Company has given Parent at least four Business Days' prior written notice of its intention to take such action, and specifying the reasons therefor, including specifying in reasonable detail the applicable Company Intervening Event and (ii) following the end of such notice period, the Company Board of Directors shall have considered in good faith any revisions to the terms of this Agreement proposed in writing by Parent, and shall have determined, after consultation with the Company's independent financial advisor and outside legal counsel, that the failure to make such Company Adverse Recommendation Change would be inconsistent with the fiduciary duties of the members of the Company Board of Directors under applicable Law; provided, that the actions of the Company Board of Directors in making such determination and the Company's authorizing and providing of such notice pursuant to this Section 5.4(f) shall not, if done in accordance with Section 5.4(f), in and of itself, constitute a Company Adverse Recommendation Change, a violation of this Section 5.4 or a termination of this Agreement.

          (g)   Nothing contained in this Agreement shall prohibit the Company or the Company Board of Directors from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act, making any "stop, look and listen" communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder or otherwise complying with its disclosure obligations under applicable Law with regard to a Company Takeover Proposal; or (ii) directing any person (or the representative of that person) that makes a Company Takeover Proposal to the provisions of this Section 5.4; provided that in the case of either clause (i) or (ii) no such action, position or disclosure that would amount to a Company Adverse Recommendation Change shall be permitted, made or taken other than in compliance with Section 5.4(e).

          (h)   Any violation of the restrictions contained in this Section 5.4 by any of the Company's Representatives shall be deemed to be a breach of this Section 5.4 by the Company.

        Section 5.5    Employee Matters.

          (a)   During the period commencing at the Effective Time and ending on the first anniversary of the Effective Time, Parent shall provide or cause its Subsidiaries to provide to each employee of the Company or its Subsidiaries who continues to be employed by Parent or any of its Subsidiaries following the Effective Time (collectively, the "Continuing Employees") for so long as such Continuing Employee remains employed by Parent during such period, (i) a base salary or base wage rate, as applicable, that is no less than that provided to such Continuing Employee immediately prior to the Effective Time, (ii) a target quarterly and/or annual cash bonus or commission opportunity, as applicable, that is no less favorable than that provided to such Continuing Employee immediately prior to the Effective Time, and (iii) other compensation opportunities and employee benefits (including, without limitation, equity or equity-based compensation and severance, retirement, health and welfare benefits) that are no less favorable in the aggregate than those provided to similarly situated employees of Parent and its Subsidiaries; provided that Parent may satisfy its obligation under this Section 5.5(a)(iii) for the period commencing at the Effective Time and ending on the earlier of (A) the first anniversary of the Effective Time and (B) December 31, 2018 (the earlier such date, the "Benefit Plan Transition Date") by providing employee benefits on terms that are no less favorable in the aggregate to those provided to such Continuing Employee by the Company and its Subsidiaries immediately prior to the Effective Time.

          (b)   Following the Closing Date, Parent shall cause any Parent Benefit Plans in which the Continuing Employees are eligible to participate following the Closing Date to recognize the service of each Continuing Employee with the Company and its Affiliates (and their respective predecessors) prior to the Closing Date for purposes of eligibility, vesting and benefit accrual (other than benefit accruals under defined benefit pension plans or retiree welfare plans) under such Parent Benefit Plans, in each case, to the same extent such service was recognized immediately prior to the Effective Time under comparable Company Benefit Plans; provided that such recognition of service shall not (i) operate to duplicate any benefits of a Continuing Employee with respect to the same period of service, or (ii) apply for purposes of any Parent Benefit Plan that is grandfathered or frozen, either with respect to level of benefits or participation. With respect to any Parent Benefit Plan that provides medical, dental, hospital, pharmaceutical or vision insurance benefits, for the plan year in which such Continuing Employee is first eligible to participate, Parent shall (A) cause any preexisting condition limitations or eligibility waiting periods under such plan to be waived with respect to such Continuing Employee and his or her covered dependents to the extent such limitation would have been waived or satisfied under the corresponding Company Benefit Plans in which such Continuing Employee and his or her covered dependents participated immediately prior to the Effective Time, and (B) credit each Continuing Employee and his or her dependents for an amount equal to any medical, dental or vision expenses incurred by such Continuing Employee in the plan year in which such

  Continuing Employee is first eligible to participate in such Parent Benefit Plan, for purposes of any applicable deductible and annual out-of-pocket expense requirements under any such Parent Benefit Plan to the extent such expenses would have been credited under comparable Company Benefit Plans in which such Continuing Employee and his or her covered dependents participated immediately prior to the Effective Time.

          (c)   If requested by Parent in writing not less than fifteen Business Days before the anticipated Closing Date, the Company Board of Directors (or the appropriate committee thereof) shall adopt resolutions and take such other action as is necessary to terminate any Company Benefit Plan that is a defined contribution plan intended to be qualified under Section 401(a) of the Code (collectively, the "Company 401(k) Plan"), effective as of the day immediately prior to the Effective Time. In the event such request is made and the Company 401(k) Plan is terminated, then following the Effective Time and as soon as practicable following receipt of a favorable determination letter from the IRS regarding the termination of the Company 401(k) Plan, the assets thereof shall be distributed to the participants and Parent shall permit the Continuing Employees who are then actively employed by Parent or a Subsidiary thereof to make rollover contributions of "eligible rollover distributions" (within the meaning of Section 401(a)(31) of the Code) (excluding loans) distributed to such Continuing Employee from the Company 401(k) Plan to Parent's 401(k) plan.

          (d)   Nothing in this Agreement shall confer upon any Continuing Employee or other service provider any right to continue in the employ or service of Parent or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent or any of its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee or other service provider at any time for any reason whatsoever, with or without cause. In no event shall the terms of this Agreement be deemed to (i) establish, amend or modify any Company Benefit Plan, Parent Benefit Plan or any other compensation or employee benefit plan, program, agreement or arrangement maintained or sponsored by Parent, the Surviving Corporation, the Company or any of their Subsidiaries or Affiliates; or (ii) alter or limit the ability of Parent, the Surviving Corporation, the Company or any of their Subsidiaries or Affiliates to amend, modify or terminate any Company Benefit Plan, Parent Benefit Plan or any other compensation or employee benefit plan, program, agreement or arrangement after the Closing Date. Without limiting the generality of Section 8.13, nothing in this Section 5.5 shall create any third party beneficiary rights in any person other than the Parties, including any Continuing Employee or current or former service provider of the Company or its Affiliates (or any beneficiaries or dependents thereof).

        Section 5.6    Regulatory Approvals; Efforts.

          (a)   Prior to the Closing, Parent, Merger Sub and the Company shall use their respective reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all reasonable things necessary, proper or advisable under any applicable Laws to consummate and make effective the Mergers, including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Mergers, (ii) the satisfaction of the conditions to consummating the Mergers, (iii) taking all reasonable actions necessary to obtain (and cooperating with each other in obtaining) any consent, authorization, Order, waiting period expiration or approval of, or any exemption by, any third party, including any Governmental Entity (which actions shall include furnishing all information and documentary material required under the HSR Act and the clearances and approvals set forth in Section 5.6(a) of the Company Disclosure Schedule required to be obtained or made by Parent, Merger Sub, the Company or any of their respective Subsidiaries in connection with the Mergers or the taking of any action contemplated by this Agreement, and (iv) the execution and delivery of any reasonable additional instruments necessary to consummate the Mergers and to fully carry out the purposes of this Agreement. Additionally, each of Parent, Merger Sub and the Company shall use reasonable best efforts to not take any action after the date of this Agreement that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any such Governmental Entity necessary to be obtained prior to the Closing.

          (b)   Parent and the Company shall jointly devise and implement the strategy for all filings, notifications, submissions and communications in connection with any filing, notice, petition, statement, registration, submission of information, application or similar filing subject to this Section 5.6. Parent and the Company shall each keep the other apprised of the status of matters relating to the completion of the Mergers and work cooperatively in connection with obtaining all required consents, authorizations, Orders, waiting period expirations or approvals of, or any exemptions by, any Governmental Entity undertaken pursuant to the provisions of this Section 5.6. In that regard, prior to the Closing, each Party shall promptly consult with the other Parties to this Agreement with respect to and provide any necessary information and assistance as the other Parties may reasonably request with respect to (and, in the case of correspondence, provide the other Parties (or their counsel) copies of) all notices, submissions, or filings made by such Party with any Governmental Entity or any other information supplied by such Party to, or correspondence with, a Governmental Entity in connection with this Agreement and the Mergers. Each Party to this Agreement shall (A) promptly inform the other Parties to this Agreement, and if in writing, furnish the other Parties with copies of (or, in the case of oral communications, advise the other Parties orally of) any communication from or to any Governmental Entity regarding the Mergers, (B) permit the other Parties to review and discuss in advance, and consider in good faith the views of the other Parties in connection with, any proposed communication with any such Governmental Entity, and (C) to the extent permitted by any applicable Governmental Entity, give the other Party a reasonable opportunity to attend and participate in any in-person meetings with such Governmental Entity regarding the Mergers. If any Party to this Agreement or any Representative of such Parties receives a request for additional information or documentary material from any Governmental Entity with respect to the Mergers, then such Party will use reasonable best efforts to make, or cause to be made, promptly and after consultation with the other Parties to this Agreement in good faith, an appropriate response in substantial compliance with such request. Each Party shall furnish the other Parties with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any such Governmental Entity with respect to this Agreement and the Mergers, and furnish the other Parties with such necessary information and reasonable assistance as the other Parties may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Entity; provided, however, that Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.6 as "Antitrust Counsel Only Material." Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Parent or the Company, as the case may be) or its legal counsel. Anything to the contrary contained in this Section 5.6 notwithstanding, materials provided pursuant to this Section 5.6 may be redacted (i) to remove references concerning the valuation of Parent, the Company and the Mergers and other confidential information, (ii) as necessary to comply with contractual arrangements, and (iii) as necessary to address reasonable privilege concerns.

          (c)   The Company and Parent shall use reasonable best efforts to file, as promptly as practicable, but in any event no later than 15 Business Days after the date of this Agreement, all notifications required under the HSR Act. In the event that the Parties receive a request for information or documentary material pursuant to the HSR Act (a "Second Request"), the Parties will use their respective reasonable best efforts to respond to such Second Request as promptly as practicable, and counsel for both Parties will closely cooperate during the entirety of any such

  Second Request review process. The Parties agree to use reasonable best efforts to supply as promptly as practicable and advisable any additional information and documentary material that may be required under any other Antitrust Law.

        Section 5.7    Preparation of the Form S-4 and the Proxy Statement/Prospectus; Company Stockholders Meeting.

          (a)   As promptly as reasonably practicable following the date of this Agreement, (i) the Company and Parent shall jointly prepare and cause to be filed with the SEC the Proxy Statement/Prospectus in preliminary form, and (ii) Parent shall prepare and cause to be filed with the SEC, the Form S-4 with respect to the shares of Parent Common Stock issuable in the Mergers, which will include the Proxy Statement/Prospectus with respect to the Company Stockholder Meeting. Each of the Company and Parent shall use its reasonable best efforts to (A) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, (B) ensure that the Form S-4 complies in all material respects with the applicable provisions of the Exchange Act or Securities Act, and (C) keep the Form S-4 effective for so long as necessary to complete the Mergers. Each of the Company and Parent shall furnish all information concerning itself, its Affiliates and the holders of its shares to the other and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4 and Proxy Statement/Prospectus. Each of the Company and Parent shall promptly notify the other upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form S-4 or Proxy Statement/Prospectus, and shall, as promptly as practicable after receipt thereof, provide the other with copies of all correspondence between it and its Representatives, on one hand, and the SEC, on the other hand, and all written comments with respect to the Proxy Statement/Prospectus or the Form S-4 received from the SEC and advise the other party on any oral comments with respect to the Proxy Statement/Prospectus or the Form S-4 received from the SEC. Each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Proxy Statement/Prospectus, and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comment from the SEC with respect to the Form S-4. The foregoing notwithstanding, prior to filing the Form S-4 (or any amendment or supplement thereto) or mailing the Proxy Statement/Prospectus (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of the Company and Parent shall cooperate and provide the other a reasonable opportunity to review and comment on such document or response in advance (including the proposed final version of such document or response), except to the extent such disclosures relate to a Company Takeover Proposal. Parent shall advise the Company, promptly after it receives notice thereof, of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the qualification of the shares of Parent Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, and Parent shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Parent shall also take any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or "blue sky" Laws and the rules and regulations thereunder in connection with the issuance of the shares of Parent Common Stock in the Mergers, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such actions.

          (b)   If, at any time prior to the receipt of the Company Stockholder Approval, any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by the Company or Parent which, in the reasonable judgment of the Company or Parent, should be set forth in an amendment of, or a supplement to, any of the Form S-4 or the Proxy Statement/Prospectus, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Parties, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement/Prospectus or the Form S-4 and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to stockholders of the Company. Nothing in this Section 5.7(b) shall limit the obligations of any Party under Section 5.7(a). For purposes of this Section 5.7, any information concerning or related to the Company, its Affiliates or the Company Stockholder Meeting will be deemed to have been provided by the Company, and any information concerning or related to Parent or its Affiliates will be deemed to have been provided by Parent.

          (c)   The Company shall take, in accordance with applicable Law and the Company Organizational Documents, all action necessary to mail the Proxy Statement/Prospectus to the Company's stockholders as promptly as reasonably practicable after the Form S-4 is declared effective by the SEC and to convene a meeting of the Company's stockholders to consider the proposal to adopt this Agreement (the "Company Stockholder Meeting") as promptly as reasonably practicable after the date of mailing of the Proxy Statement/Prospectus (including setting an appropriate record date for the Company Stockholder Meeting). The Company shall, through the Company Board of Directors, make the Company Recommendation, include such Company Recommendation in the Proxy Statement/Prospectus and solicit and use its reasonable best efforts to obtain the Company Stockholder Approval, except, in each case, during such time as a valid Company Adverse Recommendation Change is in effect, and shall not submit any other proposal (other than, if the Company Stockholder Meeting is also the Company's annual stockholder meeting, proposals customarily brought in connection with the Company's annual stockholder meeting) to such holders in connection with the Company Stockholder Meeting without the prior written consent of Parent. The foregoing provisions of this Section 5.7(c) notwithstanding, the Company shall have the right, without the prior consent of Parent, to make one or more successive postponements or adjournments of the Company Stockholder Meeting (A) to ensure that any supplement or amendment to the Proxy Statement/Prospectus required under applicable Law is timely provided to the stockholders of the Company within a reasonable amount of time, in the good faith judgment of the Company Board of Directors (after consultation with its outside counsel), in advance of the Company Stockholder Meeting, (B) if required by applicable Law or a request from the SEC or its staff or (C) if, on a date for which the Company Stockholder Meeting is scheduled, the Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Company Stockholder Approval, whether or not a quorum is present; provided that (1) the duration of any such adjournment or postponement shall be limited to the minimum duration reasonably necessary to remedy the circumstances giving rise to such adjournment or postponement; (2) no single such adjournment or postponement shall be for more than five Business Days except as may be required by federal securities Laws; and (3) in the case of clause (C), the Company Stockholder Meeting shall not be postponed to later than the date that is 20 Business Days after the date for which the Company Stockholder Meeting was originally scheduled without the prior written consent of Parent. All other postponements or adjournments shall require the prior written consent of Parent. Nothing contained in this Agreement, including, for the avoidance of doubt, a Company Adverse Recommendation Change, shall be deemed to relieve the Company of its obligations to submit this Agreement to its stockholders for a vote on the approval and adoption thereof.

        Section 5.8    Takeover Statutes.     The Parties shall use their respective reasonable best efforts (a) to take all action necessary so that no "moratorium," "control share acquisition," "fair price," "supermajority," "affiliate transactions" or "business combination statute or regulation" or other similar state anti-takeover Laws and regulations becomes applicable to the Mergers or any of the other transactions contemplated by this Agreement and (b) if any such Law may become, or may purport to be, applicable to the Mergers or any of the other transactions contemplated by this Agreement, to grant such approvals and take such actions as are reasonably necessary so that the Mergers and the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise eliminate or minimize the effects of such Law on the transactions contemplated by this Agreement.

        Section 5.9    Public Announcements.     The Parties shall consult with one another prior to issuing, and provide each other with the opportunity to review and comment upon, any public announcement, statement or other disclosure with respect to this Agreement or the Mergers and shall not issue any such public announcement or statement prior to such consultation, except as may be required by Law or by the rules and regulations of the Nasdaq (in which event such Party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other Party to review and comment upon such public announcement or statement in advance and shall give due consideration to all reasonable additions, deletions or changes suggested thereto); provided that, (i) each of the Company and Parent may make press releases or public announcements concerning this Agreement or the Mergers that consist solely of information previously disclosed in previous press releases or announcements made by Parent and/or the Company in compliance with this Section 5.9 and (ii) each of the Company and Parent may make any public statements in response to questions by the press, analysts, investors or analysts or those participating in investor calls or industry conferences, so long as such statements consist solely of information previously disclosed in previous press releases, public disclosures or public statements made by Parent and/or the Company in compliance with this Section 5.9. The Company shall not be required to provide any review or comment to Parent regarding any statement, release or disclosure in response to or in connection with the receipt and existence of a Company Takeover Proposal, its consideration of making or its making of a Company Adverse Recommendation Change or any matters related thereto, and following any public statement, release or disclosure by the Company in respect of any of the foregoing matters, Parent shall not be required to provide any review or comment to the Company regarding any statement, release or disclosure made by Parent with respect to such matters. The Company and Parent agree to issue the previously agreed upon form of joint press release announcing the execution and delivery of this Agreement promptly following the execution of this Agreement.

        Section 5.10    Indemnification and Insurance.

          (a)   Parent shall ensure that all rights to indemnification and exculpation from Liabilities for acts or omissions occurring at or prior to the Effective Time and related advancement of expenses now existing in favor of any present and former director, officer and employee of the Company or any of its Subsidiaries and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request or for the benefit of the Company or any of its Subsidiaries (in each case, when acting in such capacity) (collectively, together with their respective heirs, executors and administrators, the "Company Indemnified Parties") as provided in the Company Organizational Documents (or Company Subsidiary Organizational Documents) as in effect on the date of this Agreement or any indemnification agreements in existence as of, and disclosed to Parent prior to, the date hereof, shall survive the Mergers and shall continue in full force and effect in accordance with their terms. The foregoing notwithstanding, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Company Indemnified Party with respect to matters subject to indemnification hereunder on or prior to the sixth anniversary of the Effective Time, the rights to indemnification and exculpation from Liabilities and advancement of expenses referenced in the preceding sentence shall continue in effect until the final disposition of such claim, action, suit proceeding or investigation.

          (b)   From and after the Effective Time, the Surviving Corporation shall indemnify and hold harmless each Company Indemnified Party against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, damages or Liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of the fact that such person was a director or officer of the Company or any of its Subsidiaries or other fiduciary in any entity, trust, pension or other employee benefit plan or enterprise at the request or for the benefit of the Company and pertaining to matters existing or occurring or actions or omissions taken prior to or at the Effective Time, including with respect to this Agreement and the Mergers, to the fullest extent permitted by applicable Law, and the Surviving Corporation shall also advance expenses to the Company Indemnified Parties as incurred to the fullest extent permitted by applicable Law; provided that the Company Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by a final and nonappealable judicial determination that such Company Indemnified Party is not entitled to indemnification under this Section 5.10 or otherwise.

          (c)   For a period of six years after the Effective Time, the Surviving Corporation shall maintain in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured) with respect to claims arising from facts or events, or actions or omissions, which occurred or are alleged to have occurred at or before the Effective Time; provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 300% of the annual premiums paid as of the date hereof by the Company for such insurance (the "Premium Cap"), and if such premiums for such insurance would at any time exceed the Premium Cap, then the Surviving Corporation shall cause to be maintained policies of insurance which, in the Surviving Corporation's good faith determination, provide the maximum coverage available at an annual premium equal to the Premium Cap. In lieu of the foregoing, the Company, in consultation with, but only upon the consent of Parent, may (and at the request of Parent, the Company shall use its reasonable best efforts to) obtain at or prior to the Effective Time a six-year prepaid "tail" policy providing equivalent coverage to that described in the preceding sentence; provided that if the total cost for such prepaid "tail" policy exceeds the Premium Cap, then the Surviving Corporation may obtain a prepaid "tail" policy with the maximum coverage available for a total cost of the Premium Cap. If such prepaid policies have been obtained prior to the Effective Time, the Surviving Corporation shall maintain such policies in full force and effect, and continue to honor the obligations thereunder.

          (d)   In the event that the Surviving Corporation (i) consolidates with or merges into any other person and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then proper provision shall be made so that such continuing or surviving entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 5.10.

          (e)   The rights of each Company Indemnified Party pursuant to this Section 5.10 shall be in addition to, and not in limitation of, any other rights such Company Indemnified Party may have under the Company Organizational Documents (or Company Subsidiary Organizational Documents) or under applicable Law. The provisions of this Section 5.10 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Party and his or her heirs and representatives.

        Section 5.11    Control of Operations.     Without in any way limiting any Party's rights or obligations under this Agreement, the Parties understand and agree that (a) nothing contained in this Agreement shall give Parent or the Company, directly or indirectly, the right to control or direct the other Party's operations prior to the Effective Time and (b) prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

        Section 5.12    Section 16 Matters.     Prior to the Effective Time, Parent and the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of shares of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the Mergers by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.

        Section 5.13    Actions with Respect to Certain Company Debt.     At least two Business Days prior to the Closing, the Company shall deliver an executed payoff letter with respect to the Revolving Credit Agreement and an executed payoff letter with respect to the Loan Agreement, in each case in form and substance reasonably satisfactory to Parent. The Company shall provide a draft of each such payoff letter to Parent no less than four Business Days prior to the anticipated Closing Date. Each such payoff letter shall (a) confirm the full outstanding amount then outstanding, along with accrued interest thereon and all fees and other obligations of the Company and its Subsidiaries accrued under the Revolving Credit Agreement or the Loan Agreement, as applicable, (b) contain payment instructions and (c) evidence the satisfaction, release and discharge of the debt and liabilities under the Revolving Credit Agreement or the Loan Agreement, as applicable, and the agreement by the lenders thereunder (or their agent) to release all liens upon the payment of such amount in accordance with the payment instructions. Prior to or at the Closing, the Company and its Subsidiaries shall have obtained documents, including an authorization to file UCC termination statements upon such payment, executed terminations and releases of any outstanding mortgages, as are reasonably necessary to release such liens. Prior to or at the Closing, the Company shall cause all outstanding obligations under the Revolving Credit Agreement and Loan Agreement to be repaid in full, and the Company shall deliver evidence reasonably satisfactory to Parent of such repayment and of the satisfaction, release and discharge of all other Indebtedness of the Company and its Subsidiaries, other than Indebtedness owed solely among the Company and/or its wholly owned Subsidiaries.

        Section 5.14    Transaction Litigation.     Subject to execution of a customary joint defense agreement, the Company shall give Parent the opportunity, at Parent's expense, to participate in the Company's defense or settlement of any stockholder litigation against the Company and/or its directors or executive officers relating to this Agreement and/or the Mergers. The Company agrees that it shall not settle or offer to settle any litigation commenced prior to or after the date of this Agreement against the Company or its directors, executive officers or similar persons by any stockholder of the Company relating to this Agreement and/or the Mergers without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).

        Section 5.15    Nasdaq Matters.

          (a)   Parent shall file a notification of listing of additional shares (or such other form as may be required) with the Nasdaq with respect to the shares of Parent Common Stock to be issued in the Initial Merger and such other shares of Parent Common Stock to be reserved for issuance in connection with the Initial Merger, and shall use reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Initial Merger and such other shares of Parent Common Stock to be reserved for issuance in connection with the Initial Merger to be approved for listing on the Nasdaq, subject to official notice of issuance, prior to the Effective Time.

          (b)   Parent and the Company agree to cooperate in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from the Nasdaq and terminate its registration under the Exchange Act, in each case, as promptly as practicable after the Effective Time, provided that such delisting and termination shall not be effective until after the Effective Time.

        Section 5.16    Additional Agreements.     In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the Parties to the Mergers, the officers of the Surviving Corporation shall be authorized to, in the name and on behalf of the Company, execute and deliver such deeds, bills of sale, assignment or assurances and take all such other action as may be necessary in connection therewith.

        Section 5.17    Certain Tax Matters.     Each Party shall not (and shall cause its respective Subsidiaries not to) take or fail to take any action which action (or failure to act) could reasonably be expected to prevent or impede the Mergers, taken together, from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code. Each of Parent and the Company will use its reasonable best efforts and will cooperate with one another to obtain the opinions of counsel referred to in Section 6.2(c) and Section 6.3(c). In connection therewith, (a) Parent shall deliver to each such counsel a duly executed certificate containing such customary representations, warranties and covenants as shall be reasonably satisfactory in form and substance to each such counsel and reasonably necessary or appropriate to enable each such counsel to render the opinion described in Section 6.2(c) or Section 6.3(c), as applicable (the "Parent Tax Certificate"), (b) the Company shall deliver to each such counsel a duly executed certificate containing such customary representations, warranties and covenants as shall be reasonably satisfactory in form and substance to each such counsel and reasonably necessary or appropriate to enable each such counsel to render the opinion described in Section 6.2(c) or Section 6.3(c), as applicable (the "Company Tax Certificate"), in each case of (a) and (b), dated as of the Closing Date, and (c) Parent and the Company shall provide such other information as reasonably requested by each such counsel for purposes of rendering the opinion described in Section 6.2(c) or Section 6.3(c), as applicable.

        Section 5.18    Advice of Changes.     The Company and Parent shall each promptly advise the other Party of (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Mergers or (b) upon receiving any written communication from any Governmental Entity or third party whose consent or approval is required for consummation of the Mergers that causes such Party to believe that there is a reasonable likelihood that any such consent or approval will not be obtained or that the receipt of any such consent or approval will be materially delayed.

        Section 5.19    Obligations of Merger Sub.     Parent shall, and shall cause Merger Sub to, perform its obligations under this Agreement.

        Section 5.20    Director and Officer Resignations.     As requested by Parent, the Company shall cause to be delivered to Parent prior to the Closing resignations executed by directors and officers of the Company and its Subsidiaries, in each case to be effective upon the Effective Time.

        Section 5.21    Certain Intellectual Property Matters.     At the Closing, the Company shall provide Parent with a schedule that lists all of the filing actions and maintenance and renewal fees, and corresponding due dates, with respect to any Company Owned Intellectual Property needed to be taken, met or paid during the 120 day period following the Closing in order to prosecute or maintain such Company Owned Intellectual Property.

        Section 5.22    Parent Board of Directors.     Parent shall take all appropriate action so that, as of the Effective Time, the number of directors constituting the Parent Board of Directors shall be increased by one member, who shall be Dr. Nathan Zommer (the current Chairman, Chief Executive Officer and Chief Technology Officer of the Company), subject to such individual completing Parent's director and officer questionnaire form, together with such supporting documentation or other information that Parent may reasonably request.

        Section 5.23    Change of Method.     Parent may at any time change the method of effecting the Mergers, including by causing the Follow-On Merger to be a merger of the Company with and into a wholly owned disregarded limited liability company subsidiary of Parent, if and to the extent requested by Parent, and Company agrees to enter into such amendments to this Agreement as Parent may reasonably request in order to give effect to such restructuring; provided, however, that no such change or amendment shall (i) alter or change the amount or kind of the Merger Consideration provided for in this Agreement, (ii) adversely affect the Tax treatment of the Mergers with respect to the Company's stockholders or (iii) be reasonably likely to cause the Closing to be materially delayed or cause any condition of the Closing to fail to be met.

ARTICLE VI.

CONDITIONS TO CONSUMMATION OF THE MERGER

        Section 6.1    Conditions to Each Party's Obligation to Effect the Mergers.     The respective obligations of each Party to effect the Mergers shall be subject to the fulfillment (or waiver by the Company and Parent, to the extent permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a)    Stockholder Approval.    The Company Stockholder Approval shall have been obtained.

          (b)    Registration Statement.    The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (c)    No Legal Prohibition.    No Governmental Entity of competent jurisdiction shall have entered or issued an Order or adopted or enacted a Law that continues to be effective, in each case that temporarily or permanently prohibits, enjoins or makes illegal the consummation of the Mergers.

          (d)    Regulatory Approval.    Any waiting period (and extensions thereof) applicable to the Mergers under the HSR Act shall have expired or been terminated and the clearances and approvals set forth in Section 5.6(a) of the Company Disclosure Schedule shall have been obtained.

          (e)    Listing.    The shares of Parent Common Stock to be issued in the Initial Merger shall have been approved for listing on the Nasdaq, subject to official notice of issuance.

        Section 6.2    Conditions to Obligations of Parent and Merger Sub.     The respective obligations of Parent and Merger Sub to effect the Mergers shall be subject to the fulfillment (or waiver by Parent, to the extent permissible under applicable Law) on or prior to the Closing Date of the following additional conditions:

          (a)    Representations and Warranties.    The representations and warranties of the Company set forth in (i) Article III (other than in Section 3.1(a) (the first sentence only), Section 3.2, Section 3.3(a), Section 3.3(b), Section 3.3(c), Section 3.3(d) , Section 3.3(e)(ii), Section 3.10(b), Section 3.21 and Section 3.22) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, other than for failures to be so true and correct (without regard to materiality, Company Material Adverse Effect and similar qualifiers contained in such representations and warranties) that would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, (ii) Section 3.1(a) (the first sentence only), Section 3.2 (other than the first three sentences of Section 3.2(a)), Section 3.3(a), Section 3.3(b), Section 3.3(c), Section 3.3(d), Section 3.3(e)(ii), Section 3.21 and Section 3.22 shall be true and correct (without regard to materiality, Company Material Adverse Effect and similar qualifiers contained in such representations and warranties) in all material respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, (iii) Section 3.2(a) (the first three sentences only) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except for any inaccuracies that are in the aggregate de minimis as compared to the total number of shares subject to Section 3.2(a) (the first three sentences only), and (iv) Section 3.10(b) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date; provided, however, that representations and warranties that are made as of a particular date or period need be true and correct (in the manner set forth in clauses (i), (ii), (iii) and (iv), as applicable) only as of such date or period.

          (b)    Performance of Obligations of the Company.    The Company shall have performed or complied in all material respects with all covenants required by the Agreement to be performed or complied with by it prior to the Closing Date.

          (c)    Tax Opinion.    Parent shall have received a written opinion from Wachtell, Lipton, Rosen & Katz (or other nationally recognized outside counsel), in form and substance reasonably satisfactory to Parent, dated as of the Closing Date, to the effect that, on the basis of certain facts, representations and assumptions described or referred to in such opinion, the Mergers, taken together, will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in the Parent Tax Certificate and the Company Tax Certificate.

          (d)    Closing Certificate.    The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by its Chief Executive Officer, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

          (e)    Company Repayment of Certain Indebtedness.    The Company shall have repaid all outstanding obligations under the Revolving Credit Agreement and Loan Agreement and delivered to Parent evidence reasonably satisfactory to Parent of such repayment.

        Section 6.3    Conditions to Obligations of the Company.     The obligations of the Company to effect the Mergers shall be subject to the fulfillment (or waiver by the Company, to the extent permissible under applicable Law) on or prior to the Closing Date of the following additional conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent set forth in (i) Article IV (other than in Section 4.1(a) (the first sentence only), Section 4.2(a) (the first four sentences only), Section 4.3(a), Section 4.3(b), Section 4.12 and Section 4.14) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, other than for failures to be so true and correct (without regard to materiality, Parent Material Adverse Effect and similar qualifiers contained in such representations and warranties) that would not, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect and (ii) Section 4.1(a) (the first sentence only), Section 4.2(a) (the first four sentences only), Section 4.3(a), Section 4.3(b), Section 4.12 and Section 4.14 shall be true and correct (without regard to materiality, Parent Material Adverse Effect and similar qualifiers contained in such representations and warranties) in all material respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date; provided, however, that representations and warranties that are made as of a particular date or period need be true and correct (in the manner set forth in clauses (i) and (ii), as applicable) only as of such date or period.

          (b)    Performance of Obligations of Parent and Merger Sub.    Parent and Merger Sub shall have performed or complied in all material respects with all covenants required by the Agreement to be performed or complied with by them prior to the Closing Date.

          (c)    Tax Opinion.    The Company shall have received a written opinion from Latham & Watkins LLP (or other nationally recognized outside counsel), in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, to the effect that, on the basis of certain facts, representations and assumptions described or referred to in such opinion, the Mergers, taken together, will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in the Parent Tax Certificate and the Company Tax Certificate.

          (d)    Closing Certificate.    Parent shall have delivered to the Company a certificate, dated the Closing Date and signed by an executive officer, certifying to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

ARTICLE VII.

TERMINATION

        Section 7.1    Termination or Abandonment.     Anything in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time (except as otherwise provided below, whether before or after receipt of the Company Stockholder Approval), as follows:

          (a)   by the mutual written consent of the Company and Parent;

          (b)   by either the Company or Parent, if the Effective Time shall not have occurred on or prior to 11:59 p.m., Eastern Time, on February 28, 2018 (the "Initial End Date"); provided, however, that if on the Initial End Date all of the conditions to Closing, other than the conditions set forth in Section 6.1(c) or Section 6.1(d) as it relates to an Antitrust Law, shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, which conditions shall be capable of being satisfied at such time), the Initial End Date will automatically be extended to May 28, 2018 (the "Outside End Date") and provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any Party whose action or failure to fulfill any obligation under this Agreement proximately caused or resulted in the Effective Time not occurring prior to the End Date;

          (c)   by either the Company or Parent, if a Governmental Entity of competent jurisdiction shall have entered or issued a final and nonappealable Order that remains in effect or shall have adopted or enacted a Law that is final and nonappealable and remains in effect, in either case that permanently restrains, enjoins or makes illegal the consummation of the Mergers; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to a Party if such Order (or such Order becoming final and nonappealable) was due to the material breach by such Party of any covenant or other agreement of such Party set forth in this Agreement;

          (d)   by either the Company or Parent, if the Company Stockholder Approval shall not have been obtained at the Company Stockholder Meeting or at any adjournment or postponement thereof, in each case at which a vote on such approval was taken;

          (e)   by the Company (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if (i) Parent or Merger Sub has breached any representation, warranty, covenant or other agreement contained in this Agreement, which breach would result in the conditions in Article VI not being satisfied and (ii) which breach, failure to perform or inaccuracy is either not curable or is not cured by the earlier of (A) the End Date and (B) the date that is 30 Business Days following written notice from the Company to Parent describing such breach or failure in reasonable detail and of the Company's intention to terminate this Agreement pursuant to this Section 7.1(e);

          (f)    by Parent (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein), (i) if the Company has breached any representation, warranty, covenant or other agreement contained in this Agreement, which breach would result in the conditions in Article VI not being satisfied; and (ii) which breach, failure to perform or inaccuracy is either not curable or is not cured by the earlier of (A) the End Date and (B) the date that is 30 Business Days following written notice from Parent to the Company describing such breach or failure in reasonable detail and of Parent's intention to terminate this Agreement pursuant to this Section 7.1(f);

          (g)   by the Company, prior to the receipt of the Company Stockholder Approval, in accordance with Section 5.4 in order to accept a Company Superior Proposal, subject to the prior or concurrent payment of the Company Termination Fee to Parent; or

          (h)   by Parent, prior to receipt of the Company Stockholder Approval, at any time following a Company Adverse Recommendation Change or if the Company shall be in Willful Breach of Section 5.4.

The party seeking to terminate this Agreement pursuant to this Section 7.1 shall give written notice of such termination to the other parties in accordance with Section 8.7, specifying the provision of this Agreement pursuant to which such termination is effected.

        Section 7.2    Effect of Termination.     In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall terminate (except that the Confidentiality Agreement and the provisions of this Section 7.2, Section 7.3 and Article VIII shall survive any termination), and there shall be no other Liability on the part of the Company, on the one hand, or Parent or Merger Sub, on the other hand, to the other except (i) as provided in Section 7.3 or (ii) Liability arising out of or resulting from fraud or any Willful Breach of any provision of this Agreement occurring prior to termination (in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity).

        Section 7.3    Company Termination Fee.

          (a)   If (i) Parent or the Company terminates this Agreement pursuant to Section 7.1(b) (and at the End Date all of the conditions to the Company's obligations to close other than receipt of the Company Stockholder Approval have been satisfied, or are capable of satisfaction had the Closing occurred on the End Date), Section 7.1(d) or Section 7.1(f) (arising from a Willful Breach of the Company's covenants or agreements set forth in this Agreement), (ii) a Company Takeover Proposal shall have been publicly announced or publicly disclosed after the date of this Agreement and prior to (A) the End Date (in the case of a termination pursuant to Section 7.1(b)), (B) the Company Stockholder Meeting (in the case of a termination pursuant to Section 7.1(d)) or (C) the date of the breach giving rise to such termination (in the case of a termination pursuant to Section 7.1(f) (arising from a Willful Breach of the Company's covenants or agreements set forth in this Agreement)), and was not definitively withdrawn at least three Business Days prior to (X) the End Date (in the case of a termination pursuant to Section 7.1(b)), (Y) the Company Stockholder Meeting (in the case of a termination pursuant to Section 7.1(d)) or (Z) the date of the breach giving rise to such termination (in the case of a termination pursuant to Section 7.1(f) (arising from a Willful Breach of the Company's covenants or agreements set forth in this Agreement)) and (iii) at any time on or prior to the date that is 12 months following the date of such termination, the Company or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, a transaction included within the definition of a Company Takeover Proposal with any Person (a "Company Takeover Transaction"), the Company shall pay or cause to be paid to Parent the Company Termination Fee, by wire transfer (to an account designated by Parent) in immediately available funds, upon the earlier of entering into such definitive agreement with respect to any Company Takeover Transaction and the consummation of any Company Takeover

  Transaction; provided that for the purposes of clause (iii) only, all references in the definition of Company Takeover Proposal to "25%" shall be deemed to be references to "50%."

          (b)   If Parent terminates this Agreement pursuant to Section 7.1(h), the Company shall pay or cause to be paid to Parent the Company Termination Fee, by wire transfer (to an account designated by Parent) in immediately available funds, within three Business Days after such termination.

          (c)   If this Agreement is terminated by the Company pursuant to Section 7.1(g), the Company shall pay or cause to be paid to Parent the Company Termination Fee immediately prior to or concurrently with, and as a condition to the effectiveness of, such termination.

          (d)   "Company Termination Fee" shall mean $28,500,000, in cash.    Anything to the contrary in this Agreement notwithstanding, if the Company Termination Fee shall become due and payable in accordance with this Section 7.3, from and after such termination and payment of the Company Termination Fee in full pursuant to and in accordance with this Section 7.3, the Company and its Affiliates and Representatives (in the case of a payment of the Company Termination Fee by the Company) shall have no further Liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby other than as provided under this Section 7.3, except in the case of fraud or a Willful Breach of this Agreement. Each of the Parties acknowledges that the Company Termination Fee is not intended to be a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent in the circumstances in which the Company Termination Fee is due and payable and which do not involve fraud or Willful Breach of this Agreement, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Mergers, which amount would otherwise be impossible to calculate with precision. In no event shall Parent be entitled to more than one payment of the Company Termination Fee in connection with a termination of this Agreement pursuant to which such Company Termination Fee is payable. For the avoidance of doubt, while Parent and Merger Sub may pursue both a grant of specific performance in accordance with Section 8.5 and the payment of the Company Termination Fee under this Section 7.3, under no circumstances shall Parent and Merger Sub be permitted or entitled to receive the Company Termination Fee (if entitled under this Section 7.3) if the Mergers are consummated.

          (e)   The Company acknowledges that the agreements contained in this Section 7.3 are an integral part of the Mergers, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner any amount due pursuant to this Section 7.3, then (i) the Company shall reimburse Parent for all costs and expenses (including disbursements and reasonable fees of counsel) incurred in the collection of such overdue amount, including in connection with any related claims, actions or proceedings commenced, and (ii) the Company shall pay or cause to be paid to Parent interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made.

ARTICLE VIII.

MISCELLANEOUS

        Section 8.1    No Survival.     None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Mergers, except for covenants and agreements which contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time.

        Section 8.2    Expenses.     Except as set forth in Section 7.3, whether or not the Mergers are consummated, all costs and expenses incurred in connection with the Mergers, this Agreement and the other transactions contemplated by this Agreement shall be paid by the Party incurring or required to incur such expenses.

        Section 8.3    Counterparts; Effectiveness.     This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

        Section 8.4    Governing Law.     This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

        Section 8.5    Jurisdiction; Specific Enforcement.     The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and all such rights and remedies at law or in equity shall be cumulative, except as may be limited by Section 7.3. The Parties further agree that no Party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.5 and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. In addition, each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by another Party or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or the Mergers in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable Law, each of the Parties hereby consents to the service of process in accordance with Section 8.7; provided, however, that nothing herein shall affect the right of any Party to serve legal process in any other manner permitted by Law.

        Section 8.6    WAIVER OF JURY TRIAL.     EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGERS.

        Section 8.7    Notices.     All notices and other communications hereunder shall be in writing in one of the following formats and shall be deemed given (a) upon actual delivery if personally delivered to the Party to be notified if received prior to 5 p.m. in the place of receipt on a Business Day, otherwise such notice or communication shall be deemed not to have been received until the next succeeding Business Day; (b) when sent if sent by email or facsimile to the Party to be notified if received prior to 5 p.m. in the place of receipt on a Business Day, otherwise such notice or communication shall be deemed not to have been received until the next succeeding Business Day; provided, however, that notice given by email or facsimile shall not be effective unless (i) such notice specifically states that it is being delivered pursuant to this Section 8.7 and (ii) either (A) a duplicate copy of such email or facsimile notice is promptly given by one of the other methods described in this Section 8.7 or (B) the receiving Party delivers a written confirmation of receipt for such notice either by email (excluding "out of office" or similar automated replies) or facsimile or any other method described in this Section 8.7; or (c) when delivered if sent by a courier (with confirmation of delivery) if received prior to 5 p.m. in the place of receipt on a Business Day, otherwise such notice or communication shall be deemed not to have been received until the next succeeding Business Day; in each case to the Party to be notified at the following address:

    If to Parent or Merger Sub, to:

    Littelfuse, Inc.
    8755 W. Higgins Road, Suite 500
    Chicago, IL 60631
    Facsimile:     (773) 628-0894
    Attention:    Ryan K. Stafford, General Counsel
                          (Email: RStafford@littelfuse.com)

    with copies (which shall not constitute notice) to:

    Wachtell, Lipton, Rosen & Katz
    51 West 52nd Street
    New York, New York 10019
    Facsimile:     (212) 403-2000
    Attention:    Edward D. Herlihy (E-mail: EDHerlihy@wlrk.com)
                          Mark F. Veblen (E-mail: MFVeblen@wlrk.com)

    If to the Company, to:

    IXYS Corporation
    1590 Buckeye Drive
    Milpitas, CA 95035
    Facsimile:     (408) 416-0224
    Attention:    James R. Jones, General Counsel (Email: j.jones@ixys.net)

    with copies (which shall not constitute notice) to:

    Latham & Watkins LLP
    140 Scott Drive
    Menlo Park, California 94025
    Facsimile:     (650) 463-2600

    Attention:    Luke J. Bergstrom (E-mail: luke.bergstrom@lw.com)
                          Chad G. Rolston (E-mail: chad.rolston@lw.com)

or to such other address as any Party shall specify by written notice so given. All such notices and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any Party may notify any other Party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall be effective only on the date specified in such notice or five Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

        Section 8.8    Assignment; Binding Effect.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the Parties without the prior written consent of the other Parties; provided, however, that each of Merger Sub and Parent may assign any of their rights hereunder to a wholly owned direct or indirect Subsidiary of Parent without the prior written consent of the Company, but no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder. Subject to the first sentence of this Section 8.8, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. Any purported assignment not permitted under this Section 8.8 shall be null and void.

        Section 8.9    Severability.     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

        Section 8.10    Entire Agreement.     This Agreement together with the exhibits and schedules hereto, Company Disclosure Schedule, the Parent Disclosure Schedule and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between or among the Parties, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any person other than the Parties.

        Section 8.11    Amendments; Waivers.     At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of a waiver, by the Party against whom such waiver is to be effective, and in the case of an amendment, by the Company, Parent, and Merger Sub, provided that after receipt of the Company Stockholder Approval, no amendment to this Agreement shall be made that by Law requires further approval by the Company's stockholders without obtaining such further approval. At any time and from time to time prior to the Effective Time, either the Company, on the one hand, or Parent and Merger Sub, on the other hand, may, to the extent permissible by applicable Law and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of Parent or Merger Sub, in the case of an extension by the Company, or of the Company, in the case of an extension by Parent and Merger Sub, as applicable, (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions for the benefit of any such Party contained herein. The foregoing notwithstanding, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

        Section 8.12    Headings.     Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 8.13    No Third-Party Beneficiaries.     Each of Parent, Merger Sub and the Company agrees that (a) its representations, warranties, covenants and agreements set forth herein are solely for the benefit of the Company (in the case of Parent's or Merger Sub's representations, warranties, covenants and agreements) or Parent and Merger Sub (in the case of the Company's representations, warranties, covenants and agreements), in accordance with and subject to the terms of this Agreement, and (b) except for (i) after the Effective Time, the right of the Company's stockholders to receive the Merger Consideration, which shall be enforceable by such holders and (ii) the provisions of Section 5.10, this Agreement is not intended to, and does not, confer upon any person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

        Section 8.14    Interpretation.     When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word "since" when used in this Agreement in reference to a date shall be deemed to be inclusive of such date. All terms defined in this Agreement shall have the defined meanings included in this Agreement when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. Any dollar or percentage thresholds set forth herein shall not be used as a benchmark for determination of what is or is not "material" or a "Material Adverse Effect" under this Agreement. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The words "shall" and "will" may be used interchangeably herein and shall have the same meaning. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of the defined terms and to the masculine as well as to the feminine and neuter genders of such defined terms. References in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. References herein to a person are also to such person's successors and permitted assigns. All references in this Agreement to "$"or other monetary amounts refer to U.S. dollars. Unless otherwise specifically provided for herein, the term "or" shall be deemed not to be exclusive. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

        Section 8.15    Definitions.

          (a)    General Definitions.    References in this Agreement to "Subsidiaries" of any Party means any corporation, partnership, association, trust or other form of legal entity of which (i) more than 50% of the voting power of the outstanding voting securities are directly or indirectly owned by such Party or (ii) such Party or any Subsidiary of such Party is a general partner or managing member. References in this Agreement (except as specifically otherwise defined) to "Affiliates" means, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. References in this Agreement (except as specifically otherwise defined) to "person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person. As used in this Agreement, "knowledge" means (i) with respect to Parent and its Subsidiaries, the knowledge, after reasonable inquiry, of the individuals listed in Section 8.15(a) of the Parent Disclosure Schedule and (ii) with respect to the Company and its Subsidiaries, the knowledge, after reasonable inquiry, of the individuals listed on Section 8.15(a) of the Company Disclosure Schedule.

          (b)    Certain Specified Definitions.    As used in this Agreement:

              (i)  "Acceptable Confidentiality Agreement" means any customary confidentiality agreement that contains provisions that are materially no less favorable to the Company than those that are contained in the Confidentiality Agreement (excluding standstill restrictions).

             (ii)  "Antitrust Laws" means any antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including, but not limited to, the HSR Act.

            (iii)  "Benefit Plan" means each employee benefit plan, program, policy, agreement or arrangement, including pension, retirement, supplemental retirement, profit-sharing, deferred compensation, stock option, change in control, retention, employment, equity or equity-based compensation, stock purchase, employee stock ownership, severance or termination pay, vacation, bonus or other incentive plans, medical, retiree medical, vision, dental or other health plans, life insurance plans and each other compensatory or employee benefit plan or fringe benefit plan, including any "employee benefit plan" as that term is defined in Section 3(3) of ERISA (whether or not subject to ERISA), in each case, whether oral or written, funded or unfunded, or insured or self-insured, but, in each case, excluding any Multiemployer Plan or any plans, programs or arrangements that are required under applicable Law, other than the Laws of the United States, or sponsored or maintained by any Governmental Entity.

            (iv)  "Bid" means any outstanding quotation, bid or proposal by the Company or any Subsidiary of the Company which, if accepted or awarded, would lead to a Government Contract for the supply of goods, licensing of tangible property, or provision of services by the Company or any Subsidiary of the Company.

             (v)  "Business Day" means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by Law to close.

            (vi)  "Code" means the U.S. Internal Revenue Code of 1986, as amended.

           (vii)  "Company Benefit Plan" means each Benefit Plan maintained by the Company or any Subsidiary, or to which the Company or any Subsidiary has any Liability.

          (viii)  "Company Equity Plans" means, collectively, the IXYS Corporation 1999 Equity Incentive Plan, the IXYS Corporation 2009 Equity Incentive Plan, the IXYS Corporation 2011 Equity Incentive Plan, the IXYS Corporation 2013 Equity Incentive Plan, the IXYS Corporation 2016 Equity Incentive Plan, the Zilog, Inc. 2002 Omnibus Stock Incentive Plan and the Zilog, Inc. 2004 Omnibus Stock Incentive Plan.

            (ix)  "Company ESPP" means the IXYS Corporation Amended and Restated 1999 Employee Stock Purchase Plan.

             (x)  "Company Intellectual Property" means the Company Owned Intellectual Property and the Company Licensed Intellectual Property.

            (xi)  "Company Intervening Event" means any fact, change, circumstance, event, occurrence or development or combination thereof that (A) was not known and the material consequences of which (based on facts known to members of the Company Board of Directors as of the date of this Agreement) were not reasonably foreseeable by the Company Board of Directors as of the date of this Agreement and (B) does not relate to any Company Takeover Proposal; provided, however, that any change in the price or trading volume of the Company Common Stock or Parent Common Stock shall not be taken into account for purposes of determining whether a Company Intervening Event has occurred (it being understood, however, that any underlying cause thereof may be taken into account for purposes of determining whether a Company Intervening Event has occurred).

           (xii)  "Company Licensed Intellectual Property" means all Intellectual Property that is licensed to the Company or any of its Subsidiaries by any third party (other than any commercial software program that is available off-the-shelf).

          (xiii)  "Company Material Adverse Effect" means any fact, change, circumstance, event, occurrence, condition, development or combination of the foregoing which is materially adverse to the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that in determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect, any fact, change, circumstance, event, occurrence, condition or development to the extent attributable to, or arising from, any of the following shall be disregarded: (A) changes after the date of this Agreement in GAAP; (B) changes after the date of this Agreement in Laws; (C) changes after the date of this Agreement in global or national political, economic or market conditions; (D) earthquakes, hurricanes or other natural disasters; (E) any acts of war, sabotage, armed hostilities, terrorism or military actions or the escalation thereof; (F) the announcement of this Agreement or the pendency of the transactions contemplated by this Agreement; (G) any change in the trading price of Company Common Stock, or any failure (in and of itself) of the Company to meet any public estimates or expectations of the Company's financial performance or results of operations for any period, or any failure (in and of itself) by the Company to meet any internal estimates or expectations of the Company's financial performance or results of operations (it being understood that the underlying facts giving rise or contributing to such change or failure may be taken into account in determining whether there has been a Company Material Adverse Effect, to the extent otherwise permitted by this definition) and (H) any actions taken or omitted to be taken by the Company or any of its Subsidiaries at the written request of Parent; provided, further, that any fact, change, circumstance, event, occurrence, condition or development set forth in clause (A), (B), (C), (D) or (E) may be taken into account in determining whether there has been a Company Material Adverse Effect to the extent such fact, change, circumstance, event, occurrence, condition or development disproportionately adversely affects the Company and its Subsidiaries, taken as a whole, in relation to similarly situated persons in the industries in which the Company and its Subsidiaries operate.

          (xiv)  "Company Owned Intellectual Property" means all Intellectual Property that, in whole or in part, is owned or purported to be owned by the Company or any of its Subsidiaries and that is material to the Company and its Subsidiaries, the development, manufacture and sale of its products, or the operation of its businesses, taken as a whole.

           (xv)  "Company Registrations" means all Intellectual Property Registrations that are registered or filed in the name of the Company or any of its Subsidiaries, alone or jointly with others, including with respect to Company Owned Intellectual Property.

          (xvi)  "Company Superior Proposal" means a bona fide, written Company Takeover Proposal (A) that if consummated would result in a third party (or in the case of a direct merger between such third party and the Company, the stockholders of such third party) acquiring, directly or indirectly, more than 50% of the outstanding Company Common Stock or more than 50% of the assets of the Company and its Subsidiaries (as measured by fair market value as determined in good faith by the Company Board of Directors), taken as a whole and (B) that the Company Board of Directors determines in good faith, after consultation with its independent financial advisor and outside legal counsel, taking into account such factors as the Company Board of Directors considers in good faith to be appropriate and relevant, including the timing and likelihood of consummation relative to the transactions contemplated by this Agreement, all other financial, legal, regulatory, tax and other aspects of such proposal and the person making such Company Takeover Proposal, is more favorable to the stockholders of the Company than the Mergers after giving effect to any changes to this Agreement proposed by Parent in response to such Company Takeover Proposal.

         (xvii)  "Company Takeover Proposal" means any proposal or offer from any person (other than Parent and its Subsidiaries) relating to, in a single transaction or a series of related transactions, (A) a merger, consolidation, business combination, recapitalization, binding share exchange, liquidation, dissolution, joint venture or other similar transaction involving the Company, (B) any acquisition of 25% or more of the outstanding Company Common Stock or securities of the Company representing more than 25% of the voting power of the Company, (C) any acquisition (including the acquisition of stock in any Subsidiary of the Company) of assets or businesses of the Company or its Subsidiaries, including pursuant to a joint venture, representing 25% or more of the consolidated assets, revenues or net income of the Company (as measured by fair market value as determined in good faith by the Company Board of Directors), (D) any tender offer or exchange offer that if consummated would result in any person beneficially owning 25% or more of the outstanding Company Common Stock or securities of the Company representing more than 25% of the voting power of the Company, or (E) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings and Company Common Stock (or voting power of securities of the Company other than the Company Common Stock) involved is 25% or more.

        (xviii)  "Contract" means any contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement, arrangement, commitment or other instrument or obligation that is legally binding.

          (xix)  "Copyrights" means copyrights, design rights, rights in data and databases and registrations and applications for registration thereof, and all rights associated with works of authorship, including Software and Mask Works.

           (xx)  "Documentation" means printed, visual or electronic materials, reports, white papers, documentation, specifications, designs, flow charts, code listings, instructions, user manuals, frequently asked questions, release notes, recall notices, error logs, diagnostic reports, marketing materials, packaging, labeling, service manuals and other information describing the use, operation, installation, configuration, features, functionality, pricing, marketing or correction of a product, whether or not provided to end users.

          (xxi)  "End Date" means the Initial End Date or, if extended pursuant to Section 7.1(b), the Outside End Date.

         (xxii)  "Environmental Law" means any Law relating to the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or any exposure to or release of, or the management of (including the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of any Hazardous Materials), in each case as in effect as of the date of this Agreement.

        (xxiii)  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        (xxiv)  "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

          (xxv)  "Government Contract" means any prime contract, subcontract, basic ordering agreement, letter contract, purchase order, delivery order, change order, grant, funding, arrangement or other commitment of any kind between the Company or any Subsidiary of the Company, on the one hand, and any Governmental Entity or prime contractor or subcontractor to a Governmental Entity, on the other hand.

        (xxvi)  "Governmental Entity" means any U.S. federal, state, local or foreign government, any transnational governmental organization or any court of competent jurisdiction, arbitral, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any national securities exchange or national quotation system or any SRO.

       (xxvii)  "Hazardous Materials" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. § 300.5, or defined as such by, or regulated as such under, any Environmental Law, including any regulated pollutant or contaminant (including any constituent, raw material, product or by-product thereof), petroleum or natural gas hydrocarbons or any liquid or fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls, lead paint, any hazardous, industrial or solid waste, and any toxic, radioactive, infectious or hazardous substance, material or agent.

      (xxviii)  "Indebtedness" means, with respect to any person, without duplication, as of the date of determination, (A) all obligations of such person for borrowed money, including accrued and unpaid interest, and any prepayment fees or penalties, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person issued or assumed as the deferred purchase price of property (including any potential future earn-out, purchase price adjustment, release of "holdback" or similar payment, but excluding obligations of such person incurred in the ordinary course of business consistent with past practice), (D) all lease obligations of such person that are required to be capitalized in accordance with GAAP on the books and records of such person, (E) all Indebtedness of others secured by a Lien on property or assets owned or acquired by such person, whether or not the Indebtedness secured thereby have been assumed, (F) all obligations of such person under interest rate, currency or commodity derivatives or hedging transactions or similar arrangement (valued at the termination value thereof), (G) all letters of credit or performance bonds issued for the account of such person, to the extent drawn upon, and (H) all guarantees and keepwell arrangements of such person of any Indebtedness of any other person other than a wholly owned subsidiary of such person.

         (xxix)  "Intellectual Property" means the following, subsisting anywhere in the world:

              (A)  Patent Rights;

              (B)  registered trademarks and service marks, logos, Internet domain names, corporate names and doing business designations and all registrations and applications for registration of the foregoing, common law trademarks and service marks and trade dress ("Trademarks"), and all goodwill in the foregoing;

              (C)  Copyrights;

              (D)  Software;

              (E)  Mask Works;

              (F)  inventions, invention disclosures, statutory invention registrations, trade secrets and confidential business information, know-how, manufacturing and product processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, whether patentable or nonpatentable, whether copyrightable or noncopyrightable and whether or not reduced to practice, but in each case that derives value from being held confidential ("Trade Secrets"); and

              (G)  other proprietary rights relating to any of the foregoing (including remedies against infringement thereof and rights of protection of interest therein under the laws of all jurisdictions).

          (xxx)  "Intellectual Property Registrations" means Patent Rights, registrations and applications for Trademarks, registrations and applications for Copyrights and registrations and applications for Mask Works, and any other registrations and applications for Intellectual Property, in each case with a Governmental Entity.

         (xxxi)  "Liability" means any and all debts, liabilities and obligations, whether fixed, contingent or absolute, matured or unmatured, accrued or not accrued, determined or determinable, secured or unsecured, disputed or undisputed, subordinated or unsubordinated, or otherwise.

       (xxxii)  "Loan Agreement" means the Loan Agreement, dated as of April 1, 2015, by and between IXYS Semiconductor GmbH and IKB Deutsche Industriebank AG.

      (xxxiii)  "Mask Works" means mask works and registrations and applications for registrations thereof, including any rights in semiconductor topologies under the laws of any jurisdiction.

       (xxxiv)  "Multiemployer Plan" means any "multiemployer plan" within the meaning of Section 3(37) of ERISA.

        (xxxv)  "Nasdaq" means the Nasdaq Global Select Market.

       (xxxvi)  "OFAC" means the U.S. Department of Treasury, Office of Foreign Assets Control.

      (xxxvii)  "Open Source Material" means any Software, Documentation or other material that (A) is distributed as "free software," "open source software" or under a similar licensing or distribution model, including all versions of the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), or any other license described by the Open Source Initiative as set forth on www.opensource.org, and (B) grants, or purports to grant, to any third party, any rights or immunities under Intellectual Property (including that require, as a condition of the modification, distribution or other use of such material, that any Software, Documentation or other material incorporated into, derived from or distributed with such material be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributable at no charge or minimal charge).

     (xxxviii)  "Order" means any order, writ, injunction, judgment, decree, ruling, directive or award of a Governmental Entity, whether civil, criminal or administrative and whether formal or informal.

       (xxxix)  "Parent Benefit Plan" means each Benefit Plan maintained by Parent or any Subsidiary, or to which Parent or any Subsidiary has any Liability.

            (xl)  "Parent Closing Trading Price" means the volume weighted average price per share (calculated to the nearest one-hundredth of one cent) of Parent Common Stock on the Nasdaq, for the consecutive period of ten trading days beginning on the opening of trading on the twelfth trading day immediately preceding the Effective Time and concluding at the close of trading on the third trading day immediately preceding the Effective Time, as calculated by Bloomberg Financial LP under the function "VWAP".

           (xli)  "Parent Equity Awards" means Parent Stock Options and Parent RSU Awards.

          (xlii)  "Parent Material Adverse Effect" means any fact, change, circumstance, event, occurrence, condition, development or combination of the foregoing which is materially adverse to the business, results of operations or financial condition of Parent and its Subsidiaries, taken as a whole; provided, however, that in determining whether there has been or would reasonably be expected to be a Parent Material Adverse Effect, any fact, change, circumstance, event, occurrence, condition or development to the extent attributable to, or arising from, any of the following shall be disregarded: (A) changes after the date of this Agreement in GAAP; (B) changes after the date of this Agreement in Laws; (C) changes after the date of this Agreement in global or national political, economic or market conditions; (D) earthquakes, hurricanes or other natural disasters; (E) any acts of war, sabotage, armed hostilities, terrorism or military actions or the escalation thereof; (F) the announcement of this Agreement or the pendency of the transactions contemplated by this Agreement; (G) any change in the trading price of Parent Common Stock, or any failure (in and of itself) of Parent to meet any public estimates or expectations of Parent's financial performance or results of operations for any period, or any failure (in and of itself) by Parent to meet any internal estimates or expectations of Parent's financial performance or results of operations (it being understood that the underlying facts giving rise or contributing to such change or failure may be taken into account in determining whether there has been a Parent Material Adverse Effect, to the extent otherwise permitted by this definition) and (H) any actions taken or omitted to be taken by Parent or any of its Subsidiaries at the written request of the Company; provided, further, that any fact, change, circumstance, event, occurrence, condition or development set forth in clause (A), (B), (C), (D) or (E) may be taken into account in determining whether there has been a Parent Material Adverse Effect to the extent such fact, change, circumstance, event, occurrence, condition or development disproportionately adversely affects Parent and its Subsidiaries, taken as a whole, in relation to similarly situated persons in the industries in which Parent and its Subsidiaries operate.

         (xliii)  "Patent Rights" means all patents, patent applications (including provisional patent applications), utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, reissues and reexaminations, and any renewals, extensions or substitutes thereof).

         (xliv)  "Permitted Lien" means (A) any Lien for Taxes (x) not yet due or delinquent or (y) which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the applicable financial statements in accordance with GAAP, (B) Liens disclosed in the Company Financial Statements or Parent Financial Statements, as applicable, (C) except with respect to Intellectual Property, vendors', mechanics', materialmen's, carriers', workers', landlords', repairmen's, warehousemen's, construction and other similar Liens arising or incurred in the ordinary course of business, (D) Liens imposed or promulgated by applicable Law or any Governmental Entity, (E) Liens imposed on the underlying fee interest in leased real property, (F) pledges or deposits in connection with workers' compensation, unemployment insurance, and other social security legislation, (G) Liens relating to intercompany borrowings among a person and its wholly owned subsidiaries, (H) non-exclusive licenses to Intellectual Property granted in connection with the sale of products and services to customers in the ordinary course of business consistent with past practice and (I) covenants, imperfections in title, easements, restrictions and other Liens which do not materially detract from the value of, or materially interfere with, the present use and enjoyment of the asset or property subject thereto or affected thereby.

          (xlv)  "Prohibited Person" means (A) an entity that has been determined by a competent authority to be the subject of a prohibition on such conduct of any Law, regulation, rule or executive order administered by OFAC; (B) the government, including any political subdivision, agency or instrumentality thereof, of any country against which the United States maintains comprehensive economic sanctions or embargoes; (C) any individual or entity that acts on behalf of or is owned or controlled by a government of a country against which the United States maintains comprehensive economic sanctions or embargoes; (D) any individual or entity that has been identified on the OFAC Specially Designated Nationals and Blocked Persons List (Appendix A to 31 C.F.R. Ch. V), as amended from time to time, or 50% or more of which is owned, directly or indirectly, by an such individual or entity; or (E) any individual or entity that has been designated on any similar list or order published by a Governmental Entity in the United States.

         (xlvi)  "Proxy Statement/Prospectus" means the prospectus of Parent related to the registration of the shares of Parent Common Stock to be issued in the Mergers, which shall include the proxy statement of the Company related to the Company Stockholder Meeting.

        (xlvii)  "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

       (xlviii)  "Representatives" means, when used with respect to Parent, Merger Sub or the Company, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers, lenders and other agents, advisors and representatives of Parent or the Company, as applicable, and its Subsidiaries.

         (xlix)  "Revolving Credit Agreement" means the Revolving Credit Agreement, dated as of November 20, 2015, as amended, by and among IXYS Corporation, Bank of the West, KeyBank National Association, MUFG Union Bank, N.A. and Comerica Bank.

              (l)  "SEC" means the Securities and Exchange Commission.

             (li)  "Significant Subsidiary" means, with respect to any Party, any Subsidiary of such Party that is a "significant subsidiary," as that term is as defined in Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act, of such Party.

            (lii)  "Software" means computer software code, applications, utilities, libraries, development tools, diagnostics, databases and embedded systems, whether in source code, interpreted code, object code or executable form.

           (liii)  "SRO" means (A) any "self-regulatory organization" as defined in Section 3(a)(26) of the Exchange Act and (B) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market.

           (liv)  "Tax" means any federal, state, local or foreign tax, impost, levy, duty, fee or other governmental charge in the nature of a tax (including any net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, real or personal property and estimated tax, customs duty, or other tax), together with any interest, penalty or addition to tax imposed by any Governmental Entity responsible for the imposition of any such tax with respect thereto.

            (lv)  "Tax Return" means any return, report, information return, election, claim for refund, estimated tax filing or declaration or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any amendments thereof.

           (lvi)  "Top Customer" means a top 15 customer of the Company and its Subsidiaries, taken as a whole, based on revenues during the 12 months ended March 31, 2017.

          (lvii)  "Top Distributor" means a top 5 distributor of the Company and its Subsidiaries, taken as a whole, based on revenues during the 12 months ended March 31, 2017.

         (lviii)  "Top Supplier" means a top 10 supplier of products or services to the Company and its Subsidiaries, taken as a whole, based on expenditures during the 12 months ended March 31, 2017.

           (lix)  "Willful Breach" means a breach that is the result of a willful or intentional act or failure to act where the breaching party knows, or would reasonably be expected to have known, that such act or failure to act is, or would reasonably be expected to result in, a breach.

 Index of Defined Terms

Section
.pdf	Section 8.3
Acceptable Confidentiality Agreement	Section 8.15(b)(i)
Affiliates	Section 8.15(a)
Agreement	Preamble
Anti-Corruption Laws	Section 3.7(c)
Antitrust Laws	Section 8.15(b)(ii)
Benefit Plan	Section 8.15(b)(iii)
Benefit Plan Transition Date	Section 5.5(a)
Bid	Section 8.15(b)(iv)
Book-Entry Shares	Section 2.1(a)(i)
Bribery Act	Section 3.7(c)
Business Day	Section 8.15(b)(v)
Cancelled Shares	Section 2.1(a)(ii)
Cash Consideration	Section 2.1(a)(i)(A)
Cash Election	Section 2.1(a)(i)(A)
Cash Election Number	Section 2.2(a)(ii)(A)
Cash Election Shares	Section 2.1(a)(i)(A)
Certificate	Section 2.1(a)(i)
Closing	Section 1.2
Closing Date	Section 1.2
Code	Section 8.15(b)(vi)
Collective Bargaining Agreement	Section 3.14(a)
Company	Preamble
Company 401(k) Plan	Section 5.5(c)
Company Acquisition Agreement	Section 5.4(e)
Company Adverse Recommendation Change	Section 5.4(e)
Company Approvals	Section 3.3(d)
Company Benefit Plan	Section 8.15(b)(vii)
Company Board of Directors	Recitals
Company Bylaws	Section 3.1(b)
Company Capitalization Date	Section 3.2(a)
Company Certificate	Section 3.1(b)
Company Common Stock	Recitals
Company Disclosure Schedule	Article III
Company Equity Plans	Section 8.15(b)(viii)
Company ESPP	Section 8.15(b)(ix)
Company ESPP Offering Period	Section 2.4
Company Financial Statements	Section 3.4(b)
Company Indemnified Parties	Section 5.10(a)
Company Intellectual Property	Section 8.15(b)(x)
Company Intervening Event	Section 8.15(b)(xi)
Company Leased Real Property	Section 3.16
Company Licensed Intellectual Property	Section 8.15(b)(xii)
Company Material Adverse Effect	Section 8.15(b)(xiii)
Company Material Contracts	Section 3.19(a)
Company Organizational Documents	Section 3.1(b)
Company Owned Intellectual Property	Section 8.15(b)(xiv)
Company Owned Real Property	Section 3.16

Section
Company Permits	Section 3.7(b)
Company Preferred Stock	Section 3.2(a)
Company Real Property Leases	Section 3.16
Company Recommendation	Recitals
Company Registrations	Section 8.15(b)(xv)
Company SEC Documents	Section 3.4(a)
Company Shares	Recitals
Company Stock Option	Section 2.3(a)
Company Stockholder Approval	Section 3.3(b)
Company Stockholder Meeting	Section 5.7(c)
Company Subsidiary Organizational Documents	Section 3.1(b)
Company Superior Proposal	Section 8.15(b)(xvi)
Company Takeover Proposal	Section 8.15(b)(xvii)
Company Takeover Transaction	Section 7.3(a)
Company Tax Certificate	Section 5.17
Company Termination Fee	Section 7.3(d)
Confidentiality Agreement	Section 5.3(c)
Continuing Employees	Section 5.5(a)
Contract	Section 8.15(b)(xviii)
control	Section 8.15(a)
Copyrights	Section 8.15(b)(xix)
Delaware Secretary	Section 1.3(a)
DGCL	Recitals
DGCL 262	Section 2.1(b)
Dissenting Shares	Section 2.1(b)
Documentation	Section 8.15(b)(xx)
Effective Time	Section 1.3(a)
Election	Section 2.2(b)(i)
Election Deadline	Section 2.2(b)(iv)
Election Period	Section 2.2(b)(iii)
End Date	Section 8.15(b)(xxi)
Environmental Law	Section 8.15(b)(xxii)
ERISA	Section 8.15(b)(xxiii)
ERISA Affiliate	Section 8.15(b)(xxiv)
Exchange Act	Section 3.3(d)
Exchange Agent	Section 2.2(c)
Exchange Agent Agreement	Section 2.2(c)
Exchange Fund	Section 2.2(d)
Exchange Ratio	Section 2.1(a)(i)
Export Approvals	Section 3.7(e)
FCPA	Section 3.7(c)
Follow-On Certificate of Merger	Section 1.3(b)
Follow-On Merger	Recitals
Follow-On Merger Effective Time	Section 1.3(b)
Foreign Company Benefit Plan	Section 3.9(j)
Form of Election	Section 2.2(b)(ii)
Fractional Share Cash Amount	Section 2.1(d)
GAAP	Section 3.4(b)
Government Contract	Section 8.15(b)(xxv)
Governmental Entity	Section 8.15(b)(xxvi)

Section
Hazardous Materials	Section 8.15(b)(xxvii)
Holder	Section 2.2(b)
HSR Act	Section 3.3(d)
Indebtedness	Section 8.15(b)(xxviii)
Initial Certificate of Merger	Section 1.3
Initial End Date	Section 7.1(b)
Initial Merger	Recitals
Intellectual Property	Section 8.15(b)(xxix)
Intellectual Property Registrations	Section 8.15(b)(xxx)
IRS	Section 3.9(a)
knowledge	Section 8.15(a)
Law	Section 3.7(a)
Laws	Section 3.7(a)
Letter of Transmittal	Section 2.2(e)
Liability	Section 8.15(b)(xxxi)
Lien	Section 3.3(e)
Loan Agreement	Section 8.15(b)(xxxii)
Mask Works	Section 8.15(b)(xxxiii)
Maximum Cash Share Number	Section 2.2(a)(i)
Merger Consideration	Section 2.1(a)(i)
Merger Sub	Preamble
Merger Sub Bylaws	Section 4.1(b)
Merger Sub Certificate	Section 4.1(b)
Merger Sub Organizational Documents	Section 4.1(b)
Mergers	Recitals
Multiemployer Plan	Section 8.15(b)(xxxiv)
Nasdaq	Section 8.15(b)(xxxv)
Non-Election Shares	Section 2.1(a)(i)(C)
OFAC	Section 8.15(b)(xxxvi)
Open Source Material	Section 8.15(b)(xxxvii)
Order	Section 8.15(b)(xxxviii)
Outside End Date	Section 7.1(b)
Parent	Preamble
Parent Approvals	Section 4.3(c)
Parent Benefit Plan	Section 8.15(b)(xxxix)
Parent Board of Directors	Recitals
Parent Bylaws	Section 4.1(b)
Parent Certificate	Section 4.1(b)
Parent Closing Trading Price	Section 8.15(b)(xl)
Parent Common Stock	Section 4.2(a)
Parent Disclosure Schedule	Article IV
Parent Equity Awards	Section 8.15(b)(xli)
Parent Financial Statements	Section 4.4(b)
Parent Material Adverse Effect	Section 8.15(b)(xlii)
Parent Organizational Documents	Section 4.1(b)
Parent Permits	Section 4.7(b)
Parent Preferred Stock	Section 4.2(a)
Parent RSU Awards	Section 4.2(a)
Parent SEC Documents	Section 4.4(a)
Parent Stock Option	Section 2.3(a)

Section
Parent Tax Certificate	Section 5.17
Parties	Preamble
Party	Preamble
Patent Rights	Section 8.15(b)(xliii)
Per Share Cash Consideration	Section 2.1(a)(i)
Permitted Lien	Section 8.15(b)(xliv)
person	Section 8.15(a)
Premium Cap	Section 5.10(c)
Prohibited Person	Section 8.15(b)(xlv)
Proposed Dissenting Shares	Section 2.1(b)
Proxy Statement/Prospectus	Section 8.15(b)(xlvi)
Release	Section 8.15(b)(xlvii)
Representatives	Section 8.15(b)(xlviii)
Revolving Credit Agreement	Section 8.15(b)(xlix)
Sarbanes-Oxley Act	Section 3.4(a)
SEC	Section 8.15(b)(l)
Second Request	Section 5.6(c)
Securities Act	Section 3.3(d)
Shortfall Number	Section 2.2(a)(ii)(B)
Significant Subsidiary	Section 8.15(b)(li)
Software	Section 8.15(b)(lii)
SRO	Section 8.15(b)(liii)
Stock Consideration	Section 2.1(a)(i)(B)
Stock Election	Section 2.1(a)(i)(B)
Stock Election Shares	Section 2.1(a)(i)(B)
Subsidiaries	Section 8.15(a)
Surviving Corporation	Section 1.1(b)
Tax	Section 8.15(b)(liv)
Tax Return	Section 8.15(b)(lv)
Top Customer	Section 8.15(b)(lvi)
Top Distributor	Section 8.15(b)(lvii)
Top Supplier	Section 8.15(b)(lviii)
Trade Secrets	Section 8.15(b)(xxix)(F)
Trademarks	Section 8.15(b)(xxviii)(B)
Treasury Regulations	Recitals
U.S. Company Benefit Plan	Section 3.9(c)
Willful Breach	Section 8.15(b)(lix)

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

IXYS CORPORATION
By:	/s/ UZI SASSON
	Name:	Uzi Sasson
	Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

LITTELFUSE, INC.
By:	/s/ RYAN K. STAFFORD
	Name:	Ryan K. Stafford
	Title:	Executive Vice President, Chief Legal and Human Resources Officer and Corporate Secretary

[Signature Page to Agreement and Plan of Merger]

IRON MERGER CO., INC.
By:	/s/ RYAN K. STAFFORD
	Name:	Ryan K. Stafford
	Title:	President

[Signature Page to Agreement and Plan of Merger]

 AMENDMENT NO. 1

TO

AGREEMENT AND PLAN OF MERGER

        This AMENDMENT NO. 1 (this "Amendment"), dated as of December 4, 2017, to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 25, 2017, by and among IXYS Corporation, a Delaware corporation (the "Company"), Littelfuse, Inc., a Delaware corporation ("Parent"), and Iron Merger Co., Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), is entered into by and among the Company, Parent, Merger Sub and IXYS Merger Co., LLC, a Delaware limited liability company and wholly owned subsidiary of Parent ("Merger Sub Two"). All capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Merger Agreement unless otherwise defined in this Amendment.

        WHEREAS, the Parties previously entered into the Merger Agreement, which provides for, among other things, subject to the terms and conditions therein, a business combination by means of a merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation in such merger, followed by the merger of the Company with and into Parent, with Parent continuing as the surviving corporation in such merger;

        WHEREAS, Section 5.23 of the Merger Agreement provides that, subject to certain exceptions, Parent may at any time change the method of effecting the Mergers, including by causing the Follow-On Merger to be a merger of the Company with and into a wholly owned disregarded limited liability company subsidiary of Parent, if and to the extent requested by Parent, and the Company agrees to enter into such amendments to the Merger Agreement as Parent may reasonably request in order to give effect to such restructuring;

        WHEREAS, pursuant to Section 5.23 of the Merger Agreement, Parent has requested that the method of effecting the Mergers be changed such that the Follow-On Merger shall be a merger of the Company with and into Merger Sub Two (a wholly owned disregarded limited liability company subsidiary of Parent), with Merger Sub Two surviving the Follow-On Merger as a wholly owned Subsidiary of Parent; and

        WHEREAS, the Parties desire to amend certain provisions of the Merger Agreement, in accordance with Section 8.11 of the Merger Agreement, to effect such change to the method of effecting the Mergers.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

        1.    Amendments.

        (a)   The text of the first recital of the Merger Agreement is hereby replaced with the following text:

          WHEREAS, the Parties wish to effect a business combination by means of a merger of Merger Sub with and into the Company (the "Initial Merger"), with the Company continuing as the surviving corporation in the Initial Merger and a wholly owned Subsidiary of Parent, followed by the merger of the Company with and into IXYS Merger Co., LLC ("Merger Sub Two") (the "Follow-On Merger", and collectively with the Initial Merger, the "Mergers"), with Merger Sub Two continuing as the surviving company in the Follow-On Merger and a wholly owned Subsidiary of Parent;

        (b)   The text of Section 1.1(b) of the Merger Agreement is hereby replaced with the following text:

          Upon the terms and subject to the satisfaction or valid waiver of the conditions set forth in this Agreement, and in accordance with the DGCL and the Delaware Limited Liability Company Act (the "DLLCA"), immediately following the Effective Time, the Company shall be merged with and into Merger Sub Two, whereupon the separate existence of the Company will cease, with Merger Sub Two surviving the Follow-On Merger, such that following the Follow-On Merger, Merger Sub Two will be a wholly owned direct subsidiary of Parent (Merger Sub Two, as the surviving entity in the Follow-On Merger, sometimes being referred to herein as the "Surviving Company"). The Follow-On Merger shall have the effects provided in this Agreement and as specified in the DGCL and the DLLCA.

        (c)   The text of Section 1.3(b) of the Merger Agreement is hereby replaced with the following text:

          Immediately following the Effective Time, the Parties shall cause a certificate of merger with respect to the Follow-On Merger (the "Follow-On Certificate of Merger") to be duly executed and filed with the Delaware Secretary as provided under the DGCL and the DLLCA and make any other filings, recordings or publications required to be made by the Company, Merger Sub Two or Parent under the DGCL and the DLLCA in connection with the Follow-On Merger. The Follow-On Merger shall become effective at such time as the Follow-On Certificate of Merger is duly filed with the Delaware Secretary or on such other date and time as shall be agreed to by the Company and Parent and specified in the Follow-On Certificate of Merger (such date and time being hereinafter referred to as the "Follow-On Merger Effective Time").

        (d)   The text of Section 1.4(b) of the Merger Agreement is hereby replaced with the following text:

          The effects of the Follow-On Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Follow-On Merger Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub Two shall vest in the Surviving Company, and all debts, liabilities and duties of the Company and Merger Sub Two shall become the debts, liabilities and duties of the Surviving Company, all as provided under the DGCL and the DLLCA.

        (e)   The text of Section 1.5 of the Merger Agreement is hereby replaced with the following text:

          At the Effective Time, the certificate of incorporation and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and the bylaws of the Company, until the effective time of the Follow-On Merger. At the Follow-On Effective Time, the limited liability company agreement of Merger Sub Two, as in effect immediately prior to the Effective Time, shall be the limited liability company agreement of the Surviving Company, until thereafter amended in accordance with applicable Law.

        (f)    The text of Section 1.6 of the Merger Agreement is hereby replaced with the following text:

          Subject to applicable Law, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Company as of the Effective Time and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Company as of the Effective Time and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. Subject to applicable Law, the managers of Merger Sub Two immediately prior to the Follow-On Merger Effective Time shall be the initial managers of the Surviving Company and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

        (g)   The following text is hereby added as the text of a new clause (iv) of Section 2.1(a) of the Merger Agreement:

          (iv)    Conversion of Common Stock in the Follow-On Merger.    At the Follow-On Effective Time, each share of common stock, par value $0.01 per share, of the Company as the surviving corporation in the Initial Merger issued and outstanding immediately prior to the Follow-On

A-A-2

  Effective Time shall be converted into and become one limited liability company interest of the Surviving Company, and each limited liability company interest in Merger Sub Two issued and outstanding immediately prior to the Follow-On Effective Time shall remain outstanding as a limited liability company interest of the Surviving Company.

        (h)   The defined term "Surviving Corporation" in the Merger Agreement is hereby replaced with "Surviving Company" and each reference to such defined term in the Merger Agreement is hereby replaced accordingly.

        2.    Joinder.     Merger Sub Two hereby agrees to join, enter into and become a party to the Merger Agreement and agrees to be bound by the provisions of the Merger Agreement as if originally named as a party thereto. Each of Parent, the Company and Merger Sub hereby acknowledges and agrees to the joinder of Merger Sub Two to the Merger Agreement.

        3.    References.     Each reference in the Merger Agreement to "this Agreement," "hereof," "hereunder," "herein," "hereby" or words of like import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended by this Amendment. Notwithstanding the foregoing, all references in the Merger Agreement, the Company Disclosure Schedule and the Parent Disclosure Schedule to "the date hereof" or "the date of this Agreement" shall refer to August 25, 2017.

        4.    Effect of Amendment.     This Amendment shall not constitute an amendment or waiver of any provision of the Merger Agreement not expressly amended or waived herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent except as expressly stated herein. The Merger Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby.

        5.    Counterparts.     This Amendment may be executed manually or by facsimile by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Amendment.

        6.    Governing Law.     This Amendment, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Amendment or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

        7.    Other Miscellaneous Terms.     The provisions of Article VIII (Miscellaneous) of the Merger Agreement shall apply mutatis mutandis to this Amendment, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[SIGNATURE PAGES FOLLOW]

A-A-3

        IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the date first written above.

(Remainder of Page Intentionally Left Blank)

A-A-4

IXYS CORPORATION
By:	/s/ UZI SASSON
	Name:	Uzi Sasson
	Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 to Merger Agreement]

LITTELFUSE, INC.
By:	/s/ RYAN K. STAFFORD
	Name:	Ryan K. Stafford
	Title:	Executive Vice President, Chief Legal and Human Resources Officer and Corporate Secretary

[Signature Page to Amendment No. 1 to Merger Agreement]

IRON MERGER CO., INC.
By:	/s/ RYAN K. STAFFORD
	Name:	Ryan K. Stafford
	Title:	President

[Signature Page to Amendment No. 1 to Merger Agreement]

IXYS MERGER CO., LLC
By:	/s/ RYAN K. STAFFORD
	Name:	Ryan K. Stafford
	Title:	Manager

[Signature Page to Amendment No. 1 to Merger Agreement]

Annex B

August 25, 2017

Littelfuse, Inc.
8755 W. Higgins Road, Suite 500
Chicago, IL 60631

Ladies and Gentlemen:

        As a holder of Company Common Stock (as defined below), the undersigned (collectively, the "Stockholder") understands that IXYS Corporation, a Delaware corporation (the "Company"), and Littelfuse, Inc., a Delaware corporation ("Parent"), are concurrently entering into an Agreement and Plan of Merger, dated of even date herewith (as it may be amended from time to time, the "Merger Agreement"), providing for, among other things, a merger of a wholly owned subsidiary of Parent with and into the Company, followed by a merger of the Company with and into Parent (the "Mergers"), in which each of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") (other than any Cancelled Shares and any Dissenting Shares) will be converted into the right to receive the Merger Consideration at the Effective Time. Terms used without definition in this letter agreement shall have the meanings ascribed thereto in the Merger Agreement.

        The Stockholder acknowledges that, as an inducement for Parent to enter into the Merger Agreement, Parent has required that the Stockholder enter into this letter agreement and the Stockholder is willing to enter into this letter agreement.

        The Stockholder confirms his, her or its agreement with Parent, and Parent confirms its agreement with the Stockholder, as follows:

          1.     As used in this letter agreement, "Shares" means the shares of Company Common Stock which the Stockholder owns of record or beneficially and has the power to vote (for the avoidance of doubt, excluding any shares underlying options exercisable for, or warrants to purchase, shares of Company Common Stock whether or not such shares are included as beneficially owned by the Stockholder in the Company's most recent annual proxy statement) as of the date of this letter agreement. The Shares are owned by the Stockholder free and clear of all encumbrances, voting arrangements and commitments of every kind, other than under applicable securities Laws or as set forth on Schedule II hereto and except as would not restrict the performance of the Stockholder's obligations under this letter agreement. The Stockholder represents and warrants that the Stockholder has the sole or shared power to vote or direct the vote of all Shares.

          2.     At every meeting of the stockholders of the Company called, and at every postponement, recess or adjournment thereof, and on every action or approval by written consent of the stockholders of the Company, the Stockholder agrees to vote, or cause to be voted, all of the Shares (a) in favor of (i) adoption of the Merger Agreement and (ii) any other matter that is required to be approved by the stockholders of the Company to consummate the transactions contemplated by the Merger Agreement, (b) against (i) any proposal made in opposition to approval of the Merger Agreement or in support of any Company Takeover Transaction other than the Mergers and (ii) any Company Takeover Proposal and (c) in favor of any postponement, recess or adjournment at any meeting of the stockholders of the Company relating to any of the matters set forth in the foregoing clause (a) or (b) if the Company has not received proxies representing a sufficient number of shares necessary to obtain the Company Stockholder Approval, in each case unless the Merger Agreement shall have been amended or modified to reduce the amount of Merger Consideration. Any such vote shall be cast (or consent shall be given) by the Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent). The Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal, any dissenters' rights or any similar rights relating to the Mergers that the Stockholder may directly or indirectly have by virtue of the ownership of any Shares.

          3.     The Stockholder hereby revokes any and all previous proxies granted with respect to the Shares.

          4.     From and after the Effective Time until the earlier of (a) the twelve (12) month anniversary of the Effective Time and (b) February 1, 2019, the Stockholder hereby agrees not to, and to cause its controlled Affiliates not to, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of common stock, par value $0.01 per share, of Parent ("Parent Common Stock") or any options or warrants to purchase any Parent Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive Parent Common Stock, owned directly by the Stockholder (including holding as a custodian) or with respect to which the Stockholder has beneficial ownership within the rules and regulations of the SEC, or hereinafter acquired (collectively, the "Parent Shares"), other than as provided herein or pursuant to any Permitted Transfer. The foregoing restriction is expressly agreed to preclude the Stockholder and its controlled Affiliates from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of shares of Parent Common Stock even if such shares of Parent Common Stock would be disposed of by someone other than the Stockholder. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option, swap or similar arrangement) with respect to any of the Stockholder or its controlled Affiliates' shares of Parent Common Stock.

          5.     The Stockholder represents and warrants (a) that the Stockholder has duly executed and delivered this letter agreement and has all authority and full legal capacity to enter into this letter agreement; and (b) that, assuming the due authorization, execution and delivery of this letter agreement by Parent, this letter agreement is the Stockholder's legal, valid and binding agreement and is enforceable against the Stockholder in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the general principles of equity.

          6.     The Stockholder further represents and warrants that the execution and delivery of this letter agreement by the Stockholder does not, and the performance of his, her or its obligations under this letter agreement and the consummation of the transactions to be consummated by him, her or it as contemplated hereby will not, (a) conflict with or violate any Law applicable to the Stockholder or by which the Shares are bound or affected, (b) result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Shares are bound or affected, or (c) require any consent, approval, authorization or permit of, or filing with or notification to, any court or arbitrator or any governmental entity, agency or official except for (i) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent, impair, delay or adversely affect the performance by the Stockholder of his, her or its obligations under this letter agreement.

          7.     The Stockholder agrees that all representations, terms and conditions of this letter agreement will apply to shares of Company Common Stock of which the Stockholder acquires record or beneficial ownership (and the power to vote) after the date hereof and prior to the termination of this letter agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance, or as a successor in interest in any capacity or otherwise.

          8.     This letter agreement and all obligations of the parties hereunder shall automatically terminate, without the need for any further action by any person, upon the earliest to occur of (a) termination of the Merger Agreement in accordance with its terms, (b) the earlier of the twelve (12) month anniversary of the Effective Time and February 1, 2019 and (c) the entry without the express prior written consent of the Stockholder into any amendment, modification or waiver of any provision of the Merger Agreement as in effect as of the date hereof that (i) reduces the amount, or modifies the form, of the Merger Consideration payable to any of the stockholders of the Company, or (ii) amends or modifies any of the closing conditions in a manner that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement, including the Mergers; provided, however, that (x) this paragraph 8 and paragraphs 12, 13, 14, 15, 16, 21, 23, 24 and 25 hereof shall survive any such termination and (y) such termination shall not relieve any party of any liability or damages resulting from any willful and intentional breach of this letter agreement occurring prior to such termination; provided, further, that upon termination of the Merger Agreement under circumstances where the Company Termination Fee is payable to Parent and such Company Termination Fee is paid in full, Parent shall be precluded from any remedy against the Stockholder and the Stockholder shall have no further Liability of any kind for any reason in connection with this letter agreement, the Merger Agreement or the transactions contemplated hereby or thereby, at law or in equity or otherwise, except in the case of fraud or a Willful Breach of this letter agreement, and Parent shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Stockholder or its Affiliates or any of their respective directors, officers, employees, partners, managers, members, shareholders or Affiliates or their respective representatives in connection with this letter agreement or the transactions contemplated hereby.

          9.     The Stockholder is entering into this letter agreement solely in his, her or its capacity as a record or beneficial owner of the Shares and nothing herein is intended to or shall limit or affect any actions taken by the Stockholder, solely in his, her or its capacity as a director or officer of the Company (or a Subsidiary of the Company or as a trustee or fiduciary of any employee benefit plan or trust relating to the Company or its Subsidiaries).

          10.   The Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure in connection with the Mergers the Stockholder's identity and ownership of the Shares and the nature of the Stockholder's obligations under this letter agreement. The Company is an intended third-party beneficiary of this paragraph 10.

          11.   The Stockholder agrees that, prior to the termination of this letter agreement, the Stockholder shall not take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing, impairing, delaying or adversely affecting the performance by the Stockholder of his, her or its obligations under this letter agreement other than to a de minimis extent. The Stockholder agrees, without further consideration, to execute and deliver such additional documents and to take such further actions as necessary or reasonably requested by Parent to confirm and assure the rights and obligations set forth in this letter agreement.

          12.   THIS LETTER AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this letter agreement and of the documents referred to in this letter agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such documents, that he, she or it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this letter agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in paragraph 13 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

          13.   The parties to this letter agreement acknowledge and agree that any controversy which may arise under this letter agreement and the other documents referred to in this letter agreement and in respect of the transactions contemplated hereby and thereby, is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this letter agreement and the other documents referred to in this letter agreement, and in respect of the transactions contemplated hereby and thereby. The parties to this letter agreement certify and acknowledge that (a) such party has not represented, expressly or otherwise, that such party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily and (d) such party has been induced to enter into this letter agreement by, among other things, the mutual waivers and certifications in this paragraph 13.

          14.   Any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or by overnight courier addressed, if to the Stockholder, to the address or facsimile number, as applicable, set forth in Schedule I hereto, and, if to Parent, in accordance with Section 8.7 of the Merger Agreement, or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

          15.   This letter agreement shall not be assignable by operation of law or otherwise. Any purported assignment in violation of this letter agreement is void.

          16.   The Stockholder recognizes and acknowledges that a breach of any covenants or agreements contained in this letter agreement will cause Parent to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore the Stockholder agrees that in the event of any such breach, Parent shall be entitled to specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which Parent may be entitled, at law or in equity. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement in any court of the United States or any state having jurisdiction.

          17.   The effectiveness of this letter agreement shall be conditioned upon the execution and delivery of the Merger Agreement by the parties thereto, which shall occur concurrently herewith.

          18.   The Stockholder agrees not to, prior to the End Date, (a) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any of the Shares (any such action, a "Transfer") or (b) except as set forth herein, enter into any voting arrangement, whether by proxy, voting agreement, voting trust or otherwise, with respect to any of the Shares, and shall not commit or agree to take any of the foregoing actions.

          19.   Parent represents and warrants (a) that Parent has duly executed and delivered this letter agreement and has all authority and full legal capacity to enter into this letter agreement; and (b) that, assuming the due authorization, execution and delivery of this letter agreement by the Stockholder, this letter agreement is Parent's legal, valid and binding agreement and is enforceable against Parent in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the general principles of equity.

          20.   Parent further represents and warrants that the execution and delivery of this letter agreement by Parent does not, and the performance of its obligations under this letter agreement and the consummation of the transactions to be consummated by it as contemplated hereby will not, (a) conflict with or violate any Law applicable to Parent or by which the Shares are bound or affected, (b) result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an encumbrance on any property or asset of Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent or any property or asset of Parent is bound or affected, or (c) require any consent, approval, authorization or permit of, or filing with or notification to, any court or arbitrator or any governmental entity, agency or official except for (i) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent, impair, delay or adversely affect the performance by Parent of its obligations under this letter agreement.

          21.   Parent acknowledges and agrees that nothing in this letter agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise expressly provided herein.

          22.   Any provision of this letter agreement may be (i) waived in whole or in part in writing by the party benefited by the provision or by both parties or (ii) amended or modified at any time by an agreement in writing between the parties hereto executed in the same manner as this letter agreement.

          23.   The Merger Agreement and this letter agreement (including the documents and instruments referred to herein) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof.

          24.   In the event that any provision of this letter agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this letter agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this letter agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          25.   For purposes of this letter agreement, a "Permitted Transfer" means any Transfer of Shares or Parent Shares, as applicable, (a) with Parent's prior written consent, (b) to any member of the Stockholder's immediate family (i.e., spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild), (c) under the laws of intestacy or by will or by operation of law, (d) to any trust, custodianship or other entity utilized for estate planning purposes (or any Subsidiary of any of the foregoing), the beneficiaries of which are the Stockholder and/or any member of the Stockholder's immediate family, (e) to any controlled Affiliate of the Stockholder; provided, that the Stockholder owns or is otherwise entitled to all or substantially all of the economic interests of such controlled Affiliate, or (f) with respect to any options, in payment of the exercise price of such options or in order to satisfy Taxes applicable to the exercise of such options; provided, further, that a Transfer referred to in clauses (b) through (e) shall be a Permitted Transfer only if the transferee agrees in writing to be bound by the terms of this letter agreement.

[Signature Page Follows]

        Please confirm that the foregoing correctly states the understanding between the undersigned and you by signing and returning a counterpart hereof.

Very truly yours,
By:	/s/ NATHAN ZOMMER
NATHAN ZOMMER
SHARKZ L.P.
By:	/s/ NATHAN ZOMMER
	Name:	Nathan Zommer
	Title:	General Partner
THE NATHAN ZOMMER DYNASTY TRUST DATED JULY 17, 2006
By:	/s/ NATHAN ZOMMER
	Name:	Nathan Zommer
	Title:	Trustee
NATHAN ZOMMER TTEE FBO NATHAN ZOMMER TRUST U/A/D 04-08-2003
By:	/s/ NATHAN ZOMMER
	Name:	Nathan Zommer
	Title:	Trustee

[Signature Page to Support Agreement]

        Accepted and agreed as of the date set forth above.

LITTELFUSE, INC.
By:	/s/ RYAN K. STAFFORD
	Name:	Ryan K. Stafford
	Title:	Executive Vice President, Chief Legal and Human Resources Officer and Corporate Secretary

[Signature Page to Support Agreement]

Schedule I: Stockholder Address

c/o IXYS Corporation
1590 Buckeye Drive
Milpitas, CA 95035
Attn: Nathan Zommer

 Schedule II: Encumbrances

1.
Loan Agreement, dated as of March 8, 2006, as amended, by and among Citigroup Global Markets Inc. and Morgan Stanley Smith Barney LLC

Annex C

Needham & Company, LLC 445 Park Avenue, New York, NY 10022-4406 (212) 371-8300

August 25, 2017

Board of Directors
IXYS Corporation
1590 Buckeye Drive,
Milpitas, CA 95035

Gentlemen:

        We understand that Littelfuse, Inc. ("Parent"), IXYS Corporation (the "Company") and Iron Merger Co., Inc., a wholly-owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger (the "Merger Agreement") whereby, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company and the Company will become a wholly-owned subsidiary of Parent (the "Merger"). Pursuant to the proposed Merger Agreement, we understand that, at the Effective Time (as defined in the Merger Agreement), each issued and outstanding share of common stock, par value $0.01 per share, of the Company ("Company Common Stock"), other than Cancelled Shares and Dissenting Shares (each as defined in the Merger Agreement and collectively, "Excluded Shares"), will be converted into the right to receive, at the election of the holder thereof and subject to certain limitations and proration and election procedures set forth in the Merger Agreement as to which we express no view or opinion, either (A) $23.00 in cash (the "Cash Consideration") or (B) 0.1265 of a share (the "Stock Consideration") of common stock, par value $0.01 per share, of Parent ("Parent Common Stock"). The Cash Consideration or the Stock Consideration, as applicable, is referred to herein as the "Consideration." The terms and conditions of the Merger will be set forth more fully in the Merger Agreement.

        You have asked us to advise you as to the fairness, from a financial point of view, to the holders of Company Common Stock (other than holders of Excluded Shares) of the Consideration to be received by such holders pursuant to the Merger Agreement.

        For purposes of this opinion we have, among other things: (i) reviewed a draft of the Merger Agreement dated August 25, 2017; (ii) reviewed certain publicly available information concerning the Company and Parent and certain other relevant financial and operating data of the Company and Parent furnished to us by the Company and Parent; (iii) reviewed the historical stock prices and trading volumes of Company Common Stock and Parent Common Stock; (iv) held discussions with members of management of the Company and Parent concerning the current operations of and future business prospects for the Company and Parent and joint prospects for the combined companies, including the potential cost savings and other synergies that may be achieved by the combined companies; (v) reviewed certain financial forecasts with respect to the Company prepared by the management of the Company and held discussions with members of such management concerning those forecasts; (vi) reviewed certain research analyst projections with respect to Parent and held discussions with members of the management of Parent concerning those projections; (vii) compared certain publicly available financial data of companies whose securities are traded in the public markets and that we deemed generally relevant to similar data for the Company and Parent; (viii) reviewed the financial

Boston Office:    One Federal Street, Boston, MA 02110 (617) 457-0910
 California Offices:    3000 Sand Hill Road, Building 3, Menlo Park, CA 94025 (650) 854-9111
535 Mission Street, San Francisco, CA 94105 (415) 262-4860
 Chicago Office:    180 North LaSalle, Suite 3700, Chicago, IL 60601 (312) 981-0412

terms of certain business combinations that we deemed generally relevant; and (ix) reviewed such other financial studies and analyses and considered such other matters as we have deemed appropriate.

        In connection with our review and in arriving at our opinion, we have assumed and relied on the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us for purposes of this opinion and have neither attempted to verify independently nor assumed responsibility for verifying any of such information. We have assumed the accuracy of the representations and warranties contained in the Merger Agreement and all agreements related thereto. In addition, we have assumed, with your consent, that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 and that the Merger will be consummated upon the terms and subject to the conditions set forth in the draft Merger Agreement dated August 25, 2017 without waiver, modification or amendment of any material term, condition or agreement thereof and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Parent or the contemplated benefits of the Merger. With respect to the financial forecasts for the Company provided to us by the management of the Company, we have assumed, with your consent and based upon discussions with such management, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management, at the time of preparation, of the future operating and financial performance of the Company. We have relied, without independent verification, upon the estimates of management of the Company and Parent of the potential cost savings and other synergies, including the amount and timing thereof, that may be achieved as a result of the Merger. With respect to the research analyst projections for Parent, we have assumed, with your consent and based upon discussions with the management of Parent, that such projections represent reasonable estimates of the future financial performance of Parent. We express no opinion with respect to any of such forecasts (including such cost savings and other synergies), estimates or projections or the assumptions on which they were based.

        We have not assumed any responsibility for or made or obtained any independent evaluation, appraisal or physical inspection of the assets or liabilities of the Company, Parent or any of their respective subsidiaries nor have we evaluated the solvency or fair value of the Company, Parent or any of their respective subsidiaries under any state or federal laws relating to bankruptcy, insolvency or similar matters. Further, our opinion is based on economic, monetary and market conditions as they exist and can be evaluated as of the date hereof and we assume no responsibility to update or revise our opinion based upon circumstances and events occurring after the date hereof. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the holders of Company Common Stock (other than holders of Excluded Shares) of the Consideration to be received by such holders pursuant to the Merger Agreement and we express no opinion with respect to any other terms or aspects of the Merger, including, without limitation, the form or structure of the Merger, the form of the Consideration, the allocation of the Consideration as between holders of Company Common Stock who receive the Stock Consideration, the Cash Consideration or a combination thereof or the relative fairness of the Stock Consideration and the Cash Consideration. In addition, we express no opinion as to the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company, or as to the Company's underlying business decision to engage in the Merger or the relative merits of the Merger as compared to other business strategies that might be available to the Company. Furthermore, we express no opinion with respect to the amount or nature or any other aspect of any compensation payable to or to be received by any officers, directors or employees of any party to the Merger, or any class of such persons, relative to the Consideration to be received by the holders of Company Common Stock pursuant to the Merger Agreement or with respect to the fairness of any such compensation. Our opinion does not constitute a recommendation to any stockholder of the Company as to whether such stockholder should elect to receive Cash Consideration or Stock Consideration, or make no such election, or how such stockholder should vote or act on any matter relating to the Merger.

        We are not expressing any opinion as to the value of Parent Common Stock when issued pursuant to the Merger or the prices at which Company Common Stock or Parent Common Stock will actually trade at any time.

        We have been engaged by the Company as financial advisor in connection with the Merger and to render this opinion, and will receive fees for our services, a portion of which is payable upon rendering of this opinion, and a substantial portion of which is contingent on the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our role as financial advisor and out of the rendering of this opinion and to reimburse us for certain of our out-of-pocket expenses. In the past two years, we have not provided investment banking or financial advisory services to the Company unrelated to our current engagement with respect to the proposed Merger for which we have received or are entitled to receive compensation. We have not in the past two years provided investment banking or financial advisory services to Parent or Merger Sub for which we have received or are entitled to receive compensation. We may in the future provide investment banking and financial advisory services to the Company, Parent and their respective affiliates unrelated to the Merger, for which services we would expect to receive compensation. In the ordinary course of our business, we may actively trade the equity securities of the Company and Parent for our own account or for the accounts of customers or affiliates and, accordingly, may at any time hold a long or short position in such securities.

        This letter and the opinion expressed herein are provided at the request and for the information of the Board of Directors of the Company and may not be disclosed publicly, quoted or referred to or used for any other purpose without our prior written consent, except that this letter may be disclosed in connection with any proxy, information or solicitation/recommendation statement used in connection with the Merger provided that this letter is quoted in full in such proxy, information or solicitation/recommendation statement. This opinion has been approved by a fairness committee of Needham & Company, LLC.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Company Common Stock (other than holders of Excluded Shares) pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,
/s/ Needham & Company, LLC NEEDHAM & COMPANY, LLC

Annex D

General Corporation Law of the State of Delaware, Section 262

§ 262 Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Pacific Time, on January 11, 2018. Vote by Internet • Log on to the Internet and go to www.investorvote.com/IXYS • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + ForAgainst Abstain Proposals — The IXYS board of directors recommends a vote FOR Proposals 1, 2 and 3. For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of August 25, 2017, by and among IXYS Corporation, Littelfuse, Inc. and Iron Merger Co., Inc., as amended (referred to as the merger proposal). 2. To approve on an advisory (non-binding) basis the compensation that may be paid or become payable to the named executive officers of IXYS Corporation that is based on or otherwise relates to the merger (as such term is referred to in the proxy statement for the special meeting). 3. To approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the merger proposal. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the special meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signatory is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signatory is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 5 1 3 5 6 1 02PRAD MMMMMMMMM C B A Special Meeting Proxy Card X IMPORTANT SPECIAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — IXYS CORPORATION 1590 BUCKEYE DRIVE MILPITAS, CALIFORNIA 95035 SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 12, 2018 The undersigned hereby appoints Nathan Zommer and Uzi Sasson or either of them, and each as proxies of the undersigned, with the power of substitution, and hereby authorizes them to represent and to vote all shares of common stock of IXYS Corporation held of record by the undersigned on December 6, 2017 at the special meeting of stockholders (referred to as the special meeting) to be held at 9:00 a.m. (local time) on January 12, 2018 at 1590 Buckeye Drive, Milpitas, California 95035 and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. (Continued and to be marked, dated and signed, on the other side)